     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 18, 1994

                                                     REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                             ---------------------

                            MELLON BANK CORPORATION
             (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                            6712                             25-1233834
(State or other jurisdiction of            (Primary Standard                    (I.R.S. Employer
 incorporation or organization)        Industrial Classification              Identification No.)
                                              Code Number)

                             ONE MELLON BANK CENTER

                                500 GRANT STREET
                         PITTSBURGH, PENNSYLVANIA 15258
                                  412-234-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             JAMES M. GOCKLEY, ESQ.
                    ASSISTANT GENERAL COUNSEL AND SECRETARY
                            MELLON BANK CORPORATION
                             ONE MELLON BANK CENTER
                                500 GRANT STREET
                         PITTSBURGH, PENNSYLVANIA 15258
                                  412-234-5222
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   COPIES TO:

                ROBERT K. MORRIS, ESQ.                                 JOHN A. HEALY, ESQ.
               REED SMITH SHAW & MCCLAY                               STEVEN A. HOBBS, ESQ.
                   435 SIXTH AVENUE                                       ROGERS & WELLS
                 PITTSBURGH, PA 15230                                    200 PARK AVENUE
                                                                        NEW YORK, NY 10166

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE AND ALL OTHER CONDITIONS TO THE MERGER (THE "MERGER") OF AN INDIRECT WHOLLY OWNED SUBSIDIARY OF THE REGISTRANT WITH AND INTO THE DREYFUS CORPORATION PURSUANT TO THE MERGER AGREEMENT DESCRIBED IN THE ENCLOSED PROSPECTUS/ JOINT PROXY STATEMENT HAVE BEEN SATISFIED OR WAIVED.
                             ---------------------
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

                                                                     PROPOSED         PROPOSED
                                                                      MAXIMUM          MAXIMUM         AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
                TO BE REGISTERED                  REGISTERED(1)     PER UNIT(2)   OFFERING PRICE(2)      FEE(3)
- --------------------------------------------------------------------------------------------------------------------
Common Stock
  ($0.50 par value)(4)..........................   32,750,000      $55.657629      $1,822,787,350       $628,547
- --------------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------------

(1) The number of shares to be registered is based upon the number of shares of common stock, par value $.10 per share, ("Dreyfus Common Stock") of The Dreyfus Corporation ("Dreyfus") presently outstanding and subject to outstanding vested stock options multiplied by the exchange ratio of 0.88017 shares of the Registrant's Common Stock for each share of Dreyfus Common Stock.

(2) The registration fee was computed pursuant to Rule 457(f) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Dreyfus Common Stock, as reported by the New York Stock Exchange on July 14, 1994.

(3) In accordance with Rule 457(b), the total registration fee of $628,547 has been reduced by $361,913.00 which was paid on April 25, 1994, at the time of the filing under the Securities Exchange Act of 1934, as amended, of preliminary copies of the Registrant's and Dreyfus' proxy materials included herein. Therefore, the registration fee payable upon filing of this Registration Statement is $266,634.

(4) Includes preferred stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.
                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            MELLON BANK CORPORATION
                             CROSS-REFERENCE SHEET

 ITEM                                                         CAPTION OR LOCATION
 NO.               FORM S-4 CAPTION                              IN PROSPECTUS
- ------------------------------------------------   ------------------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....  Outside front cover page of
                                                   Prospectus/Joint
                                                   Proxy Statement
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................  Inside front cover page of
                                                   Prospectus/Joint
                                                   Proxy Statement; Available Information;
                                                   Incorporation of Certain Documents by
                                                   Reference; Table of Contents
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..............  Summary; Selected Financial Data; Mellon
                                                   Bank Corporation and Subsidiaries Consolidated
                                                   Selected Historical Financial Data; The
                                                   Dreyfus Corporation and Subsidiaries
                                                   Consolidated Selected Historical Financial
                                                   Data; Mellon Bank Corporation and
                                                   Subsidiaries and The Dreyfus Corporation
                                                   and Subsidiaries Pro Forma Combined
                                                   Selected Financial Data (Unaudited);
                                                   Unaudited Comparative Per Share Book
                                                   Value, Market Value, Cash Dividend and
                                                   Earnings Data; Comparative Per Common
                                                   Share Data (Unaudited); Selected Financial
                                                   Ratios (Unaudited)
  4.  Terms of the Transaction...................  Summary; Background of and Reasons for the
                                                   Merger; The Merger; Comparison of
                                                   Shareholders' Rights
  5.  Pro Forma Financial Information............  Summary; Selected Financial Data;
                                                   Unaudited Comparative Per Share Book Value,
                                                   Market Value, Cash Dividend and Earnings Data;
                                                   Comparative Per Common Share Data
                                                   (Unaudited); Selected Financial Ratios
                                                   (Unaudited); Unaudited Pro Forma
                                                   Condensed Combined Financial Statements;
                                                   Notes to Unaudited Pro Forma Condensed
                                                   Combined Financial Statements
  6.  Material Contacts with the Company Being
      Acquired...................................  Summary; Background of and Reasons for
                                                   the Merger
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed
      to be Underwriters.........................  Not Applicable
  8.  Interests of Named Experts and Counsel.....  Legal Opinions
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................  Not Applicable
 10.  Information with Respect to S-3
      Registrants................................  Available Information; Incorporation of Certain
                                                   Documents by Reference; The Companies--
                                                   Mellon; Certain Regulatory Considerations

 ITEM                                                         CAPTION OR LOCATION
 NO.               FORM S-4 CAPTION                              IN PROSPECTUS
- ------------------------------------------------   ------------------------------------------
 11.  Incorporation of Certain Information by
      Reference.................................   Incorporation of Certain Documents by
                                                   Reference
 12.  Information with Respect to S-2 or S-3
      Registrants...............................   Not Applicable
 13.  Incorporation of Certain Information by
      Reference.................................   Not Applicable
 14.  Information with Respect to Registrants
      Other than S-2 or S-3 Registrants.........   Not Applicable
 15.  Information with Respect to S-3
      Companies.................................   Available Information; Incorporation of
                                                   Certain Documents by Reference; The
                                                   Companies--Dreyfus
 16.  Information with Respect to S-2 or S-3
      Companies.................................   Not Applicable
 17.  Information with Respect to Companies
      Other than S-2 or S-3 Companies...........   Not Applicable
 18.  Information if Proxies, Consents, or
      Authorizations are to be Solicited........   Incorporation of Certain Documents by
                                                   Reference; Summary; The Dreyfus Meeting;
                                                   The Mellon Meeting; The Merger; Dissenters'
                                                   Rights; Proxy Solicitation Expenses
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited,
      or in an Exchange Offer...................   Not Applicable

(LOGO)                                               Mellon Bank Corporation
                                                     One Mellon Bank Corporation
MELLON BANK CORPORATION                              Pittsburgh, PA 15258-0001

                                                                   July 19, 1994

Dear Shareholder:

     You are cordially invited to attend a Special Meeting (the "Meeting") of Shareholders of Mellon Bank Corporation ("Mellon") on Tuesday, August 23, 1994, at 11:00 a.m., local time, to be held in the 10th Floor Auditorium of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania.

     At the Meeting, Mellon shareholders will be asked to approve an Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 (the "Merger Agreement") pursuant to which a wholly owned subsidiary of Mellon Bank, N.A. ("Mellon Bank") will be merged with and into The Dreyfus Corporation ("Dreyfus"), and Dreyfus will become a wholly owned subsidiary of Mellon Bank and an indirect wholly owned subsidiary of Mellon. Under the Merger Agreement, each outstanding share of Dreyfus common stock will be converted into 0.88017 shares of Mellon common stock. Details concerning the proposed merger (the "Merger") are set forth in the accompanying Prospectus/Joint Proxy Statement, which you should read carefully.

     This partnership with one of the great names in mutual funds continues Mellon's evolution into a full-service financial services company with a bank as its core. The Merger represents a significant enhancement of Mellon's proprietary and administrative mutual fund business, strengthens Mellon's balance between lending and nonlending businesses, and greatly enhances growth prospects going forward. The Merger is a meaningful step in Mellon's ongoing effort to build the financial institution of the future.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT, WHICH WILL CONSTITUTE APPROVAL OF THE ISSUANCE OF MELLON COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

     All shareholders are invited to attend the Meeting in person. The affirmative vote of a majority of the votes cast by holders of shares of Mellon common stock and Series D Junior Preferred Stock, voting together as one class, will be necessary to approve the Merger Agreement, which will constitute approval of the issuance of Mellon common stock in the Merger.

     It is important that your shares be represented at the Meeting. Whether or not you plan to attend, we hope that you will complete, sign, date and return your Proxy promptly in the enclosed envelope. This will not limit your right to vote in person or to attend the Meeting. If no specification is made on the Proxy, the Proxy will be voted in favor of approval of the Merger Agreement.

     We have authorized Mellon's proxy solicitor, D. F. King & Co., Inc., to answer questions and provide assistance for Mellon shareholders. Please feel free to call D. F. King & Co., Inc. at 1-800-769-7666.

Sincerely,

Frank V. Cahouet
Chairman, President
and Chief Executive Officer

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

RESERVATION FORM FOR MELLON BANK CORPORATION SPECIAL MEETING OF SHAREHOLDERS

Admission cards will be forwarded to shareholders whose reservation forms are received by August 9, 1994. All other admission cards will be provided at the check-in desk at the meeting.

I expect to attend the Special Meeting at 11:00 A.M., on August 23, 1994 in Pittsburgh, PA.

                                        Name
                                        ........................................

                                                        (Please Print)

                                        Address
                                        ........................................

                                                         (Please Print)

                                        ........................................

        (PLEASE COMPLETE AND RETURN IN THE ENCLOSED ENVELOPE IF YOU PLAN
                         TO ATTEND THE SPECIAL MEETING)

                            MELLON BANK CORPORATION

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders:

     A Special Meeting of Shareholders of Mellon Bank Corporation (including any adjournments or postponements thereof, (the "Meeting")) will be held on Tuesday, August 23, 1994 at 11:00 a.m., local time, in the 10th Floor Auditorium of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, for the purpose of: (1) voting on a proposal to approve an Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 (the "Merger Agreement"), by and among The Dreyfus Corporation ("Dreyfus"), Mellon Bank Corporation ("Mellon"), Mellon Bank, N.A. ("Mellon Bank"), and XYZ Sub Corporation, a wholly owned subsidiary of Mellon Bank ("Merger Subsidiary"), pursuant to which Merger Subsidiary would be merged with and into Dreyfus, and Dreyfus would become a wholly owned subsidiary of Mellon Bank and an indirect wholly owned subsidiary of Mellon (the "Merger"); and (2) transacting such other business as may properly come before the Meeting. Approval of the Merger Agreement will constitute approval of the issuance of shares of Mellon common stock pursuant to the Merger Agreement.

     The Board of Directors has fixed the close of business on Tuesday, July 19, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting.

     The accompanying Prospectus/Joint Proxy Statement contains more detailed information with respect to the matters to be considered at the Meeting, including, attached as Appendix I, the Merger Agreement.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                                               By Order of the Board of
                                               Directors,

                                               James M. Gockley
                                               Secretary

July 19, 1994

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                    (LOGO)
                                 THE DREYFUS
                                 CORPORATION

                                JULY 19, 1994

HOWARD STEIN                                                     200 Park Avenue
Chairman of the Board and                               New York, New York 10166
  Chief Executive Officer                                  Phone: (212) 922-6000

Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders of The Dreyfus Corporation ("Dreyfus") to be held at the New York Marriott Marquis, 1535 Broadway (between 45th and 46th Streets), Westside South Center, 5th Floor, New York, New York on Tuesday, August 23, 1994. The Meeting will begin at 11:00 a.m., local time. At the Meeting, you will be asked to adopt the Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 (the "Merger Agreement") by and among Mellon Bank Corporation, Mellon Bank, N.A., XYZ Sub Corporation, a wholly owned subsidiary of Mellon Bank, N.A., and Dreyfus. By virtue of the merger, each outstanding share of Dreyfus common stock will be converted into 0.88017 shares of Mellon Bank Corporation common stock.

     This merger is an important step toward your company's long-term strategic goal of becoming a more comprehensive, innovative and effective provider of financial products and services, and thereby a more profitable and valuable company. Upon completion of the merger, Dreyfus will become a wholly owned subsidiary of Mellon Bank, N.A., which is a wholly owned subsidiary of Mellon Bank Corporation.

     The special combination of banking and financial services which this merger represents establishes a significant milestone for investors and savers and the facility and breadth with which their respective financial needs can be more promptly and effectively satisfied. More particularly,

     - The combined company will build upon Dreyfus' long standing reputation as a leader in mutual funds.

     - The merger is intended to provide opportunities for the combined company to offer a greater variety of financial products and services to a more extensive and diversified client base, encouraging the combined company's clients to participate in the many investment opportunities presented now and in the future, thereby strengthening the market position and long-term stockholder value of the combined company.

     - We expect that the combined company's support, administrative and processing systems will enhance efficiency and promote flexibility, achieving both cost savings and greater latitude in the creation of new products.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DREYFUS AND THE DREYFUS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

     Further details regarding the merger are set forth in the accompanying materials. For the merger to become effective, the proposal must have the support of two-thirds of the issued and outstanding shares of Dreyfus common stock, and your vote is important no matter how many shares you hold. An abstention or failure to vote will have the same effect as a vote against the merger.

     We have authorized Dreyfus' proxy solicitor, D. F. King & Co., Inc., to answer questions and provide assistance for Dreyfus stockholders. Please feel free to call D. F. King & Co., Inc. at 1-800-769-7666.

      Thank you.
                                               Sincerely,

                                               Howard Stein

                            THE DREYFUS CORPORATION

                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                AUGUST 23, 1994

                               ------------------

TO THE STOCKHOLDERS OF
  THE DREYFUS CORPORATION:

     A Special Meeting of Stockholders of The Dreyfus Corporation ("Dreyfus") will be held at the New York Marriott Marquis, 1535 Broadway (between 45th and 46th Streets), Westside South Center, 5th Floor, New York, New York, on Tuesday, August 23, 1994 at 11:00 a.m., local time, for the following purposes:

     1. The voting on the adoption of the Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 (the "Merger Agreement") by and among Mellon Bank Corporation, Mellon Bank, N.A., XYZ Sub Corporation, a wholly owned subsidiary of Mellon Bank, N.A. ("Merger Subsidiary"), and Dreyfus, providing for the merger of Merger Subsidiary with and into Dreyfus, as described in the accompanying Prospectus/Joint Proxy Statement; and

     2. The transaction of such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

     Only stockholders of record at the close of business on Tuesday, July 19, 1994 will be entitled to receive notice of and to vote at the meeting.

     The accompanying document constitutes the Prospectus/Joint Proxy Statement of Dreyfus and Mellon Bank Corporation for their respective special meetings of stockholders. A copy of the Merger Agreement is attached as Appendix I to the Prospectus/Joint Proxy Statement.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER.

                                               By Order of the Board of
                                               Directors,

                                               Mark N. Jacobs
                                               Secretary
New York, New York
July 19, 1994

                             JOINT PROXY STATEMENT

              MELLON BANK CORPORATION AND THE DREYFUS CORPORATION

                        SPECIAL MEETINGS OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 23, 1994

                                   PROSPECTUS

                            MELLON BANK CORPORATION
                            UP TO 32,750,000 SHARES
                                  COMMON STOCK
                           (PAR VALUE $.50 PER SHARE)

    This Prospectus/Joint Proxy Statement is being furnished to holders of common stock, par value $.10 per share ("Dreyfus Common Stock"), of The Dreyfus Corporation, a New York corporation ("Dreyfus"), in connection with the solicitation of proxies by the Board of Directors of Dreyfus (the "Dreyfus Board") for use at a Special Meeting of Stockholders of Dreyfus to be held at 11:00 a.m. on Tuesday, August 23, 1994 at the New York Marriott Marquis, 1535 Broadway (between 45th and 46th Streets), Westside South Center, 5th Floor, New York, New York, and at any adjournments or postponements thereof (the "Dreyfus Meeting"). This Prospectus/Joint Proxy Statement is also being furnished to holders of common stock, par value $0.50 per share ("Mellon Common Stock"), and Series D Junior Preferred Stock, par value $1.00 per share ("Series D Stock"), of Mellon Bank Corporation, a Pennsylvania corporation ("Mellon"), in connection with the solicitation of proxies by the Board of Directors of Mellon (the "Mellon Board") for use at a Special Meeting of Shareholders of Mellon to be held at 11:00 a.m. on Tuesday, August 23, 1994 in the 10th Floor Auditorium of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania, and at any adjournments or postponements thereof (the "Mellon Meeting"). At the Dreyfus Meeting, the holders of Dreyfus Common Stock will consider and vote upon a proposal to adopt an Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 (the "Merger Agreement") by and among Dreyfus, Mellon, Mellon Bank, N.A. ("Mellon Bank") and XYZ Sub Corporation, a wholly owned subsidiary of Mellon Bank ("Merger Subsidiary"), pursuant to which Merger Subsidiary will merge with and into Dreyfus and Dreyfus will become a wholly owned subsidiary of Mellon Bank (the "Merger"). Mellon Bank is a wholly owned subsidiary of Mellon. As a result of the Merger, each share of Dreyfus Common Stock issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive
0.88017 shares of Mellon Common Stock (the "Exchange Ratio"). At the Mellon Meeting, the holders of Mellon Common Stock and Series D Stock will consider and vote upon a proposal to approve the Merger Agreement; such approval of the Merger Agreement will constitute approval of the issuance of the shares of Mellon Common Stock (the "Merger Shares") to be issued pursuant to the Merger Agreement.

    This Prospectus/Joint Proxy Statement also constitutes a prospectus of Mellon with respect to the Merger Shares.

    The outstanding shares of Mellon Common Stock are, and the Merger Shares offered hereby will be, listed on the New York Stock Exchange (the "NYSE"). The last reported sale price of Mellon Common Stock reported on the NYSE on July 19,
1994 was $    per share.

    This Prospectus/Joint Proxy Statement and the accompanying proxy cards are first being mailed to shareholders of Dreyfus and Mellon on or about July 21, 1994.
                               ------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------
    THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                               ------------------

      The date of this Prospectus/Joint Proxy Statement is July 19, 1994.

                             AVAILABLE INFORMATION

     Each of Dreyfus and Mellon is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Mellon has filed with the SEC a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Merger Shares. The Registration Statement and the exhibits thereto, as well as the reports, proxy statements and other information filed with the SEC by each of Dreyfus and Mellon under the Exchange Act, may be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and at the regional offices of the SEC located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, DC 20549. The Mellon Common Stock is listed on the NYSE and all materials filed by Mellon will be available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005. The Dreyfus Common Stock is listed on the NYSE and The Pacific Stock Exchange Incorporated (the "Pacific Stock Exchange"), and such reports and other information concerning Dreyfus also can be inspected at the offices of the NYSE noted above or at the offices of the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     Statements contained herein or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document incorporated herein by reference. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, all of which were previously filed with the SEC by Dreyfus pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

          (1) Dreyfus' Annual Report on Form 10-K for the year ended December 31, 1993; and

          (2) Dreyfus' Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     The following documents, all of which were previously filed with the SEC by Mellon pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

          (1) Mellon's Annual Report on Form 10-K, as amended, for the year ended December 31, 1993;

          (2) Mellon's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994;

          (3) Mellon's Current Reports on Form 8-K dated January 5, 1994, January 13, 1994, April 19, 1994 and July 15, 1994, Amendment No. 2 on Form 8, dated February 24, 1993, to Current Report on Form 8-K dated September 14, 1992 and Current Report on Form 8-K/A dated as of September 14, 1992 and filed May 17, 1993;

          (4) The description of Mellon Common Stock set forth in Mellon's Registration Statement on Form 8-A dated June 10, 1981, including all reports updating such description; and

          (5) The description of the rights set forth in Mellon's Registration Statement on Form 8-A dated August 15, 1989, including all reports updating such description.

     The information relating to Dreyfus and Mellon contained in this Prospectus/Joint Proxy Statement does not purport to be comprehensive and should be read together with the information in the documents incorporated by reference herein.

     All documents filed by Dreyfus and Mellon, respectively, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus/Joint Proxy Statement and prior to the date of the Dreyfus

Meeting and the Mellon Meeting shall be deemed to be incorporated by reference in this Prospectus/Joint Proxy Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Joint Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Joint Proxy Statement.

     THIS PROSPECTUS/JOINT PROXY STATEMENT INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN THIS PROSPECTUS/JOINT PROXY STATEMENT) ARE AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS/JOINT PROXY STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED, IN THE CASE OF DREYFUS DOCUMENTS, TO THE DREYFUS CORPORATION, 200 PARK AVENUE, NEW YORK, NEW YORK 10166, ATTENTION: SECRETARY, TELEPHONE: (212) 922-6000, AND, IN THE CASE OF MELLON DOCUMENTS, TO MELLON BANK CORPORATION, ROOM 1820, ONE MELLON BANK CENTER, 500 GRANT STREET, PITTSBURGH, PENNSYLVANIA 15258, ATTENTION: SECRETARY,
TELEPHONE: (412) 234-5000. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY FIVE BUSINESS DAYS BEFORE THE DATE OF THE MELLON MEETING OR DREYFUS MEETING, RESPECTIVELY.

     No person is authorized to give any information or to make any representation not contained in the Prospectus/Joint Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized by Dreyfus or Mellon. This Prospectus/Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus/Joint Proxy Statement, or the solicitation of a proxy, in any jurisdiction in which it is unlawful to make such an offer, solicitation of an offer, or proxy solicitation. Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities offered pursuant to this Prospectus/Joint Proxy Statement shall, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Dreyfus or Mellon or any of their respective subsidiaries since the date of this Prospectus/Joint Proxy Statement or that the information herein is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS

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
SUMMARY..............................................................................       8
  Introduction.......................................................................       8
  The Companies......................................................................       8
     Dreyfus.........................................................................       8
     Mellon..........................................................................       8
  Reasons for the Merger.............................................................       9
  Recommendations of the Boards of Directors.........................................       9
     Dreyfus.........................................................................       9
     Mellon..........................................................................      10
  Opinions of Financial Advisers.....................................................      10
  Interests of Certain Persons in the Merger.........................................      10
  Terms of the Merger................................................................      11
     General.........................................................................      11
     Conversion of Dreyfus Common Stock..............................................      11
     Conditions to the Merger........................................................      11
     No Solicitations................................................................      12
     Right of the Dreyfus Board to Withdraw Recommendation...........................      12
     Termination.....................................................................      12
     Waiver and Amendment; Revisions to Transaction..................................      13
  Divestitures.......................................................................      13
  Certain Federal Income Tax Consequences of the Merger..............................      13
  Accounting Treatment of the Merger.................................................      13
  NYSE Listing.......................................................................      14
  Dissenters' Rights.................................................................      14
  Securities Issued in the Merger....................................................      14
  The Dreyfus Meeting and the Mellon Meeting.........................................      15
     Dates, Times and Places.........................................................      15
     Purposes of Meetings............................................................      15
     Shares Outstanding and Entitled to Vote; Record Dates...........................      15
     Votes Required..................................................................      15
Market Prices of Mellon Common Stock and Dreyfus Common Stock; Cash Dividends........      17
Selected Financial Data..............................................................      18
Mellon Bank Corporation and Subsidiaries Consolidated Selected Historical Financial
  Data...............................................................................      19
The Dreyfus Corporation and Subsidiaries Consolidated Selected Historical Financial
  Data...............................................................................      22
Mellon Bank Corporation and Subsidiaries and The Dreyfus Corporation and Subsidiaries
  Pro Forma Combined Selected Financial Data (Unaudited).............................      23
Unaudited Comparative Per Share Book Value, Market Value, Cash Dividend and
  Earnings Data......................................................................      24
Comparative Per Common Share Data (Unaudited)........................................      25
Selected Financial Ratios (Unaudited)................................................      26
Mellon Bank Corporation and Subsidiaries, The Boston Company, Inc. and Subsidiaries
  and
  The Dreyfus Corporation and Subsidiaries Pro Forma Combined Selected Financial Data
  (Unaudited)........................................................................      27
INTRODUCTION.........................................................................      28
THE COMPANIES........................................................................      28
  Dreyfus............................................................................      28
  Mellon.............................................................................      28
THE DREYFUS MEETING..................................................................      29
  Date, Time and Place...............................................................      29
  Purpose of Meeting.................................................................      29

                                                                                        PAGE
                                                                                        -----
  Shares Outstanding and Entitled to Vote; Record Date...............................      29
  Vote Required......................................................................      29
  Voting; Solicitation and Revocation of Proxies.....................................      29
  Independent Public Accountants.....................................................      30
THE MELLON MEETING...................................................................      30
  Date, Time and Place...............................................................      30
  Purpose of Meeting.................................................................      30
  Shares Outstanding and Entitled to Vote; Record Date...............................      30
  Vote Required......................................................................      30
  Voting; Solicitation and Revocation of Proxies.....................................      31
  Independent Public Accountants.....................................................      31
BACKGROUND OF AND REASONS FOR THE MERGER.............................................      31
  Background of the Merger...........................................................      31
  Reasons for the Merger--General....................................................      34
  Reasons for the Merger--Dreyfus; Recommendation of Dreyfus Board...................      35
  Opinions of Dreyfus Financial Advisers.............................................      36
     Lazard Opinions.................................................................      36
     Salomon Brothers Opinions.......................................................      40
  Reasons for the Merger--Mellon; Recommendation of Mellon Board.....................      45
  Opinions of Mellon Financial Adviser...............................................      45
THE MERGER...........................................................................      49
  General............................................................................      49
  Conversion of Dreyfus Common Stock; Effect on Mellon Shareholders..................      50
     Conversion of Dreyfus Common Stock..............................................      50
     Effect on Mellon Shareholders...................................................      50
     No Fractional Shares of Mellon Common Stock to be Issued........................      50
     Dissenters' Rights..............................................................      50
  Procedure for Exchange of Certificates.............................................      50
     Manner of Exchange..............................................................      50
     Rights of Holders of Dreyfus Stock Certificates Prior to Surrender..............      51
     Lost, Stolen or Destroyed Certificates..........................................      51
  Conduct of Business Pending the Merger.............................................      51
     Dreyfus.........................................................................      51
     Mellon..........................................................................      53
  No Solicitations...................................................................      53
  Best Efforts to Consummate the Merger..............................................      54
  Conditions to the Merger...........................................................      54
  Regulatory Requirements............................................................      57
  Interests of Certain Persons in the Merger.........................................      60
     Indemnification.................................................................      60
     Officers' and Directors' Liability Insurance....................................      60
     Voting Agreements...............................................................      60
     Employee Benefits...............................................................      60

                                                                                        PAGE
                                                                                        -----
  Certain Agreements Relating to Conduct of Business After the Merger................      61
  Effects of the Merger on Dreyfus Employee Benefits.................................      61
     Benefits--In General............................................................      61
     Dreyfus Pension Plan............................................................      62
     Dreyfus Profit-Sharing Plan.....................................................      62
     Dreyfus Deferred Compensation Plan..............................................      62
     Salaries; Severance.............................................................      63
     Certain Bonus, Incentive and Performance Plans..................................      63
     Dreyfus 1982 ISO, Dreyfus 1989 Option Plan, Dreyfus Optional Incentive Payment
      Plan...........................................................................      63
     Supplemental Retirement Benefits................................................      64
     Retention Program...............................................................      64
     Dreyfus Contingent Benefit Plan.................................................      65
  Right of the Dreyfus Board to Withdraw its Recommendation..........................      66
  Termination of the Merger Agreement; Fee...........................................      66
     Termination.....................................................................      66
     Fee.............................................................................      67
  Waiver and Amendment; Revisions to Transaction.....................................      68
  Effective Time.....................................................................      69
  NYSE Listing of Mellon Common Stock................................................      69
  Delisting and Deregistration of Dreyfus Common Stock...............................      69
  Certain Federal Income Tax Consequences of the Merger..............................      69
     Cash Received in Lieu of Fractional Shares......................................      69
     Cash Received by Stockholders Who Exercise Dissenters' Rights...................      70
  Accounting Treatment of the Merger.................................................      70
  Resales by Affiliates of Mellon Common Stock Received in the Merger................      70
DISSENTERS' RIGHTS...................................................................      71
  Dreyfus Stockholders...............................................................      71
  Mellon Shareholders................................................................      73
COMPARISON OF SHAREHOLDERS' RIGHTS...................................................      73
  Charter Amendments.................................................................      74
  Directors..........................................................................      74
  Removal of Directors...............................................................      75
  Newly Created Directorships and Vacancies..........................................      75
  Cumulative Voting..................................................................      76
  Limitation on Directors' Liability.................................................      76
  Indemnification....................................................................      76
  Shareholder Vote Required for Certain Transactions.................................      77
  Special Meeting of Shareholders; Shareholder Action by Written Consent.............      77
  Business Combinations Following a Change in Control................................      78
  Director Considerations............................................................      79
  Dissenters' Rights.................................................................      79
  Dividends..........................................................................      80
  Stock Repurchases..................................................................      80
  Conversion of Shares in a Merger...................................................      80
  Interested Transactions............................................................      80
  Corporate Records, Shareholder Inspection..........................................      81
  Warrants or Options................................................................      81
  Preemptive Rights..................................................................      82
  Mellon Shareholder Protection Rights Plan..........................................      82

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                                                                                        -----
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..........................      83
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.................      92
CERTAIN REGULATORY CONSIDERATIONS....................................................      93
  FDICIA.............................................................................      94
  Capital............................................................................      95
  FDIC Insurance Assessments.........................................................      96
CERTAIN LEGAL PROCEEDINGS............................................................      96
  Class Actions......................................................................      96
  Application Filed with SEC.........................................................      97
LEGAL OPINIONS.......................................................................      98
EXPERTS..............................................................................      98
PROXY SOLICITATION EXPENSES..........................................................      98
SHAREHOLDER PROPOSALS................................................................      99
APPENDICES
  I.   Amended and Restated Agreement and Plan of Merger.............................     I-1
  II.  Opinion of Lazard Freres & Co.................................................    II-1
  III. Opinion of Salomon Brothers Inc...............................................   III-1
  IV.  Opinion of Goldman, Sachs & Co................................................    IV-1
  V.   New York Dissenters' Rights Statute...........................................     V-1

                                    SUMMARY

     The following discussion is intended to summarize certain information contained elsewhere in this Prospectus/Joint Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement, the appendices hereto and the documents referred to and incorporated herein.

INTRODUCTION

     The Dreyfus Board and Mellon Board have each unanimously adopted and approved the Merger Agreement, pursuant to which Merger Subsidiary will be merged with and into Dreyfus if the shareholders of both Dreyfus and Mellon adopt and approve the Merger Agreement by the requisite shareholder votes, certain regulatory approvals are received and certain other conditions are satisfied. Dreyfus will be the surviving corporation in the Merger and will be a wholly owned subsidiary of Mellon Bank, which is a wholly owned subsidiary of Mellon. As a result of the Merger, each share of Dreyfus Common Stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters' rights are properly exercised) will be converted into the right to receive 0.88017 shares of Mellon Common Stock, with holders receiving cash in lieu of fractional shares of Mellon Common Stock. Approval of the Merger Agreement by the shareholders of Mellon will also constitute approval of the issuance of shares of Mellon Common Stock pursuant to the Merger Agreement. Based upon the closing sales price for Mellon Common Stock on the New York Stock Exchange on December 3, 1993 (the last business day before the first public announcement of the Merger on December 6, 1993), the value of the Mellon Common Stock to be received for each outstanding share of Dreyfus Common Stock in the Merger is $50.50. Based upon the closing sales price for Mellon Common Stock on the New York Stock Exchange on July 19, 1994, the value of Mellon Common Stock to be received for each outstanding share of Dreyfus Common Stock in the Merger
is $     .

THE COMPANIES

     Dreyfus. Dreyfus is one of the nation's oldest and largest mutual fund management companies. Based upon assets under management at December 31, 1993, Dreyfus is the sixth largest mutual fund organization in the United States, the second largest manager of tax-exempt bond funds, the third largest manager of tax-exempt money market funds and the third largest manager of taxable money market funds. As of December 31, 1993, Dreyfus managed, advised or administered assets totaling approximately $77.6 billion. As of December 31, 1993, Dreyfus managed, administered or advised 136 different mutual fund portfolios, including money market funds (taxable and tax-exempt), tax-exempt bond funds, equity funds and taxable fixed income funds, with approximately 1.9 million shareholder accounts. Dreyfus also owns a Federal savings bank and a New York trust company. The mailing address and telephone number of Dreyfus' principal executive offices are 200 Park Avenue, New York, New York 10166, (212) 922-6000. See "The Companies-- Dreyfus."

     Mellon. Mellon is a multibank holding company incorporated under the laws of Pennsylvania and registered under the Federal Bank Holding Company Act of 1956, as amended. At December 31, 1993, it was the 23rd largest bank holding company in the United States in terms of assets. Through its subsidiaries, Mellon provides a broad array of financial products and services to individuals and small businesses in the Central Atlantic states of Pennsylvania, Delaware and Maryland; to mid-sized companies throughout the Central Atlantic region; and to large corporate and institutional customers throughout the United States and in select international markets. As of December 31, 1993, Mellon on a consolidated basis had total assets of approximately $36.1 billion, loans net of the reserve for credit losses of approximately $23.9 billion and total shareholders' equity of approximately $3.3 billion. The mailing address and telephone number of Mellon's principal executive offices are One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, (412) 234-5000. See "The Companies--Mellon."

REASONS FOR THE MERGER

     The merger of Mellon and Dreyfus will create one of the nation's largest financial services companies, capable of delivering a wide range of financial products and services. The combined company will become the nation's second largest investment advisory firm with over $210 billion of assets under management and over $825 billion of assets under custody or administration.

     Through the combination of the existing products and services, delivery systems, customer bases, technological expertise and investment management skills of each organization, the combined Mellon/Dreyfus entity will be uniquely positioned among its competitors in the financial services industry with the financial, marketing and investment management capabilities to further develop and expand long-term customer relationships. The Merger should permit each company to diversify beyond its current markets and current strengths in the financial products and services it now offers by expanding the marketing of such products and services into the customer bases currently served by the other. Based upon the actual results of operations for the first quarter of 1994 and the March 31, 1994 balance sheets of Mellon and Dreyfus, Dreyfus would have contributed approximately 2% of the initial combined assets, approximately 20% of the initial combined total shareholders' equity, approximately 12% of the combined net interest and noninterest revenues and approximately 16% of the combined net income on a pro forma basis giving effect to the Merger. Based on the Exchange Ratio and the number of shares of Dreyfus Common Stock and Mellon Common Stock outstanding on December 3, 1993, Dreyfus stockholders would receive approximately 33% ownership of the combined company after the Merger. See "Unaudited Pro Forma Condensed Combined Financial Statements."

     Mellon and Dreyfus believe that going forward the synergies created by their respective businesses will provide the combined entity with opportunities to achieve expense savings, cost reductions and operating efficiencies as well as greater latitude in the creation, development, marketing and delivery of current and future products and services. Mellon currently anticipates that the pre-tax benefit of these savings, cost reductions and operating efficiencies will be approximately $30 million in the first four full fiscal quarters following the Merger and approximately $60 million per year thereafter when compared with the 1993 level of annual combined expenses of Mellon and Dreyfus. These anticipated benefits are expected by Mellon to be partially offset by normal expense growth that will occur in support of anticipated revenue growth. The above benefits are expected to be realized by the realization of economies of scale and the elimination of duplicative support services and functions from both organizations, the consolidation of certain back-office and data processing operations and in other ways. The savings described above are expected by Mellon to include a certain amount of expense savings resulting from volume discounts realized from the combined buying power of the larger combined organization. While management of the combined entity will be continually evaluating the merged operations and identifying areas for consolidation and expense savings, there can be no guarantee that these efforts will be successful or will be completed within the periods currently anticipated. See "Background of and Reasons for the Merger--Reasons for the Merger--General" for additional details regarding expected expense savings.

     Finally, the Merger is also expected to diversify Mellon's revenue base by bringing fee-based revenues to approximately one-half of Mellon's total revenue stream, thereby strengthening the long-term shareholder value of the combined company. A balanced source of revenues and sustainable high quality earnings are key elements of Mellon's strategic plan to strengthen long-term shareholder value.

     See "Background of and Reasons for the Merger--Reasons for the Merger--General."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     DREYFUS. THE DREYFUS BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DREYFUS AND THE DREYFUS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. For a discussion of the factors considered by the Dreyfus Board in reaching its decision, see "Reasons for the Merger--Dreyfus; Recommendation of Dreyfus Board."

     Mellon. THE MELLON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF MELLON COMMON STOCK PURSUANT THERETO AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MELLON AND THE MELLON SHAREHOLDERS AND RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE ISSUANCE OF THE MERGER SHARES PURSUANT THERETO. For a discussion of the factors considered by the Mellon Board in reaching its decision, see "Reasons for the Merger--Mellon; Recommendation of Mellon Board."

OPINIONS OF FINANCIAL ADVISERS

     Lazard Freres & Co. ("Lazard") and Salomon Brothers Inc ("Salomon Brothers") have each delivered their written opinions to the Dreyfus Board to the effect that, as of the date of the Merger Agreement and as of the date of this Prospectus/Joint Proxy Statement, the Exchange Ratio is fair, from a financial point of view, to the holders of Dreyfus Common Stock. COPIES OF THE OPINIONS OF LAZARD AND SALOMON BROTHERS DATED AS OF THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT ARE ATTACHED HERETO AS APPENDICES II AND III, RESPECTIVELY. THE OPINIONS SHOULD BE READ IN THEIR ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LAZARD AND SALOMON BROTHERS, RESPECTIVELY.

     Goldman, Sachs & Co. ("Goldman Sachs") has delivered its written opinions to the Mellon Board to the effect that, as of the date of the Merger Agreement and as of the date of this Prospectus/Joint Proxy Statement, the Exchange Ratio is fair to Mellon. A COPY OF THE OPINION OF GOLDMAN SACHS AS OF THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT IS ATTACHED HERETO AS APPENDIX IV. THE OPINION SHOULD BE READ IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED, AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY GOLDMAN SACHS.

     See also "Background Of And Reasons For The Merger--Opinions of Dreyfus Financial Advisers;-- Opinions of Mellon Financial Adviser."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     The Merger Agreement provides that, during the two-year period after the Effective Time, Howard Stein (currently the Chairman and Chief Executive Officer of Dreyfus) will be the Chief Executive Officer of Dreyfus and Joseph S. DiMartino (currently the President and Chief Operating Officer of Dreyfus) will be the President of Dreyfus. The Merger Agreement also provides that an Executive Committee of the Dreyfus Board shall be established as of the Effective Time and, during such two-year period, unless otherwise determined by the Executive Committee, the Executive Committee will consist of four members, who will be Messrs. Stein, DiMartino, Frank V. Cahouet, Chairman, President and Chief Executive Officer of Mellon, and W. Keith Smith, Vice Chairman of Mellon. Persons who are members of the Dreyfus Board immediately prior to the Effective Time will continue to serve in such capacities throughout the two-year period following the Effective Time, together with any additional persons appointed by Mellon to the Dreyfus Board. The size of the Mellon Board shall be increased as of the Effective Time by three members and Messrs. Stein, DiMartino and Edward
J. McAniff (a partner of the law firm of O'Melveny & Myers) shall be appointed as such three additional members. In addition, the size of the Mellon Executive Committee will be increased by one member and Mr. Stein shall be appointed to fill the vacancy created by such increase.

     Pursuant to the Merger Agreement, Mellon and Mellon Bank have agreed, upon consummation of the Merger, to provide for indemnification of Dreyfus' directors and officers and to maintain for six years Dreyfus' directors' and officers' liability insurance coverage.

     In connection with the Merger Agreement, Messrs. Stein and DiMartino have agreed with Mellon in their individual capacities as stockholders of Dreyfus that they will vote all of the shares of Dreyfus Common Stock held by each of them in favor of adoption of the Merger Agreement at the Dreyfus Meeting. Messrs. Stein and DiMartino have also agreed that, in the event the Merger Agreement is terminated, they will not, for a period of one year after such termination, vote their shares in favor of any Acquisition Proposal (as defined in the Merger Agreement) other than the Merger.

     Certain of the directors and executive officers of Dreyfus have a financial interest in the completion of the Merger because of their rights under various Dreyfus employee benefits plans, agreements and programs. Some of these plans, agreements and programs contain provisions that are activated upon a "change of control" of Dreyfus, which would occur if the Merger is completed. The Merger Agreement also creates additional employee benefits programs, not previously in effect for Dreyfus employees, and provides for certain changes in pre-existing Dreyfus employee benefits plans, agreements and programs. The interests of certain of the Dreyfus directors and executive officers under these existing and future plans, agreements and programs include the following: (i) the Merger Agreement provides that the interests of participants in the Dreyfus Deferred Compensation Plan will be fully vested as of the Effective Time; as of June 30, 1994, the aggregate unvested interest of Dreyfus directors and executive officers as a group in that plan was $246,455; (ii) pursuant to a January 16, 1990 agreement with Dreyfus, Mr. Julian M. Smerling is entitled to receive supplemental retirement benefits of $500,000 per year for ten years upon retirement; as a result of the Merger, Mr. Smerling will be entitled under the 1990 agreement to a lump sum payment of the entire remaining amount of such retirement benefit without regard to his retirement; (iii) the Merger Agreement provides that Dreyfus and Mellon will establish a retention plan, which will provide for the payment of retention bonus awards (expected to be approximately $2,500,000 in the aggregate) to certain employees of Dreyfus; one or more of Dreyfus' executive officers will participate in that plan; (iv) pursuant to a separate agreement between Mellon and Dreyfus, additional retention payments and severance payments (estimated to be up to $2,500,000) may be made; one or more of Dreyfus' executive officers may receive such payments; and (v) Dreyfus maintains a Contingent Benefit Plan pursuant to which, under certain circumstances after a change of control of Dreyfus (which would include the Merger) (A) payments are to be made to certain key employees in respect of units held by them under that plan and (B) various stock options which would not then otherwise be exercisable may become exercisable. If the Effective Time had occurred on June 30, 1994, and the book value at that time were immediately available, the aggregate value of the units held by all directors and executive officers of Dreyfus under the plan would have been $30,481,376 and 406,250 options under the Dreyfus 1989 Option Plan that were not otherwise exercisable could become exercisable.

     See "The Merger--Interests of Certain Persons in the Merger" and "--Effects of the Merger on Dreyfus Employee Benefits."

TERMS OF THE MERGER

     GENERAL. Pursuant to the Merger Agreement, at the Effective Time, Merger Subsidiary, a wholly owned subsidiary of Mellon Bank, will be merged with and into Dreyfus, and Dreyfus will become a wholly owned subsidiary of Mellon Bank, which is a wholly owned subsidiary of Mellon. Pursuant to the Merger Agreement, throughout a two-year period following the Effective Time, Dreyfus, as a direct or indirect subsidiary of Mellon, will continue to be headquartered in the New York City metropolitan area, and will continue to be known under Dreyfus' current corporate name. See "The Merger--General."

     CONVERSION OF DREYFUS COMMON STOCK. At the Effective Time, each issued and outstanding share of Dreyfus Common Stock, other than shares as to which dissenters' rights are properly exercised, will be converted into the right to receive 0.88017 shares of Mellon Common Stock, with holders receiving cash in lieu of fractional shares of Mellon Common Stock. Each share of Mellon Common Stock issued and outstanding at the Effective Time will continue as one share of Mellon Common Stock. See "The Merger-- Conversion of Dreyfus Common Stock; Effect on Mellon Shareholders," "Dissenters' Rights" and "Comparison of Shareholders' Rights."

     CONDITIONS TO THE MERGER. Consummation of the Merger is conditioned upon the satisfaction or waiver of certain conditions specified in the Merger Agreement, including, among others, (i) adoption and approval of the Merger Agreement by the requisite votes of holders of shares of Dreyfus Common Stock and Mellon Common Stock; (ii) certain approvals of various mutual funds managed, advised or administered by Dreyfus by the requisite votes of the boards of directors and/or shareholders of such mutual funds; (iii) receipt of all necessary approvals for the Merger by governmental regulatory agencies, including the Office of the Comptroller of the Currency (the "OCC"), the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the Office of Thrift Supervision, the New York State Banking Department (the

"N.Y. Banking Department") and various state securities commissions; (iv) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (v) receipt by each of Mellon and Dreyfus of a favorable tax opinion from its legal counsel; (vi) receipt by Dreyfus and Mellon of letters from Ernst & Young, Dreyfus' independent auditors, and from KPMG Peat Marwick, Mellon's independent auditors, in each case to the effect that the Merger qualifies for pooling of interests accounting treatment; (vii) the continuing accuracy of the representations and warranties of Mellon and Dreyfus; and (viii) performance of specified obligations by Mellon and Dreyfus. Dreyfus and Mellon filed notifications pursuant to the HSR Act and, on February 3, 1994, received notification from the Federal Trade Commission that early termination of the waiting period under the HSR Act had been granted. The Merger was approved by the OCC on May 4, 1994. The Federal Reserve Board, the Office of Thrift Supervision and the New York Banking Department approved Mellon's acquisition of various subsidiaries of Dreyfus under their respective supervision on June 22, 1994, June 20, 1994 and June 2, 1994, respectively. Applications have been filed and are currently pending with several state securities commissions. All of the boards of directors of the various mutual funds managed, advised or administered by Dreyfus have approved the matters required to be approved by them for the Merger, except for the board of one mutual fund administered by Dreyfus which is currently expected to meet for that purpose on July 20, 1994. The solicitation of approvals by the shareholders of the mutual funds is expected to occur concurrently with the solicitation of the stockholders of Mellon and Dreyfus in respect of the Merger. While Mellon and Dreyfus believe that they will receive the requisite regulatory and mutual fund approvals for the Merger, there can be no assurance as to whether such approvals will be obtained prior to the Dreyfus Meeting and the Mellon Meeting or on satisfactory terms or otherwise. See "The Merger--Conditions to the Merger" and "--Regulatory Requirements."

     No Solicitations. Under the Merger Agreement, except in certain circumstances, including if the Dreyfus Board determines on the basis of written advice from outside counsel that certain actions are necessary in order for the Dreyfus Board to act in a manner consistent with its fiduciary obligation under applicable law, neither Dreyfus, nor any of its officers, directors, employees, agents or representatives may initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the equity securities of, Dreyfus, or any subsidiary of Dreyfus, or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by Dreyfus or any subsidiary of Dreyfus or the entering into by any Dreyfus mutual fund of an investment advisory, subadvisory, administrative or distribution agreement with any company other than Dreyfus or a subsidiary of Dreyfus. See "The Merger--No Solicitations."

     Right of the Dreyfus Board to Withdraw Recommendation. The Dreyfus Board is permitted under the Merger Agreement to modify, withdraw or amend its recommendation to the Dreyfus stockholders that they adopt the Merger Agreement if an alternative acquisition proposal from a third party has been received by Dreyfus or the fairness opinions of Dreyfus' financial advisers (see "Opinions of Dreyfus Financial Advisers") have been withdrawn, in each case to the extent that the Dreyfus Board reasonably determines, upon the basis of written advice of outside counsel, that such action is necessary in order for the Dreyfus Board to act in a manner which is consistent with its fiduciary obligation under applicable law. See "The Merger--Right of the Dreyfus Board to Withdraw its Recommendation."

     Termination. The Merger Agreement may be terminated, and the Merger abandoned, prior to the Effective Time, whether before or after its adoption and approval by the shareholders of Dreyfus and Mellon (a) by the mutual consent of the Dreyfus Board and Mellon Board, or (b) by either Dreyfus or Mellon under certain specified circumstances, including by either party if the Merger has not been consummated by December 31, 1994 and by Dreyfus if the Dreyfus Board has approved an alternative acquisition proposal after determining, upon the basis of written advice of outside counsel, that such approval is necessary in the exercise of its fiduciary obligation under applicable law. Pursuant to the Merger Agreement, under certain circumstances, Dreyfus is required to pay Mellon a fee of $50,000,000 upon another party's acquisition of 25% or more of the outstanding Dreyfus Common Stock or the entering into by Dreyfus or any of its material subsidiaries of certain types of agreements with other parties relating to business combinations or the acquisition of all or substantially all of its assets or 25% or more of its outstanding Common Stock. See "The Merger--Termination of the Merger Agreement; Fee."

     WAIVER AND AMENDMENT; REVISIONS TO TRANSACTION. Any provision of the Merger Agreement may be waived by the party benefitted by the provision. The Merger Agreement provides that, in the event that either Dreyfus or Mellon determines that a change in the method of effecting the transactions contemplated by the Merger Agreement would facilitate the consummation of those transactions, Dreyfus and Mellon will discuss the proposed change and cooperate in good faith to determine whether the proposed change is in the best interests of the parties to the Merger Agreement, provided that the proposed change may neither alter or change the amount or kind of consideration to be issued to Dreyfus stockholders under the Merger Agreement, nor adversely affect the tax treatment to Dreyfus stockholders as a result of receiving such consideration. In addition, the Merger Agreement provides that it may be amended by mutual consent of the parties thereto.

DIVESTITURES

     Due to certain bank regulatory requirements, Mellon and Dreyfus have determined that several subsidiaries of Dreyfus should be divested either prior to or following the Merger. In addition, certain bank regulatory agencies have conditioned their approval of the Merger on the divestiture of certain other subsidiaries of Dreyfus either prior to or following the Merger. The aggregate income before taxes for the three months ended March 31, 1994 of the subsidiaries Mellon and Dreyfus have determined should be divested and those additional subsidiaries which are required to be divested, was $66,000 which represented less than 0.2% of Dreyfus' income before taxes for such period. The aggregate assets of those subsidiaries at March 31, 1994 was $17 million, which represented less than 2% of Dreyfus' total assets at that date. These divestitures are not expected to have any meaningful effect on the ability of Dreyfus to continue to conduct its core investment advisory business following the Merger. Also for bank regulatory reasons, following the Merger certain activities currently conducted by Dreyfus Service Corporation, a Dreyfus subsidiary, in connection with the distribution of shares in the mutual funds managed, administered or advised by Dreyfus will instead be performed by a broker-dealer not affiliated with Mellon or Dreyfus. Dreyfus estimates that the annual pre-tax net incremental cost to Dreyfus of using the independent broker-dealer to provide such distribution and related services to the Dreyfus funds will be approximately $3.6 million. See "The Merger--Regulatory Requirements."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Consummation of the Merger is conditioned upon receipt by Dreyfus and Mellon of opinions from their respective legal counsel to the effect that the Merger will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Because the Merger will be a tax-free reorganization, no income, gain or loss will be recognized by a stockholder of Dreyfus upon the exchange of shares of Dreyfus Common Stock for Mellon Common Stock pursuant to the Merger, except that income, gain or loss will be recognized by a holder of Dreyfus Common Stock upon the exercise of dissenters' rights or upon receipt of cash in lieu of a fractional share of Mellon Common Stock. The adjusted tax basis of a share of Mellon Common Stock received by a stockholder of Dreyfus pursuant to the Merger will be the same as the adjusted tax basis of the shares of Dreyfus Common Stock (reduced only by amounts allocable to a fractional share interest for which cash is to be received) surrendered in exchange therefor. A Dreyfus stockholder's holding period for the Mellon Common Stock will include the period of time that the stockholder held Dreyfus Common Stock prior to the Merger. There will be no tax consequences to a holder of Mellon Common Stock or Series D Stock as a result of the Merger. See "The Merger--Certain Federal Income Tax Consequences of the Merger."

ACCOUNTING TREATMENT OF THE MERGER

     Consummation of the Merger is conditioned upon receipt by Dreyfus and Mellon of letters from Ernst & Young, independent auditors for Dreyfus, and KPMG Peat Marwick, independent auditors for Mellon, to the effect that the Merger will qualify for pooling of interests accounting treatment. If a sufficient number of

Dreyfus stockholders perfect dissenters' rights, the ability of the Merger to qualify as a pooling of interests could be impaired. See "The Merger--Accounting Treatment of the Merger" and "Dissenters' Rights."

NYSE LISTING

     Under the Merger Agreement, it is a condition precedent to the Merger that the shares of Mellon Common Stock issued in the Merger be approved for listing on the NYSE upon notice of issuance. Mellon intends to file an application with the NYSE for approval of such listing.

DISSENTERS' RIGHTS

     Holders of Dreyfus Common Stock are entitled to relief as dissenting stockholders under Section 910 of the New York Business Corporation Law (the "NYBCL"), and may, by complying with Section 623 of the NYBCL, exercise such dissenters' rights. Failure on the part of a holder of Dreyfus Common Stock to comply precisely with the requirements of Section 623 of the NYBCL, a copy of which is attached hereto as Appendix V, will result in the loss of such holder's dissenters' rights. Holders of Mellon Common Stock and Series D Stock are not entitled to dissenters' rights. See "Dissenters' Rights."

     BECAUSE A PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, A DREYFUS STOCKHOLDER WHO WISHES TO EXERCISE HIS DISSENTERS' RIGHTS MUST EITHER REFRAIN FROM SIGNING AND RETURNING HIS PROXY CARD OR, IF HE SIGNS AND RETURNS HIS PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT.

     A DREYFUS STOCKHOLDER WHO WISHES TO PERFECT HIS RIGHTS AS A DISSENTING STOCKHOLDER IN THE EVENT THE MERGER AGREEMENT IS ADOPTED MUST FILE WITH DREYFUS, BEFORE THE TAKING OF THE VOTE ON THE MERGER AGREEMENT AT THE DREYFUS MEETING, A WRITTEN OBJECTION TO THE MERGER. IN ADDITION, A DREYFUS STOCKHOLDER WHO WISHES TO PERFECT SUCH RIGHTS MUST SUBMIT THE CERTIFICATES REPRESENTING HIS SHARES TO DREYFUS OR DREYFUS' TRANSFER AGENT FOR NOTATION THEREON THAT A NOTICE OF ELECTION TO DISSENT HAD BEEN FILED; SUCH CERTIFICATES TO BE THEREUPON RETURNED TO THE STOCKHOLDER. FAILURE TO SUBMIT SUCH CERTIFICATES FOR SUCH NOTATION WITHIN ONE MONTH AFTER THE FILING OF THE NOTICE OF ELECTION TO DISSENT MAY CAUSE THE HOLDER TO LOSE HIS DISSENTERS' RIGHTS.

SECURITIES ISSUED IN THE MERGER

     The securities issued by Mellon in the Merger are not savings accounts, deposits or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

THE DREYFUS MEETING AND THE MELLON MEETING

Dates, Times and Places.......   The Dreyfus Meeting will be held on August 23, 1994,
                                 commencing at 11:00 a.m., local time, at the New York
                                 Marriott Marquis, 1535 Broadway (between 45th and 46th
                                 Streets), Westside South Center, 5th Floor, New York, New
                                 York. The Mellon Meeting will be held on August 23, 1994,
                                 commencing at 11:00 a.m., local time, in the 10th Floor
                                 Auditorium of the Union Trust Building, 501 Grant Street,
                                 Pittsburgh, Pennsylvania. See "The Dreyfus Meeting--Date,
                                 Time and Place" and "The Mellon Meeting--Date, Time and
                                 Place."
Purposes of Meetings..........   The purpose of the Dreyfus Meeting is to vote on a proposal to adopt the Merger Agreement, pursuant to which Dreyfus
                                 will become a wholly owned subsidiary of Mellon Bank and an indirect wholly owned subsidiary of Mellon, and each share of Dreyfus Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive 0.88017 shares of Mellon Common Stock. The
                                 purpose of the Mellon Meeting is to vote on a proposal to
                                 approve the Merger Agreement; such approval of the Merger
                                 Agreement by the shareholders of Mellon will also constitute approval of the issuance of the Merger Shares. See "The
                                 Dreyfus Meeting--Purpose of Meeting" and "The Mellon
                                 Meeting--Purpose of Meeting."
Shares Outstanding and
  Entitled to Vote;
  Record Dates.......            Shares of Dreyfus Common Stock are the only shares entitled to notice of and to vote at the Dreyfus Meeting. Shares of
                                 Mellon Common Stock and Series D Stock are the only shares entitled to notice of and to vote at the Mellon Meeting.
                                 July 19, 1994 is the record date for the Dreyfus Meeting and the Mellon Meeting (the "Record Date"); on that date there were 36,559,078 shares of Dreyfus Common Stock outstanding, shares of Mellon Common Stock outstanding and
                                 2,236,226 shares of Series D Stock outstanding. See "The
                                 Dreyfus Meeting--Shares Outstanding and Entitled to Vote;
                                 Record Date" and "The Mellon Meeting--Shares Outstanding and
                                 Entitled to Vote; Record Date."
Votes Required................   The affirmative vote of two-thirds of the shares of Dreyfus
                                 Common Stock outstanding on the Record Date is required to adopt the Merger Agreement at the Dreyfus Meeting. The
                                 affirmative vote of a majority of the shares of Mellon
                                 Common Stock and Series D Stock, considered as one class,
                                 voting on the proposal to approve the Merger Agreement
                                 (provided that a majority of such shares outstanding on the
                                 Record Date are voted) is required to approve the Merger
                                 Agreement at the Mellon Meeting.
                                 As of the Record Date, Dreyfus' directors, executive
                                 officers and their affiliates owned and were entitled to
                                 vote an aggregate of 2,181,409 shares of Dreyfus Common
                                 Stock at the Dreyfus Meeting, representing  8.95% of the
                                 number of Dreyfus stockholder votes necessary to adopt the
                                 Merger Agreement. The preceding figure of 2,181,409 includes those shares held in the Dreyfus Profit-Sharing Plan for the benefit of executive officers and directors of Dreyfus who are vested under the Dreyfus Profit-Sharing Plan. There were no nonvested shares held in the Dreyfus Profit-Sharing Plan on the
                                 Record Date for the benefit of executive officers and directors of Dreyfus. The total number of shares held in the Dreyfus
                                 Profit-Sharing Plan for the benefit of all


                                 participants, including executive officers and directors
                                 of Dreyfus, aggregated 4.06% of the outstanding Dreyfus Common
                                 Stock on the Record Date. Howard Stein, Chairman and Chief
                                 Executive Officer of Dreyfus, and Joseph S. DiMartino,
                                 President and Chief Operating Officer of Dreyfus, have
                                 agreed with Mellon in their individual capacities as
                                 stockholders of Dreyfus to vote all shares of Dreyfus Common
                                 Stock owned by them (1,173,024 shares or 3.21% of the
                                 outstanding Dreyfus Common Stock on the Record Date) in
                                 favor of adoption of the Merger Agreement at the Dreyfus
                                 Meeting.
                                 As of the Record Date, Mellon's directors, executive
                                 officers and their affiliates owned and were entitled to
                                 vote an aggregate of 1,715,604 shares at the Mellon Meeting,
                                 representing     % of the number of Mellon shareholders
                                 votes represented by shares of Mellon Common Stock and
                                 Series D Stock outstanding on the Record Date. Pursuant to an agreement with Mellon, holders of all shares of Series D
                                 Stock (2,236,226 shares outstanding on the Record Date) are required to vote such shares in a manner that is no less
                                 favorable to the position recommended by the Mellon Board
                                 than the allocation of the votes cast by all other
                                 shareholders of Mellon voting on the proposal to approve the
                                 Merger Agreement. An aggregate of 8,297,083 shares of Mellon
                                 Common Stock outstanding on the Record Date are subject to the same agreement. See "The Dreyfus Meeting--Vote
                                 Required," "The Mellon Meeting--Vote Required" and "The
                                 Merger--Interests of Certain Persons in the Merger."

                      MARKET PRICES OF MELLON COMMON STOCK
                    AND DREYFUS COMMON STOCK; CASH DIVIDENDS

     Dreyfus Common Stock and Mellon Common Stock are listed and traded on the NYSE. Dreyfus Common Stock is also listed and traded on the Pacific Stock Exchange. The table below sets forth, for the quarters indicated, the high and low closing sales prices per share of Mellon Common Stock and Dreyfus Common Stock, as reported on the NYSE Composite Transactions Tape, and the common stock cash dividends declared for such quarters.

                                      MELLON COMMON STOCK                  DREYFUS COMMON STOCK
                                --------------------------------     --------------------------------
                                                  CASH DIVIDENDS                       CASH DIVIDENDS
                                HIGH      LOW       PER SHARE        HIGH      LOW       PER SHARE
                                -----    -----    --------------     -----    -----    --------------
1992 First Quarter...........   $42 1/4  $33 3/4      $  .35        $48      $37 3/8      $  .13
      Second Quarter.........    43       35 1/2         .35         40 3/4   33 1/2         .17
      Third Quarter..........    45       39 3/8         .35         38 1/4   33 3/4         .17
      Fourth Quarter.........    55 1/2   42 3/8         .35         40 3/4   34 5/8         .17
1993 First Quarter...........   $62      $51 1/2      $  .38        $44 3/8  $36 1/2      $  .17
      Second Quarter.........    67 3/8   51 1/4         .38         41 3/8   35 3/4         .19
      Third Quarter..........    60 1/4   53 1/4         .38         43 7/8   39 3/8         .19
      Fourth Quarter.........    59 1/8   51 3/4         .38         47 1/2   38 1/2         .19
1994 First Quarter...........   $59 1/4  $52 1/2      $  .56        $50      $44 5/8      $  .19
      Second Quarter.........    60 1/2   54 1/4         .56         52 1/4   46 1/8         .19
      Third Quarter
        (through July 19)....                            .56                                 .19

     On December 3, 1993, the last business day before the first public announcement of the Merger on December 6, 1993, the closing sales prices of Mellon Common Stock and Dreyfus Common Stock, as reported on the NYSE Composite Transactions Tape, were $57 3/8 per share and $44 1/2 per share, respectively. Based on that closing price for Mellon Common Stock, the value of the Mellon Common Stock to be received for each outstanding share of Dreyfus Common Stock in the Merger is $50.50.

     On July 19, 1994, the closing sales prices of Mellon Common Stock and Dreyfus Common Stock as reported on the NYSE Composite Transactions Tape were
$     per share and $     per share, respectively. Based on that closing price
for Mellon Common Stock, the value of the Mellon Common Stock to be received for
each share of Dreyfus Common Stock in the Merger is $     . No assurance can be
given as to the market price of Mellon Common Stock if and at the time the Merger is consummated.

     On July 19, 1994, there were       holders of record of Mellon Common
Stock, 21 holders of record of Series D Stock, and 1,829 holders of record of Dreyfus Common Stock.

                            SELECTED FINANCIAL DATA

     The following tables captioned "Mellon Bank Corporation and Subsidiaries--Consolidated Selected Historical Financial Data" and "The Dreyfus Corporation and Subsidiaries--Consolidated Selected Historical Financial Data" set forth selected historical financial data for Mellon and Dreyfus for each of the five years in the period ended December 31, 1993 and for the three-month periods ended March 31, 1994 and 1993. Such data have been derived from, and should be read in conjunction with, the audited consolidated financial statements and the unaudited consolidated interim financial statements of Mellon and Dreyfus, including the notes thereto, incorporated by reference in this Prospectus/Joint Proxy Statement. See "Incorporation Of Certain Documents By Reference." Selected unaudited financial information for the three-month periods ended March 31, 1994 and 1993 for Mellon and Dreyfus includes all adjustments, consisting only of normal recurring adjustments, that in the opinion of the management of Mellon (in the case of the Mellon financial information) and Dreyfus (in the case of the Dreyfus financial information) were considered necessary for a fair presentation of the consolidated operating results and financial position of Mellon and Dreyfus, respectively, for and at the end of such interim periods. Results for the interim periods are not necessarily indicative of results expected for the year as a whole. See "Available Information."

     The following table captioned "Mellon Bank Corporation and Subsidiaries and The Dreyfus Corporation and Subsidiaries--Pro Forma Combined Selected Financial Data" sets forth pro forma combined selected financial data for each of the three years in the period ended December 31, 1993, and for the three-month periods ended March 31, 1994 and 1993, giving effect to the Merger on the basis described in the notes to the unaudited pro forma condensed combined financial statements included elsewhere herein. Certain pro forma combined selected financial data are derived from the unaudited pro forma condensed combined financial statements included elsewhere in this Prospectus/Joint Proxy Statement and should be read in conjunction with those statements. See "Unaudited Pro Forma Condensed Combined Financial Statements." Pro forma per share amounts are presented based on the Exchange Ratio of 0.88017 shares of Mellon Common Stock for each outstanding share of Dreyfus Common Stock. The pro forma data set forth in the following tables do not reflect the merger expenses anticipated to be incurred by Mellon and Dreyfus or the cost savings anticipated to result from the Merger. The pro forma data may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future. See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                    MELLON BANK CORPORATION AND SUBSIDIARIES
                CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

     This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                      THREE MONTHS
                                    ENDED MARCH 31,                          YEAR ENDED DECEMBER 31,
(DOLLAR AMOUNTS IN MILLIONS,       ------------------       ----------------------------------------------------------
EXCEPT PER SHARE AMOUNTS)           1994       1993          1993       1992        1991        1990            1989
                                   -------    -------       -------    -------     -------     -------         -------
CONSOLIDATED INCOME STATEMENT
DATA:
  Net interest revenue..........   $   362    $   317       $ 1,307    $ 1,154     $   974     $   867         $   819
  Provision for credit losses...        20         35           125        185         250         315             297
  Net interest revenue after
    provision for credit
    losses......................       342        282         1,182        969         724         552             522
  Fee revenue...................       343        232         1,189        844         757         670             664
  Gains on sale of securities...        --         87            87        121          78           8               2
  Gain on sale of consumer
    finance subsidiary..........        --         --            --         --          --          74              --
  Other noninterest revenue.....        --         --            --          7          13          70             119
  Net expense (revenue) of
    acquired property...........        (8)        25            59         95          37          18              11
  Merger and restructuring
    expenses....................        --        175           175         36          --          --              --
  Other operating expense.......       479        333         1,624      1,318       1,227       1,163           1,092
  Provision for income taxes....        83         34           239         55(G)       28(G)       19(G)           23(G)
  Income before extraordinary
    gains.......................       131         34           361        437         280         174             181
  Extraordinary gains on early
    retirement of debt..........        --         --            --         --          --          --              29
  Net income....................       131         34           361        437         280         174             210
  Net income applicable to
    common stock................       116         19           298        386         231         124             157
CONSOLIDATED PER COMMON SHARE
DATA:
  Primary income before
    extraordinary gains.........   $  1.77    $   .31       $  4.63    $  6.96(G)  $  4.66(G)  $  2.83(G)(H)   $  3.33(G)
  Fully diluted income before
    extraordinary gains.........      1.77        .31          4.63       6.84        4.61        2.83(H)         3.33
  Primary net income............      1.77        .31          4.63       6.96        4.66        2.83(H)         4.01
  Fully diluted net income......      1.77        .31          4.63       6.84        4.61        2.83(H)         3.98
  Dividends.....................       .56        .38          1.52       1.40        1.40        1.40            1.40
  Book value at period end
    (A).........................     42.76      38.03         41.75      36.96       31.29       28.51           27.42
CONSOLIDATED BALANCE SHEET
DATA--AVERAGE BALANCES (B):
  Money market investments......   $ 1,884    $ 2,997       $ 3,521    $ 1,663     $ 1,344     $ 2,752         $ 6,204
  Securities available for
    sale........................     2,096      2,496         2,292      1,194          --          --              --
  Investment securities.........     2,321      2,158         2,134      4,858       5,333       4,722           3,298
  Loans.........................    24,627     19,900        21,755     18,227      18,509      18,840          17,958
  Total interest-earning
    assets......................    31,432     27,844        29,971     26,250      25,495      26,592          27,693
  Total assets..................    37,186     32,133        34,736     29,889      29,050      30,216          30,555
  Deposits......................    27,764     24,893        26,511     22,641      21,384      22,029          21,240
  Notes and debentures..........     1,965      1,765         1,991      1,365       1,448       1,722           1,762
  Redeemable preferred stock....        --         --            --         --          51          94              94
  Common shareholders' equity...     2,760      2,336         2,531      1,842       1,479       1,336           1,114
  Total shareholders' equity....     3,352      2,945         3,172      2,351       1,904       1,732           1,442

FOOTNOTES ON PAGE 21.

                                      THREE MONTHS
                                     ENDED MARCH 31,                         YEAR ENDED DECEMBER 31,
(DOLLAR AMOUNTS IN MILLIONS,        -----------------       ----------------------------------------------------------
EXCEPT PER SHARE AMOUNTS)            1994      1993          1993       1992        1991        1990            1989
                                    ------    -------       -------    -------     -------     -------         -------
CONSOLIDATED PERCENTAGES:
  Return on common shareholders'
    equity (B)(C)................    17.25%      3.39%        11.93%     21.12%(G)   15.80%(G)    9.56%(G)(H)    12.97%(G)(I)
  Return on assets (B)(C)........     1.43        .42          1.04       1.46 (G)     .96 (G)     .58 (G)(H)      .59 (G)(I)
  Net interest margin (B)(C)(D):
    Taxable equivalent basis.....     4.70       4.65          4.39       4.44        3.93        3.38            3.10
    Without taxable equivalent
      increments.................     4.67       4.61          4.36       4.39        3.82        3.26            2.96
  Dividends per common share as a
    percentage of fully diluted
    income per common share
    before extraordinary gains...    31.69     121.34         33.06      20.61       30.37       49.47 (H)       42.04
CAPITAL RATIOS:
  Common shareholders' equity to
    assets (E)...................     7.63%      7.65%         7.53%      6.62%       5.61%       4.50%           3.88%
  Average common shareholders'
    equity to average assets.....     7.42       7.27          7.29       6.16        5.09        4.42            3.65
  Tier I capital ratio (E).......     7.62       9.49          7.39       7.62        6.56        5.10            4.59
  Total (Tier I plus Tier II)
    capital ratio (E)............    11.17      13.18         10.97      11.30       10.73        9.01            8.77
  Leverage capital ratio (E).....     6.90       8.13          6.88       7.10        6.28        4.79            4.32
ASSET QUALITY RATIOS (F):
  Reserve for credit losses as a
    percentage of:
      Total loans (E)............     2.46%      2.53%         2.45%      2.54%       3.12%       2.80%           3.15%
      Nonperforming loans (E)....      308        162           297        152         113         100             124
  Net credit losses as a
    percentage of average loans
    (C)..........................      .27       1.00           .64       1.52        1.24        2.15            3.33
  Total nonperforming assets as a
    percentage of total loans and
    net acquired property (E)....     1.27       2.70          1.39       2.94        4.78        4.11            3.55 (J)

- ---------

FOOTNOTES ON FOLLOWING PAGE.

- ---------

Note: THE COMPARABILITY OF THE MELLON INFORMATION SET FORTH ON THE PRIOR PAGES
      HAS BEEN AFFECTED BY MELLON'S DECEMBER 21, 1993 ACQUISITION OF AFCO CREDIT CORPORATION; THE MAY 21, 1993 ACQUISITION OF THE BOSTON COMPANY; THE RETURN TO A FULLY TAXABLE STATUS IN 1993 AS ALL REMAINING TAX BENEFIT CARRYFORWARDS WERE EXHAUSTED IN LATE 1992; THE DECEMBER 11, 1992 ACQUISITION OF CERTAIN ASSETS AND DEPOSIT LIABILITIES OF MERITOR SAVINGS BANK; THE DECEMBER 31, 1991 ACQUISITION OF UNITED PENN BANK; THE JUNE 1990 SALE OF MELLON'S CHICAGO-BASED CONSUMER FINANCE SUBSIDIARY AT A $74 MILLION GAIN; THE ACQUISITION OF 54 BRANCH OFFICES OF PHILADELPHIA SAVINGS FUND SOCIETY IN MAY 1990; AND A CAPITAL FINANCING AND ASSET RESTRUCTURING PROGRAM COMPLETED IN JUNE 1989. SEE MELLON'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 1993.

(A) The book value per common share assumes full conversion of the Series D Stock to Mellon Common Stock and, accordingly, includes the additional paid-in capital on the Series D Stock because the Series D Stock is, in almost all respects, a direct substitute for Mellon Common Stock and its additional paid-in capital has no liquidation preference over the Mellon Common Stock.

(B) Computed on a daily average basis.

(C) Percentages for the three months ended March 31, 1994 and 1993 are annualized.

(D) Loan fees, nonaccrual loans and the related income effect have been included in the calculation of the net interest margin. The net interest margin on a taxable equivalent basis is calculated at tax rates approximating 35% in 1994 and 1993 and 34% in 1992 through 1989.

(E) Period end ratio. See "Certain Regulatory Considerations--Capital" for a description of the capital ratios.

(F) Segregated assets acquired in the 1992 Meritor Savings Bank branch acquisition are reported in other assets rather than in loans and acquired property and, therefore, are not included in nonperforming loans and nonperforming assets for the 1992-1994 periods. The reserve for segregated assets is not included in the reserve for credit losses. At March 31, 1994 and December 31, 1993 and 1992, segregated assets totaled $176 million, $187 million and $259 million, respectively; the amount of the FDIC loss sharing-- which represents 80% of the first $60 million of net credit losses and 95% of the remaining balance of segregated assets--related to these balances were $167 million, $178 million and $237 million, respectively; and the reserve for segregated assets was $4 million, $4 million and $18 million, respectively.

(G) Mellon returned to a fully taxable status in 1993 as all remaining tax benefit carryforwards from losses in 1987 and 1988 were exhausted in late 1992. Pro forma fully taxed primary income per common share was $4.63 in 1992, $2.89 in 1991, $1.63 in 1990 and $2.07 before extraordinary gains in 1989. Pro forma fully taxed return on common shareholders' equity was 13.58% in 1992, 8.72% in 1991, 4.56% in 1990 and 6.19% in 1989. Pro forma fully taxed return on assets was 1.03% in 1992, .66% in 1991, .40% in 1990 and .41% in 1989.

(H) Includes the effect of the $74 million gain on the sale of a Chicago-based consumer finance subsidiary. Excluding this gain, both primary and fully diluted net income per common share would have been $1.20, return on common shareholders' equity would have been 4.06%, return on assets would have been .33%, and dividends per common share as a percentage of fully diluted income per common share would have been 116.67%.

(I) Excludes the effect of $29 million of extraordinary gains on the early retirement of debt. Including these extraordinary gains, 1989 return on common shareholders' equity was 15.59% and return on assets was .69%.

(J) Includes the effect of Mellon's investment in Grant Street National Bank senior preferred stock, which was on nonperforming status at December 31, 1989.

                    THE DREYFUS CORPORATION AND SUBSIDIARIES
                CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

     This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "Incorporation of Certain Documents By Reference."


                                        THREE MONTHS
                                       ENDED MARCH 31,               YEAR ENDED DECEMBER 31,
(DOLLAR AMOUNTS IN MILLIONS,           ---------------      -----------------------------------------
 EXCEPT PER SHARE AMOUNTS)              1994     1993       1993     1992     1991     1990     1989
                                        ----     ----       -----    -----    -----    -----    -----
CONSOLIDATED INCOME STATEMENT DATA:
  Management, investment advisory and
     administrative fees (net)(A)....   $ 72     $ 74       $ 297    $ 273    $ 220    $ 176    $ 180
  Other revenues (net)(A)............     29       19          89       69       62       85       92
  Total revenues.....................    101       93         386      342      282      261      272
  Gain on sale of MasterCard
     accounts, net of direct
     expenses........................     --       --          --       --       --       --      119
  Total expenses.....................     60       53         228      202      180      178      168
  Provision for income taxes.........     16       15          59       49       34       21       75
  Net income.........................     25       25          99       91       68       62      148(C)
CONSOLIDATED PER COMMON SHARE DATA:
  Net income (B).....................   $.70     $.68       $2.70    $2.40    $1.77    $1.56    $3.63(C)
  Dividends..........................    .19      .17         .74      .64      .52      .52      .52
CONSOLIDATED BALANCE SHEET
  DATA--PERIOD END BALANCES:
  Cash and cash
     equivalents--primarily shares of
     sponsored money market
     investment companies............   $116     $329       $ 301    $ 216    $ 228    $ 215    $ 146
  Investments in marketable
     securities......................    537      389         332      498      432      421      510
  Total assets.......................    930      915         915      873      847      793      924
  Total liabilities..................     88      130          90       93      105      116      207
  Total stockholders' equity.........    842      785         825      780      742      677      717

- ---------

(A) Years prior to 1993 have been reclassified to conform to the presentation for 1994 and 1993.

(B) Net income per common share presented in Dreyfus' financial statements excludes the effect of certain common stock equivalents since the effect of the dilution is less than 3%.

(C) Includes the after-tax gain of $65 million ($1.61 per share) from the sale of MasterCard accounts (net of direct and related expenses).

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES

           PRO FORMA COMBINED SELECTED FINANCIAL DATA (UNAUDITED) (A)

                                                      THREE MONTHS
                                                    ENDED MARCH 31,             YEAR ENDED DECEMBER 31,
(DOLLAR AMOUNTS IN MILLIONS,                       ------------------        -----------------------------
 EXCEPT PER SHARE AMOUNTS)                          1994      1993(C)        1993(C)     1992       1991
                                                   -------    -------        -------    -------    -------
CONSOLIDATED INCOME STATEMENT DATA:
  Interest revenue..............................   $   522    $   486        $ 1,985    $ 2,030    $ 2,344
  Interest expense..............................       155        163            655        848      1,332
  Net interest revenue..........................       367        323          1,330      1,182      1,012
  Provision for credit losses...................        20         35            125        185        250
  Net interest revenue after provision
    for credit losses...........................       347        288          1,205        997        762
  Noninterest revenue...........................       438        405          1,637      1,283      1,088
  Operating expense.............................       530        585          2,084      1,648      1,440
  Income before income taxes....................       255        108            758        632        410
  Provision for income taxes....................        99         49            298        104         62
  Net income....................................       156         59            460        528        348
  Net income applicable to Mellon
    Common Stock................................       141         44            397        477        299
CONSOLIDATED PER SHARE DATA APPLICABLE
  TO MELLON COMMON STOCK:
  Primary net income............................   $  1.44    $   .47        $  4.09    $  5.34    $  3.58
  Fully diluted net income......................      1.44        .47           4.09       5.30       3.55
  Cash dividends declared.......................       .56        .38           1.52       1.40       1.40
  Book value at period end......................     37.28      33.22          36.42      32.05      27.66
CONSOLIDATED BALANCE SHEET DATA--PERIOD END
  BALANCES:
  Money market investments......................   $ 1,599    $ 3,309        $ 1,766    $ 1,698    $ 1,410
  Securities available for sale (B).............     2,994      2,257          2,916      3,613         --
  Investment securities (B).....................     2,855      2,457          2,425      2,619      6,176
  Loans, net of unearned income.................    24,537     19,439         24,484     19,961     19,109
  Reserve for credit losses.....................      (603)      (492)          (600)      (506)      (596)
  Total assets..................................    37,546     31,814         37,054     32,447     30,202
  Deposits......................................    26,787     23,029         27,564     25,165     22,501
  Notes and debentures..........................     1,924      1,922          1,990      1,587      1,501
  Common shareholders' equity...................     3,636      3,148          3,546      2,870      2,390
  Total shareholders' equity....................     4,228      3,809          4,138      3,337      2,815

- ---------

(A) The selected financial data presented in this table excludes the effect of the anticipated $85 million after-tax merger expenses expected to be recorded in the first reporting period of the combined entity. Had this been included, the March 31, 1994 pro forma book value would have been $36.41 per common share, common shareholders' equity would have been $3,551 million, and total shareholders' equity would have been $4,143 million.

(B) Mellon and Dreyfus each adopted FAS 115, "Accounting for Certain Investments in Debt and Equity Securities," on a prospective basis in the first quarter of 1994, as discussed in their respective Quarterly Reports on Form 10-Q for March 31, 1994, incorporated herein by reference. This decreased Mellon's common shareholders' equity by $15 million and decreased Dreyfus' common shareholders' equity by $1 million at March 31, 1994. The above March 31, 1994 balances of investment securities and securities available for sale represent the sum of the respective reported balances. The interest rate and credit risk characteristics of the combined securities portfolio of the merged entity will be evaluated, and securities may be reclassified as either available for sale or held-to-maturity, following the Merger.

    For the purpose of these pro forma disclosures, the entire Dreyfus securities portfolio for the 1991-1993 periods is classified as investment securities. Accordingly, the amounts shown as securities available for sale are the amounts reported in Mellon's financial statements.

(C) See page 27 for 1993 pro forma combined selected financial data of Mellon, Dreyfus and The Boston Company, acquired by Mellon on May 21, 1993.

     See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  UNAUDITED COMPARATIVE PER SHARE BOOK VALUE,
                 MARKET VALUE, CASH DIVIDEND AND EARNINGS DATA

     Based upon the Exchange Ratio of 0.88017 shares of Mellon Common Stock for each share of Dreyfus Common Stock outstanding immediately prior to the Merger, the following table sets forth unaudited comparative per common share book value, market value, cash dividends declared and net income data of: (a) Mellon,
(b) Mellon Pro Forma adjusted to give effect to the Merger as if the Merger had occurred at January 1, 1991, (c) Dreyfus and (d) the pro forma equivalent of one share of Dreyfus Common Stock. Also set forth is a table of certain selected financial ratios of: (a) Mellon, (b) Dreyfus and (c) Mellon Pro Forma adjusted to give effect to the Merger as if the Merger had occurred at January 1, 1991. The following information should be read in conjunction with the historical financial statements of Dreyfus and Mellon incorporated by reference in this Prospectus/Joint Proxy Statement and the unaudited pro forma condensed combined financial statements giving effect to the Merger appearing elsewhere herein. See "Available Information," "Incorporation of Certain Documents by Reference" and "Unaudited Pro Forma Condensed Combined Financial Statements." The following data is not necessarily indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future.

               COMPARATIVE PER COMMON SHARE DATA (UNAUDITED) (A)

                                                                                   DREYFUS
                                                   MELLON                ----------------------------
                                           -----------------------                       EQUIVALENT
                                           HISTORICAL    PRO FORMA       HISTORICAL     PRO FORMA (C)
                                           ----------    ---------       ----------     -------------
BOOK VALUE:
March 31,     1994......................     $42.76        $37.28          $23.02           $32.81
              1993......................      38.03         33.22           21.17            29.24
December 31,  1993......................      41.75         36.42           22.56            32.06
              1992......................      36.96         32.05           20.79            28.21
              1991......................      31.29         27.66           19.36            24.35
MARKET VALUE (B):
March 31,     1994......................     $56.13        $56.13          $46.88           $49.40
              1993......................      60.75         60.75           38.63            53.47
December 31,  1993......................      53.00         53.00           45.00            46.65
              1992......................      53.00         53.00           40.50            46.65
              1991......................      34.88         34.88           49.25            30.70
CASH DIVIDENDS DECLARED (B):
Three months ended:
March 31,     1994......................     $  .56        $  .56          $  .19           $  .49
              1993......................        .38           .38             .17              .33
Year ended:
December 31,  1993......................       1.52          1.52             .74             1.34
              1992......................       1.40          1.40             .64             1.23
              1991......................       1.40          1.40             .52             1.23
PRIMARY NET INCOME:
Three months ended:
March 31,     1994......................     $ 1.77        $ 1.44          $  .70(D)        $ 1.27
              1993......................        .31           .47(E)          .68(D)           .41(E)
Year ended:
December 31,  1993......................       4.63          4.09(E)         2.70(D)          3.60(E)
              1992......................       6.96          5.34            2.40(D)          4.70
              1991......................       4.66          3.58            1.77(D)          3.15

- ---------

(A) The comparative per common share data in this table excludes the effect of the anticipated $85 million after-tax merger expenses expected to be recorded in the first reporting period of the combined entity. Had this been included in the March 31, 1994 pro forma and equivalent pro forma book value calculations, these amounts would have been $36.41 per share and $32.04 per share, respectively.

(B) The Mellon pro forma market value and cash dividends declared represent historical market value and cash dividends declared. No assurance can be given that equivalent dividends will be paid in the future. The amount of future dividends payable by Mellon will depend upon the earnings and financial condition of Mellon and other factors, including, without limitation, applicable governmental regulations and policies.

(C) The equivalent pro forma per share amounts for Dreyfus Common Stock represent, in the cases of book value and net income, the pro forma amounts for Mellon Common Stock multiplied by 0.88017 (the Exchange Ratio) and, in the cases of market value and cash dividends declared, the historical data for Mellon Common Stock multiplied by 0.88017.

(D) Net income per common share presented in Dreyfus' financial statements exclude the effect of certain common stock equivalents since the effect of the dilution is less than 3%.

(E) See page 27 for 1993 pro forma combined selected financial data of Mellon, Dreyfus and The Boston Company, acquired by Mellon on May 21, 1993.

                   SELECTED FINANCIAL RATIOS (UNAUDITED) (A)

                                                   THREE MONTHS
                                                 ENDED MARCH 31,          YEAR ENDED DECEMBER 31,
                                                 ----------------       ----------------------------
                                                  1994      1993         1993        1992      1991
                                                 ------    ------       ------      ------    ------
PERFORMANCE RATIOS:
  Return on Assets(B)(C):
     Mellon...................................     1.43%      .42%        1.04%       1.46%      .96%
     Dreyfus..................................    11.10     11.53        11.07       10.49      8.20
     Mellon Pro Forma.........................     1.67       .72(E)      1.29(E)     1.72      1.16
  Return on Common Shareholders' Equity(B)(C):
     Mellon...................................    17.25%     3.39%       11.93%      21.12%    15.80%
     Dreyfus..................................    12.36     13.06        12.54       11.98      9.56
     Mellon Pro Forma.........................    16.12      5.82(E)     12.07(E)    18.45     13.78
  Common Shareholders' Equity to Total Assets
     (period end):
     Mellon...................................     7.63%     7.65%        7.53%       6.62%     5.61%
     Dreyfus..................................    90.52     85.84        90.16       89.33     87.59
     Mellon Pro Forma.........................     9.68      9.90         9.57        8.85      7.91
RISK-BASED CAPITAL RATIOS (based on final
  guidelines
  effective 12/31/92)(D):
  Tier I Capital:
     Mellon...................................     7.62%     9.49%        7.39%       7.62%     6.56%
     Dreyfus..................................       NM        NM           NM          NM        NM
     Mellon Pro Forma.........................    10.00     12.06         9.70       10.20      9.05
  Total (Tier I plus Tier II) Capital:
     Mellon...................................    11.17%    13.18%       10.97%      11.30%    10.73%
     Dreyfus..................................       NM        NM           NM          NM        NM
     Mellon Pro Forma.........................    13.50     15.69        13.22       13.83     13.16
  Leverage Capital (C):
     Mellon...................................     6.90%     8.13%        6.88%       7.10%     6.28%
     Dreyfus..................................       NM        NM           NM          NM        NM
     Mellon Pro Forma.........................     8.99     10.30         9.00        9.45      8.62

- ---------

(A) The selected financial ratios in this table exclude the effect of the anticipated $85 million after-tax merger expenses expected to be recorded in the first reporting period of the combined entity. Had this been included, the March 31, 1994 pro forma common shareholders' equity to total assets ratio would have been 9.46%, Tier I Capital would have been 9.75%, Total (Tier I plus Tier II) Capital would have been 13.25%, and the Leverage Capital would have been 8.76%. See "Certain Regulatory Considerations" for a description of the capital ratios.

(B) Ratios for the three months ended March 31, 1994 and 1993 are annualized.

(C) Dreyfus has not previously compiled daily averages for balance sheet categories. Accordingly, for the purposes of these ratios, Dreyfus' balance sheet averages were estimated using the monthly ending balances within the periods.

(D) The minimum requirements for Tier I Capital, Total Capital and Leverage Capital ratios for banks and bank holding companies are 4.0%, 8.0% and 3.0%, respectively. The minimum required ratios for banks to be classified as a "well capitalized" institution are 6.0%, 10.0% and 5.0%, respectively. For a description of the federal regulators' "well capitalized" guidelines, see "Certain Regulatory Considerations."

(E) See page 27 for 1993 pro forma combined selected financial data of Mellon, Dreyfus and The Boston Company, acquired by Mellon on May 21, 1993.

NM: Not meaningful.

                   MELLON BANK CORPORATION AND SUBSIDIARIES,
                 THE BOSTON COMPANY, INC. AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES

             PRO FORMA COMBINED SELECTED FINANCIAL DATA (UNAUDITED)

     These pro forma combined selected financial data are presented as if the Merger of Mellon and Dreyfus and Mellon's acquisition of The Boston Company ("TBC") had been effective January 1, 1993. The pro forma combined income statements relating to Mellon's acquisition of TBC for the three months ended March 31, 1993 and the year ended December 31, 1993 are shown in further detail in Mellon's Current Report on Form 8-K/A dated as of September 14, 1992 and filed May 17, 1993 and Current Report on Form 8-K dated July 15, 1994, respectively, which are incorporated herein by reference. The data presented below for the three months ended March 31, 1993 combine TBC's, Mellon's and Dreyfus' historical results of operations. The data presented below for the year ended December 31, 1993 combine TBC's results of operations for the period January 1, 1993 through May 20, 1993; Mellon's results of operations for 1993, which included TBC's results of operations from May 21, 1993 (the date of Mellon's acquisition of TBC) to December 31, 1993; and Dreyfus' results of operations for 1993. In addition to the assumptions contained herein relating to the Merger of Mellon and Dreyfus, these pro forma combined selected financial data also reflect a number of assumptions relating to the Mellon acquisition of TBC, including funding of the purchase price, the issuance of Mellon Common Stock and warrants, the amortization of goodwill, the elimination of $175 million of nonrecurring merger expenses recorded by Mellon and other adjustments, as further explained in Mellon's Current Reports cited above. The elimination of such nonrecurring merger expenses and certain other adjustments are not reflected in the pro forma combined financial information of Mellon and Dreyfus presented under the captions "Mellon Bank Corporation and Subsidiaries and The Dreyfus Corporation and Subsidiaries--Pro Forma Combined Selected Financial Data (Unaudited)" and "Unaudited Pro Forma Condensed Combined Financial Statements" and in the immediately preceding "Comparative Per Common Share Data (Unaudited)" and "Selected Financial Ratios (Unaudited)" tables. Accordingly, the pro forma combined financial information presented under such captions and in such tables are not directly comparable to the information contained in the table below. These pro forma combined selected financial data are presented for informational purposes only and are not indicative of the results of operations that actually would have occurred if the Merger and Mellon's acquisition of TBC had been completed on January 1, 1993.

                                                            THREE MONTHS ENDED        YEAR ENDED
 (DOLLAR AMOUNTS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)       MARCH 31, 1993      DECEMBER 31, 1993
                                                            ------------------    ------------------
CONSOLIDATED INCOME STATEMENT DATA:
  Interest revenue.......................................         $  585                $2,146
  Interest expense.......................................            226                   755
  Net interest revenue...................................            359                 1,391
  Provision for credit losses............................             37                   128
  Net interest revenue after provision for credit
    losses...............................................            322                 1,263
  Noninterest revenue....................................            499                 1,790
  Operating expense......................................            512                 2,087
  Income before income taxes.............................            309                   966
  Provision for income taxes.............................            126                   378
  Net income.............................................            183                   588
  Net income applicable to Mellon Common Stock...........            167                   524
CONSOLIDATED PER SHARE DATA APPLICABLE TO
  MELLON COMMON STOCK:
  Primary net income.....................................         $ 1.70                $ 5.32
  Fully diluted net income...............................           1.69                  5.31
  Dreyfus Common Stock equivalent pro forma (A)..........           1.50                  4.68
PERFORMANCE RATIOS:
  Return on assets (B)...................................           1.84%(C)              1.52%
  Return on common shareholders' equity (B)..............          20.39 (C)              15.52

- ---------

(A) The equivalent pro forma per share amount for Dreyfus Common Stock represents the pro forma primary net income for Mellon Common Stock multiplied by 0.88017 (the Exchange Ratio).

(B) Dreyfus has not previously compiled daily averages for balance sheet categories. Accordingly, for the purposes of these ratios, Dreyfus' balance sheet averages were estimated using the monthly ending balances within the periods.

(C) Ratios for the three months ended March 31, 1993 are annualized.

                                  INTRODUCTION

     This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Dreyfus Board for use at the Dreyfus Meeting to be held on August 23, 1994, and in connection with the solicitation of proxies by the Mellon Board for use at the Mellon Meeting to be held on August 23, 1994. This Prospectus/Joint Proxy Statement also serves as a prospectus of Mellon for the Merger Shares.

                                 THE COMPANIES

DREYFUS

     Dreyfus is one of the nation's oldest and largest mutual fund management companies. Based upon assets under management at December 31, 1993, Dreyfus is the sixth largest mutual fund organization in the United States, the second largest manager of tax-exempt bond funds, the third largest manager of tax-exempt money market funds, and the third largest manager of taxable money market funds. As of December 31, 1993, Dreyfus managed, advised or administered assets totaling approximately $77.6 billion. As of December 31, 1993 Dreyfus managed, advised or administered 136 different mutual fund portfolios, including money market funds (taxable and tax-exempt), tax-exempt bond funds, equity funds and taxable fixed income funds, with approximately 1.9 million shareholder accounts.

     Dreyfus serves primarily as a manager of mutual funds, providing both investment advisory and administrative services. Dreyfus provides investment advisory services to the Dreyfus family of funds pursuant to agreements with each of those funds, in accordance with which Dreyfus manages each fund's portfolio of investments, by making investment decisions and formulating and executing the fund's investment strategy, subject to supervision by the fund's board of directors and in accordance with the fund's fundamental investment objectives and policies. Administrative services generally consist of internal accounting and legal services, including preparing and distributing communications to shareholders, preparing government filings and tax returns, certain bookkeeping and accounting functions and other related services. Dreyfus' wholly owned subsidiary, Dreyfus Service Corporation, markets, sells and distributes shares of the Dreyfus family of funds. Dreyfus Service Corporation is a registered broker-dealer under the Exchange Act and is a member of the National Association of Securities Dealers, Inc. Another wholly owned subsidiary, Dreyfus Management, Inc., provides investment advisory and administrative services to various pension plans, institutions and individuals. Dreyfus and Dreyfus Management, Inc. are each registered under the Investment Advisers Act of 1940. Dreyfus also owns a Federal savings bank and a New York trust company.

     Dreyfus' principal executive offices are located at 200 Park Avenue, New York, New York 10166 (telephone (212) 922-6000).

MELLON

     Mellon is a multibank holding company incorporated under the laws of Pennsylvania and registered under the Federal Bank Holding Company Act of 1956, as amended. At December 31, 1993, it was the 23rd largest bank holding company in the United States in terms of assets. Its principal wholly owned subsidiaries are Mellon Bank, Mellon Bank (DE) National Association, Mellon Bank (MD), a number of companies known as the Mellon Financial Services Corporations, AFCO Credit Corporation and The Boston Company. As of December 31, 1993, Mellon on a consolidated basis had total assets of approximately $36.1 billion, loans net of the reserve for credit losses of approximately $23.9 billion and total shareholders' equity of approximately $3.3 billion.

     Mellon's bank subsidiaries engage in domestic retail banking, worldwide commercial banking, trust banking and investment management and other financial services, as well as various securities-related activities. Through the Mellon Financial Services Corporations and their subsidiaries, Mellon provides a broad range of banking-related services including commercial financial services, equipment leasing, stock transfer services, cash management, mortgage servicing and numerous trust and investment management services and originates consumer real estate and commercial loans. The Boston Company, through Boston Safe Deposit and Trust Company and other subsidiaries, engages in the businesses of mutual fund administration, institutional trust and custody, institutional asset management and private banking.

     Mellon's principal executive offices are located at One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (telephone (412) 234-5000).

                              THE DREYFUS MEETING

DATE, TIME AND PLACE

     The Dreyfus Meeting will be held on August 23, 1994, commencing at 11:00 a.m., local time, at the New York Marriott Marquis, 1535 Broadway (between 45th and 46th Streets), Westside South Center, 5th Floor, New York, New York.

PURPOSE OF MEETING

     The purpose of the Dreyfus Meeting is to consider and vote upon a proposal to adopt the Merger Agreement.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on July 19, 1994 has been fixed by the Dreyfus Board as the Record Date for the determination of holders of shares of Dreyfus Common Stock entitled to notice of and to vote at the Dreyfus Meeting. At the close of business on the Record Date, there were 36,559,078 shares of Dreyfus Common Stock issued and outstanding held by 1,829 holders of record. Holders of record of Dreyfus Common Stock on the Record Date are entitled to one vote per share and are entitled to exercise dissenters' rights. See "Dissenters' Rights--Dreyfus Stockholders."

VOTE REQUIRED

     The affirmative vote of two-thirds of all shares of Dreyfus Common Stock outstanding on the Record Date is required to adopt the Merger Agreement.

     As of the Record Date, Dreyfus' directors, executive officers and their affiliates owned and were entitled to vote an aggregate of 2,181,409 shares at the Dreyfus Meeting, representing 8.95% of the total number of Dreyfus stockholder votes necessary to adopt the Merger Agreement. The preceding figure of 2,181,409 includes those shares held in the Dreyfus Profit-Sharing Plan for the benefit of executive officers and directors of Dreyfus who are vested under the Dreyfus Profit-Sharing Plan. There were no nonvested shares held in the Dreyfus Profit-Sharing Plan on the Record Date for the benefit of executive officers and directors of Dreyfus. The total number of shares held in the Dreyfus Profit-Sharing Plan for the benefit of all participants, including executive officers and directors of Dreyfus, aggregated 4.06% of the outstanding Dreyfus Common Stock on the Record Date. Howard Stein, Chairman and Chief Executive Officer of Dreyfus, and Joseph S. DiMartino, President and Chief Operating Officer of Dreyfus, have agreed with Mellon in their individual capacities as stockholders of Dreyfus to vote all shares of Dreyfus Common Stock owned by them (1,173,024 shares or 3.21% of the outstanding Dreyfus Common Stock on the Record Date) in favor of adoption of the Merger Agreement at the Dreyfus Meeting. See "The Merger--Interests of Certain Persons in the Merger."

VOTING; SOLICITATION AND REVOCATION OF PROXIES

     Proxy cards for use at the Dreyfus Meeting accompany this Prospectus/Joint Proxy Statement delivered to record holders of Dreyfus Common Stock. Proxies may be solicited by using the mails and by means of personal interview, telephone and wire. Dreyfus has retained D. F. King & Co., Inc. to assist in the solicitation of proxies. Proxies also may be solicited by officers and other employees of Dreyfus. Officers and other employees of Dreyfus will not be specifically compensated for the solicitation of proxies. A holder of Dreyfus Common Stock may use his proxy if he does not attend the Dreyfus Meeting in person or wishes to have his shares voted by proxy even if he does attend the Dreyfus Meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Secretary of Dreyfus, or by submitting a proxy having a later date, or by such person appearing at the Dreyfus Meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

     Under the NYBCL, the presence, in person or by proxy, of a majority of the outstanding shares of Dreyfus Common Stock is necessary to constitute a quorum of stockholders to take action at the Dreyfus Meeting. For these purposes, shares which are present, or represented by proxy, at the Dreyfus Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Merger Agreement ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the Merger Agreement ("broker non-votes"). For voting purposes, only shares voted for the adoption of the Merger Agreement, and neither abstentions nor broker non-votes, will be counted as voting for adoption in determining whether the Merger Agreement is adopted by the holders of Dreyfus Common Stock. As a consequence, abstentions and broker non-votes will have the same effect as votes against adoption of the Merger Agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Ernst & Young, independent public accountants for Dreyfus, will attend the Dreyfus Meeting and will have the opportunity to make a statement if they desire to do so.

                               THE MELLON MEETING

DATE, TIME AND PLACE

     The Mellon Meeting will be held on August 23, 1994, commencing at 11:00 a.m., local time, in the 10th Floor Auditorium of the Union Trust Building, 501 Grant Street, Pittsburgh, Pennsylvania.

PURPOSE OF MEETING

     The purpose of the Mellon Meeting is to consider and vote upon a proposal to approve the Merger Agreement; such approval of the Merger Agreement will also constitute approval of the issuance of the Merger Shares pursuant to the Merger Agreement.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

     The close of business on July 19, 1994 has been fixed by the Mellon Board as the Record Date for the determination of holders of shares of Mellon Common Stock and Series D Stock entitled to notice of and to vote at the Mellon Meeting. At the close of business on the Record Date, there were
shares of Mellon Common Stock issued and outstanding held by        holders of
record and 2,236,226 shares of Series D Stock issued and outstanding held by 21 holders of record. At the Mellon Meeting, holders of Mellon Common Stock and Series D Stock will be entitled to one vote per share and are not entitled to exercise dissenters' rights. See "Dissenters' Rights--Mellon Shareholders."

VOTE REQUIRED

     The affirmative vote of a majority of the shares (considered as one class) of Mellon Common Stock and the Series D Stock voting (provided a majority of such shares outstanding on the Record Date is voted) is required to approve the Merger Agreement.

     As of the Record Date, Mellon's directors, executive officers and their affiliates owned and were entitled to vote an aggregate of 1,355,244 shares of Mellon Common Stock and 360,360 shares of Series D Stock at the Mellon Meeting,
representing      % of the total number of Mellon shareholder votes outstanding on the Record Date.

VOTING; SOLICITATION AND REVOCATION OF PROXIES

     Proxy cards for use at the Mellon Meeting accompany this Prospectus/Joint Proxy Statement delivered to holders of record of Mellon Common Stock and Series D Stock. Proxies may be solicited by using the mails and by means of personal interview, telephone and wire. Mellon has retained D. F. King & Co., Inc. to assist in the solicitation of proxies. Proxies also may be solicited by officers and other employees of Mellon. Officers and other employees of Mellon will not be specifically compensated for the solicitation of proxies. A Mellon shareholder may use his proxy if he is unable to attend the Mellon Meeting in person or wishes to have his shares voted by proxy even if he does attend the Mellon Meeting. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice of such revocation to the Secretary of Mellon, or by submitting a proxy having a later date, or by such person appearing at the Mellon Meeting and electing to vote in person. All proxies validly submitted and not revoked will be voted in the manner specified therein. IF NO SPECIFICATION IS MADE, THE PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSAL TO APPROVE THE MERGER AGREEMENT.

     Under the Pennsylvania Business Corporation Law (the "PBCL") and Mellon's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Mellon Common Stock and Series D Stock is necessary to constitute a quorum of shareholders to take action at the Mellon Meeting. For these purposes, shares which are present, or represented by a proxy, at the Mellon Meeting will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on the Merger Agreement ("abstentions") or whether a broker with discretionary authority fails to exercise its discretionary authority to vote shares with respect to the Merger Agreement ("broker non-votes"). However, if a broker or nominee limits on the proxy card the number of shares voted on the proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval. The proxy card also provides that the persons authorized thereunder may, in the absence of instructions to the contrary, vote or act in accordance with their judgment on any other matter properly presented for action at the Mellon Meeting. Pursuant to the terms of the agreements under which the Series D Stock was issued and pursuant to which certain shares of Series D Stock were exchanged for Mellon Common Stock, all shares of Series D Stock (2,236,226 shares on the Record Date) and those shares of Mellon Common Stock held by the holders of Series D Stock (8,297,083 shares on the Record Date) will be voted in a manner that is no less favorable to the position recommended by the Mellon Board than the allocation of the votes cast by all other shareholders of Mellon voting on the proposal to approve the Merger Agreement. The Mellon Board has recommended approval of the Merger Agreement.

INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of KPMG Peat Marwick, independent public accountants for Mellon, will attend the Mellon Meeting and will have the opportunity to make a statement if they desire to do so.

                    BACKGROUND OF AND REASONS FOR THE MERGER

BACKGROUND OF THE MERGER

     On June 3, 1993, Dreyfus engaged Lazard as its financial adviser in connection with an evaluation of Dreyfus' strategic alternatives both on a transactional basis as well as from a long-term perspective. Prior to Lazard's engagement in June 1993 and during the period from June through September 1993, Lazard provided financial advice to Dreyfus on a variety of financial matters unrelated to any proposed business combination with Mellon.

     On September 1, 1993, Mellon also engaged Lazard as its financial adviser for a variety of matters including assistance with the development and implementation of certain aspects of Mellon's strategic plan and evaluation of Mellon's strategic alternatives. In early September 1993, senior executives of Mellon met with representatives of Lazard to discuss Mellon's interest in expanding in the mutual fund area, including its interest in a possible business combination with Dreyfus. At Mellon's request, Lazard communicated to Dreyfus' management Mellon's interest in a possible business combination with Dreyfus.

     Beginning in mid-October 1993, senior executives of both companies met to explore on a preliminary basis a possible business combination, to discuss each company's business lines and issues of strategic direction and to engage in due diligence reviews.

     On October 20, 1993, Mellon and Dreyfus signed confidentiality agreements pursuant to which each party agreed, among other things, to keep confidential information furnished to such party by the other for the purpose of evaluating a possible business combination. On or about October 20, 1993, Lazard resigned as financial adviser to Mellon in order to act solely as financial adviser to Dreyfus in connection with a possible business combination between Mellon and Dreyfus and to avoid any potential conflict of interest. No procedures relating to any potential conflict of interest were implemented during the period Lazard was acting as a financial adviser to both companies and prior to the execution of confidentiality agreements by Mellon and Dreyfus. On October 25, 1993, Mellon engaged Goldman Sachs to act as Mellon's financial adviser to provide Mellon with assistance in connection with the possible business combination with Dreyfus, including assistance in planning and negotiating the financial aspects of such a transaction. Goldman Sachs provided advice to Mellon with respect to these matters, but did not directly participate in negotiating the financial aspects of the transaction with Dreyfus. Goldman Sachs did not determine the consideration to be paid in the Merger.

     At a meeting held on November 3, 1993, the Dreyfus Board authorized Dreyfus' management to engage in preliminary discussions with Mellon's management with a view to presenting a report to the Dreyfus Board as to whether it would be desirable to proceed with a possible business combination with Mellon. The Dreyfus Board emphasized in its deliberations that it was very important that the discussions with Mellon should be kept strictly confidential because the Dreyfus Board felt that any public perception of uncertainty regarding the future of Dreyfus could be very damaging to Dreyfus' relationships with the mutual funds managed, advised or administered by Dreyfus, the investors in those mutual funds, and Dreyfus' other clients and employees.

     On November 4, 1993, the possible business combination of Dreyfus and Mellon was described to and discussed by the Mellon Executive Committee. An initial draft of a merger agreement was furnished by Mellon to Dreyfus on November 6, 1993. On November 8, 1993, the Dreyfus Board met to receive a report from management on the status of the discussions with Mellon. The Dreyfus Board was advised that no definitive proposal had been received from Mellon and that a number of points remained unresolved, but that Mellon's representatives had indicated that any proposal would be for a stock-for-stock merger in which Dreyfus' stockholders would receive Mellon Common Stock. Also on November 8, Dreyfus engaged Salomon Brothers as a second financial adviser to Dreyfus solely in connection with the delivery of a fairness opinion to the Dreyfus Board on the possible business combination.

     On November 10, 1993, Messrs. Cahouet, Stein and DiMartino met to review the status of ongoing discussions and due diligence activities. On November 11, Messrs. Cahouet and Stein mutually agreed to terminate discussions. A number of unresolved issues contributed to this decision, including how to build upon the strengths of the two organizations in the possible merger while at the same time preserving the autonomy of Dreyfus for a period of time after the combination (in order to maintain Dreyfus' relationships with its mutual funds, other clients and employees) as well as an approach to governance for the combined entity. Also on November 11, Dreyfus publicly announced the termination of discussions with a financial institution about a possible business combination, without identifying Mellon as the other party.

     At a meeting on November 12, 1993, the Dreyfus Board approved and ratified the termination of the discussions by management of Dreyfus with Mellon regarding the possible business combination. At that meeting, the Dreyfus Board directed that Dreyfus should continue to avoid any public perception that Dreyfus' future was uncertain and, accordingly, determined that while the Dreyfus Board would carefully consider any definitive proposal for a business combination which might be presented by a qualified third party, Dreyfus and its advisers should not solicit or invite any such proposal.

     Following Dreyfus' announcement of the termination of discussions, Dreyfus and its financial advisers received a number of telephone calls, several of which were from substantial financial institutions, in which the callers indicated possible interest in a business combination with Dreyfus. Pursuant to the instructions received from the Dreyfus Board at the November 12 meeting, such parties were advised that Dreyfus was not seeking to enter into a business combination at that time. None of these parties made a specific proposal, discussed possible ranges of value or requested financial or other information about Dreyfus.

     On December 1, 1993, in a meeting requested by Mr. Cahouet, Messrs. Cahouet and Stein renewed their discussions regarding a possible merger of Dreyfus and Mellon and reached a resolution in principle of the way in which Dreyfus and Mellon could operate together following a merger. On December 3, 1993, Mr. Cahouet also met with Mr. DiMartino to discuss these issues further.

     At a special meeting held on December 3, 1993, the Dreyfus Board considered the results of the discussions by Messrs. Stein and DiMartino with Mr. Cahouet and Mellon's proposal for a merger of Mellon and Dreyfus and authorized Dreyfus' management to pursue negotiations of a merger agreement with Mellon.

     At special meetings held on December 4, 1993 and December 5, 1993, the Dreyfus Board consulted with and considered presentations by Dreyfus' management and financial, accounting and legal advisers regarding the possible business combination with Mellon. The Dreyfus Board was advised that Mellon had proposed a merger in which Dreyfus' stockholders would receive, based on the last reported sale price of Mellon Common Stock on the NYSE on December 3, 1993, Mellon Common Stock worth $50.50 for each outstanding share of Dreyfus Common Stock. The proposal considered and ultimately approved by the Dreyfus Board at its meetings on December 4 and December 5, 1993 included provisions which addressed the concerns which had led to the termination of the prior discussions on November 11. The Dreyfus Board's most significant concern had been the need to protect the value of Dreyfus' franchise by preserving its relationships with its mutual funds, other clients and employees. That concern was addressed by Mellon's agreement to terms which in effect created a two-year contractual period in which Messrs. Stein and DiMartino would continue to have an important role in managing Dreyfus (through their positions as executive officers of Dreyfus and their proposed positions on the Mellon Board and on Dreyfus' proposed new four-person Executive Committee), and during which time Dreyfus would continue to operate under the same name and in the New York City metropolitan area. Mellon's proposal did not contain any offer to enter into employment agreements with Messrs. Stein and DiMartino, nor have any such employment agreements been entered into with Mellon or Dreyfus. The Dreyfus Board concluded that these undertakings by Mellon should serve to reassure the directors and shareholders of Dreyfus' mutual funds, as well as Dreyfus' other clients and employees, that Dreyfus' operations would not be unduly disrupted by the combination with Mellon. This reassurance could help prevent defections which could harm Dreyfus and subsequently the combined businesses of Dreyfus and Mellon.

     During the meetings of December 4, 1993 and December 5, 1993, the Dreyfus Board also considered the detailed terms of the proposed merger agreement and gave instructions to Dreyfus' management and its financial and legal advisers regarding those terms which the Dreyfus Board concluded should be negotiated further with Mellon. At the December 4 meeting, the Dreyfus Board accepted a proposal by Mellon to delete a provision contained in the draft merger agreement which favored Mellon in exchange for deleting another provision which favored Dreyfus. The provision in favor of Mellon would have enabled Mellon to refuse to consummate the Merger if a specified reduction in the market value of all assets under management by Dreyfus occurred after the signing of the Merger Agreement; the provision in favor of Dreyfus would have enabled Dreyfus to refuse to consummate the Merger if, after the signing of the Merger Agreement, the market price per share of Mellon Common Stock decreased by more than a specified amount (in absolute terms and, in addition, relative to the weighted average stock price of a peer group of companies).

     At the December 4 meeting, the Dreyfus Board also rejected a proposal by Mellon that it be granted a stock option to purchase a number of shares of Dreyfus Common Stock equal to 19.9% of the outstanding Dreyfus Common Stock upon the occurrence of certain triggering events, which could have significantly discouraged third parties from making a proposal to Dreyfus for an alternative business combination. Instead, the Dreyfus Board authorized its representatives to negotiate with Mellon for a termination fee which would be payable in cash if such triggering events occurred. During negotiations the amount of the termination fee was subject to a number of proposals and counterproposals. As a result of such negotiations, Mellon indicated that it would be prepared to accept a termination fee of $50 million but required, as a condition to its acceptance, that Messrs. Stein and DiMartino agree in their individual capacities as stockholders of Dreyfus to vote their shares of Dreyfus Common Stock in favor of the Merger and to refrain from voting in favor of a business combination with a third party for a period of one year after termination of the Merger Agreement. The Dreyfus Board subsequently approved the $50 million termination fee at its December 5 meeting.

     At the December 4 meeting, Messrs. Cahouet and Smith made presentations to the Dreyfus Board regarding the proposed Merger and Mellon's strategic plan to obtain a more balanced source of revenues by increasing revenues from investment services and responded to questions raised by various members of the Dreyfus Board. At the December 5 meeting, the non-management members of the Dreyfus Board considered the disclosures by the management members of the Dreyfus Board of their financial interest in the Merger (see "The Merger--Interests of Certain Persons in the Merger") and unanimously determined the terms of the Merger to be fair and reasonable and approved the Merger (without Messrs. DiMartino, Julian
M. Smerling, Vice Chairman of Dreyfus and Stein in attendance). Thereafter, the Dreyfus Board unanimously adopted and approved the Merger Agreement and determined that the Merger was fair to and in the best interests of Dreyfus and its stockholders and recommended that Dreyfus stockholders vote for adoption of the Merger Agreement (with Messrs. DiMartino, Smerling and Stein in attendance). See "Reasons for the Merger--Dreyfus; Recommendation of Dreyfus Board" for a description of the factors considered by the Dreyfus Board in reaching its decision to adopt and approve the Merger Agreement on December 5, 1993.

     At a special meeting held on December 5, 1993, the Mellon Board considered presentations by Mellon's management and financial and legal advisers concerning the Merger and unanimously approved the Merger Agreement, determined that the Merger was fair to and in the best interests of Mellon and its shareholders, and resolved to recommend that Mellon shareholders approve the Merger Agreement and the issuance of the Merger Shares in connection with the Merger. See "Reasons for the Merger--Mellon; Recommendation of Mellon Board" for a description of the factors considered by the Mellon Board in reaching its decision to approve the Merger Agreement and the issuance of the Merger Shares.

REASONS FOR THE MERGER--GENERAL

     The Merger of Mellon and Dreyfus will create one of the nation's largest financial services companies, capable of delivering a wide range of financial products and services. The combined company will become the nation's second largest investment advisory firm with over $210 billion of assets under management and over $825 billion of assets under custody or administration.

     Through the combination of the existing products and services, delivery systems, customer bases, technological expertise and investment management skills of each organization, the combined Mellon/ Dreyfus entity will be uniquely positioned among its competitors in the financial services industry with the financial, marketing and investment management capabilities to further develop and expand long-term customer relationships.

     The Merger should permit each company to diversify beyond its current markets and current strengths in the financial products and services it now offers by expanding the marketing of such products and services into the customer bases currently served by the other. For example, Mellon with its 125 year history of building lasting banking and trust relationships will seek to offer a full array of financial products and services to the more than 900,000 households currently investing in Dreyfus mutual funds. Similarly, more than 1 million Mellon customers, currently served through 432 branch offices, will gain more effective access to the approximately 136 mutual fund portfolios managed, advised or administered by Dreyfus, with its 40 year reputation of making available to the general public the benefits of conservative and prudent investment management.

     Mellon and Dreyfus believe that going forward the synergies created by their respective businesses will provide the combined entity with opportunities to achieve expense savings, cost reductions and operating efficiencies as well as greater latitude in the creation, development, marketing and delivery of current and future products and services. Mellon currently anticipates that the pre-tax benefits of these savings, cost reductions and operating efficiencies of the combined entity will be approximately $30 million in the first four full fiscal quarters following the Merger and approximately $60 million per year thereafter when compared with the 1993 level of annual combined expenses of Mellon and Dreyfus. These anticipated benefits are expected by Mellon to be partially offset by normal expense growth that will occur in support of anticipated revenue growth. The above benefits are expected by Mellon to be realized by the realization of economies of scale and the elimination of duplicative support services and functions from both organizations, the consolidation of certain back-office and data processing operations and in other ways. The realization of economies of scale and the elimination of duplicative support services and functions from both organizations are expected by Mellon to result in annual savings of approximately $35 million per year in the second full year following the Merger. Back-office support savings consist of various duplicative processing and recordkeeping functions with savings anticipated by Mellon of approximately $15 million per year in the second full year following the Merger. Data processing operations savings consist of expenses related to the automated information systems functions with savings anticipated by Mellon of approximately $10 million per year in the second full year following the Merger. The savings described above are expected by Mellon to include a certain amount of expense savings from volume discounts realized from the combined buying power of the larger combined organization.

     While management of the combined entity will be continually evaluating the merged operations and identifying areas for consolidation and cost savings, there can be no guarantee that these efforts will be successful or will be completed within the periods currently anticipated.

     Finally, the Merger is also expected to diversify Mellon's revenue base by bringing fee-based revenues to approximately one-half of Mellon's total revenue stream. A balanced source of revenues and sustainable high quality earnings are key elements of Mellon's strategic plan. Upon completion of the Merger, Mellon expects that its revenues will be about equally divided between those of its businesses which serve individuals and those which serve corporate and institutional customers. Similarly, its revenues are expected to be well balanced between those businesses that provide banking services and those which provide investment services. Mellon believes that such a balanced diversity of earnings, with a focus on both the stable and growing segments of the financial services industry, will further strengthen the long-term value of the franchise for Mellon's shareholders.

REASONS FOR THE MERGER--DREYFUS; RECOMMENDATION OF DREYFUS BOARD

     In reaching its decision to adopt and approve the Merger Agreement on December 5, 1993, the Dreyfus Board consulted with Dreyfus' management and financial and legal advisers and considered many factors, including, but not limited to, the following (the Dreyfus Board did not assign any specific or relative weight to the following factors in the course of its consideration):

          (a) the presentations made by each of Lazard and Salomon Brothers and the opinions of each of Lazard and Salomon Brothers that the Exchange Ratio is fair, as of the time of delivery of such opinions, from a financial point of view, to holders of Dreyfus Common Stock (see "Opinions of Dreyfus Financial Advisers");

          (b) the Dreyfus Board's review with its legal and financial advisers of the provisions of the Merger Agreement, including provisions which would not prevent Dreyfus from considering or the Dreyfus Board from approving an alternative business combination proposal from a third party (see "No Solicitations" and "Right of the Dreyfus Board to Withdraw its Recommendation");

          (c) historical financial information regarding Mellon and presentations by Dreyfus' counsel as to its due diligence review of pending litigation to which Mellon was a party and by Dreyfus' accountants as to their due diligence review of Mellon's financial statements and data processing capabilities and systems;

          (d) the presentation by Messrs. Cahouet and Smith regarding the proposed Merger and Mellon's strategic plan to obtain a balanced source of revenues by increasing revenues from investment services;

          (e) the potential operating efficiencies and other synergies which could result from combining Mellon and Dreyfus, including the combined company's ability to market a more diverse array of financial products and services to a broader range of participants and to provide enhanced systems support for administration and processing of such products and services;

          (f) the fact that Dreyfus will be operated as a separate subsidiary of Mellon Bank for at least two years following the Merger;

          (g) the expectation that the Merger will be tax-free for federal income tax purposes to Dreyfus and its stockholders (other than in respect of cash paid in lieu of fractional shares or to dissenting stockholders) and would be accounted for under the pooling of interests method of accounting;

          (h) the effect of the Merger on Dreyfus' relationships with its mutual funds (including investors in mutual funds managed, advised or administered by Dreyfus), other clients and employees; and

          (i) the expectation that the necessary regulatory approvals for the Merger would be obtained.

     THE DREYFUS BOARD HAS UNANIMOUSLY ADOPTED AND APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF DREYFUS AND THE DREYFUS STOCKHOLDERS AND RECOMMENDS THAT DREYFUS STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT. Dreyfus has the right, under certain circumstances, to withdraw, modify or amend the foregoing recommendation of the Dreyfus Board. See "The Merger--Right of the Dreyfus Board to Withdraw its Recommendation."

OPINIONS OF DREYFUS FINANCIAL ADVISERS

LAZARD OPINIONS

     GENERAL. Dreyfus retained Lazard in June 1993 to render financial advisory and investment banking services to Dreyfus in connection with an evaluation of its strategic alternatives from both a transactional basis as well as a long-term perspective.

     Lazard is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. Lazard was selected on the basis of its experience and expertise. Lazard has acted exclusively for the Dreyfus Board in rendering its fairness opinion and will receive a fee from Dreyfus for its services, substantially all of which is contingent upon consummation of the Merger. See "Fees Payable to Lazard" below. Lazard acted as financial adviser to Dreyfus in connection with, and participated in certain of the negotiations leading to, the Merger Agreement. During the course of such negotiations, Lazard was not asked to, and did not, propose the specific Merger consideration. In the course of its activities, Lazard has in the past provided certain investment banking services to Mellon for which it received customary compensation.

     Lazard rendered written opinions to the Dreyfus Board that, as of the date of the Merger Agreement and as of the date of this Prospectus/Joint Proxy Statement, respectively, the Exchange Ratio was fair, from a financial point of view, to the holders of the Dreyfus Common Stock. The full text of Lazard's opinion, dated the date of this Prospectus/Joint Proxy Statement, is attached as Appendix II hereto. The description of the written opinion set forth herein is qualified in its entirety by reference to the full text of the opinion attached hereto as Appendix II. Dreyfus stockholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken, by Lazard in connection therewith. Pursuant to instructions from the Dreyfus Board, which had determined that Dreyfus and its advisers should not solicit or invite any proposal for a business combination following the November 11, 1993 press announcement that Dreyfus had terminated discussions regarding a possible business combination with a financial institution, Lazard did not solicit other merger proposals and Lazard advised the companies that contacted Lazard (or were referred to Lazard by Dreyfus) to express an interest in a merger or acquisition transaction with Dreyfus prior to the date of the Merger Agreement that Dreyfus was not seeking to enter into a business combination at that time. None of the parties that contacted Lazard made a specific proposal, discussed possible ranges of value or requested financial or other information about Dreyfus. Since the execution of the Merger Agreement, Lazard has not received any proposals from third parties relating to a merger or acquisition transaction with Dreyfus. See "Background of and Reasons for the Merger--Background of the Merger."

     Lazard's opinions are directed only to the fairness of the Exchange Ratio and do not constitute a recommendation to any Dreyfus stockholder as to how such stockholder should vote at the Dreyfus Meeting.

     MATERIALS AND INFORMATION CONSIDERED WITH RESPECT TO THE MERGER. In connection with its opinions, Lazard reviewed, among other things: (i) the Merger Agreement; (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K for the each of the five years in the period ended December 31, 1992 of Dreyfus and Mellon; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Dreyfus and Mellon and certain other communications from Dreyfus and Mellon to their respective stockholders; and (iv) certain internal financial analyses for Dreyfus and Mellon prepared by their respective managements. In addition, in connection with rendering its opinion dated the date of this Prospectus/Joint Proxy Statement, Lazard reviewed the Registration Statement (including this Prospectus/Joint Proxy Statement), the Annual Reports on Form 10-K of Dreyfus and Mellon for the year ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Dreyfus and Mellon for the quarter ended March 31, 1994. Lazard held discussions with the senior managements of Dreyfus and Mellon concerning their past and current business operations and financial condition, regulatory relationships and the future prospects of their respective companies. In addition, Lazard held discussions with the independent auditors for each of Dreyfus and Mellon regarding their respective financial and accounting matters. Lazard did not consider the relative merits of the Merger and alternative strategies for Dreyfus.

     In conducting its review and arriving at its opinions, Lazard relied, without independent verification, upon the accuracy and completeness of all of the financial and other information provided to it or publicly available. Lazard also assumed, without independent verification, that the reserve for credit losses for Mellon is in the aggregate adequate to cover such losses. Lazard did not make or obtain any independent evaluation or appraisals of the assets and liabilities of Dreyfus or Mellon or any of their subsidiaries, nor did Lazard examine any individual credit files.

     Lazard considered such financial and other factors as it deemed appropriate under the circumstances, including, among others, the following: (i) the reported price and trading activity for Dreyfus Common Stock and Mellon Common Stock; (ii) certain publicly available financial and stock market information with respect to other publicly traded companies; and (iii) the financial terms of certain recent business combinations in the investment management industry specifically and in other industries generally. Lazard's opinions noted that they were based upon economic, market and other conditions as they existed and could be evaluated on the dates of such opinions and the information made available to Lazard through the dates of such opinions. In the course of its analysis, Lazard prepared estimates of future financial performance of Dreyfus and Mellon which were based in part upon discussions with the managements of the two companies. Estimates of future financial performance are based on numerous variables and assumptions which are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from such estimates.

     Set forth below is a brief summary setting forth the material analyses presented by Lazard to the Dreyfus Board in connection with its written opinion as to the fairness, from a financial point of view, of the Exchange Ratio on the date the Dreyfus Board approved the Merger Agreement. Unless otherwise specified, all ratios and other financial information described below are based on financial data as of or for the twelve months ended September 30, 1993. The procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken contained in the opinion dated the date of the Merger Agreement are substantially the same as, and not materially different from, those contained in the opinion dated the date of this Prospectus/Joint Proxy Statement and attached hereto.

     HISTORICAL FINANCIAL DATA. Lazard reviewed certain historical financial information for Dreyfus and Mellon and calculated the imputed value of the Merger to holders of Dreyfus Common Stock. This analysis showed a value of $50.50 per share of Dreyfus Common Stock based upon the Exchange Ratio and the closing price of the Mellon Common Stock on December 3, 1993 of $57.375 per share. Lazard also calculated the multiple which the Exchange Ratio represents, based on the $50.50 per share purchase price, when compared to Dreyfus' Common Stock closing market price on November 4, 1993 (five trading days prior to the Dreyfus press release relating to merger discussions) and December 3, 1993 (the last trading day prior to the public announcement of the Merger Agreement). Lazard calculated the premium to be 30.3% and 13.5% based on market value on November 4, 1993 and December 3, 1993, respectively, and 57.1% and 22.8% based on the value of the firm excluding Dreyfus' net cash on such dates. Based on the Exchange Ratio, the multiple of market value to last twelve months ended September 30, 1993 ("LTM") earnings was
20.5 times and the multiple of firm value to LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") was 10.6 times.

     CONTRIBUTION ANALYSIS. Lazard analyzed the relative contribution of each of Dreyfus and Mellon to certain balance sheet and income statement items, including assets, common equity, tangible common equity and 1993 and 1994 estimated earnings (as compiled by the Institutional Brokers' Estimate System, "IBES"). Lazard then compared the ownership percentages of the combined company implied by the relative contributions of such balance sheet and income statement items, to the ownership percentage for Dreyfus stockholders of approximately 34.4% (32.8% on a fully diluted basis), at the Exchange Ratio. The contribution analysis showed that Dreyfus would contribute approximately 2.5% of the combined assets, 23.1% of the combined common equity, 31.0% of tangible common equity and 20.6% and 18.8%, respectively, of the estimated 1993 and 1994 earnings of the combined companies.

     COMPARISON TO OTHER COMPANIES AND TRANSACTIONS. Lazard compared the financial performance of Dreyfus based on various financial measures of assets under management, earnings performance and trading price multiples, to that of a peer group of publicly traded investment management companies with assets under management ranging from approximately $13.8 billion to $99.9 billion, including The Colonial Group, Inc., Duff & Phelps Corporation, Eaton Vance Corporation, Franklin Resources, Inc., The Pioneer Group, Inc., T. Rowe Price Associates, Inc., The John Nuveen Company and United Asset Management Corporation. This analysis showed that Dreyfus had a compounded annual growth rate of assets under management from December 31, 1991 to September 30, 1993 of 1.7% compared to an average growth rate of 21.5% for its peer group, growth in operating income from 1991 to 1992 of 73.8% compared to an average growth rate of 31.5% for its peer group, a multiple of market value to LTM earnings of 17.7 times compared to an average multiple of 17.5 times for its peer group, and a multiple of the value of the firm to LTM operating income of 9.0 times compared to an average of 9.9 times for its peer group.

     Lazard also compared the financial performance of Mellon based on various financial measures of performance such as price-to-tangible book value multiples, price-to-earnings multiples, dividend yields and recurring fee revenues as a percentage of recurring revenues to that of three groups of bank holding companies, a group of selected "top tier banks" that included Banc One Corporation, Norwest Corporation, SunTrust Banks, Inc. and Wachovia Corporation; a group of "regional competitors" that included CoreStates Financial Corporation, First Fidelity Bancorporation, National City Corporation, PNC Bank Corporation and Society Corporation; and a group of "trust banks" that included Northern Trust Corporation and State Street Boston Corporation. This analysis showed that Mellon had a price-to-tangible book value multiple of 2.0 times compared to an average of 2.1 times for the group of top tier banks, 1.7 times for the regional competitors and 2.7 times for the trust banks; Mellon had a price-to-earnings multiple (based on 1994 IBES estimates) of 8.9 times compared to an average of 8.5 times for the regional competitors, 10.2 times for the top tier banks and 13.6 times for the trust banks; Mellon had a dividend yield of 3.9% compared to an average of 3.2% for the top tier banks, 4.2% for the regional competitors and 1.8% for the trust banks; and Mellon had recurring fee revenues as a percentage of recurring revenues of 47.2% compared to an average of 31.2% for the top tier banks, 29.3% for the regional competitors and 60.1% for the trust banks.

     Lazard examined the history of trading prices for both Dreyfus Common Stock and Mellon Common Stock for the period from December 1991 to December 1993. Lazard also examined the relationship between movements of Dreyfus Common Stock and Mellon Common Stock market prices and movements in the composites of their respective peer groups and, in the case of Mellon, the S&P Regional Bank Index. This analysis showed that the market price of Dreyfus Common Stock underperformed its peer group and the market price of Mellon Common Stock outperformed its peer group during this period.

     Lazard reviewed certain financial data relating to 10 selected merger transactions involving investment management companies which occurred since January 1991. The transactions included (acquiror/acquiree):

First Union Corporation/Leiber & Co.; Alliance Capital Management L.P./Shields Asset Management Inc.; Reich & Tang L.P./New England Investment Companies, Inc.; Clayton, Dubilier & Rice, Inc./Van Kampen Merritt Companies, Inc.; Franklin Resources, Inc./Templeton, Galbraith & Hansberger Ltd.; U.S. Trust Corporation/Delafield, Harvey, Tabell Inc.; United Asset Management Corporation/Spectrum Asset Management, Inc.; Management/Chancellor Capital Management, Inc.; United Asset Management Corporation/ First Pacific Advisors Inc.; and Union Bank of Switzerland/Chase Investors Management Corp. To the extent data were available, Lazard calculated the acquisition price as a multiple of earnings, EBITDA, revenues, and assets under management at the time such acquisitions were first announced. In the selected transactions, the calculations yielded a range of: (i) price to earnings multiples of 8.8 times to
27.2 times with a median multiple of 14.9 times, compared with a multiple of
20.5 times associated with the Exchange Ratio; (ii) firm value to EBITDA multiples of 5.1 times to 12.1 times with a median multiple of 7.3 times, compared with a multiple of 10.6 times associated with the Exchange Ratio; (iii) firm value to revenues multiples of 1.7 times to 5.2 times with a median multiple of 3.3 times, compared with a multiple of 3.8 times associated with the Exchange Ratio; and (iv) firm value to assets under management of 0.5% to 4.3% with a median multiple of 1.5%, compared to 1.5% associated with the Exchange Ratio, in each case at the time the Merger Agreement was signed.

     No company or transaction used in the above analysis as a comparison is identical to Dreyfus, Mellon or the contemplated Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

     OTHER CONSIDERATIONS AND ANALYSES WITH RESPECT TO THE MERGER. Lazard analyzed the accretion in earnings per share, book value per share, tangible book value per share and dividends per share on a pro forma combined basis compared to Dreyfus on a stand-alone basis. Lazard also estimated the present value of the future streams of after-tax cash flows that Dreyfus could produce on a stand-alone basis through 1998. The analysis was based on several assumptions, including a 25% dividend payout ratio and an earnings per share annual compounded growth rate of 14%. A terminal value was calculated for 1998 by multiplying Dreyfus' projected 1998 earnings by a price/earnings multiple of 15 or 17 times. This terminal valuation analysis and the annual dividend payments were discounted at rates ranging from 12.0% to 18.0%, producing potential values per share of Dreyfus on a stand-alone basis ranging from $34.78 to $50.29.

     Lazard compared these values to the potential value provided to Dreyfus stockholders in the Merger. This analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and exit multiples, as well as the achievement of certain specified synergies, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of Dreyfus and Mellon. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future. Applying price/earnings multiples of 10 or 12 times to calculate a pro forma combined terminal value and discounting the terminal value and annual dividend payments at rates ranging from 12.0% to 18.0% produced potential values ranging from $45.88 to $68.58 per Dreyfus share on a pro forma combined basis.

     Lazard illustrated the earnings dilution that would be incurred by Mellon based upon the proposed Exchange Ratio. The analysis showed a 10% dilution in earnings per share based upon 1994 estimated earnings of the combined company following the Merger assuming certain specified synergies and a 16% dilution in earnings per share assuming no synergies were realized.

     WRITTEN OPINION FOR PROXY STATEMENT. In connection with its written opinion dated as of the date of this Prospectus/Joint Proxy Statement, Lazard confirmed the appropriateness of its reliance on the analyses used to render its December 5, 1993 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

     LIMITATION ON OPINIONS. The information above summarizes the material analyses prepared by Lazard in connection with its opinions. This summary does not purport to be a complete description of the analyses performed by Lazard in connection with the rendering of its fairness opinions. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Lazard believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or selecting part or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the Lazard presentations and opinions. The range in calculations resulting from any particular analyses described above should not be taken to be Lazard's view of the actual value of Dreyfus or Mellon. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given more weight than any other analyses.

     In performing its analyses, Lazard made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Dreyfus or Mellon. Such analyses were prepared solely as part of Lazard's analysis of the fairness of the Exchange Ratio, from a financial point of view, to Dreyfus' stockholders and were provided to the Dreyfus Board in connection with the delivery of Lazard's opinions. Because any estimates contained in the analyses performed by Lazard are inherently subject to uncertainty, none of the Dreyfus Board, Lazard or any other person assumes responsibility for the accuracy of such estimates. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may be traded in the future. In addition, as described above, Lazard's opinion and presentation to the Dreyfus Board is just one of the many factors taken into consideration by the Dreyfus Board.

     FEES PAYABLE TO LAZARD. Dreyfus' engagement of Lazard provides for a cash retainer of $50,000 per calendar quarter (which retainer shall be credited against the transaction fee described below), and a cash fee which is contingent upon consummation of the Merger equal to (i) .40% of the aggregate consideration paid on a fully diluted basis less (ii) $750,000. Based upon a market price of $56.25 for the Mellon Common Stock at June 30, 1994, Lazard's fee payable upon consummation of the Merger would be approximately $6.8 million, less any amounts paid pursuant to the retainer. Dreyfus has also agreed to reimburse Lazard for its reasonable out-of-pocket expenses and to indemnify Lazard against certain liabilities, including liabilities under the federal securities laws.

SALOMON BROTHERS OPINIONS

     Dreyfus retained Salomon Brothers solely in connection with the delivery of an opinion to the Dreyfus Board relating to the fairness, from a financial point of view, to Dreyfus' stockholders of the Exchange Ratio in the possible business combination with Mellon.

     Salomon Brothers has delivered to the Dreyfus Board its written opinions, respectively dated December 5, 1993 and the date of this Prospectus/Joint Proxy Statement, that as of those dates the Exchange Ratio was fair, from a financial point of view, to the holders of Dreyfus Common Stock.

     THE FULL TEXT OF THE OPINION DATED THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT IS ATTACHED AS APPENDIX III TO THIS PROSPECTUS/JOINT PROXY STATEMENT. DREYFUS STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN. THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW UNDERTAKEN CONTAINED IN THE OPINION DATED DECEMBER 5, 1993 ARE SUBSTANTIALLY THE SAME AS THOSE CONTAINED IN THE OPINION DATED THE DATE OF THIS PROSPECTUS/JOINT PROXY STATEMENT AND ATTACHED HERETO AS APPENDIX III. THE SALOMON BROTHERS OPINION, WHICH WAS DELIVERED FOR USE AND CONSIDERATION BY THE DREYFUS BOARD, IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO, DOES NOT ADDRESS DREYFUS' UNDERLYING BUSINESS DECISION TO PARTICIPATE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DREYFUS STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER.

     Although Salomon Brothers evaluated the financial terms of the Merger, it was not asked to and did not participate in discussions or negotiations concerning the consideration to be paid to holders of Dreyfus Common Stock. In arriving at its opinions, Salomon Brothers reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of Dreyfus and Mellon and material prepared in connection with the Merger, and considered such financial and other factors as it deemed appropriate under the circumstances, including, among other things, the following: (i) the Merger Agreement; (ii) the Annual Reports on Form 10-K of Dreyfus and Mellon for each of the five years in the period ended December 31, 1992 and the Quarterly Reports on Form 10-Q of Dreyfus and Mellon for the quarters ended March 31, 1993, June 30, 1993, and September 30, 1993; (iii) certain other publicly available financial and other information concerning Dreyfus and Mellon; (iv) certain publicly available information concerning the trading of, and the trading markets for, Dreyfus Common Stock and Mellon Common Stock; (v) certain other internal information, including certain financial forecasts for Dreyfus and Mellon for the current year prepared by the respective managements of such companies and certain pro forma combined financial forecasts for 1994 and 1995 prepared by management of Dreyfus and Mellon and furnished to Salomon Brothers for the purpose of its analysis; (vi) the nature and terms of certain recent transactions which Salomon Brothers believed to be reasonably comparable to the Merger or otherwise relevant to its inquiry; and (vii) certain publicly available information regarding certain other companies that Salomon Brothers believed to be comparable to Dreyfus or Mellon and the trading markets for certain of such other companies' securities. Salomon Brothers also met with certain officers and representatives of Dreyfus and Mellon to discuss the foregoing as well as other matters it believed relevant to its inquiry. In addition, in connection with rendering its opinion dated the date of this Prospectus/Joint Proxy Statement, Salomon Brothers reviewed the Registration Statement (including this Prospectus/Joint Proxy Statement), the Annual Reports on Form 10-K of Dreyfus and Mellon for the year ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Dreyfus and Mellon for the quarter ended March 31, 1994. Salomon Brothers also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of the financial services industry generally. Salomon Brothers did not consider the relative merits of the Merger and alternative strategies for Dreyfus.

     As set forth in its opinions, Salomon Brothers relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. With respect to financial forecasts, Salomon Brothers assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Dreyfus and Mellon. Salomon Brothers did not make or obtain any evaluations or appraisals of the properties, assets, liabilities or reserves of Dreyfus or Mellon. Salomon Brothers noted that it was not requested to and did not approach any other parties with respect to a business combination involving Dreyfus. Salomon Brothers did not solicit other merger proposals nor did Salomon Brothers enter into discussions with any of the companies that contacted Dreyfus or Salomon Brothers to express an interest in a merger or acquisition transaction with Dreyfus following the November 11, 1993 press announcement that Dreyfus had terminated discussions regarding a possible business combination with a financial institution. See "Background of and Reasons for the Merger--Background of the Merger." Salomon Brothers also noted that its opinion necessarily was based upon conditions as they existed and could be evaluated as of the date thereof. Salomon Brothers assumed that in the course of obtaining necessary regulatory approvals for the Merger no restrictions would be imposed that would have a material adverse affect on the contemplated benefits of the Merger to Dreyfus following the Merger, and that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and will be accounted for as a pooling of interests.

     In connection with its opinion dated December 5, 1993, Salomon Brothers performed certain financial analyses, which it discussed with the Dreyfus Board on December 5, 1993. Salomon Brothers confirmed the appropriateness of its reliance on such analyses in connection with its opinion dated the date of this Prospectus/Joint Proxy Statement by performing procedures to update certain of such analyses and reviewing the assumptions on which such analyses were based and the factors considered in connection therewith. The material portions of the analyses performed by Salomon Brothers in connection with the rendering of its opinion dated December 5, 1993 are summarized below.

     TRANSACTION SUMMARY. Based upon the Exchange Ratio and the closing market price per share of Mellon Common Stock on December 3, 1993, Salomon Brothers' analysis of the Merger calculated the implied purchase price per share of Dreyfus Common Stock and the premium to the market value of Dreyfus Common Stock on December 3, 1993 (the last trading day prior to the public announcement of the Merger Agreement) and November 3, 1993 (thirty days earlier). The analysis also calculated such implied purchase price as a multiple of certain financial statement items, including 1993 projected earnings per share (as estimated by the IBES), 1993 projected operating earnings per share (as estimated by Salomon Brothers), and book value. This analysis showed that the Exchange Ratio represented an implied purchase price of $50.50 per share of Dreyfus Common Stock, and a premium over Dreyfus' closing market value on December 3, 1993 and November 3, 1993 of 13.5% and 29.5%, respectively. The analysis also showed that the implied purchase price represented a multiple of 18.6 times 1993 projected earnings per Dreyfus share,
23.5 times 1993 projected operating earnings per Dreyfus share, and a multiple of 2.37 times book value per Dreyfus share. Additionally, Salomon Brothers noted various financial statistics based on Dreyfus' aggregate market value less what Salomon Brothers determined to be excess cash and marketable securities.

     HISTORICAL FINANCIAL DATA. Salomon Brothers analyzed the historical income statement and balance sheet data for Dreyfus for the period from 1988 through 1993 (using Salomon Brothers' estimates for the fourth quarter of 1993). As part of this analysis, Salomon Brothers examined the actual reported earnings of Dreyfus as well as earnings exclusive of realized gains and other non-recurring items. In addition, Salomon Brothers also analyzed the growth in core earnings per share excluding both realized gains and the earnings and dividend income attributable to Dreyfus' investment portfolio. Salomon Brothers also noted the growth in management fees as well as the trend in fees waived and fund expenses reimbursed. Salomon Brothers also derived a series of key profitability and capitalization measures for Dreyfus over this time period.

     DREYFUS COMPARABLE COMPANY ANALYSIS. Salomon Brothers reviewed and compared the financial, operating and market performance of a selected peer group of publicly traded asset management companies (the "Group") with that of Dreyfus. Salomon Brothers selected such Group on the basis of various factors, including business characteristics, size and capitalization. The Group included The Colonial Group, Inc., Duff & Phelps Corp., Eaton Vance Corp., Franklin Resources, Inc., The John Nuveen Company, The Pioneer Group, Inc., T. Rowe Price Associates, Inc., and United Asset Management Corp. Salomon Brothers also examined certain market and financial data for a group of investment management companies organized as master limited partnerships. As part of this analysis, Salomon Brothers compared various financial measures of the Group to those of Dreyfus, including aggregate market value, dividend yield and current trading values as a multiple of earnings before interest, amortization and taxes, pre-tax and net income, assets under management and book value as of or for the twelve months ended September 30, 1993. Salomon Brothers also examined the mix of assets under management for each of the companies in the Group as of December 31, 1992. This analysis showed that Dreyfus, based on its closing market share price on December 3, 1993, was valued at price to 1993 IBES estimated earnings, pre-tax income, and book value multiples, and as a percentage of assets under management, of 16.4x, 10.5x, 2.02x, and 2.1%, respectively, as compared to median measures for the Group of 16.8x, 10.0x, 3.82x, and 2.0%, respectively. Salomon Brothers also analyzed certain operating and productivity statistics as well as the growth in earnings, revenues and assets under management for the Group and compared those statistics to those of Dreyfus at the end of or for the same period. This analysis showed that Dreyfus experienced compound growth rates in assets under management, total revenue and net income for the five-year period ended December 31, 1992 of 17.5%, 7.3% and 1.6%, respectively, as compared to the median measures for the Group of 17.8%, 21.9%, and 21.8%, respectively.

     COMPARABLE TRANSACTIONS ANALYSIS. Salomon Brothers also reviewed certain terms of eight recent merger transactions involving asset management companies. Salomon Brothers considered the value of each of these transactions and the implied multiple of earnings and revenues for the preceding twelve months as well as the price as a percentage of assets under management. The selected transactions included (acquiror/acquiree): First Union Corp./Leiber & Co.; Franklin Resources/Templeton, Galbraith & Hansberger; TA Associates/AIM Management Group; Keystone Group Inc./Keystone Colonial Funds; Alliance Capital Management L.P./Shields Asset Management Inc.; New England Mutual Life/Reich & Tang, Inc.; Alliance Capital Management L.P./Equitable Capital Management; and CDV Acquisition Corp./Van Kampen Merritt Companies. Analysis of these selected transactions produced median implied multiples based on earnings and revenues of 11.4x and 3.5x, respectively, and a median price to assets under management percentage of 2.2%. These median valuation measures compared with implied multiples of price to 1993 estimated earnings and operating revenues of 18.6x and 5.4x, respectively, and a price to assets under management percentage of 2.4% for the Merger.

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

     DISCOUNTED CASH FLOW ANALYSIS. Using a discounted cash flow analysis, Salomon Brothers estimated the present value of the future cash flows that Dreyfus could produce over a projected five-year period from 1994 through 1998 if Dreyfus were to perform on a stand-alone basis (i.e., without giving effect to any operating or other efficiencies pursuant to the Merger). These estimates were made using assumed rates of growth of "core" earnings ranging from 10% to 15% per year, and a dividend payout ratio of 41.3% applied to core earnings (core earnings were assumed to be earnings excluding securities gains, interest and dividend income and certain other items deemed to be non-recurring). Salomon Brothers derived certain potential equity market value reference ranges for Dreyfus Common Stock based upon the sum of the present value (using discount rates ranging from 12% to 16%) of the future cash flows derived from the five-year core earnings of Dreyfus and the discounted value of the final year's core earnings multiplied by numbers representing price-earnings multiples ranging from 12x to 18x. These values were then adjusted to reflect the amount of cash and marketable securities outstanding (net of an estimate of capital required to support Dreyfus' business). This analysis produced potential equity market values per share of Dreyfus Common Stock ranging from $36.46 to $54.56.

     ANALYSIS OF HISTORICAL STOCK PRICE PERFORMANCE. Salomon Brothers examined the history of the trading prices and volume of both Dreyfus and Mellon Common Stock over a ten-year period and the annualized total rates of return for each of the securities over a number of different holding periods. Salomon Brothers also analyzed the recent price performance of both Mellon and Dreyfus Common Stock as compared to the S&P Composite Average and a peer group index specifically developed for each company. This analysis showed that, for the five-year period ended December 3, 1993, Dreyfus Common Stock had appreciated 79.4%, versus 300.1% and 71.0% for its peer group (the Group, as defined above) and the market, respectively, while Mellon Common Stock had appreciated 127.2%, versus 64.8% and 71.0% for its peer group (the Salomon Brothers Superregional Bank Index, as defined below) and the market, respectively.

     CONTRIBUTION ANALYSIS. Salomon Brothers analyzed the contribution of each of Dreyfus and Mellon to book value, tangible book value (book value less goodwill) and earnings, as compared to the respective ownership percentages that former Dreyfus and Mellon shareholders would have after giving effect to the Merger. Based on the Exchange Ratio and the closing market price of Mellon Common Stock on December 3, 1993, Dreyfus stockholders would receive approximately 32.3% ownership of the combined company after the Merger, as compared to Dreyfus' percentage contribution to pro forma common equity, tangible book value, and 1994 IBES median estimated earnings of 23.7%, 31.0%, and 19.5%, respectively.

     MELLON COMPARABLE COMPANY ANALYSIS. Salomon Brothers compared current market data and several credit and operating statistics of Mellon for the twelve months ended September 30, 1993, with those of a group of nineteen bank holding companies comprising the Salomon Brothers Superregional Bank Index excluding Mellon (the "Bank Index"), and as such being deemed comparable on the basis of size and business lines. The measures compared included, among other factors, return on assets, return on equity, net interest margin, noninterest income as a percentage of revenue, noninterest income as a percentage of assets, overhead ratio, equity to assets ratio, Tier I capital ratio and Total risk based capital ratio. Salomon Brothers also analyzed certain credit quality ratios of Mellon's loan portfolio, such as the ratio of nonperforming assets to total loans, the ratio of reserve for credit losses to loans and the ratio of nonperforming assets to tangible common equity, as compared to the Bank Index peer group. These analyses showed, among other things, that Mellon's market valuation measures of 8.6x 1994 earnings (as estimated by the management of Mellon), 1.40x book value, and a dividend yield of 3.90% were comparable with its Bank Index peer group median multiples of 8.7x, 1.56x, and 3.50%, respectively. The analysis further showed that Mellon's return on average assets, return on average common equity, and common equity to assets ratios of 1.45%, 17.93%, and 7.66%, respectively, were higher than the median measures for the Bank Index peer group of 1.21%, 16.01%, and 7.39%, respectively. Mellon also outperformed the Bank Index peer group medians on several other measures, including noninterest expense to revenue and total equity to assets. On certain measures, including net interest margin, tangible common equity to tangible assets, Tier I and total capital ratios, and nonperforming assets to loans, Mellon was below the Bank Index peer group medians. The institutions included in the Bank Index are Fleet Financial Group, Inc., Bank of Boston Corporation, First Fidelity Bancorporation, CoreStates Financial Corporation, PNC Bank Corporation, Banc One Corporation, Comerica Inc., National City Corporation,

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

NBD Bancorp, Inc., First Bank System, Inc., Key Banks, Inc. (pro forma for the merger with Society Corporation), Norwest Corporation, NationsBank Corporation, First Union Corporation, SunTrust Banks, Inc., Wachovia Corporation, BankAmerica Corporation, First Interstate Bancorp and Wells, Fargo & Company.

     PRO FORMA MERGER CONSEQUENCES ANALYSIS. Salomon Brothers analyzed certain pro forma effects on the combined company resulting from the Merger for the projected five-year period from 1994 through 1998. This analysis was based upon certain assumptions prepared by the management of Mellon which reflected estimated cost savings and revenue enhancements by combining the two companies. Salomon Brothers examined the pro forma earnings, dividends per share, fully diluted book value per share, return on assets, return on common equity and Tier I capital ratio of the pro forma combined entity. Salomon Brothers then estimated the present value (using discount rates ranging from 12% to 16%) of the future cash flows per Dreyfus share based on the discounted value of the expected dividend stream and the discounted value of the final year's net earnings multiplied by numbers representing terminal price-earnings multiples ranging from 8.6x to 15.0x. This pro forma analysis produced an overall range of potential values per Dreyfus common share of $44.40 to $84.62. Salomon Brothers also conducted the analysis using a narrower terminal price-earnings multiple range of 9.6x to 11.0x, which produced a range of potential values per Dreyfus share of $48.41 to $64.32. Salomon Brothers compared these potential values to those produced by the stand-alone basis discounted cash flow analysis. Salomon Brothers also conducted certain other pro forma analyses, including a comparison of operating and capitalization measures of the combined company with selected trust banks, and an analysis of the increases in estimated 1994 earnings, dividends, and book value per share that Dreyfus shareholders would receive. These percentage increases were 84.3%, 159.2%, and 86.0%, respectively.

     While the summary set forth above does not purport to be a complete description of the analyses Salomon Brothers performed in connection with the rendering of its opinion, it does address all of the material matters relevant to such analyses. Salomon Brothers believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses could create an incomplete view of the process underlying the analyses it performed in preparing its opinion and presentation to the Dreyfus Board. In performing its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Dreyfus and Mellon. Because any estimates contained in the analyses performed by Salomon Brothers are inherently subject to uncertainty, none of the Dreyfus Board, Salomon Brothers or any other person assumes responsibility for the accuracy of such estimates.

     Additionally, no company or transaction used in the comparable company or comparable transaction analyses summarized above is identical to Dreyfus, Mellon or the Merger. Accordingly, any such analyses of the value of the Merger involve complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and other factors in relation to the trading and transaction values of the comparable companies and comparable transactions.

     SALOMON BROTHERS GENERALLY. Salomon Brothers is an investment banking firm engaged, among other things, in the valuation of businesses and securities in connection with mergers and acquisitions and other purposes. Salomon Brothers was selected based upon its expertise. Except for rendering its opinion as to the fairness, from a financial point of view, of the Exchange Ratio, Salomon Brothers has not otherwise acted as financial adviser to Dreyfus or the Dreyfus Board in connection with the Merger, and, as noted in its opinion, did not participate in the discussions or negotiations with respect to the Merger.

     In the ordinary course of its business, Salomon Brothers actively trades the debt and equity securities of Dreyfus and Mellon for its own account and for the accounts of its customers, and it therefore may from time to time hold a long or short position in such securities.

     FEES PAID TO SALOMON BROTHERS. Pursuant to its engagement of Salomon Brothers, Dreyfus has paid Salomon Brothers a fee of $900,000 for its services in connection with its opinion, and has agreed to pay Salomon Brothers an additional fee of $200,000, payable upon publication of its opinion in this Prospectus/ Joint Proxy Statement. Dreyfus has agreed to reimburse Salomon Brothers for all reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel. Dreyfus has also agreed to indemnify and

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

hold harmless Salomon Brothers against certain liabilities and expenses, including certain liabilities arising under the federal securities laws, related to or arising out of its engagement.

REASONS FOR THE MERGER--MELLON; RECOMMENDATION OF MELLON BOARD

     At its meeting on December 5, 1993, the Mellon Board determined that the Merger is fair to, and in the best interests of, Mellon and its shareholders. In reaching its determination, the Mellon Board consulted with Mellon management, as well as its financial and legal advisers, and considered a number of factors, including the following:

          (a) the effectiveness of the Merger in meeting Mellon's strategic goal of continuing its evolution into a full-service financial services company with a bank as its core;

          (b) the presentation by Mellon's management regarding its due diligence review of the business, operations, earnings and financial condition of Dreyfus on a historical, prospective and pro forma basis, management's description of the enhanced opportunities for growth made possible by the Merger, and management's assessment of the opportunities for cost savings afforded by the Merger;

          (c) the description by legal counsel of the terms of the Merger Agreement, including the provisions for the payment of a $50,000,000 fee by Dreyfus to Mellon under certain circumstances (see "The Merger-Termination of the Merger Agreement; Fee");

          (d) the opinion of Goldman Sachs to the effect that as of December 5, 1993 the Exchange Ratio was fair to Mellon (see "Opinions of Mellon Financial Adviser");

          (e) the expectation that the Merger would be tax-free to Mellon and its shareholders and would be accounted for under the pooling of interests method of accounting; and

          (f) the advice of legal counsel that it could be reasonably expected that the necessary regulatory approvals for the Merger would be obtained.

     The Mellon Board did not assign any specific or relative weight to the foregoing factors in the course of its consideration.

     THE MELLON BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF MELLON COMMON STOCK PURSUANT THERETO AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF MELLON AND THE MELLON SHAREHOLDERS AND RECOMMENDS THAT MELLON SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF THE MERGER SHARES PURSUANT THERETO.

OPINIONS OF MELLON FINANCIAL ADVISER

     Goldman Sachs was retained by Mellon to act as its financial adviser in connection with a possible business combination with Dreyfus and to provide Mellon with financial advice and assistance in connection with a possible transaction, including assistance in planning and negotiating its financial aspects. At the meeting of the Mellon Board held on December 5, 1993, Goldman Sachs delivered to the Mellon Board its oral opinion (which was confirmed in writing that day) to the effect that, as of the date of such opinion, based on the matters set forth therein, the Exchange Ratio was fair to Mellon. The full text of Goldman Sachs' written opinion, dated the date of this Prospectus/Joint Proxy Statement, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix IV to this Prospectus/Joint Proxy Statement and is hereby incorporated herein by reference. Shareholders of Mellon are urged to read the opinion in its entirety.

     Goldman Sachs is a nationally recognized investment banking firm and was selected by Mellon based on the firm's reputation and experience in investment banking in general and its recognized expertise in the valuation of investment management businesses. Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and

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

acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     In connection with rendering its opinions, Goldman Sachs, among other things, (a) reviewed the Merger Agreement; (b) reviewed Annual Reports to Shareholders and Annual Reports on Form 10-K of Mellon and Dreyfus for the each of the five years in the period ended December 31, 1992, as well as certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Mellon and Dreyfus, and certain other communications from Mellon and Dreyfus to their respective shareholders; (c) reviewed certain internal financial analyses for Mellon and Dreyfus prepared by their respective managements and certain forecasts prepared by management of Mellon; (d) discussed past and current business operations, regulatory relationships, financial condition and future prospects of Mellon and Dreyfus with members of their respective senior managements; (e) reviewed with members of the senior management of Mellon the results of Mellon's due diligence examination of Dreyfus and the strategic benefits expected to be derived from the Merger for the business and capital position of Mellon; (f) reviewed the reported price and trading activity for Mellon Common Stock and Dreyfus Common Stock; (g) compared certain financial and stock market information for Mellon and Dreyfus with similar information from certain other companies, the securities of which are publicly traded; (h) reviewed the financial terms of certain recent business combinations in the investment management industry specifically and in other industries generally; and (i) performed such other analyses as it deemed appropriate. In addition, in connection with rendering its opinion attached as Appendix IV, Goldman Sachs reviewed the Registration Statement (including this Prospectus/Joint Proxy Statement), the Annual Reports on Form 10-K of Mellon and Dreyfus for the year ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Mellon and Dreyfus for the quarter ended March 31, 1994.

     As set forth more fully therein, in connection with rendering its opinion, Goldman Sachs relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of rendering its opinion. With Mellon's consent, Goldman Sachs has assumed that the financial forecasts referred to in the preceding paragraph (including, without limitation, projected cost savings and operating synergies resulting from the Merger) were reasonably prepared on a basis reflecting the best currently available judgments and estimate of Mellon that such forecasts would be realized in the amounts and at the times contemplated thereby, and that the transaction would be accounted for as a pooling of interests under generally accepted accounting principles. In addition, Mellon has advised Goldman Sachs that it expects the strategic benefits to be derived from the Merger for the business and capital position of Mellon to outweigh the impact of the reduction in earnings per share that is expected to result for a period of time. Goldman Sachs did not make, nor was it furnished with, an independent evaluation or appraisal of the assets and liabilities of Mellon or of Dreyfus or of any of their respective subsidiaries.

     The following is a summary of the material financial analyses discussed by Goldman Sachs with the Mellon Board in connection with providing its written opinion to the Mellon Board on December 5, 1993 and does not purport to be a complete description of the analyses performed by Goldman Sachs.

     COMPARISON WITH SELECTED PUBLIC INVESTMENT MANAGEMENT COMPANIES. Goldman Sachs reviewed and compared certain (past and present) financial, operating and market statistics of publicly traded investment managers, including six mutual fund managers (the "MF Managers"). The MF Managers were: Franklin Resources; T. Rowe Price; John Nuveen Companies; The Colonial Group; Eaton Vance and The Pioneer Group. Among other things, the analysis indicated that:

          (i) the median annual growth rate of assets under management for the five year period 1988 through 1992 was 16.0% for the MF Managers, with a range of 4.5% to 41.2%, as compared with 19.8% for Dreyfus;

          (ii) the growth rate of assets under management for the latest fiscal year ranged from 6.3% to 23.9%, with a median of 18.6%, for the MF Managers, as compared with a growth of 2.9% in assets under management for the latest full fiscal year for Dreyfus;

          (iii) the December 3, 1993 share price as a multiple of the median IBES earnings estimates for 1993 and for 1994 ranged, for 1993, from 11.3x to 19.3x for the MF Managers, with a median of 16.6x, and, for

     1994, from 11.1x to 16.8x for the MF Managers, with a median of 14.9x, as compared with estimates of 16.4x for 1993 and 15.6x for 1994 for Dreyfus;

          (iv) the dividend yields, based on the December 3, 1993 share price, ranged from 0.6% to 2.1% for the MF Managers, with a median of 1.7%, as compared with 1.7% for Dreyfus;

          (v) the adjusted equity market capitalization (defined as equity capital market capitalization plus the principal amount of outstanding debt less net current assets), based on the December 3, 1993 share price, as a multiple of both operating revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for the MF Managers ranged from 2.0x to 7.5x, with a median of 2.8x, and from 3.9x to 15.5x, with a median of 8.5x, respectively, as compared with 2.8x and 7.7x for Dreyfus;

          (vi) the adjusted equity market capitalization, based on the December 3, 1993 share price, as a percentage of assets under management for the MF Managers ranged from 1.0% to 4.2%, with a median of 2.4%, as compared with 1.2% for Dreyfus;

          (vii) the operating revenues as a percentage of assets under management for the MF Managers ranged from 0.36% to 1.30%, with a median of 0.64%, as compared with 0.42% for Dreyfus;

          (viii) the operating expenses as a percentage of operating revenues for the MF Managers ranged from 31.3% to 75.9%, with a median of 61.8%, as compared with 63.8% for Dreyfus; and

          (ix) the EBITDA as a percentage of operating revenues for the MF Managers ranged from 24.1% to 68.7%, with a median of 38.2%, as compared with 36.2% for Dreyfus.

     COMPARISON WITH RECENT ACQUISITIONS OF INVESTMENT MANAGEMENT COMPANIES.
The analysis also included a summary review of prices paid in acquisitions of four investment management companies in 1992 and 1993. The transactions were (acquiror/acquiree): First Union/Lieber & Co.; Clayton, Dubilier & Rice/Van Kampen Merritt; Mellon Bank Corporation/The Boston Company; and Franklin Resources/Templeton Galbraith & Hansberger Ltd. Of the four acquisitions analyzed, the purchase price as a multiple of the latest twelve months net income ranged from 12.6x to 15.4x, as a multiple of revenue ranged from 2.5x to 7.3x, as a percentage of assets under management ranged from 2.2% to 4.5%, and as a multiple of the latest twelve months EBITDA ranged from 11.8x to 13.9x. The comparable multiples for the Merger, as well as the multiples considered by Goldman Sachs in its analysis, are presented in the next paragraph.

     ANALYSIS OF MULTIPLES AT TRANSACTION PRICE. Valuing the Mellon common shares to be issued in the Merger at their closing market price on December 3, 1993, the last trading day before the Merger Agreement was executed, the aggregate consideration to be issued in the Merger is: 19.1 times stand-alone earnings of Dreyfus for the twelve months ended September 30, 1993, 18.6 times the 1993 IBES median earnings estimate, and 17.7 times the 1994 IBES median earnings estimate for Dreyfus without taking into account incremental earnings from expected synergies; 5.8 times operating revenues (year to date through September 30, 1993, annualized); and a 1.39% premium (excess of purchase price over book value at September 30, 1993,) as a percentage of assets under management. Adjusted to exclude Dreyfus' excess capital at September 30, 1993, the aggregate consideration in the Merger is: 16.0 times the stand-alone earnings of Dreyfus for the twelve months ended September 30, 1993, 15.4 times the 1993 IBES median earnings estimate, and 14.4 times the 1994 IBES median earnings estimate; 3.7 times operating revenues (year to date through September 30, 1993, annualized); 10.2 times EBITDA for the year to date through September 30, 1993, annualized, and a 1.39% premium (excess of purchase price over book value at September 30, 1993) as a percentage of assets under management.

     BLENDED MULTIPLE ANALYSIS. This analysis reviewed the possible effect of the Merger on the stock price of Mellon, based upon two different assumptions (that the market applies to the estimated 1995 earnings contribution of Dreyfus the same multiple that had previously applied to Mellon's 1995 estimated earnings; and that the market applies to Dreyfus' estimated contribution to earnings the same multiple the market currently (based on Dreyfus' share price on November 10, 1993) applies to Dreyfus' earnings). Under this analysis, while there would be a 6.4% decline in the per share market valuation of Mellon if the market were to apply to Dreyfus' estimated contribution to Mellon's 1995 earnings, the multiple currently accorded to

Mellon's earnings, an increase of 17.7% in the per share market valuation of Mellon would result if the market were to apply to Dreyfus' estimated contribution to Mellon's earnings in 1995 the multiple currently accorded by the market to Dreyfus' estimated 1995 earnings.

     Goldman Sachs updated and reviewed substantially the same types of financial analyses in preparing its written opinion dated as of the date of this Prospectus/Joint Proxy Statement as it reviewed in providing its December 5, 1993 written opinion. The following is a summary of certain financial analyses reviewed by Goldman Sachs in preparing its opinion dated as of the date of this Prospectus/Joint Proxy Statement.

     COMPARISON WITH SELECTED PUBLIC INVESTMENT MANAGEMENT COMPANIES. Goldman Sachs reviewed and compared certain (past and present) financial, operating and market statistics of the MF Managers. Among other things the analyses indicated that:

          (i) the growth rate of assets under management for the latest fiscal year ranged from 20% to 42% with a median of 29% for the MF Managers as compared to a decline of 2% in assets under management for Dreyfus and for the latest fiscal quarter ranged from 3% to a decline of 6% with a median of a decline of 4% for the MF Managers as compared to a decline of 5% in assets under management for Dreyfus;

          (ii) the June 17, 1994 share price as a multiple of the median IBES earnings estimates for 1994 ranged from 8.1x to 15.9x with a median of 13.4x for the MF Managers;

          (iii) the adjusted equity market capitalization (as defined above), based on the June 17, 1994 share price, as a multiple of both operating revenues and EBITDA for the MF Managers ranged from 1.6x to 4.9x with a median of 2.2x and from 4.4x to 10.8x with a median of 6.3x, respectively; and

          (iv) the adjusted equity market capitalization, based on the June 17, 1994 share price, as a percentage of assets under management for the MF Managers ranged from 1.4% to 3.0% with a median of 1.9%.

     In analyzing the information summarized in clauses (ii), (iii) and (iv), Goldman Sachs did not consider current comparable information for Dreyfus since the current trading price for Dreyfus reflects an anticipation of the consummation of the Merger and thus does not present a pre-Merger comparison of Dreyfus with the MF Managers.

     ANALYSIS OF MULTIPLES AT TRANSACTION PRICE. Valuing the Mellon common shares to be issued in the Merger at their closing market price on June 17, 1994, the aggregate consideration to be issued in the Merger is: 18.4x the stand-alone earnings for Dreyfus for the three months ended March 31, 1994 annualized; 6.0x operating revenues for the three months ended March 31, 1994 annualized; and a 1.52% premium (excess of purchase price over book value at March 31, 1994) as a percentage of assets under management at March 31, 1994. Adjusted to exclude Dreyfus' excess capital at March 31, 1994, the aggregate consideration to be issued in the Merger is: 15.8x the stand-alone earnings of Dreyfus for the three months ended March 31, 1994 annualized; 3.9x operating revenues for the three months ended March 31, 1994 annualized; 13.1x EBITDA for the three months ended March 31, 1994 annualized; and a 1.52% premium (excess of purchase price over book value at March 31, 1994) as a percentage of assets under management at March 31, 1994.

     NET INCOME PER SHARE IMPACT. Goldman Sachs noted that the pro forma impact of the Merger on Mellon's primary net income per share for the three months ended March 31, 1994 would be a reduction from $1.77 to $1.44 before consideration of any synergies and without giving effect to restructuring charges. Goldman Sachs was advised by the management of Mellon that the Merger was expected to result in a reduction in earnings per share for a period of time, but that management believed the strategic benefits of the Merger for the business and capital position of Mellon significantly outweighed the effect of such reduction.

     The summaries set forth above describe the material analyses that Goldman Sachs presented to the Mellon Board on December 5, 1993 or considered in its analyses in preparation of its written opinion dated as of the date of this Prospectus/Joint Proxy Statement, and do not purport to be a complete description of such analyses. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial analysis or a summary description.

     Goldman Sachs believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying their opinion. In its analyses, Goldman Sachs relied upon numerous assumptions made by Mellon with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Mellon. Any estimates contained therein are not necessarily indicative of actual values, which may be significantly more or less favorable than as set forth therein. No company or transaction used as a comparison in the analyses is identical to Mellon or Dreyfus or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, none of the Mellon Executive Committee, the Mellon Board, Goldman Sachs, or any other person assumes responsibility for the accuracy of such estimates.

     For the services of Goldman Sachs as financial adviser to Mellon in connection with the Merger, Mellon paid Goldman Sachs $1,000,000 upon delivery of its December 5, 1993 opinion. In addition, in the event that the Merger is consummated, or if at least 50% of the outstanding common stock of Dreyfus or at least 50% of the assets (based on the book value thereof) of Dreyfus is acquired by Mellon in one or more transactions, Mellon has agreed to pay Goldman Sachs a transaction fee of $4,000,000, less such $1,000,000. Mellon has also agreed to pay Goldman Sachs its reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities arising under the Federal securities laws. Goldman Sachs has provided certain investment banking services to Mellon from time to time, including having acted as lead managing underwriter for Mellon's common equity offerings in May 1991 and January 1993, having acted as co-manager in various other recent public offerings of preferred stock and debt for Mellon, and having acted as financial adviser to Mellon for the past several years, including having acted as financial adviser in connection with, and having participated in certain negotiations leading to, the Merger Agreement.

     Goldman Sachs has advised Mellon that, in the ordinary course of its business as a full-service securities firm, Goldman Sachs may, subject to certain restrictions, actively trade the equity and/or debt securities of Mellon and/or of Dreyfus for its own account or for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

                                   THE MERGER

     This portion of the Prospectus/Joint Proxy Statement describes various aspects of the Merger, including all aspects deemed material by Mellon and Dreyfus. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Appendix I and incorporated herein by reference. All shareholders of Dreyfus and Mellon are urged to read the Merger Agreement in its entirety.

GENERAL

     The Merger Agreement provides that, subject to the satisfaction of certain conditions (including, among other things, adoption and approval of the Merger Agreement by the shareholders of Dreyfus and Mellon and receipt of certain regulatory approvals), or, in certain cases, waiver of certain conditions, Merger Subsidiary, a wholly owned subsidiary of Mellon Bank, will be merged into and with Dreyfus. Upon consummation of the Merger, Dreyfus will become a wholly owned subsidiary of Mellon Bank, which is a wholly owned subsidiary of Mellon, and the stockholders of Dreyfus will become shareholders of Mellon. Pursuant to the Merger Agreement, throughout a two-year period following the Effective Time, Dreyfus, as a direct or indirect subsidiary of Mellon, will be headquartered in the New York City metropolitan area and will be known under Dreyfus' current corporate name. See "The Merger--Effective Time" and "Certain Agreements Relating to Conduct of Business After the Merger."

CONVERSION OF DREYFUS COMMON STOCK; EFFECT ON MELLON SHAREHOLDERS

     CONVERSION OF DREYFUS COMMON STOCK. The Merger Agreement provides that, at the Effective Time, each share of Dreyfus Common Stock then issued and outstanding (other than shares held by Dreyfus or any of its subsidiaries or by Mellon or any of its subsidiaries, provided that such shares are not held in a fiduciary capacity or as a result of debts previously contracted) will cease to be outstanding and will be converted into the right to receive 0.88017 shares of Mellon Common Stock. Shares of Dreyfus Common Stock held by Dreyfus or any of its subsidiaries or by Mellon or any of its subsidiaries (other than in a fiduciary capacity or as a result of debts previously contracted) will be cancelled. Shares of Dreyfus Common Stock held by holders who perfect dissenters' rights will not be so converted and no fractional shares of Mellon Common Stock will be issued.

     EFFECT ON MELLON SHAREHOLDERS. At the Effective Time, each share of Mellon Common Stock then issued and outstanding will continue as one share of Mellon Common Stock. The Merger, which will be recorded under the pooling of interests accounting method, will result in an initial decline in book value per share of Mellon Common Stock as a result of the Exchange Ratio and the merger expenses to be incurred in connection with the Merger. As indicated in "Unaudited Comparative Per Share Book Value, Market Value, Cash Dividend and Earnings Data," had the Merger been completed at March 31, 1994 and the $85 million after-tax merger expenses been recorded, the historical book value per share of Mellon Common Stock would have decreased from $42.76 to a pro forma book value per share of $36.41.

     NO FRACTIONAL SHARES OF MELLON COMMON STOCK TO BE ISSUED. No fractional shares of Mellon Common Stock will be issued in the Merger. Holders of Dreyfus Common Stock who otherwise would receive fractional shares instead will receive cash through the procedure described below. Promptly following the Effective Time, Mellon Bank, as exchange agent (the "Exchange Agent"), will determine the excess of the number of full shares of Mellon Common Stock into which the aggregate outstanding shares of Dreyfus Common Stock would be converted if all such shares were held by one holder, over the number of full shares of Mellon Common Stock to be distributed to holders of Dreyfus Common Stock (the "Excess Shares"). Promptly following the Effective Time, the Exchange Agent, as agent for the holders of the Dreyfus Common Stock, will sell the Excess Shares at the then prevailing prices on the NYSE and will hold the proceeds in trust for the holders of Dreyfus Common Stock. Mellon will pay all commissions, transfer taxes and other out-of-pocket costs associated with this sale, including the expenses and compensation of the Exchange Agent.

     The Exchange Agent will distribute to each holder of Dreyfus Common Stock his proportionate share of the proceeds of the sale of Excess Shares, calculated as the proportion which the fractional share interest of such holder bears to the aggregate fractional share interests of all such holders.

     If the parties to the Merger Agreement agree in writing prior to the Effective Time, then in lieu of the sale of the Excess Shares and the distribution of the proceeds thereof, Mellon will pay to each holder of Dreyfus Common Stock an amount in cash equal to the product obtained by multiplying the fraction of a share of Mellon Common Stock to which such holder would otherwise be entitled by the closing price for a share of Mellon Common Stock on the NYSE immediately preceding the Effective Time.

     See "The Merger--Certain Federal Income Tax Consequences of the Merger."

     DISSENTERS' RIGHTS. No conversion of Dreyfus Common Stock into Mellon Common Stock will be made with respect to any share of Dreyfus Common Stock as to which a stockholder of Dreyfus has properly elected to exercise any rights to dissent and obtain payment of the fair value of his shares under the NYBCL. See "Dissenters' Rights--Dreyfus Stockholders."

PROCEDURE FOR EXCHANGE OF CERTIFICATES

     MANNER OF EXCHANGE. The Exchange Agent will effect the exchange of certificates representing shares of Dreyfus Common Stock in connection with the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each holder of record of certificates which immediately prior to the Effective Time represented outstanding shares of Dreyfus Common Stock, a notice advising the holder of the effectiveness of the Merger accompanied by a transmittal form (the "Transmittal Form"). The Transmittal Form will contain instructions with respect to the surrender of certificates representing Dreyfus Common Stock to be exchanged for shares of Mellon Common Stock (together with cash in lieu of any fractional share) and will specify that delivery will be effected, and risk of loss and title to such certificates will pass, only upon delivery of the certificates to the Exchange Agent. Upon surrender, in accordance with the instructions contained in the Transmittal Form, to the Exchange Agent of certificates representing shares of Dreyfus Common Stock, the holder thereof will be entitled to receive in exchange therefor a certificate(s) representing the appropriate number of shares of Mellon Common Stock to which such holder is entitled and cash in lieu of any fractional share of Mellon Common Stock.

     DREYFUS STOCK CERTIFICATES SHOULD NOT BE FORWARDED TO THE EXCHANGE AGENT UNTIL A DREYFUS STOCKHOLDER HAS RECEIVED A TRANSMITTAL FORM AND SHOULD NOT BE RETURNED WITH THE ENCLOSED PROXY. NO ACTION IS REQUIRED OF ANY HOLDER OF MELLON COMMON STOCK.

     RIGHTS OF HOLDERS OF DREYFUS STOCK CERTIFICATES PRIOR TO SURRENDER. Prior to the time certificates representing shares of Dreyfus Common Stock are surrendered, dividends and other distributions declared or payable to holders of record of Mellon Common Stock as of any time subsequent to the Effective Time will be paid to the holder of any unsurrendered certificate representing Dreyfus Common Stock and such holder's other rights as a shareholder of Mellon (including, if applicable, the right to vote on any matter submitted to Mellon shareholders for their approval) will continue. However, beginning 90 days after the Effective Time, in the event a holder fails to physically surrender his certificates representing Dreyfus Common Stock for exchange, no dividend or other distribution payable to holders of record on any date that is 90 days after the Effective Time will be paid to such holder until such holder physically surrenders for exchange his certificates representing shares of Dreyfus Common Stock (or an indemnity satisfactory to Mellon and the Exchange Agent, in their sole judgment, if any of such certificates are lost, stolen or destroyed). Upon surrender by any such shareholder of his certificates representing Dreyfus Common Stock to the Exchange Agent (or the delivery of such indemnity), the former Dreyfus stockholder will receive certificates representing the shares of Mellon Common Stock into which the holder's shares of Dreyfus Common Stock were converted and cash in lieu of fractional shares (without interest) and the dividends or other distributions (without interest) that are payable with respect to such shares of Mellon Common Stock since the Effective Time (and have not previously been paid to such holder).

     Certificates of Dreyfus Common Stock surrendered for exchange by a person who is an "affiliate" of Dreyfus for purposes of Rule 145 under the Securities Act will not be exchanged for certificates representing Mellon Common Stock until Mellon has received an agreement from such person in the form specified in the Merger Agreement. See "Resales by Affiliates of Mellon Common Stock Received in the Merger."

     LOST, STOLEN OR DESTROYED CERTIFICATES. Any Dreyfus stockholder whose certificate for any of his shares of Dreyfus Common Stock has been lost, stolen or destroyed should immediately call The Bank of New York, Dreyfus' Transfer Agent, at 1-800-524-4458 for information regarding the procedures to be followed for replacing the certificate. Until a replacement certificate is obtained, the Dreyfus stockholder will be unable to properly submit the Transmittal Form.

CONDUCT OF BUSINESS PENDING THE MERGER

     DREYFUS. The Merger Agreement contains certain restrictions on the conduct of the business of Dreyfus and its subsidiaries pending consummation of the Merger. In particular, Dreyfus has agreed that it and each of its subsidiaries will operate its business only in the usual, regular and ordinary course and substantially in accordance with past practices, and will use its best efforts to preserve intact its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run its business as currently run in all material respects.

     The Merger Agreement also prohibits Dreyfus from engaging in certain activities prior to the Effective Time without the prior written consent of Mellon. Specifically, without such consent, Dreyfus may not:

          (a) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock or other equity interests, except regular quarterly dividends on the Dreyfus Common Stock at a rate per quarter not in excess of $0.19 per share;

          (b) issue or sell any shares of its capital stock or securities giving the holder the right to acquire shares of its capital stock, except for issuances of shares of Dreyfus Common Stock pursuant to employee stock options granted prior to the date of the Merger Agreement;

          (c) incur any indebtedness for borrowed money, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities;

          (d) except in the ordinary course of business, mortgage, pledge or otherwise subject to any material lien, charge or encumbrance any of its properties or assets;

          (e) except where required in the exercise of its fiduciary obligations, in the case of Investment Companies (as defined in the Merger Agreement, which definition includes substantially all of the Dreyfus family of mutual funds) referred to in the Merger Agreement (the "Funds") for which Dreyfus provides investment advisory, administrative and/or distribution services, request that the Board of Directors of any Fund take any actions, other than routine actions that would not be reasonably expected to have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Dreyfus and its subsidiaries, taken as a whole, or Dreyfus' ability to consummate the transactions contemplated by the Merger Agreement (a "Dreyfus Material Adverse Effect");

          (f) pay any bonus to any officer, director, employee, sales representative, agent or consultant, or grant to any of the foregoing any other increase in compensation in any form except in accordance with past practice;

          (g) except as required by law or as otherwise specifically provided in the Merger Agreement, adopt, or amend in any material respect, any employment, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, employees, sales representatives, agents or consultants;

          (h) amend its certificate of incorporation or materially amend its by-laws or any other organizational documents, except as required by law;

          (i) change in any material respect its accounting practices or principles, except as required by law or generally accepted accounting principles;

          (j) enter into or recommend that any Fund enter into any type of business materially different from that conducted by Dreyfus and its subsidiaries or a Fund as of the date of the Merger Agreement or enter into or participate in any joint venture or partnership, except for new Funds created in the ordinary course of business;

          (k) other than in the ordinary course of business, acquire direct or indirect control over any corporation or other organization or make any acquisition of all or a substantial part of a business or operations having in either case total assets of over $5,000,000, or dispose of any business or operations having assets of over $5,000,000; or

          (l) agree or commit to do any of the foregoing.

     In addition, to the extent that Mellon Bank is or, following the Effective Time, Dreyfus would be, prohibited by law or regulation from owning the Dreyfus Consumer Life Insurance Company, The Dreyfus Security Savings Bank, F.S.B. or The Trotwood Corporation (the "Designated Entities"), Dreyfus agreed in the Merger Agreement that, at the request of Mellon, it will dispose of such Designated Entities in an orderly manner prior to the Effective Time; provided that, at the request of Mellon, no such disposition need be effected until after adoption of the Merger Agreement by the stockholders of Dreyfus and the determination by Dreyfus that there is a substantial probability that the Merger will occur. Contemporaneously with the Merger, certain subsidiaries of Dreyfus will become subsidiaries of either Mellon or Mellon Bank (DE)

National Association, respectively. For a discussion of the regulatory approvals for the Merger and Mellon's applications to acquire certain of these subsidiaries, see "--Regulatory Requirements."

     As of May 31, 1994, Dreyfus sold Dreyfus Consumer Life Insurance Company to a third party for total consideration equalling approximately $10.2 million.

     Dreyfus has also agreed that, prior to the Effective Time, it will cooperate with Mellon Bank to make arrangements so that, after the Effective Time, Dreyfus Service Corporation will cease to act as an underwriter or distributor of securities to the extent necessary to obtain the approval of the Merger by the OCC (which approval has been obtained) and, if required, the Federal Reserve Board (which approval has been obtained), insofar as such approvals are required with reference to the mutual fund activities currently conducted by Dreyfus and its subsidiaries (the "Bank Regulatory Approvals"). See "--Regulatory Requirements."

     MELLON. The Merger Agreement prohibits Mellon from engaging in certain activities prior to the Effective Time without the prior written consent of Dreyfus. Specifically, without such consent, Mellon may not declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock or other equity interests (other than purchases or redemptions which would not cause the Merger to fail to qualify as a pooling of interests for accounting purposes), except regular quarterly dividends on the Mellon Common Stock.

     In addition, Mellon and Mellon Bank have agreed not to, and have agreed to cause each subsidiary of Mellon not to, do any of the following without the prior written consent of Dreyfus:

          (a) issue or sell any shares of its capital stock or any rights to acquire shares of its capital stock, except for issuances of shares of common stock pursuant to employee stock options under existing plans, conversion or exercise rights with respect to outstanding securities of Mellon, and except for shares issued for fair value;

          (b) take any action that would materially delay or adversely affect the ability of Mellon or Mellon Bank to obtain the approvals of any governmental entities required to permit consummation of the Merger; and

          (c) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets, where such acquisitions would have a material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations, or prospects of Mellon and its subsidiaries, taken as a whole, or Mellon's ability to consummate the transactions contemplated by the Merger Agreement (a "Mellon Material Adverse Effect").

NO SOLICITATIONS

     Dreyfus has agreed in the Merger Agreement that, except as described below, neither Dreyfus nor any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) may initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the equity securities of, Dreyfus or any subsidiary of Dreyfus, or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by Dreyfus or any subsidiary of Dreyfus or the entering into by any Fund of an investment advisory, subadvisory, administrative or distribution agreement with any company other than Dreyfus or a subsidiary of Dreyfus (an "Acquisition Proposal"). For these purposes, an Acquisition Proposal includes any proposal or arrangement whether oral or in writing providing for, requiring, or having the effect of requiring Dreyfus to, or contemplating that Dreyfus would, abandon, terminate or fail to consummate the Merger or any of the other transactions contemplated by the Merger Agreement.

     To the extent that the Dreyfus Board determines on the basis of written advice from outside counsel that the following actions are necessary in order for the Dreyfus Board to act in a manner consistent with its fiduciary obligation under applicable law, (i) Dreyfus may furnish or cause to be furnished information concerning Dreyfus and its business, properties or assets to a third party, (ii) Dreyfus may engage in discussions or negotiations with a third party and (iii) following receipt of an Acquisition Proposal or the withdrawal of the fairness opinions of Dreyfus' financial advisers (See "Background of and Reasons for the Merger--Opinions of Dreyfus Financial Advisers"), the Dreyfus Board may withdraw or modify its recommendation to Dreyfus' stockholders that they adopt the Merger Agreement. Also, following receipt of an Acquisition Proposal, the Dreyfus Board may take and disclose to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 under the Exchange Act or otherwise make a disclosure to Dreyfus' stockholders.

     If Dreyfus receives an Acquisition Proposal or furnishes information to or engages in discussions or negotiations with a third party, Dreyfus must promptly inform Mellon of the material details of the Acquisition Proposal and/or its actions in response thereto or its furnishing of information or engaging in discussions or negotiations with the third party and thereafter must keep Mellon reasonably and promptly informed of all material facts and circumstances relating to the Acquisition Proposal and Dreyfus' actions relating thereto. For these purposes, Dreyfus' actions include the actions of its advisers, agents and representatives.

BEST EFFORTS TO CONSUMMATE THE MERGER

     Each of Dreyfus, Mellon and Mellon Bank has agreed to use its best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by the Merger Agreement as promptly as practicable. In particular, to the extent that the rights of Dreyfus or any of its subsidiaries under any agreement may not be assigned without the consent or approval of another party thereto, Dreyfus is required to use its best efforts to obtain such consent. Subject to its fiduciary obligations, Dreyfus has agreed to use its best efforts to prepare or cause to be prepared, file or cause to be filed with the SEC and all other necessary governmental and regulatory agencies, and cause to be cleared, all proxy solicitation materials required to be distributed to Fund shareholders in connection with the transactions contemplated by the Merger Agreement and to mail such proxy solicitation materials to such shareholders promptly after receipt of the Bank Regulatory Approvals and to hold meetings of the shareholders of the Funds promptly thereafter. See "--Conditions to the Merger" for a description of such Fund shareholder approvals.

CONDITIONS TO THE MERGER

     The respective obligations of Dreyfus and Mellon to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including, but not limited to, the following significant conditions:

          (a) the transactions contemplated by the Merger Agreement shall have been approved by each governmental regulatory authority or self-regulatory body whose approval is required to permit consummation of such transactions, including the OCC and, if required, the Federal Reserve Board, without the imposition of any condition, requirement or commitment which, in the case of the obligations of Mellon or its subsidiaries, is reasonably likely to have a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect, and, in the case of the obligations of Dreyfus, is reasonably likely to have a Mellon Material Adverse Effect; and all waiting periods arising under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any other applicable law shall have duly lapsed or been terminated. See "--Regulatory Requirements;"

          (b) none of Mellon, Mellon Bank, Dreyfus or any Fund shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by the Merger Agreement;

          (c) the representations and warranties of the other party set forth or referred to in the Merger Agreement shall be true and correct both individually and in the aggregate in all material respects as of the date of the Merger Agreement and as of the Effective Time, except for any representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, and except as otherwise expressly contemplated or permitted by the Merger Agreement. For these purposes, a representation or warranty will be deemed to be correct in all material respects unless a breach, if any, thereof (excluding for these purposes any materiality limitations therein), has a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect (as the case may be). The representations and warranties will be deemed in the aggregate to be true and correct in all material respects unless the breaches of all the representations and warranties, if any (excluding, for these purposes, any materiality limitations therein) have, as a whole, a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect (as the case may be). In addition, for these purposes, in determining whether any Dreyfus Material Adverse Effect has occurred, no consideration will be given to any decline in assets managed, administered or advised by Dreyfus or its subsidiaries due to the termination or reduction by any competitors of Mellon or its subsidiaries of any agreements, arrangements or other investment relationships between Dreyfus and its subsidiaries or the Funds and such competitors (see discussion below for a description of assets managed, administered or advised by Dreyfus);

          (d) the agreements of the other party to be performed and complied with pursuant to the Merger Agreement prior to the Effective Time shall have been duly performed and complied with by it in all material respects;

          (e) the shareholders of Dreyfus and Mellon shall have adopted and approved the Merger Agreement, as and to the extent required by law and by the provisions of any governing instruments. In addition, the holders of the requisite percentage of shares of Dreyfus Common Stock and Mellon Common Stock sufficient, either alone or in combination with other factors, to preclude accounting for the Merger as a pooling of interests or to obtain tax free treatment for the Merger shall not have perfected dissenters' rights under applicable law with respect to the adoption of the Merger Agreement. The Merger Agreement does not provide as a condition of closing that holders of no more than a specified number or percentage of shares of Dreyfus Common Stock may perfect dissenters' rights. If the number of shares for which dissenters' rights are perfected (expressed in terms of equivalent Mellon shares based upon the Exchange Ratio), when added to (i) the number of shares of Dreyfus Common Stock purchased by Dreyfus during the two year period prior to December 5, 1993 and not reissued by Dreyfus prior to the Effective Time (expressed in terms of equivalent Mellon shares based upon the Exchange Ratio), (ii) the number of shares of Mellon Common Stock purchased by Mellon during the two year period prior to December 5, 1993 and not reissued by Mellon prior to the Effective Time, and (iii) the fractional shares of Mellon Common Stock in lieu of which cash is paid in the Merger, exceeds 10% of the number of shares of Mellon Common Stock issued in the Merger, the qualification of the Merger for pooling of interests accounting treatment may be adversely affected. See "Certain Federal Income Tax Consequences of the Merger," "Accounting Treatment of the Merger" and "Dissenters' Rights;"

          (f) Mellon and Dreyfus shall have each received a letter, dated as of the Effective Time, from KPMG Peat Marwick and Ernst & Young to the effect that the Merger will qualify for pooling of interests accounting treatment. See "Accounting Treatment of the Merger;"

          (g) each party shall have received a tax opinion addressed to it from its outside counsel to the effect that subject to customary representations and assumptions referred to therein, the Merger will constitute a tax-free reorganization, within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, the exchange in the Merger of Mellon Common Stock for Dreyfus Common Stock will not give rise to income, gain, or loss to Dreyfus, Mellon, or the stockholders of Dreyfus with respect to such exchange, the adjusted tax basis of the Mellon Common Stock received by Dreyfus stockholders who exchange all of their Dreyfus Common Stock in the Merger will be the same as the adjusted tax basis of the shares of the Dreyfus Common Stock surrendered in exchange therefor, and the holding period of the shares of the Mellon Common Stock received in the Merger will include the period during which the shares of Dreyfus Common Stock surrendered in exchange therefor were held, provided such shares of Dreyfus Common Stock were held as capital assets at the Effective Time. See "Certain Federal Income Tax Consequences of the Merger;"

          (h) the Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC. The shares of Mellon Common Stock issuable in the Merger shall have been approved for listing on the NYSE upon notice of issuance; and

          (i) Dreyfus shall have obtained the consents or approvals to the assignment by Dreyfus or any subsidiary, or the continuation in effect after the Effective Time, of all contracts pursuant to which Dreyfus or a subsidiary provides investment management, investment advisory or administrative services, by the Fund Boards and Fund shareholders of Measurement Funds (as described below) holding not less than 90% of the aggregate net assets as of the close of business on December 3, 1993 for all the Measurement Funds, each in form and substance reasonably satisfactory to Mellon. For these purposes, "Measurement Funds" means all Funds managed, administered or advised by Dreyfus, except for those Funds managed, administered or advised by Dreyfus for First National Bank of Chicago, First Interstate Bank and First Nationwide. (See discussion below for an explanation of these approvals).

     FUND SHAREHOLDER APPROVALS. As required by the Investment Company Act of 1940 (the "1940 Act"), the management contracts of each of the mutual funds managed, administered or advised by Dreyfus provide that those contracts are subject to annual approval by (i) the Board of Directors of the fund or (ii) vote of a majority of the outstanding voting securities of the fund, provided that in either event the continuance is also approved by a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of the fund or the manager, by vote cast in person at a meeting called for the purpose of voting such approval. These statutory requirements are also applicable to the sub-investment advisory contracts of Dreyfus. The contracts are subject to termination by the Funds without penalty on not more than 60 days' notice. They are also automatically terminated in the event of any assignment of the contracts. "Assignment" is defined in the 1940 Act as including any direct or indirect transfer of a controlling block of voting stock. The ownership of more than 25% of the voting stock of a company creates a presumption of control. Control is also defined as the power to exercise a controlling influence over the management or policies of a company. Some of the same requirements are applicable to the distribution agreements between Dreyfus Service Corporation, as principal underwriter, and the various Funds. The Merger would constitute an "assignment" for these purposes, and for that reason the conditions to the Merger include the approvals of the Fund Boards of Directors and shareholders of the Funds managed, advised or administered by Dreyfus as described above. Certain administrative contracts of Dreyfus will also terminate in the event of such "assignment" by Dreyfus and, therefore, the approvals of certain Fund Boards of Directors also will be required. Following the Merger, Dreyfus Service Corporation will not be permitted to participate in the "distribution" of securities within the meaning of the Banking Act of 1933. Accordingly, at the Effective Time, it is contemplated that the Funds will enter into new distribution agreements with an unaffiliated third-party distributor, the terms of which will be required to be approved by the Funds' Boards of Directors under the 1940 Act. See "--Regulatory Requirements."

     All of the Fund Boards of Directors have approved the matters required to be approved by them for the Merger, except for the board of one fund administered by Dreyfus which is currently expected to meet for that purpose on July 20, 1994. The solicitation of approvals by the shareholders of the Funds is expected to occur concurrently with the solicitation of the shareholders of Mellon and Dreyfus in respect of the Merger. WHILE MELLON AND DREYFUS BELIEVE THAT THEY WILL RECEIVE THE REQUISITE MUTUAL FUND APPROVALS FOR THE MERGER, THERE CAN BE NO ASSURANCE AS TO WHETHER SUCH APPROVALS WILL BE OBTAINED PRIOR TO THE DREYFUS MEETING AND THE MELLON MEETING ON SATISFACTORY TERMS OR OTHERWISE.

     ASSETS MANAGED, ADMINISTERED OR ADVISED BY DREYFUS. As set forth in paragraph (i) under "Conditions to the Merger", the Measurement Funds do not include those Funds managed, administered or advised by Dreyfus for certain banks. This exclusion was based on the possibility that competitors might reduce or discontinue their business relationships with Dreyfus after Dreyfus became a subsidiary of Mellon Bank. As explained below, based upon information presently available to them, Dreyfus and Mellon are unable to determine or predict the extent to which this already may have occurred or could occur in the future. The increase or decrease from time to time of net assets managed, administered or advised by Dreyfus is primarily dependent on economic conditions, which constantly change and affect both the market values of portfolio securities held by mutual funds and investors' preferences for certain types of mutual funds over others, and competition, which is based upon investment performance in terms of attaining the stated objectives of particular funds, advertising and sales and promotional efforts, available distribution channels, the type and quality of service offered to investors and expense levels incurred by the funds. Because of the complexity of these various factors, based upon information presently available to them, Dreyfus and Mellon are unable to determine to what extent, if any, net assets managed, administered or advised by Dreyfus which are directly or indirectly attributable to competitors of Mellon and its subsidiaries may be reduced in the future due to such competitors' desire to change their relationships with Dreyfus because of the Merger. Although such reductions may occur, Mellon and Dreyfus do not believe that such reductions will have a material adverse effect on the results of operations of the combined company.

     At June 30, 1994, the total net assets managed, administered or advised by Dreyfus were $70.8 billion. During the period from December 1, 1993 (which date preceded the public announcement of the Merger) to June 30, 1994, the total net assets managed, administered or advised by Dreyfus declined by approximately $9.0 billion or 11%. As noted above, based upon information presently available, Mellon and Dreyfus are unable to determine the extent to which this decrease was due to such competitors' decision to change their relationships with Dreyfus due to the Merger or other, unrelated reasons, including changes in economic conditions.

REGULATORY REQUIREMENTS

     GENERAL. Consummation of the Merger is conditioned on the receipt by Mellon and Dreyfus of all necessary approvals by governmental regulatory agencies. The regulatory approvals include approvals of the OCC, the Federal Reserve Board, the Office of Thrift Supervision, the N.Y. Banking Department and various state securities commissions. Consummation of the Merger is also conditioned on the expiration or termination of the applicable waiting period under the HSR Act. In addition, certain other regulatory requirements are also applicable to the Merger as set forth below.

     OCC. Mellon Bank and Mellon Bank (DE) National Association ("Mellon Bank
(DE)"), subsidiaries of Mellon, filed a notice (the "Notice") with the OCC in December 1993 pursuant to regulations promulgated under the National Bank Act, stating their intention to establish certain operating subsidiaries (i.e., Dreyfus and certain of its subsidiaries) pursuant to the Merger. The Notice stated, and Mellon intends to take such actions as are necessary so that: (i) Dreyfus and the following Dreyfus subsidiaries will become direct or indirect subsidiaries of Mellon Bank contemporaneously with the Merger: The Dreyfus Consumer Credit Corporation; Dreyfus-Lincoln, Inc.; Dreyfus Management, Inc.; Dreyfus Personal Management, Inc.; Lion Management, Inc.; Dreyfus Precious Metals, Inc.; Dreyfus Service Corporation; and Seven Six Seven Agency, Inc.;
(ii) Dreyfus Service Organization, Inc., a Dreyfus subsidiary, will become a direct or indirect subsidiary of Mellon Bank (DE) contemporaneously with the Merger; and (iii) the following Dreyfus subsidiaries (the "Non-Bank Subsidiaries") will become direct or indirect subsidiaries of Mellon contemporaneously with the Merger: The Dreyfus Security Savings Bank, F.S.B.; The Dreyfus Trust Company; Dreyfus Acquisition Corporation; Major Trading Corporation; Dreyfus Partnership Management, Inc.; Dreyfus Realty Advisors, Inc.; The Trotwood Corporation; The Trotwood Hunters Site A Corporation; The Trotwood Hunters Corporation; and The Truepenny Corporation. The Notice also stated that Dreyfus Consumer Life Insurance Company and certain inactive or immaterial subsidiaries of Dreyfus would be liquidated or divested in order to facilitate the Merger. Pursuant to applicable regulations, the prior approval of the OCC is required for the establishment of subsidiaries by Mellon Bank and Mellon (DE) as set forth in the Notice.

     On May 4, 1994, the OCC approved the Notice. In connection with the Notice, Mellon committed to the OCC that certain distribution services currently provided by Dreyfus Service Corporation would be provided after the Merger by an independent broker-dealer. Such independent broker-dealer would enter into distribution agreements with the Dreyfus mutual funds and would be named as "distributor" in all fund prospectuses and sales literature. In addition, such independent distributor would enter into various transactions with other broker-dealers selling the Dreyfus mutual funds, including collecting and transmitting certain sales commissions paid with respect to such funds. The independent broker-dealer, or an affiliate of such broker-dealer, would also provide personnel to serve as officers of Dreyfus mutual funds, because of the requirement of federal banking laws (see "Other Regulatory Considerations" below) that no officer, director or employee of Dreyfus serve as an officer, director or employee of a Dreyfus mutual fund. Dreyfus estimates that the annual pre-tax net incremental cost to Dreyfus of using the independent broker-dealer to provide such distribution and related services to the Dreyfus mutual funds will be approximately $3.6 million.

     Additionally, the OCC's approval of the Notice calls for Mellon and Dreyfus to comply with Mellon's Policy Statement on Mutual Funds and to follow the guidelines set forth in a Joint Interagency Statement issued by the federal bank regulatory agencies on retail sales of mutual funds and other non-deposit investment products by federally insured financial institutions. Also, Mellon must submit an action plan, acceptable to the OCC, describing how the post-Merger audit, compliance and management reporting structures will function, and establishing information systems to monitor and measure the impact on Mellon Bank of the transaction going forward. The managements of Dreyfus and Mellon have carefully reviewed the items covered in the OCC's approval of the Notice and have concluded that, based on the information presently available, the conditions included in the approval of the Notice do not materially adversely affect the ability of Mellon or Dreyfus to conduct their respective businesses following the Merger in the manner presently contemplated.

     FEDERAL RESERVE BOARD. Mellon filed in January and February 1994 applications with the Federal Reserve Board pursuant to Section 4 of the Bank Holding Company Act of 1956, as amended, with respect to Mellon's acquisition of the Non-Bank Subsidiaries as described above. On June 22, 1994, the Federal Reserve Board issued an order approving Mellon's applications to acquire the Non-Bank Subsidiaries subject to certain specified conditions as well as compliance with all the commitments made by Mellon in connection with the applications. Pursuant to the order, the Merger must be consummated within three months after June 22, 1994 unless an extension is granted by the Federal Reserve Board for good cause shown.

     In particular, Mellon committed that The Dreyfus Security Savings Bank, F.S.B. and The Dreyfus Trust Company will conform their direct and indirect activities to those permissible for bank holding companies. With regard to Dreyfus Partnership Management, Inc. ("DPM"), which presently serves as non-managing general partner of two mutual funds organized as limited partnerships and which are advised and managed by Dreyfus, Mellon committed that by December 31, 1997 each of such mutual funds will be reorganized in corporate or trust form and DPM will no longer serve as a non-managing general partner of, or have an equity interest in, either fund. Mellon also committed to limiting DPM's percentage ownership in other entities and to certain other restrictions as to mutual funds organized as limited partnerships. Additionally, Mellon committed to divest Dreyfus Realty Advisors, Inc. (including its subsidiaries) and to dissolve Dreyfus Acquisition Corporation and Major Trading Corporation within two years after consummation of the Merger.

     The Federal Reserve Board also determined that The Truepenny Corporation and its subsidiaries may continue to engage in community development advisory activities; however, Mellon's ability to continue Dreyfus' involvement, through The Trotwood Corporation, in a certain redevelopment project located in New York City known as the "Queens West Development Project" (the "Project"), was limited to the projected seven year completion of the first phase of the Project. If within such seven year period the first phase of the Project is not completed, Mellon must seek Federal Reserve System consent for continued involvement in the Project's first phase. Moreover, during this period, Mellon may not increase its investment or financial involvement in the Project without the consent of the Federal Reserve System, and must consult with the Federal Reserve System in the event that any material changes in the development plans are expected. The seven year period should permit Mellon a reasonable opportunity to terminate or conform its involvement in the Project to applicable regulatory requirements in an orderly manner.

     OFFICE OF THRIFT SUPERVISION. Mellon filed an application with the Office of Thrift Supervision (the "OTS") in January 1994 pursuant to Section 10(e) of the Home Owners' Loan Act with respect to its acquisition of The Dreyfus Security Savings Bank, F.S.B. ("DSSB"), a Non-Bank Subsidiary as described above. That application was approved by the OTS on June 20, 1994, subject to the satisfaction of the following conditions before the Merger: (i) the Merger must be consummated within 120 days after June 20, 1994, unless an extension is granted by the OTS for good cause shown, (ii) certifications must be given to the OTS prior to the Merger that there have been no material adverse events or material adverse changes with respect to the financial condition or operations of DSSB or MBC Investments Corporation ("MBCIC"), the Mellon subsidiary which will acquire DSSB, and (iii) approvals of all other regulatory authorities must have been received. In addition, the OTS approval included the following material requirements which must be satisfied after the Merger: (i) Mellon and MBCIC must file savings and loan holding company registration statements with the OTS and
(ii) Mellon and DSSB must obtain OTS approval for implementation of any tax sharing agreement between Mellon and/or MBCIC and DSSB.

     N.Y. BANKING DEPARTMENT. Mellon filed an application with the N.Y. Banking Department in April 1994 pursuant to Section 142 of the New York State Banking Law to acquire The Dreyfus Trust Company, a Non-Bank Subsidiary as described above. That application was approved by the N.Y. Banking Department on June 2, 1994.

     STATE SECURITIES COMMISSIONS. Under certain state securities laws, a merger may be deemed to be a change of control requiring the prior approval of the applicable state securities commissioner with respect to an entity which is licensed in the state as a broker-dealer. Accordingly, applications for approval of the Merger are required to be filed with respect to Dreyfus Service Corporation, which is so licensed. Mellon and Dreyfus have filed all such applications.

     HSR ACT. Dreyfus and Mellon filed pre-merger notifications with the United States Department of Justice and the Federal Trade Commission in January 1994 pursuant to the HSR Act. In February 1994, Mellon and Dreyfus received notification from the Federal Trade Commission that the waiting period under the HSR Act had been terminated.

     OTHER REGULATORY CONSIDERATIONS. Following the Merger, Dreyfus as a subsidiary of a bank will be subject to a range of regulatory requirements to which it has not previously been subject, in addition to the regulation under federal and state securities laws to which it currently is (and will continue to be) subject. The effect of this regulation may be in certain instances to limit the ability of Dreyfus to engage in activities which could be engaged in without such restriction prior to the Merger. For example, federal banking laws will prohibit any officer, director or employee of Dreyfus from serving as an officer, director or employee of a mutual fund advised by Dreyfus after the Merger. In addition, federal banking laws may restrict the ability of Mellon and Dreyfus to purchase shares of mutual funds advised by Dreyfus after the Merger. The managements of Dreyfus and Mellon have carefully reviewed these regulatory considerations and have concluded that, based on the information presently available, they do not materially adversely affect the ability of Dreyfus to conduct its business following the Merger in the manner presently contemplated.

     The managements of Dreyfus and Mellon have carefully reviewed the conditions included in the approvals issued by the OCC, the Federal Reserve Board and the OTS and have concluded that, based on the information presently available, such conditions do not materially adversely affect the ability of Mellon or Dreyfus to conduct their respective businesses following the Merger in the manner presently contemplated.

     The aggregate income before taxes for the three months ended March 31, 1994 of those subsidiaries Mellon and Dreyfus have determined should be divested to comply with bank regulatory requirements and those additional subsidiaries which may be required to be divested to comply with such requirements represented less than 0.2% of Dreyfus' income before taxes for such period. The total assets of such subsidiaries at March 31, 1994 represented less than 2% of Dreyfus' total assets at such date.

     In addition, Dreyfus Service Corporation currently acts as a distributor of various variable insurance products issued by Transamerica Occidental Life Insurance Company and First Transamerica Life Insurance Company (collectively, "Transamerica"). Dreyfus Service Organization, Inc. ("DSO"), a Dreyfus subsidiary which is licensed as an insurance agent by various states, currently markets these products with Dreyfus Service Corporation and solicits applications for the products. Following the Merger, for bank regulatory reasons, Dreyfus Service Corporation will not be permitted to act as distributor of such products. Dreyfus and Transamerica are currently discussing alternative arrangements pursuant to which a third party broker-dealer which is not affiliated with Dreyfus would act as the distributor of the insurance products. Due to insurance regulatory requirements which may become applicable to DSO as a result of the Merger, DSO may be required to cease marketing these products in certain states. In such event, Dreyfus intends to discuss with Transamerica an arrangement pursuant to which a third party insurance agent which is not affiliated with Dreyfus would market the products in those states. For the period from January 1, 1994 through May 31,

1994, the revenues and estimated net income attributable to this program represented less than 2% and 1%, respectively, of Dreyfus' total revenues and total net income. Although Dreyfus and Mellon are unable to estimate the net incremental cost attributable to this program if the arrangements described above are implemented (or the cost of terminating the agreements with Transamerica relating to the program in the event that such arrangements cannot be implemented), Dreyfus and Mellon believe that such costs will not have a material adverse effect on the results of operations of the combined company following the Merger.

     WHILE MELLON AND DREYFUS BELIEVE THAT THEY WILL RECEIVE THE REQUISITE REGULATORY APPROVALS FOR THE MERGER, THERE CAN BE NO ASSURANCE AS TO WHETHER SUCH APPROVALS WILL BE OBTAINED PRIOR TO THE DREYFUS MEETING AND THE MELLON MEETING ON SATISFACTORY TERMS OR OTHERWISE.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     INDEMNIFICATION. Upon consummation of the Merger and for a period for six years after the Effective Time, Mellon and Mellon Bank have agreed in the Merger Agreement, among other things, to indemnify each person who is or was at any time prior to the Effective Time a director, officer or employee of Dreyfus or any Dreyfus subsidiary or who serves or has served at the request of Dreyfus or any Dreyfus subsidiary in any capacity with any other person (collectively, the "Indemnitees") against any and all claims, damages, liabilities, expenses and other amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee, (i) in connection with any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including claims arising out of the Merger and any of the transactions contemplated by the Merger Agreement, and (ii) in connection with, arising out of or relating to the enforcement of the obligations of Mellon and Mellon Bank with respect to their indemnification obligations in the Merger Agreement, in each case to the fullest extent permitted by law, under any indemnification agreement between Dreyfus and such Indemnitee, Dreyfus' Certificate of Incorporation or its By-Laws (and shall also advance expenses as incurred to the fullest extent permitted under any thereof). The Merger Agreement also provides that, from and after the Effective Time, to the fullest extent permitted by law, Mellon shall assume and honor any obligation of Dreyfus immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of Dreyfus' Certificate of Incorporation or By-Laws or any indemnification agreement to which Dreyfus and any Indemnitee are parties as of the date of the Merger Agreement as if such obligations were pursuant to a contract or arrangement between Mellon and such Indemnitee.

     OFFICERS' AND DIRECTORS' LIABILITY INSURANCE. The Merger Agreement provides that for a period of six years after the Effective Time, Mellon shall cause Dreyfus' current directors' and officers' liability insurance to be continuously maintained in full force and effect without reduction of coverage (provided that Mellon may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous).

     VOTING AGREEMENTS. Messrs. Stein and DiMartino have agreed with Mellon, each pursuant to a letter dated December 5, 1993, that in their individual capacities as stockholders of Dreyfus, they will vote, at any meeting of the stockholders of Dreyfus called for the purpose of voting upon the Merger, all of their respective shares of Dreyfus Common Stock held by each of them individually, as of the record date for such meeting, in favor of the Merger. Each of Messrs. Stein and DiMartino has also agreed that, in the event the Merger Agreement is terminated, he will not, for a period of one year after such termination, vote his shares in favor of any Acquisition Proposal (as defined in the Merger Agreement), other than the Merger.

     EMPLOYEE BENEFITS. Certain of the directors and executive officers of Dreyfus have a financial interest in the completion of the Merger because of their rights under various Dreyfus employee benefits plans, agreements and programs. Some of these plans, agreements and programs contain provisions that are activated upon a "change of control" of Dreyfus, which would occur if the Merger is completed. The Merger Agreement creates a retention bonus program, not previously in effect for Dreyfus employees, and provides for certain changes in pre-existing Dreyfus employee benefits plans, agreements and programs. For a description of these matters, see "The Merger--Effects of the Merger on Dreyfus Employee Benefits."

     See also "Certain Agreements Relating to Conduct of Business After the Merger" for a description of provisions in the Merger Agreement relating to the composition of the Mellon Board and the Dreyfus Board, the Executive Committees thereof and the positions of certain Dreyfus senior executive officers after the Merger.

CERTAIN AGREEMENTS RELATING TO CONDUCT OF BUSINESS AFTER THE MERGER

     The Merger Agreement provides that, following the Effective Time, Mellon and Mellon Bank shall take or cause to be taken the following actions:

          (a) throughout the two-year period following the Effective Time, Dreyfus will operate its business as a direct or indirect subsidiary of Mellon named The Dreyfus Corporation, to be headquartered in the New York City metropolitan area;

          (b) throughout the two-year period following the Effective Time, Mr. Howard Stein will be the Chief Executive Officer of Dreyfus and Mr. Joseph
     S. DiMartino will be the President of Dreyfus;

          (c) as of the Effective Time, the Mellon Board will increase the size of the Mellon Board by three members and will appoint Mr. Stein, Mr. DiMartino and Mr. Edward J. McAniff to fill the vacancies created thereby (information about Messrs. Stein and DiMartino is contained in Dreyfus' Annual Report on Form 10-K for the year ended December 31, 1993, which is incorporated herein by reference; Mr. McAniff has been a partner of the law firm of O'Melveny & Myers since 1970; during the last fiscal year, O'Melveny & Myers has provided, and in the future may continue to provide, legal services to Mellon and/or certain of its subsidiaries);

          (d) as of the Effective Time, the Mellon Board will increase the size of the Mellon Executive Committee by one member and will appoint Mr. Stein to fill the vacancy created thereby;

          (e) the persons who are members of the Dreyfus Board immediately prior to the Effective Time will continue to serve on the Dreyfus Board throughout the two-year period following the Effective Time, together with such additional persons as Mellon may appoint to such Board; and

          (f) as of the Effective Time, an Executive Committee of the Dreyfus Board will be appointed; during the two-year period following the Effective Time, unless otherwise determined by the Dreyfus Executive Committee, the Dreyfus Executive Committee will consist of: Howard Stein; Joseph S. DiMartino; Frank V. Cahouet (Chairman, President and Chief Executive Officer of Mellon) and W. Keith Smith (Vice Chairman of Mellon); the Executive Committee will meet regularly, and in any event not less frequently than monthly.

EFFECTS OF THE MERGER ON DREYFUS EMPLOYEE BENEFITS

     BENEFITS--IN GENERAL. The Merger Agreement provides that on and after the Effective Time Dreyfus will offer continued employment to all persons who were common law employees of Dreyfus immediately before the Effective Time ("Continued Employees"), provided that such offers will not limit the ability of Dreyfus to terminate the employment of Continued Employees at any time for any reason. Generally, following the Merger and until the second anniversary of the Effective Time (the "Benefit Changeover Date"), Continued Employees are to continue to have the benefit of each current Dreyfus employee benefit plan and program without adverse change. From and after the Benefit Changeover Date, the Continued Employees will be eligible to participate in the pension, welfare and fringe benefit plans which are generally available to employees of Mellon on the same basis that such benefits otherwise are made available to similarly situated employees of Mellon. In general, Continued Employees will be credited for their length of service with Dreyfus for all purposes under Mellon's plans including eligibility, accrual and vesting under all employee pension, welfare or fringe benefit plans. Continued Employees also will be appropriately credited with respect to provisions of Mellon's plans relating to waiting periods, deductibles and co-payments (with coverage for pre-existing conditions).

     Among the plans and programs maintained by Dreyfus which are required to be continued after the Effective Time, as described above, are: (i) The Dreyfus Corporation Pension Plan (the "Dreyfus Pension Plan"), a defined benefit pension plan intended to be qualified under Section 401(a) of the Internal Revenue Code,
(ii) The Dreyfus Corporation Retirement Profit-Sharing Plan (the "Dreyfus Profit-Sharing Plan"), a defined contribution plan intended to be qualified under the Internal Revenue Code, (iii) a Contingent Benefit Plan (the "Dreyfus Contingent Benefit Plan"), (iv) a Deferred Compensation Plan (the "Dreyfus Deferred Compensation Plan"), (v) the 1982 Incentive Stock Option Plan (the "Dreyfus 1982 ISO"), (vi) the 1989 Nonqualified Stock Option Plan (the "Dreyfus 1989 Option Plan"), and (vii) an Optional Incentive Payment Plan (the "Dreyfus Optional Incentive Payment Plan"). Certain directors and executive officers of Dreyfus participate in these plans and programs. Certain of these plans and programs are also described in Item 11 of Dreyfus' Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein.

     DREYFUS PENSION PLAN. The Merger Agreement provides that, as of the Benefit Changeover Date, either (i) Dreyfus will amend the Dreyfus Pension Plan to provide Continued Employees with future benefits comparable to those provided to similarly situated employees of Mellon under the Mellon Bank Retirement Plan (the "Mellon Retirement Plan"), or (ii) Mellon will amend the Mellon Retirement Plan to cover Continued Employees, or (iii) Mellon or Dreyfus will take any other action as it determines to be necessary and appropriate to provide benefits to Continued Employees participating in the Dreyfus Pension Plan which are comparable to those then provided to similarly situated participants in the Mellon Retirement Plan. Continued Employees will receive, under the then applicable pension plan, accruals and credit for their service and earnings for all periods of employment with Dreyfus to the same extent and for the same purposes as would have been recognized under the Dreyfus Pension Plan. To the extent that these employees subsequently receive benefits from the Mellon Retirement plan, those benefits may be offset by benefits paid or payable from the Dreyfus Pension Plan.

     DREYFUS PROFIT-SHARING PLAN. The Merger Agreement provides that Continued Employees will receive the same level of contributions by Dreyfus to the Dreyfus Profit-Sharing Plan, as a percentage of compensation, for all plan years ending on or before the Benefit Changeover Date as were provided for the 1992 plan year. The Merger Agreement also provides that, as of the Benefit Changeover Date, either (i) Dreyfus will amend the Dreyfus Profit-Sharing Plan to provide Continued Employees with future contributions comparable to those provided to similarly situated employees of Mellon under the Mellon Bank Corporation Retirement Savings Plan (the "Mellon Retirement Savings Plan"), or (ii) Mellon will amend the Mellon Retirement Savings Plan to cover Continued Employees, or
(iii) Mellon or Dreyfus will take any other action as it determines to be necessary and appropriate to provide contributions to Continued Employees participating in the Dreyfus Profit-Sharing Plan which are comparable to those then provided to similarly situated participants in the Mellon Retirement Savings Plan. All amounts held under the Dreyfus Profit-Sharing Plan as of the Benefit Changeover Date are to continue to be maintained on and after the Benefit Changeover Date under a tax-qualified plan that provides for participant-directed investments (with an employer securities option to the extent of any investment option in employer securities as of the Effective
Time), unless the participant directs otherwise or the amounts are required to be distributed under the Code.

     DREYFUS DEFERRED COMPENSATION PLAN. The Dreyfus Deferred Compensation Plan is intended to provide certain employees with additional benefits which are not available under the Dreyfus Profit-Sharing Plan due to tax law limitations on contributions which may be made to such plan on behalf of such employees. Pursuant to the Dreyfus Deferred Compensation Plan, an amount in excess of the amounts contributed by Dreyfus to the Dreyfus Profit-Sharing Plan, up to an aggregate maximum of 25% of an eligible individual's compensation (as defined), is set aside as deferred compensation for the individual until termination of employment, retirement, or such earlier time as Dreyfus may decide. Participants vest 10% per year beginning with the completion of their third year of service under the Dreyfus Profit-Sharing Plan, with full vesting after 12 years of service. Participants also become fully vested upon their attainment of age 65, with additional favorable vesting rules being potentially applicable upon attainment of age 60. Under the Merger Agreement, the Dreyfus Deferred Compensation Plan will be continued as an active plan through the Benefit Changeover Date and each participant's interest under the Dreyfus Deferred Compensation Plan will be fully vested as of the Effective Time. The vested and unvested interests of Dreyfus directors and executive officers as a group (23 persons), as of June 30, 1994, were, in the aggregate, $1,836,999 and $246,455, respectively.

     SALARIES; SEVERANCE. Under the Merger Agreement, prior to the Effective Time, Dreyfus will determine the salaries of Continued Employees (including executive officers) after the Effective Time. Such salary determinations will be subject to approval by Dreyfus' Executive Committee and ratification by the Mellon Board. The Merger Agreement also provides that, after the Merger, Continued Employees will be entitled to the greater of the benefits provided under Mellon's severance program (the Mellon Displacement Policy) or the Dreyfus severance program in effect immediately prior to the Merger. It has been determined that, after the Merger, Continued Employees will be entitled to benefits under the Mellon Displacement Policy. The Mellon Displacement Policy generally provides that an employee who is involuntarily terminated will be entitled to receive (i) continued salary for a period equal to two weeks for each year of service (which, for Continued Employees, would include service both before and after the Effective Time) or, at the employee's election, an equivalent lump-sum payment, (ii) depending upon the classification and salary of the employee, as much as 12 weeks of extended severance under certain circumstances (the "Extended Severance Benefit"), and (iii) continued health (and certain other) benefits while the employee is receiving continued salary. However, in no event may an employee receive more than 52 weeks of severance.

     Pursuant to a separate agreement between Mellon and Dreyfus, Mellon has agreed to a special retention program (the "Special Retention Program") that will apply to selected Continued Employees (the "Special Retention Employees"). Under the Special Retention Program, a Special Retention Employee, if employed by Dreyfus (or an affiliate) at the expiration of the one-year period to follow the Effective Time, will receive at the end of such period an amount equal to one week of pay (but not less than 13 weeks nor more than 26 weeks) for each year of service both before and after the Effective Time. Further, under the Special Retention Program, the basic severance period deemed to be applicable under the Mellon Displacement Policy to a Special Retention Employee who is involuntarily terminated within one year after the Effective Time will be the sum of the greater of (A) the period otherwise applicable under the Mellon Displacement Policy or (B) 26 weeks. Special Retention Employees who are involuntarily terminated within such period will also be eligible to receive 12 weeks of extended severance benefits under the Mellon Displacement Policy without regard to their job classification or salary. One or more executive officers of Dreyfus will be eligible to receive benefits under the Special Retention Program. It is estimated that up to $2,500,000 could be paid out under the Special Retention Program.

     CERTAIN BONUS, INCENTIVE AND PERFORMANCE PLANS. The Merger Agreement provides that all bonus, incentive, performance and similar plans maintained by Dreyfus which provide for payments relating to a defined period will be deemed to relate only to the period ending at the Effective Time. Accordingly, the conditions required for payment of any benefits under such plans and the amount of any benefits thereby payable will be prorated to reflect the shortened period. For example, a bonus which would customarily be paid based upon a twelve month performance period would be paid based upon the number of months in the performance period prior to the Effective Time.

     DREYFUS 1982 ISO, DREYFUS 1989 OPTION PLAN, DREYFUS OPTIONAL INCENTIVE PAYMENT PLAN. Dreyfus has outstanding stock options granted to key employees under the Dreyfus 1989 Option Plan and the Dreyfus 1982 ISO. Options granted under the Dreyfus 1989 Option Plan become fully exercisable upon certain changes of control which, for this purpose, would not include the Merger. Under the Dreyfus Optional Incentive Payment Plan, individuals who had previously exercised certain options under the Dreyfus 1982 ISO may sell the shares related to such options back to Dreyfus pursuant to the provisions of the options and in turn receive an equal number of units. Pursuant to the terms of the Dreyfus Optional Incentive Payment Plan, quarterly payments are made to the holders of units in amounts equal to the quarterly after-tax earnings per share of Dreyfus on a one unit-per-share basis. Under the Merger Agreement, options to purchase Dreyfus Common Stock under the Dreyfus 1989 Option Plan will be converted, at the Effective Time, at the Exchange Ratio into otherwise identical options to purchase Mellon Common Stock, with an appropriate adjustment in the option exercise price per share. In the Merger Agreement, Dreyfus has agreed to use its best efforts to cause holders of outstanding options under the Dreyfus 1982 ISO and "book value" shares (as described below) acquired upon the exercise of options under the Dreyfus 1982 ISO to consent to the conversion of such options and "book

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

value" shares, at the Effective Time, into Mellon Common Stock having a fair market value equal to the value of such options or "book value" shares, as the case may be, as agreed upon by Mellon and Dreyfus. In this regard, Mellon and Dreyfus subsequently have agreed that the value of each "book value" share is $24.43 and the value of each option is $24.43 less the exercise price of the option and, in the case of an unvested option, less a five per cent per annum discount for the period from September 1, 1994 through the date of vesting. Mellon and Dreyfus have also agreed that these values will be paid in Mellon Common Stock at the Effective Time to holders of "book value" shares and such options based upon the average closing sales price for a share of Mellon Common Stock on the NYSE on the five trading days immediately preceding the Effective Time.

     As of June 30, 1994, the aggregate number of shares of Dreyfus Common Stock subject to outstanding options under the Dreyfus 1982 ISO, all of which are "book value" shares, and held by directors and executive officers (23 persons) of Dreyfus, was 18,975. All of such options, each of which was issued with an exercise price equal to the book value at the quarter end coincident with or immediately preceding the respective grant date, are exercisable at exercise prices which range from $6.1833 to $10.84 per share. "Book value" shares are not transferable except that they may be sold to Dreyfus at any time after acquisition by the employee, and must be sold to Dreyfus within certain specified time limitations after termination of employment with Dreyfus, at a repurchase price equal to the "book value" per share (common stockholders' equity divided by the number of shares of Dreyfus Common Stock outstanding) as of the last day of the fiscal quarter coincident with or next preceding the date of such repurchase. As of June 30, 1994, the aggregate number of shares of Dreyfus Common Stock subject to outstanding options under the Dreyfus 1989 Option Plan and held by directors and executive officers of Dreyfus, was 1,070,000, at exercise prices which ranged from $24.063 to $39.875 per share, and of which options to purchase an aggregate of 522,500 shares were vested and options to purchase 547,500 shares were unvested. As of June 30, 1994, the number of units under the Optional Incentive Payment Plan held by directors and executive officers of Dreyfus was 1,714,728.

     SUPPLEMENTAL RETIREMENT BENEFITS. Pursuant to a January 16, 1990 agreement with Dreyfus, Mr. Smerling is entitled to receive supplemental retirement benefits of $500,000 per year for ten years commencing upon retirement. The agreement provides for a lump-sum payment of the entire remaining amount (without reduction for acceleration) of such retirement benefit (without regard to Mr. Smerling's retirement) in the event of a change of control of Dreyfus. The Merger will constitute such a change of control and, accordingly, Mr. Smerling will be entitled to receive the lump sum payment.

     RETENTION PROGRAM. The Merger Agreement provides that Mellon and Dreyfus will establish the Retention Plan. Only those certain employees of Dreyfus ("Retention Plan Employees") determined to be essential to the operation of Dreyfus and designated by mutual agreement of Mellon and Dreyfus prior to the Effective Time will be eligible to participate in the Retention Plan. The Retention Plan will provide for a fixed dollar pool (the "Retention Pool") of potentially available retention bonus awards (as mutually agreed to by Dreyfus and Mellon) and Dreyfus and Mellon will mutually agree to make individual awards of a share or interest in the Retention Pool to each eligible employee. Unless earlier forfeited, each Retention Plan Employee who becomes a Continued Employee at the Effective Time will be entitled to an initial cash payment in an amount equal to one-half of his interest in the Retention Plan, payable six months following the Effective Time. Unless earlier forfeited, an amount equal to each Retention Plan Employees' remaining interest in the Retention Pool will be paid to the employee on the earlier of (i) 18 months following the Effective Time, and (ii) the date, if ever, of the employee's involuntary termination of employment with Dreyfus. Any Retention Plan Employee who voluntarily terminates his or her employment with Dreyfus or whose employment is terminated by Dreyfus for cause will forfeit any right to receive any amounts that are not yet payable as of the time of such termination. The Retention Plan will provide that a voluntary termination will not include a termination which occurs after: (A) the sum of a Retention Plan Employee's base compensation plus cash bonus, exclusive of pension, welfare and fringe benefits, is reduced below an amount equal to 80% of such compensation package as of the day before the Effective Time; (B) a Retention Plan Employee is relocated to an office or facility beyond 30 miles from his or her previous workplace; (C) a Retention Plan Employee retires on or after the normal retirement age established under the retirement plans which are generally available to employees of Dreyfus; or (D) the occurrence of such other events which Mellon and Dreyfus may mutually agree upon. Amounts payable under the Retention Plan will be in addition to any amounts payable under any severance benefits program. The Retention Pool is expected to be approximately $2,500,000, although the Retention Plan will contemplate discretionary increases in the size of the pool (as well as discretionary reallocations of forfeitures). One or more of Dreyfus' executive officers will participate in the Retention Plan.

     DREYFUS CONTINGENT BENEFIT PLAN. Dreyfus maintains the Dreyfus Contingent Benefit Plan in order to provide for specified benefit payments ("Contingent Benefits") to designated key employees of Dreyfus in the event of termination of their employment after a change of control of Dreyfus. The Merger would constitute a change of control for these purposes. Under the Dreyfus Contingent Benefit Plan, the Dreyfus Board may grant to key employees, as reflected in agreements under the Dreyfus Contingent Benefit Plan (the "Contingent Benefit Agreements"), a maximum aggregate of 1,500,000 units. Each unit represents, in general, the difference between the book value of one share of Dreyfus Common Stock and its market price. In the case of the Merger, these values would be determined as follows: (i) book value would be the book value per share of Dreyfus Common Stock determined in accordance with Dreyfus' usual practices, at the end of the last fiscal quarter prior to the Effective Time, or if the Effective Time is prior to the determination of such book value, at the end of the next preceding fiscal quarter; and (ii) market price will be the average of the closing price of a share of Dreyfus Common Stock on the New York Stock Exchange for the ten trading days immediately prior to the Effective Time.

     Each unit represents the obligation of Dreyfus to pay its value, in cash, in the event of termination of employment of the employee within a period of two years following the change of control, including voluntary termination but excluding termination for cause (defined as (i) any willful and wrongful act having the effect of violating any Federal securities law, (ii) willful and prolonged absence from work other than for reasons of illness, (iii) fraud against Dreyfus, or (iv) conviction of a felony). Under any other circumstances, the units have no value. As of June 30, 1994, an aggregate of 1,326,000 units have been granted, including grants to all directors and executive officers of Dreyfus (23 persons) which, at such date, totaled 1,172,000 units. If the Effective Time had occurred on June 30, 1994, and the book value at that time were immediately available, the value of a unit would have been $26.008, and the aggregate value of the units held by all directors and executive officers of Dreyfus would have been $30,481,376.

     The Dreyfus Contingent Benefit Plan contains a provision (the "Deduction Limitation") providing that benefit payments will be limited to amounts which, at the date of a change of control, could in the opinion of tax accountants or tax counsel to Dreyfus qualify under the then existing Federal tax laws as tax-deductible items, tax credits or other tax benefits in calculating Federal income taxes for a corporation regardless of whether such benefits would be available in a particular taxable period, and regardless of the amount of income of such corporation during any such period. For purposes of computing the payment limit, credits or other tax benefits are to be increased to reflect the equivalent of tax deductible items. Among the tax-law limitations that possibly could cause the Deduction Limitation to restrict the payment of Contingent Benefits are the so-called "golden parachute" tax-deduction limitations contained in Section 280G of the Internal Revenue Code. In general, if "parachute payments" (which are certain compensatory payments that are contingent on the changes in control described in Section 280G) to an officer, shareholder or highly compensated individual would equal or exceed three times the individual's annualized includible compensation over the most recent five years (the "base amount"), the portion of the "parachute payments" that are in excess of one times the "base amount" may become nondeductible to the payor. If the Contingent Payments are deemed to be "parachute payments" governed by
Section 280G (which, because of certain technical rules applicable for purposes of Section 280G, is not free from doubt), the Deduction Limitation could restrict the payment of Contingent Benefits that would be deemed to be excess "parachute payments."

     The Dreyfus Contingent Benefit Plan also provides that, if a beneficiary under the Dreyfus Contingent Benefit Plan (a "Plan Beneficiary") becomes entitled to the Contingent Benefits, all stock options held by the Plan Beneficiary and which were not previously exercisable shall then become exercisable. As of June 30, 1994, directors and executive officers of Dreyfus in the Dreyfus Contingent Benefit Plan held 406,250 unvested stock options that could become subject to accelerated exercisability. The Dreyfus Contingent Benefit Plan also provides that, in the event of a change of control, all deferred compensation due to Plan Beneficiaries shall then become payable and shall be paid promptly by Dreyfus.

     The Merger Agreement provides that, as of the Effective Time, Dreyfus will amend the Dreyfus Contingent Benefit Plan with respect to each Dreyfus employee who both is a Plan Beneficiary with an outstanding Contingent Benefit Agreement and who agrees to such amendments to provide that (i) the transactions contemplated by the Merger Agreement will not be a change of control for purposes of the Dreyfus Contingent Benefit Plan (other than those provisions described in the preceding paragraph with respect to stock options); (ii) all Plan Beneficiaries who continue to be Dreyfus employees at the Effective Time will be paid an amount equal to one-half of the value of their units (determined and paid effective as of the Effective Time); (iii) an amount equal to the remaining one-half of the value of their units (as so determined) will be paid effective as of the earlier of (x) the last day of the 18-month period following the Effective Time and (y) the date, if any, that the Plan Beneficiary ceases to be employed by Dreyfus. The amendment also will provide that (A) the payments described in the preceding sentence will be unconditional (including, without regard to the Deduction Limitation); (B) no other payments or benefits will be made under the Dreyfus Contingent Benefit Plan as a result of the transactions contemplated by the Merger Agreement (other than those provisions described in the preceding paragraph with respect to stock options); and (C) no Plan Beneficiary receiving the payments described in the preceding sentence will be entitled to any other Contingent Benefits as a result of a change of control occurring after the Effective Time. Finally, the amendment will provide that the Dreyfus Contingent Benefit Plan shall contain a restriction (the "Contractual Parachute Restriction") to the effect that no amount shall be payable under the Dreyfus Contingent Benefit Plan that, together with any other "parachute payments" (as defined in Section 280G of the Internal Revenue Code), would be in excess of 2.99 times a Plan Beneficiary's "base amount" (as defined in Section 280G of the Internal Revenue Code), as determined in good faith by Dreyfus prior to the Effective Time. The Merger Agreement also provides that Mellon Bank, as sole stockholder of Dreyfus after the Merger, will approve these amendments to the Dreyfus Contingent Benefit Plan.

RIGHT OF THE DREYFUS BOARD TO WITHDRAW ITS RECOMMENDATION

     In the Merger Agreement, Dreyfus agreed that the Dreyfus Board would recommend to the Dreyfus stockholders that they adopt the Merger Agreement. However, the Dreyfus Board may withdraw, modify or amend such recommendation, after Dreyfus has received an Acquisition Proposal (see "--No Solicitations"), or if the opinions of Dreyfus' financial advisers have been withdrawn (see "Background of and Reasons for the Merger--Opinions of Dreyfus Financial Advisers"), in either case to the extent the Dreyfus Board reasonably determines, upon the basis of written advice of outside counsel, that such action is necessary in order for the Dreyfus Board to act in a manner which is consistent with its fiduciary obligations under applicable law.

TERMINATION OF THE MERGER AGREEMENT; FEE

     TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, as follows:

          (a) by the mutual consent of the Dreyfus Board and the Mellon Board;

          (b) by either Dreyfus or Mellon, at any time after December 31, 1994 by action of the Dreyfus Board or the Mellon Board, respectively, (or a duly constituted committee of either Board), if the Effective Time has not occurred;

          (c) by either Dreyfus or Mellon in the event of the breach by the other party of representations, warranties or agreements contained in the Merger Agreement that would create a Dreyfus Material Adverse Effect or Mellon Material Adverse Effect (as the case may be) and which cannot be or has not been cured within 30 days after written notice to the party committing such breach;

          (d) by Mellon, if shareholders of one or more Measurement Funds representing more than 10% of the aggregate net assets as of the close of business on December 3, 1993 for all of the Measurement Funds, have met and failed to approve the assignment by Dreyfus or any Dreyfus subsidiary, or the continuation in effect after the Effective Time, of contracts pursuant to which Dreyfus or a subsidiary provides investment management, investment advisory or administrative services (see "--Conditions to the Merger" for an explanation of Measurement Funds and these approvals);

          (e) by either Dreyfus or Mellon, if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the Merger has become final and nonappealable;

          (f) by either Dreyfus or Mellon, if the Merger Agreement fails to receive the requisite vote for adoption and approval by the shareholders of Dreyfus or Mellon at the Dreyfus Meeting or the Mellon Meeting, respectively; or

          (g) by Dreyfus if the Dreyfus Board has approved an Acquisition Proposal after determining, upon the basis of written advice of outside counsel, that such approval is necessary in the exercise of its fiduciary obligation under applicable law.

     None of the foregoing will permit a party in material breach of any provision of the Merger Agreement to terminate the Merger Agreement.

     FEE. Under the Merger Agreement, Mellon is entitled to payment of a fee of $50,000,000 by Dreyfus (the "Fee"), following the occurrence of a Purchase Event (as described below), subject to certain terms and conditions. The right to receive the Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Purchase Event: (i) the Effective Time of the Merger,
(ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of a Preliminary Purchase Event (as described below), except a termination by Mellon by virtue of the breach by Dreyfus of its representations, warranties or agreements contained in the Merger Agreement (unless the breach by Dreyfus was non-volitional), or
(iii) the passage of twelve months after termination of the Merger Agreement if such termination follows the occurrence of a Preliminary Purchase Event or a termination by Mellon by virtue of the breach by Dreyfus of its representations, warranties or agreements contained in the Merger Agreement (unless the breach by Dreyfus is non-volitional) (provided that if a Preliminary Purchase Event continues or occurs beyond such termination, the Fee Termination Event shall be twelve months from the expiration of the Last Preliminary Purchase Event but in no event more than 18 months after such termination). The "Last Preliminary Purchase Event" is the last Preliminary Purchase Event to expire.

     For these purposes, the term "Preliminary Purchase Event" means any of the following events or transactions occurring after December 5, 1993:

          (i) Dreyfus or any of its subsidiaries without having received Mellon's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as described below) with any person other than Mellon or any of its subsidiaries or the Dreyfus Board shall have approved or recommended that the stockholders of Dreyfus approve or accept any Acquisition Transaction with any person other than Mellon or any of its subsidiaries. For these purposes, "Acquisition Transaction" means
     (A) a merger or consolidation, or any similar transaction, involving Dreyfus or any material subsidiary of Dreyfus, (B) a purchase, lease or other acquisition of all or substantially all of the assets of Dreyfus or any material subsidiary of Dreyfus, (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Dreyfus or a material subsidiary of Dreyfus; however, an Acquisition Transaction does not include a divestiture described in "--Conduct of Business Pending The Merger--Dreyfus;"

          (ii) any person (other than Mellon or a Mellon subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Dreyfus Common Stock, or any group, other than a group of which Mellon or a Mellon subsidiary is a member, shall have been formed that beneficially owns 10% or more of the Dreyfus Common Stock then outstanding;

          (iii) any person other than Mellon or a Mellon subsidiary shall have made a bona fide proposal to Dreyfus or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Mellon or a Mellon subsidiary shall have commenced or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Dreyfus Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Dreyfus Common Stock (such an offer being referred to as a "Tender Offer" or an "Exchange Offer", respectively));

          (iv) after a proposal is made by a third party to Dreyfus or its stockholders to engage in an Acquisition Transaction, Dreyfus shall have breached any covenant or obligation contained in the Merger Agreement and such breach would entitle Mellon to terminate the Merger Agreement and such breach shall not have been cured within 30 days after written notice thereof from Mellon;

          (v) any person other than Mellon or a Mellon subsidiary, other than in connection with a transaction to which Mellon has given its prior written consent, shall have filed an application or notice with a governmental body for approval to engage in an Acquisition Transaction; or

          (vi) the holders of Dreyfus Common Stock shall not have adopted the Merger Agreement at the Dreyfus Meeting, the Dreyfus Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or the Dreyfus Board shall have withdrawn or modified in a manner adverse to Mellon the recommendation of the Dreyfus Board with respect to the Merger Agreement, in each case after it shall have been publicly announced that any person (other than Mellon or a Mellon subsidiary) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

     For these purposes, the term "Purchase Event" means either of the following events or transactions occurring after December 5, 1993:

          (i) the acquisition by any person, other than Mellon or a Mellon subsidiary, alone or together with such person's affiliates and associates, or any group, of beneficial ownership of 25% or more of the then outstanding Dreyfus Common Stock; or

          (ii) Dreyfus or any of its subsidiaries, without having received Mellon's prior written consent, shall have entered into an agreement to engage in a Transaction (as described below) with any person other than Mellon or any of its subsidiaries, or the Dreyfus Board shall have approved or recommended that the stockholders of Dreyfus approve or accept any Transaction with any person other than Mellon or any of its subsidiaries. For these purposes, "Transaction" means (A) a merger or consolidation, or any similar transaction, involving Dreyfus or any material subsidiary of Dreyfus, (B) a purchase, lease or other acquisition of all or substantially all of the assets of Dreyfus or any material subsidiary of Dreyfus, (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 25% or more of the voting power of Dreyfus or a material subsidiary of Dreyfus; however, a Transaction does not include a divestiture described in "--Conduct of Business Pending the Merger; Dreyfus."

     Except for the payment of the Fee in the circumstances described above, and except as otherwise specifically provided in the Merger Agreement, in the event of termination of the Merger Agreement no party will have any liability or further obligation to any other party to the Merger Agreement, except for liability for any breach of the Merger Agreement.

WAIVER AND AMENDMENT; REVISIONS TO TRANSACTION.

     Any provision of the Merger Agreement may be waived by the party benefitted by the provision. The Merger Agreement provides that, in the event that either Dreyfus or Mellon determines that a change in the method of effecting the transactions contemplated by the Merger Agreement would facilitate the consummation of those transactions, Dreyfus and Mellon will discuss the proposed change, and cooperate in good faith to determine whether the proposed change is in the best interests of the parties to the Merger Agreement, provided that the proposed change may neither alter or change the amount or kind of consideration to be issued to Dreyfus stockholders under the Merger Agreement, nor adversely affect the tax treatment to Dreyfus stockholders as a result of receiving such consideration. In addition, the Merger Agreement provides that it may be amended by mutual consent of the parties thereto.

EFFECTIVE TIME

     The Merger will become effective when Dreyfus and Merger Subsidiary file an appropriate certificate with the Department of State of the State of New York. Upon the Merger becoming effective, Dreyfus will be the surviving corporation and the separate existence of Merger Subsidiary will cease. Dreyfus will thereupon become a wholly owned subsidiary of Mellon Bank, which is a wholly owned subsidiary of Mellon. For a description of circumstances under which Dreyfus or Mellon may terminate the Merger Agreement, see "--Termination of the Merger Agreement; Fee." If not so terminated, the Effective Time will occur not more than ten days after the date upon which all of the conditions to the Merger are satisfied or waived. Dreyfus and Mellon currently anticipate that the Merger will be completed as soon as practicable following the Dreyfus Meeting and the Mellon Meeting.

NYSE LISTING OF MELLON COMMON STOCK

     Under the Merger Agreement, it is a condition precedent that the shares of Mellon Common Stock to be issued in the Merger be approved for listing on the NYSE upon notice of issuance. Mellon intends to file an application with the NYSE for approval of such listing.

DELISTING AND DEREGISTRATION OF DREYFUS COMMON STOCK

     After the Effective Time, no shares of Dreyfus Common Stock will be outstanding and public trading of Dreyfus Common Stock will cease. Accordingly, Dreyfus Common Stock will, at such time, be delisted from the NYSE and the Pacific Stock Exchange and will be deregistered under and cease to be subject to the reporting requirements of the Exchange Act.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Mellon has received an opinion of its counsel, Reed Smith Shaw & McClay, and Dreyfus has received an opinion of its counsel, Rogers & Wells, to the effect that the material federal income tax consequences of the Merger will be as follows:

          (a) the Merger will constitute a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code, and Dreyfus and Mellon will each be a party to the reorganization;

          (b) no income, gain, or loss will be recognized by either Dreyfus or Mellon as a result of the consummation of the Merger;

          (c) no income, gain, or loss will be recognized by a stockholder of Dreyfus upon the exchange of shares of Dreyfus Common Stock for Mellon Common Stock pursuant to the Merger, except as discussed below with respect to cash received in lieu of a fractional share interest in Mellon Common Stock;

          (d) the adjusted tax basis of the Mellon Common Stock received by a stockholder of Dreyfus pursuant to the Merger will be the same as the adjusted tax basis of the shares of Dreyfus Common Stock (reduced only by amounts allocable to a fractional share interest for which cash is to be received) surrendered in exchange therefor; and

          (e) the holding period of the Mellon Common Stock received by a stockholder of Dreyfus in the Merger will include the period during which the shares of Dreyfus Common Stock surrendered in exchange therefor were held, provided that such Dreyfus Common Stock is held as a capital asset by the Dreyfus stockholder at the Effective Time.

     The above tax opinions are based upon certain customary representations and assumptions referred to in the opinion letters. It is a condition to the consummation of the Merger that Mellon and Dreyfus also receive the above tax opinions as of the Effective Time.

     CASH RECEIVED IN LIEU OF FRACTIONAL SHARES. A Dreyfus stockholder who received cash in the Merger in lieu of a fractional share interest in Mellon Common Stock will be treated for federal income tax purposes as

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

having received cash in redemption of such fractional share interest. The stockholder will recognize gain or loss as of the Effective Time equal to the difference between the amount of cash received and the portion of the stockholder's adjusted tax basis in the shares of Dreyfus Common Stock allocable to the fractional share interest. Any gain or loss will be capital gain or loss if the stockholder holds the Dreyfus Common Stock as a capital asset at the Effective Time and will be long-term capital gain or loss if the holding period (determined as described above) for the fractional share interest deemed to be received and then redeemed is more than one year.

     CASH RECEIVED BY STOCKHOLDERS WHO EXERCISE DISSENTERS' RIGHTS. A holder of Dreyfus Common Stock who exercises dissenters' rights and who receives cash in exchange for such holder's shares will be treated as having received such payment in redemption of the shares. In general, if the shares are held as a capital asset at the Effective Time, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively under the constructive ownership rules of Section 318 of the Internal Revenue Code, any Dreyfus Common Stock that is exchanged in the Merger for Mellon Common Stock, the payment made to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Internal Revenue Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising dissenters' rights should consult such holder's own tax adviser as to the possibility that any payment to such holder will be treated as dividend income.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS BASED UPON CURRENT LAW. SUCH DISCUSSION MAY NOT BE APPLICABLE TO A DREYFUS STOCKHOLDER WHO ACQUIRED SHARES OF DREYFUS COMMON STOCK PURSUANT TO THE EXERCISE OF AN EMPLOYEE STOCK OPTION OR OTHERWISE AS COMPENSATION. BECAUSE EACH STOCKHOLDER'S TAX CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISER CONCERNING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH STOCKHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND ANY PROPOSED CHANGES IN SUCH TAX LAWS.

ACCOUNTING TREATMENT OF THE MERGER

     The Merger, if consummated as proposed, will qualify as a pooling of interests for accounting and financial reporting purposes. Accordingly, under generally accepted accounting principles, the assets and liabilities of Dreyfus will be combined with those of Mellon and carried forward at book values. In addition, the statements of operations of Dreyfus will be combined with the statements of operations of Mellon on a retroactive basis. The obligations of Dreyfus and Mellon to consummate the Merger are conditioned, among other matters, upon the receipt by them of letters from Ernst & Young and KPMG Peat Marwick, the respective independent auditors of Dreyfus and Mellon, to the effect that the Merger will qualify for pooling of interests accounting treatment under generally accepted accounting principles. See "Unaudited Pro Forma Condensed Combined Financial Statements."

RESALES BY AFFILIATES OF MELLON COMMON STOCK RECEIVED IN THE MERGER

     All shares of Mellon Common Stock received by Dreyfus stockholders in the Merger will be freely transferable, except that shares of Mellon Common Stock received by persons who are "affiliates" (as such term is defined under the Securities Act) of Dreyfus prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Mellon) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Dreyfus or Mellon generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. In order that the Merger may qualify for pooling of interests accounting treatment, an affiliate of either Mellon or Dreyfus may not sell

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

(subject to certain de minimis exceptions), or in any other way reduce such affiliate's relative risk with respect to, the shares of Mellon Common Stock owned by him until after such time as Mellon publishes results covering at least 30 days of combined operations of Mellon and Dreyfus. See "--Accounting Treatment of the Merger."

     The Merger Agreement requires Dreyfus to use its best efforts to cause each of its affiliates to enter into an agreement to the effect that such person will comply with the above-described transferability restrictions.

                               DISSENTERS' RIGHTS

DREYFUS STOCKHOLDERS

     Holders of shares of Dreyfus Common Stock who so desire are entitled to relief as dissenting stockholders under Section 910 of the NYBCL. However, a holder of shares of Dreyfus Common Stock will only be entitled to those rights if he complies with Section 623 of the NYBCL. The following summary does not purport to be a complete statement of the method of compliance with Section 623 of the NYBCL and is qualified in its entirety by reference to the text of that Section which is attached to this Prospectus/Joint Proxy Statement as Appendix V.

     A DREYFUS STOCKHOLDER WHO WISHES TO PERFECT HIS RIGHTS AS A DISSENTING STOCKHOLDER IN THE EVENT THE MERGER AGREEMENT IS ADOPTED MUST:

          (A) NOT VOTE FOR NOR CONSENT IN WRITING TO THE ADOPTION OF THE MERGER AGREEMENT; AND

          (B) FILE WITH DREYFUS, BEFORE THE TAKING OF THE VOTE ON THE MERGER AGREEMENT AT THE DREYFUS MEETING, A WRITTEN OBJECTION TO THE MERGER. SUCH WRITTEN OBJECTION MUST INCLUDE A NOTICE OF HIS ELECTION TO DISSENT, HIS NAME AND RESIDENCE ADDRESS, THE NUMBER AND CLASSES OF SHARES AS TO WHICH HE DISSENTS, AND A DEMAND FOR PAYMENT OF THE FAIR VALUE OF HIS SHARES IF THE MERGER AGREEMENT IS APPROVED.

     Any written demand for payment pursuant to clause (b) of the immediately preceding paragraph should be mailed or delivered to The Dreyfus Corporation, 200 Park Avenue, New York, New York, 10166, Attention: Secretary. Because the written demand must be delivered before the stockholder vote on the Merger Agreement, it is recommended, although not required, that a stockholder using the mails should use certified or registered mail, return receipt requested, to confirm that he has made a timely delivery.

     Within 10 days after the Dreyfus Meeting, Dreyfus will, by registered mail, give notice that the Merger Agreement was adopted to each of the stockholders who has delivered a written objection and who did not vote for or consent in writing to the Merger. The notice will be sent by registered mail, return receipt requested, addressed to the stockholder at his address as it appears on the records of Dreyfus.

     A Dreyfus stockholder may not dissent as to less than all of his shares as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary. Upon consummation of the Merger, dissenting stockholders will cease to have any of the rights of a stockholder of Dreyfus except the right to be paid the fair value for their shares and any other rights under Section 623 of the NYBCL.

     A notice of election to dissent may be withdrawn by the stockholder at any time prior to his acceptance in writing of an offer made by Dreyfus in accordance with Section 623 of the NYBCL, but in no case later than 60 days from the date of the consummation of the Merger, except that if Dreyfus fails to make a timely offer, the time for withdrawal of a notice of election shall be extended until 60 days from the date an offer is made. Thereafter, withdrawal of a notice of election requires the written consent of Dreyfus. In order to be effective, any withdrawal of a notice of election must be accompanied by the return to Dreyfus of any advance payment made to the stockholder pursuant to
Section 623 of the NYBCL. If a notice of election is withdrawn, or if the Merger is rescinded, or if a court determines that the stockholder is not entitled to receive payment for his shares, or if the stockholder otherwise loses his dissenters' rights, the stockholder will not have the right to receive payment for his shares, but he will be reinstated to all his rights as a stockholder as of the consummation of the Merger.

     At the time of filing the notice of election to dissent or within one month thereafter, the holder of shares represented by certificates must submit the certificates representing his shares to Dreyfus, or to Dreyfus' transfer agent, who shall note conspicuously thereon that a notice of election to dissent has been filed and shall return the certificates to the stockholder. ANY HOLDER OF SHARES REPRESENTED BY CERTIFICATES WHO FAILS TO SUBMIT HIS CERTIFICATES FOR SUCH NOTATION SHALL, AT THE OPTION OF DREYFUS EXERCISED BY WRITTEN NOTICE TO THE STOCKHOLDER WITHIN 45 DAYS FROM THE DATE OF FILING OF SUCH NOTICE OF ELECTION TO DISSENT, LOSE HIS DISSENTERS' RIGHTS UNLESS A COURT, FOR GOOD CAUSE SHOWN, OTHERWISE DIRECTS.

     Within 15 days after the expiration of the period within which stockholders may file their notices of election to dissent, or within 15 days after the consummation of the Merger, whichever is later (but in no case later than 90 days from the date of the Dreyfus Meeting), Dreyfus will make a written offer by registered mail to each stockholder who had filed such notice of election to pay for his shares at a specified price which Dreyfus considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Merger has been consummated, such offer shall be accompanied by (a) advance payment to each such stockholder who has submitted the certificates representing his shares to Dreyfus of an amount equal to 80 percent of the amount of such offer or (b) as to each stockholder who had not yet submitted his certificates, a statement that advance payment to him of an amount equal to 80 percent of the amount of such offer will be made by Dreyfus promptly upon submission of his certificates.

     If Dreyfus fails to make such offer within the 15-day period, or if Dreyfus makes the offer and any dissenting stockholder or stockholders fail to agree with Dreyfus within the 30-day period thereafter upon the price to be paid for their shares:

          (a) Dreyfus shall, within 20 days after the expiration for whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which Dreyfus' office is located to determine the rights of dissenting stockholders, and to fix the fair value of their shares.

          (b) If Dreyfus fails to institute such proceeding within such 20-day period, any dissenting stockholder may institute such proceeding for the same purpose not later than 30 days after the expiration of the 20-day period. If the proceeding is not instituted within such 30-day period, all dissenters' rights will be lost unless the supreme court, for good cause shown, otherwise decides.

          (c) All dissenting stockholders, except those who have agreed with Dreyfus upon the price to be paid for their shares, will be made parties to the proceeding.

          (d) The court will determine whether each dissenting stockholder, as to whom Dreyfus requests the court to make such determination, is entitled to receive payment for his shares. If Dreyfus does not request such determination or if the court finds that a dissenting stockholder is entitled to payment for his shares, the court will fix the fair value of the shares, which, for such purposes, shall be the fair value as of the close of business on the day prior to the Dreyfus Meeting. In fixing the value of the shares, the court shall consider the nature of the transaction giving rise to the stockholder's right to receive payment for his shares and its effects on Dreyfus and its stockholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and all other relevant factors. The court may fix the value of the shares as higher or lower than the value of the consideration offered in the Merger. The final order of the court shall be entered against Dreyfus in favor of each dissenting stockholder who is a party to the proceeding and is entitled to the value of his shares. The final order shall include interest at a rate determined by the court and payable from the date the Merger was consummated until the payment date, unless the court finds that the refusal of any stockholder to accept the offer of payment was arbitrary, vexatious, or otherwise not in good faith.

          (e) Each party to the proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and any experts employed. The court may, however, in its discretion, apportion and assess all or any part of the costs, expenses, and fees incurred by Dreyfus against any or all of the dissenting stockholders who are parties to the proceeding, including those who withdraw their notices of election to dissent, if the court finds that the dissenting stockholders' refusal to accept Dreyfus' offer is arbitrary, vexatious, or otherwise not in good faith. Likewise, the court may apportion and assess all or any of the costs, expenses, and fees incurred by any or all of the dissenting stockholders who are parties to the proceeding against Dreyfus, if the court finds (i) that the fair value of the shares, as determined, materially exceeds the amount which Dreyfus offered to pay; (ii) that no offer or required advance payment was made by Dreyfus; (iii) that Dreyfus failed to institute the special proceeding within the required time period; or (iv) that the action of Dreyfus in complying with its obligations under the Section 623 of the NYBCL was arbitrary, vexatious, or otherwise not in good faith.

          (f) Within 60 days after final determination of the proceeding, Dreyfus will pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     The perfection by a sufficient number of Dreyfus stockholders of their rights as dissenting stockholders could impair the ability of the Merger to qualify as a pooling of interests for accounting and financial reporting purposes and to qualify as a tax-free reorganization. If the number of shares for which dissenters' rights are perfected (expressed in terms of equivalent Mellon shares based upon the Exchange Ratio), when added to (i) the number of shares of Dreyfus Common Stock purchased by Dreyfus during the two year period prior to December 5, 1993 and not reissued by Dreyfus prior to the Effective Time (expressed in terms of equivalent Mellon shares based upon the Exchange Ratio), (ii) the number of shares of Mellon Common Stock purchased by Mellon during the two year period prior to December 5, 1993, and not reissued by Mellon prior to the Effective Time, and (iii) the fractional shares of Mellon Common Stock in lieu of which cash is paid in the Merger, exceeds 10% of the number of shares of Mellon Common Stock issued in the Merger, the qualification of the Merger for pooling of interests accounting treatment may be adversely affected. The qualification of the Merger for pooling of interests accounting and as a tax-free reorganization are conditions of the respective obligations of Dreyfus and Mellon to effect the Merger. See "The Merger--Conditions to the Merger", "--Accounting Treatment of the Merger" and "--Certain Federal Income Tax Consequences of the Merger." For a discussion of the tax consequences to a holder of Dreyfus Common Stock exercising dissenters' rights, see "The Merger--Certain Federal Income Tax Consequences of the Merger."

     BECAUSE A PROXY CARD WHICH DOES NOT CONTAIN VOTING INSTRUCTIONS WILL, UNLESS REVOKED, BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, A DREYFUS STOCKHOLDER WHO WISHES TO EXERCISE HIS DISSENTERS' RIGHTS MUST EITHER NOT SIGN AND RETURN HIS PROXY CARD OR, IF HE SIGNS AND RETURNS HIS PROXY CARD, VOTE AGAINST OR ABSTAIN FROM VOTING ON THE ADOPTION OF THE MERGER AGREEMENT.

MELLON SHAREHOLDERS

     Holders of shares of Mellon Common Stock and Series D Stock are not entitled to dissenters' rights.

                       COMPARISON OF SHAREHOLDERS' RIGHTS

     Upon consummation of the Merger, the stockholders of Dreyfus will become shareholders of Mellon. The following summary compares the material differences between the rights of holders of shares of Dreyfus Common Stock and the rights of holders of shares of Mellon Common Stock. These differences arise from (i) the distinctions between the laws of the jurisdictions in which Dreyfus and Mellon are incorporated (the State of New York and Commonwealth of Pennsylvania, respectively) and (ii) the distinctions between the Certificate of Incorporation and By-Laws of Dreyfus and the Articles of Incorporation and By-Laws of Mellon.

     The following summary includes all material aspects, but does not purport to be a complete statement, of the rights of holders of shares of Dreyfus Common Stock and shares of Mellon Common Stock under, and is

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

qualified in its entirety by reference to, New York and Pennsylvania law, the respective Certificate and Articles of Incorporation and the By-Laws of Dreyfus and Mellon.

CHARTER AMENDMENTS

     Under New York law, except for certain specified matters, an amendment or change to a certificate of incorporation must be authorized by a vote of the board of directors, followed by a vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders. A corporation's certificate of incorporation may contain provisions requiring supermajority voting requirements. Dreyfus' Certificate of Incorporation does not contain any such provisions.

     Under New York law, by-laws may be adopted, amended or repealed by a majority of the votes cast by the holders of shares at the time entitled to vote in the election of directors. When provided in the certificate of incorporation or a by-law adopted by the shareholders, the board of directors may also adopt, amend or repeal by-laws. Any by-law adopted by the board of directors may be amended or repealed by a majority of the votes cast by the holders of shares at the time entitled to vote in the election of any directors. Dreyfus' By-Laws provide that they may be adopted, amended or repealed by the Dreyfus Board by vote of a majority of the directors present at the time of the vote if a quorum is then present, except that a by-law adopted or amended by the stockholders, to the extent it expressly so provides, may be amended or repealed only by the stockholders.

     Under Pennsylvania law, except for certain specified matters, an amendment to the articles of incorporation must be adopted by a resolution of the board of directors, followed by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, unless the articles of incorporation require a greater vote. Mellon's Articles of Incorporation do not contain any such requirements.

     Under Pennsylvania law, shareholders of a corporation which has stock entitled to vote in the election of directors registered under the Exchange Act (a "Registered Corporation") are not entitled by statute to propose an amendment to the articles of incorporation. A Registered Corporation may render this section inapplicable to the corporation by inclusion of a contrary provision in its articles of incorporation. Mellon, a Registered Corporation, has not adopted such a provision.

     Under Pennsylvania law, by-laws may be adopted, amended or repealed upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a special or regular meeting. Except for certain specified matters, the authority to adopt, amend or repeal by-laws may be expressly vested by the by-laws in the board of directors, subject to the power of the shareholders to change such action. Mellon's Articles of Incorporation and By-Laws provide that its By-Laws may, subject to law, be altered, amended, supplemented or repealed by a majority of the directors then in office or by action of shareholders. However, in order to amend or repeal the provisions of Mellon's By-Laws relating to the election, classification and removal of directors, or adopt any new provisions inconsistent with such provisions, the approval of seventy-five percent of the shares entitled to vote thereon is required, unless such action has been approved by a majority vote of the full Mellon Board.

     Under Pennsylvania law, an amendment to, or other provision of, the articles of incorporation approved by the shareholders, may, except in certain instances, relax or be inconsistent with and supersede any provisions set forth in the chapters of the PBCL relating to incorporation; corporate powers, duties and safeguards; officers, directors and shareholders; or fundamental changes. Mellon's Articles of Incorporation have no such provisions.

DIRECTORS

     Under New York law, except in certain circumstances, a corporation's board of directors must consist of at least three directors. Dreyfus' By-Laws provide that the number of directors shall be eight. The number of directors of the Dreyfus Board may be changed only by an amendment to the Dreyfus By-Laws. The certificate of incorporation or by-laws adopted by shareholders may provide for the board of directors to be divided into classes. The Dreyfus Board is not classified and directors are elected at each annual meeting of

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

stockholders. Pursuant to Dreyfus' By-Laws, the presence of four of the directors in office constitutes a quorum for transacting business.

     Under Pennsylvania law, a corporation's board of directors must consist of one or more members, with the number fixed by, or in the manner provided in, the articles of incorporation or the by-laws. If not so fixed, the number of directors shall be the same as that stated in the articles of incorporation, or three if no number is stated. Mellon's By-Laws provide that the number of directors shall be as designated by a majority of the Mellon Board. The Mellon Board has currently fixed the number of directors at eighteen. However, Mellon has agreed in the Merger Agreement to enlarge the Mellon Board to twenty-one. See "The Merger--Certain Agreements Relating to Conduct of Business after the Merger." Mellon's By-Laws provide for the Mellon Board to be divided into three approximately equal classes, with each class holding office for a term of three years. Pursuant to Mellon's By-Laws, the presence of a majority of the directors in office constitutes a quorum for transacting business. The fact that Mellon's Board is divided into three classes could make it more difficult for a third party to acquire control of Mellon than would be the case if Mellon's Board, like Dreyfus' Board, were not so divided.

     In the event that the equivalent of six quarterly dividends, whether or not consecutive, payable on certain series of outstanding preferred stock of Mellon are unpaid and payments are not declared and sums are not set aside for payment, the number of directors of Mellon will be increased by two. The holders of the series of preferred stock for which dividends are unpaid, voting as a single class, will be entitled to elect the two additional directors to serve until all dividends in arrears have been paid or waived.

REMOVAL OF DIRECTORS

     Under New York law, any or all directors may be removed for cause by a vote of shareholders. The certificate of incorporation or, except in certain instances, a shareholder-adopted by-law provision may provide for such removal by action of the board. A director may be removed without cause by shareholder vote only if the certificate of incorporation or by-laws so provide. Dreyfus' By-Laws provide for removal for cause of directors by the affirmative vote of a majority of the directors or by the vote of a majority of the votes cast by all stockholders entitled to vote thereon. Dreyfus' By-Laws also provide for removal of directors by stockholders without cause by the vote of a majority of the votes cast by all stockholders entitled to vote thereon.

     Under Pennsylvania law, unless otherwise provided in a by-law adopted by the shareholders, any or all directors may be removed, with or without cause, by the affirmative vote of a majority of all shareholders entitled to vote thereon. Unless otherwise provided in a by-law adopted by the shareholders, the board of directors may declare vacant the office of a director who has been judicially declared of unsound mind or convicted of an offense punishable by imprisonment for a term of more than one year, or for any other proper cause (which the by-laws may specify) or if, within 60 days or such other time as the by-laws may specify after notice of selection as a director, such person does not accept the office either in writing or by attending a meeting of the board of directors and fulfill such other requirements of qualification as the by-laws may specify. Mellon's By-Laws provide that a director may be removed without cause only upon the vote of at least seventy-five percent of the votes which all shareholders would be entitled to cast in an annual election of directors, or in the election of a single class of directors, if applicable.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     Under New York law, newly created directorships resulting from an increase in the number of directors and vacancies occurring for any reason, other than the removal of a director without cause, may be filled by vote of the board of directors. If the number of directors then in office is less than a quorum, any vacancies may be filled by vote of a majority of the directors then in office. Unless a provision of the certificate of incorporation or by-laws adopted by the shareholders provides otherwise, vacancies occurring in the board of directors through removal of directors without cause must be filled by a vote of shareholders. Dreyfus' By-Laws do not modify this requirement.

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

     Under Pennsylvania law, except as otherwise provided in the by-laws, vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve for the balance of the unexpired term unless otherwise restricted in the by-laws. An incumbent director who resigns, prospectively, may vote on his replacement along with the other directors then in power. In the case of removal of a director by shareholder vote, a new director may be elected at the same meeting at which the director was removed. Mellon's By-Laws state that vacancies in the Mellon Board, whether or not caused by an increase in the number of directors, may be filled by a majority of the remaining members of the Mellon Board though less than a quorum, except that a vacancy resulting from removal from office by a vote of shareholders may be filled by a vote of shareholders at the same meeting at which such removal occurs. Each person so elected shall hold office for a term expiring at the next annual meeting of shareholders at which the term of the class of directors to which such director was elected expires.

CUMULATIVE VOTING

     Under New York law, a certificate of incorporation may provide for cumulative voting for the election of directors. Dreyfus' Certificate of Incorporation contains no such provision.

     Pennsylvania law provides that unless the articles of incorporation specify otherwise, shareholders are entitled to cumulative voting in the election of directors. Mellon's Articles of Incorporation expressly provide that shareholders shall not have any such cumulative voting rights.

LIMITATION ON DIRECTORS' LIABILITY

     Under New York law, a corporation's certificate of incorporation may contain a provision limiting or eliminating the personal liability of directors to the corporation or its shareholders for damages for breaches of duty in such capacity. No such provision may eliminate or limit liability if a judgment or other final adjudication establishes that the director's acts or omissions (i) were in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) involved financial profit or some other advantage to which the director was not legally entitled, or (iv) resulted in a violation of the statute prohibiting certain dividend declarations, certain purchases by the corporation of its own shares, certain payments to shareholders after dissolution, and particular types of loans. In addition, no such provision may eliminate or limit the liability of a director for acts occurring prior to adoption of the limitation of liability. Dreyfus' Certificate of Incorporation, as of June 27, 1988, contains a provision limiting the personal liability of the directors to the extent permitted under New York law.

     Under Pennsylvania law, a by-law adopted by the shareholders of a corporation may provide that a director shall not be personally liable, as such, for monetary damages for any action taken unless: (i) the director has breached or failed to perform the duties of his office under the PBCL; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. No such by-law shall apply to limit a director's responsibility or liability under any criminal statute or for the payment of any taxes. Mellon's By-Laws state that, to the fullest extent permitted by Pennsylvania law, a director of Mellon shall not be personally liable for monetary damages for any action taken, or any failure to take action after January 26, 1987.

INDEMNIFICATION

     Under both New York and Pennsylvania law, statutory provisions for indemnification are not exclusive of any other indemnification rights to which a person may be entitled under by-laws, agreement, votes of shareholders or disinterested directors, or otherwise.

     However, New York law provides that no indemnification may be made to any director or officer if a judgment or other adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Pennsylvania law provides that no indemnification may be made where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Both states' laws authorize corporate indemnification of directors and officers and allow the corporation to procure insurance to cover such indemnification. Pennsylvania law also authorizes indemnification of any representative of the corporation, although Mellon's Articles of Incorporation provide for indemnification only for persons, other than directors and officers, designated by the Mellon Board. Both New York and Pennsylvania require indemnification of a person who has been successful on the merits or otherwise, in the defense of a civil, administrative, investigative, criminal or derivative action. In lieu of success in the defense of an action or indemnification ordered by a court, New York law requires either a determination made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding or by a majority of the shareholders that the indemnification is proper in the circumstances because the indemnified party has met the applicable standard of conduct necessary to entitle the party to indemnification. If a quorum consisting of directors who were not parties to the action or proceeding is not obtainable or, if obtainable and a majority vote of a quorum of disinterested directors directs, the board may direct independent legal counsel to opine in writing that indemnification of the person in question is proper. New York law also provides that shareholders must be given notice of the payment of indemnification made other than by court order or action of the shareholders. New York and Pennsylvania law authorize the corporation to advance litigation expenses prior to the final determination of an action; New York law requires an undertaking from the recipient to repay such advances to the extent indemnification is later determined to be unavailable. The Dreyfus Certificate of Incorporation provides that Dreyfus may indemnify any person to the full extent permitted by the NYBCL, including indemnification provided pursuant to a resolution of stockholders, resolution of directors or an agreement. The Dreyfus By-Laws provide indemnification to directors and officers of Dreyfus if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful, except that in the case of an action by or in the right of Dreyfus to procure a judgment in its favor, no indemnification is provided in respect of any claim as to which such person has been adjudged to be liable to Dreyfus or in respect of any threatened action or pending action which is settled or otherwise disposed of, unless a court ordered otherwise. The Dreyfus By-Laws provide for the advance of expenses incurred by a director or officer in advance of the final disposition of an action or proceeding upon receipt by the corporation of an undertaking by the director or officer to repay the amount if he or she is ultimately found not to be entitled to indemnification. The Mellon Articles of Incorporation provide indemnification of directors, officers, and other representatives of Mellon designated by the Mellon Board to the fullest extent permitted by Pennsylvania law.

SHAREHOLDER VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     Under New York law, a plan of merger, a sale, lease, exchange or other disposition of all or substantially all the assets of a corporation not in the regular course of business, or a share exchange, shall be authorized by the corporation's board of directors, followed by (except in certain instances) adoption at a meeting of shareholders by a vote of the holders of two-thirds of all outstanding shares entitled to vote thereon. Voluntary dissolution of a corporation may be authorized at a meeting of shareholders by the vote of two thirds of all outstanding shares entitled to vote thereon.

     Under Pennsylvania law, except in certain instances, a plan of merger or consolidation, a sale, lease, exchange, division, conversion, voluntary dissolution or other disposition of all or substantially all assets of a corporation, or a share exchange, shall be authorized by a corporation's board of directors, followed by adoption by the shareholders upon the affirmative vote of a majority of votes cast by all shareholders entitled to vote thereon. As a result, shareholder approval of a merger, disposition of all or substantially all assets or similar transaction described above may be easier to obtain under Pennsylvania law than New York law.

SPECIAL MEETING OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

     Dreyfus' By-Laws allow a majority of the Dreyfus Board or the President to call a special meeting of stockholders. Furthermore, Dreyfus' By-Laws require that, upon the written request of stockholders owning a majority of the shares of capital stock entitled to vote at a meeting or a majority of the Dreyfus Board, the President or the Secretary shall call a special meeting of stockholders. Under New York law, holders of at least ten percent of a corporation's shares may demand a special meeting to elect directors if there has been no meeting to elect directors or there is a failure to elect a sufficient number of directors to conduct the business of the corporation for a period of one month after the date fixed by or under the by-laws for the annual meeting of shareholders, or if no date has been so fixed, for a period of thirteen months since the last election of directors and certain other criteria are satisfied. Notice of such a meeting must be given, personally or by mail, not less than sixty nor more than ninety days after such demand.

     Under New York law, shareholders may take any action which may be taken at a meeting of shareholders without such a meeting by written, unanimous consent of shareholders entitled to vote thereon or a lesser percentage specified by the certificate of incorporation.

     Pennsylvania law provides that shareholders of Registered Corporations are not entitled by statute to call a special meeting of shareholders, except that an interested shareholder (as defined in the PBCL) may call a meeting for the purpose of approving a business combination. Written notice of such a meeting must be given, personally, by mail or telegraph, at least five days prior to the date of the meeting unless a greater period of notice is required by law in a particular case.

     Under Pennsylvania law, actions may be taken by shareholders of a Registered Corporation without a meeting by less than unanimous written consent only if permitted by its by-laws. Mellon's By-Laws contain no provisions permitting such action.

BUSINESS COMBINATIONS FOLLOWING A CHANGE IN CONTROL

     New York law regulates tender offers for the equity shares of New York corporations having principal offices or significant business operations within New York. The Security Takeover Disclosure Act (the "Takeover Act") applies to certain offers with respect to which, after acquisition of the shares, the offeror would be the owner of more than five percent of the target company's equity securities. In such cases, no tender offer may be made unless the offeror files with the New York Attorney General a registration statement containing certain information required by the Takeover Act. The Takeover Act also regulates tender offers not subject to the requirements of Section 14(d) of the Exchange Act.

     Under New York law, a resident domestic corporation shall not engage, except in certain instances, in any business combination with any interested shareholder (a beneficial owner of more than 20% of the outstanding voting stock) of such resident domestic corporation for a period of five years following such interested shareholder's stock acquisition date (the date the interested shareholder attained such status), unless such business combination is approved by the board of directors of such resident domestic corporation prior to such interested shareholder's stock acquisition date. The statute does not apply to a business combination with an interested shareholder (or an affiliate of an interested shareholder) who was the beneficial owner, directly or indirectly, of more than 5% of the outstanding voting stock of such resident domestic corporation on October 13, 1985 and has remained so. The statute does not apply to the Merger because Mellon and Merger Subsidiary are not deemed to be interested shareholders.

     Under Pennsylvania law, a Registered Corporation shall not at any time engage, except in certain instances, in any business combination with any interested shareholder (a beneficial owner of more than 20% of the outstanding stock entitled to elect directors or an affiliate or associate of the corporation who at any time within the previous five years was the beneficial owner of more than 20% of the outstanding stock entitled to elect directors, excluding, in each case, shares held continuously since January 1, 1983) of the corporation other than (i) a business combination approved by the board of directors of the corporation, (ii) by the affirmative vote of all of the holders of the outstanding common stock of the corporation, (iii) if the consideration payable to shareholders of the corporation in the business combination complies with certain fair price conditions specified by Pennsylvania law, by holders of a majority of the voting shares (excluding the shares held by the interested shareholder or any associate or affiliate thereof) at a meeting called for such purpose, no earlier than three months after the interested shareholder becomes the beneficial owner of at least 80% of the corporation's voting shares, or (iv) if the interested shareholder waits at least five years after its share acquisition date and (a) obtains a majority of the votes of the shareholders entitled to vote (excluding the shares held by the interested shareholder or any associate or affiliate thereof) or (b) the business combination complies with certain fair price conditions specified by Pennsylvania law and is approved by the shareholders. The statute does not apply to business combinations with an interested shareholder who was the beneficial owner of at least 15% of the voting stock of such corporation on March 23, 1988 and remains so to the share acquisition date of the interested shareholder. The statute does not apply to the Merger because Dreyfus is not deemed to be an interested shareholder.

     The PBCL includes control share acquisition provisions, together with disgorgement and severance compensation provisions which provide for the recovery by a corporation of profits from the sale of the corporation's shares and severance payments to terminated employees, in the event of certain control share acquisitions (acquisitions of a corporation's stock by a holder of 20% or more of stock entitled to vote in the election of directors). Mellon, pursuant to its By-Laws, has opted out of these statutes as permitted thereunder. The PBCL also includes a fair price provision which gives a corporation's shareholders the ability, in certain instances, to require a person who has become a 20% or more shareholder to buy the other shareholders' stock at a "fair price," as determined by the PBCL. New York does not have similar control share acquisition or fair price provisions in the NYBCL.

DIRECTOR CONSIDERATIONS

     Pennsylvania law provides that a board of directors may, in considering the best interests of the corporation, consider, to the extent they deem appropriate, the impact of corporate action upon employees, suppliers, customers and creditors of the corporation, communities in which offices or other establishments of the corporation are located, the short and long term interests of the corporation, the resources, intent and conduct of the person seeking to acquire control of the corporation, and all other pertinent factors, in addition to considering its shareholders' interests. New York law permits directors to consider similar factors.

DISSENTERS' RIGHTS

     Under New York law, dissenting shareholders who comply with prescribed statutory procedures are entitled to appraisal rights in connection with certain mergers or share exchanges, or sales of substantially all the assets of a corporation, and in connection with certain reclassifications, certificate of incorporation amendments and other transactions which may adversely affect the rights or preferences of shareholders.

     Under Pennsylvania law, dissenting shareholders who follow prescribed statutory procedures are entitled to obtain payment of the fair value of such shareholders' shares in connection with a plan of merger or consolidation, share exchange, division, conversion or sale of substantially all of the assets of a corporation and certain other transactions on which shareholders are entitled to vote. However, such appraisal rights are not provided, except in limited circumstances, to a shareholder under Pennsylvania law where shares of the class held by the shareholder and entitling the shareholder to vote on the plan, are held of record by more than 2,000 shareholders or are listed on a national securities exchange, provided that, among other things, the shares are converted solely into shares of another corporation and cash in lieu of fractional interests. Furthermore, Pennsylvania law does not provide, except in limited circumstances, appraisal rights to shareholders of a Registered Corporation in connection with the sale, lease, exchange or other disposition of all or substantially all of its properties and assets. Under Pennsylvania law, a corporation may, within its articles of incorporation, by by-law or resolution of the board of directors, grant appraisal rights to shareholders in situations where such shareholders would not otherwise be entitled to appraisal rights under Pennsylvania law. Mellon has not granted such additional appraisal rights to its shareholders. Accordingly, Dreyfus stockholders who become Mellon shareholders will not have the right to demand cash payment of the fair value of their shares in the case of mergers, sales of substantially all assets or similar transactions described above involving Mellon. Dreyfus stockholders currently have such right, including in connection with the Merger. See "Dissenters' Rights--Dreyfus Stockholders."

DIVIDENDS

     New York law provides that dividends may be paid only out of surplus (defined as the excess of net assets over stated capital) and only when the corporation is not insolvent and would not be made insolvent after the payment of the dividend and as long as the dividend is not contrary to any restriction contained in the certificate of incorporation.

     Pennsylvania law allows dividends to be paid as long as (i) after payment of the dividends the corporation could pay its debts when they become due in the usual course of business and (ii) the total assets of the corporation would not be less than the sum of total liabilities plus (unless provided in the articles of incorporation) the amount needed to satisfy preferential rights upon dissolution of the corporation. Pennsylvania law does not limit payment of dividends to situations in which surplus or net profits exist.

STOCK REPURCHASES

     Under New York law, a corporation may repurchase its own shares out of surplus except when the corporation is currently or would thereby be made insolvent. New York law allows repurchases of a corporation's redeemable shares out of stated capital for any purpose except when the corporation is insolvent or would thereby be made insolvent and except when such purchase would reduce net assets below the stated capital remaining after giving effect to the cancellation of such shares. New York law allows a corporation to repurchase its shares out of stated capital except when the corporation is currently or would thereby be made insolvent, regardless of whether the purchase would reduce net assets below stated capital if the purchase is made for the purpose of: (i) eliminating fractions of shares; (ii) collecting or compromising indebtedness to the corporation; or (iii) paying shareholders entitled to receive payment for their shares under the appraisal provisions of New York law. Under New York law, a resident domestic corporation which is subject to the provisions of the New York business combination law may not purchase or agree to purchase more than 10% of its stock from a shareholder for more than the market value thereof unless (a) the purchase is approved by a majority of the board of directors followed by approval by a majority of the outstanding shares entitled to vote thereon (unless a greater shareholder vote is required in the certificate of incorporation), (b) the corporation offers to purchase shares from all holders of stock or (c) the stock to be purchased is stock of which the holder has been the beneficial owner for more than two years.

     Under Pennsylvania law, a corporation may repurchase its own shares so long as after the repurchase, the corporation is able to pay its debts as they become due, and the total assets of the corporation are not less than the sum of its liabilities plus (unless otherwise provided in the articles of incorporation) the amount needed to satisfy preferential rights upon dissolution of the corporation. Pennsylvania law does not limit stock repurchases to situations in which surplus or net profits exist.

CONVERSION OF SHARES IN A MERGER

     Under Pennsylvania law, whenever any outstanding securities of a business corporation are converted into new shares or other securities or property by any merger, consolidation or otherwise, the plan or instrument effecting the conversion may fix a period of not less than two years within which the outstanding securities must be surrendered for exchange. If the shares are not surrendered within the time period fixed in the plan, the plan may provide that such shares shall be sold and the net proceeds held for the holders of the unsurrendered securities, to be paid to them upon surrender of their securities. After such sale, the sole right of the holder of the unsurrendered securities shall be the right to collect the net sales proceeds for the holder's account. New York law does not contain a similar provision.

INTERESTED TRANSACTIONS

     New York and Pennsylvania law have substantially similar provisions regarding transactions with directors. Under such laws, a contract or transaction between a corporation and one or more of its directors or between a corporation and another corporation in which one or more of its directors are directors or officers or have a financial interest or, in the case of Pennsylvania law, another interest is not voidable solely for that reason under the following circumstances: (i) the material facts as to the relationship or interest and as to the contract or transactions are disclosed or known by the board and the board authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum (the unanimous vote of disinterested directors is required by New York law if disinterested directors do not constitute a quorum); (ii) the material facts are disclosed to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or (iii) the contract or transaction is fair to the corporation as of the time it is authorized, ratified or approved by the board or the shareholders. In addition, under New York law, a corporation may make a loan to a director only upon the vote of disinterested shareholders holding a majority of the shares entitled to vote thereon.

     Pennsylvania law requires, for Registered Corporations, approval of certain extraordinary corporate transactions by a majority vote of all outstanding shares other than those held by "interested shareholders," as defined in the PBCL. Such transactions include mergers, consolidations, share exchanges or sale of assets with interested shareholders, or corporate divisions, voluntary dissolutions and reclassifications of corporate securities in which interested shareholders receive treatment different from other shareholders. However, no such shareholder approval will be required for certain transactions, including a transaction (i) that has been approved by a majority vote of the board of directors, excluding directors who were either nominated for election by the interested shareholder and first elected as director within two years of the date of the vote on the proposed transaction or who are directors or officers of, or who have a material equity interest in the interested shareholder or (ii) in which the consideration to be received by the shareholders for shares of any class of which shares are owned by the interested shareholder is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class.

CORPORATE RECORDS, SHAREHOLDER INSPECTION

     Under New York law, a person must (i) hold, or be authorized by shareholders holding, at least 5% of any class of a corporation's outstanding shares, or (ii) have been a shareholder for at least six months immediately preceding a request, to examine a corporation's minutes and records.

     Under Pennsylvania law, every shareholder shall, upon written verified demand stating the purpose thereof, have a right to examine for any proper purpose the share register, books and records of account, and records of the proceedings of the incorporators, shareholders and directors and to make copies or extracts therefrom. If the corporation, or its agents or officers, refuses to allow inspection or does not reply within five business days, the requesting shareholder may apply to a court for an order to compel inspection.

WARRANTS OR OPTIONS

     New York law requires the approval of the holders of a majority of the outstanding shares entitled to vote for a plan to issue, or the issuance of, any rights or options to directors, officers or employees as an incentive to service or continued service with the corporation, a subsidiary or an affiliate. Such approval is not required for the issuance of any rights or options of a corporation in substitution for, or upon the assumption of, rights or options issued by another corporation, in connection with such other corporation's merger with, or the acquisition of its shares or all or part of its assets by, the corporation or a subsidiary.

     Pennsylvania law allows a corporation to create and issue option rights or securities having conversion or option rights entitling the holders thereof to purchase or acquire shares, option rights, securities having conversion or option rights, or obligations, of any class or series, or assets of the corporation, or to purchase or acquire from the corporation shares, option rights, securities having conversion or option rights, or obligations, of any class or series, owned by the corporation and issued by any other person.

     In addition to the various statutory provisions applying to options and warrants of a business corporation under Pennsylvania law, a Registered Corporation may set forth in a plan such terms as are fixed by the board of directors, including conditions that preclude or limit, any person(s) owning or offering to acquire a specified number or percentage of shares, option rights or obligations of a corporation or transferee(s) of the person(s) from exercising or receiving the shares, option rights or obligations. A Registered Corporation may render these provisions inapplicable to the corporation by a contrary provision of its articles of incorporation. Mellon has not adopted such a provision.

PREEMPTIVE RIGHTS

     Under New York law, unless a certificate of incorporation provides otherwise, shareholders have certain preemptive rights. In general, these rights allow shareholders whose unlimited dividend or voting rights would be adversely affected by the issuance of new stock to purchase, on terms and conditions set by the board of directors, that proportion of the new issue that would preserve the relative dividend or voting rights of such shareholders. However, Dreyfus' Certificate of Incorporation provides that its stockholders do not possess preemptive rights.

     Under Pennsylvania law, except as otherwise provided in the articles of incorporation, a business corporation may issue shares, option rights or securities having conversion or option rights, or obligations without first offering them to shareholders of any class or classes. Authorized but unissued shares subject to preemptive rights may be issued and sold pursuant to a plan providing for the issuance of rights or options entitling the holders thereof to purchase shares of the same class or series as the shares subject to such preemptive rights upon the exercise of such rights or options if the plan is approved by the affirmative vote of a majority of the votes cast by the shareholders entitled to exercise such preemptive rights. Mellon's Articles of Incorporation provide that its shareholders do not have preemptive rights.

MELLON SHAREHOLDER PROTECTION RIGHTS PLAN

     Mellon has adopted a Shareholder Protection Rights Plan under which each holder of shares of Mellon Common Stock or Series D Stock outstanding on August 23, 1989 or issued thereafter (including shares to be issued in the Merger) receives one Right for each share of Mellon Common Stock or Series D Stock (together, the "Voting Stock") held. The Rights are currently represented by the certificates for, and trade only with, the Voting Stock. The Rights would separate from the Voting Stock and become exercisable only if a person or group acquires 20 percent or more of the voting power of the Voting Stock or ten days after a person or group commences a tender offer that would result in ownership of 20 percent or more of such voting power. At that time, each Right would entitle the holder to purchase for $200 (the "Exercise Price") one one-hundredth of a share of participating preferred stock. Each share of such preferred stock would be entitled to cumulative dividends equal to 1% of the purchase price per annum, plus the amount of dividends that would be payable on 100 shares of Mellon Common Stock, and has a liquidation preference of the greater of 100 times the Exercise Price or the amount to be distributed in liquidation to a holder of 100 shares of Mellon Common Stock. Should a person or group actually acquire 20 percent or more of the voting power of the Voting Stock, each Right held by the acquiring person or group (or their transferees) would become void, and each Right held by Mellon's other shareholders would entitle those holders to purchase for the Exercise Price a number of shares of Mellon Common Stock having a market value of twice the Exercise Price. Should Mellon be involved in a merger or similar transaction with a 20 percent owner or sell more than 50 percent of its assets or assets generating more than 50% of its operating income or cash flow to any person or group, each outstanding Right would then entitle its holder to purchase for the Exercise Price a number of shares of such other company having a market value of twice the Exercise Price. In addition, if any person or group acquires between 20 percent and 50 percent of the voting power of the Voting Stock, Mellon may, at its option, exchange one share of Mellon Common Stock for each outstanding Right. The Rights are not exercisable until the above events occur and will expire on August 15, 1999 unless earlier exchanged or redeemed by Mellon. Mellon may redeem the Rights for $.01 per Right under certain circumstances. The Rights will not become exercisable by virtue of the Merger because, based upon available public information as to beneficial ownership of Dreyfus Common Stock and Mellon Common Stock, no person or group will acquire in the Merger sufficient shares to give such person or group beneficial ownership of 20% or more of the voting power of the Voting Stock.

     The existence of the Shareholder Protection Rights Plan could make it more difficult for a third party to acquire control of Mellon than would be the case if Mellon, like Dreyfus, had no such plan.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following unaudited pro forma condensed combined balance sheet as of March 31, 1994 and the unaudited pro forma condensed combined income statements for the three-month periods ended March 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1993 captioned "Mellon Bank Corporation and Subsidiaries and The Dreyfus Corporation and Subsidiaries" give effect to the Merger accounted for as a pooling of interests. The pro forma information is based on the historical consolidated financial statements of Dreyfus and Mellon and their subsidiaries under the assumptions and adjustments set forth in the accompanying notes to the pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined financial statements have been prepared by the managements of Dreyfus and Mellon based upon their respective consolidated financial statements. Pro forma per share amounts are based on the Exchange Ratio of 0.88017 shares of Mellon Common Stock for each share of Dreyfus Common Stock. The unaudited pro forma condensed combined income statements, which include results of operations as if the Merger had been consummated on January 1, 1991, do not reflect the merger expenses anticipated to be incurred or the cost savings anticipated to result from the Merger. As a result, the unaudited pro forma condensed combined financial statements prior to the Effective Time may not be indicative of the results that actually would have occurred if the Merger had been in effect during the periods presented or which may be attained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Dreyfus and Mellon incorporated by reference herein, and the unaudited consolidated condensed historical information, including the notes thereto, appearing elsewhere herein. See "Selected Financial Data."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 1994

                                                                             PRO FORMA      PRO FORMA
(IN MILLIONS)                                       MELLON      DREYFUS     ADJUSTMENTS     COMBINED
                                                    -------     -------     -----------     ---------
ASSETS
Cash and due from banks..........................   $ 1,796      $   8         $  --         $ 1,804
Money market investments.........................     1,491        108            --           1,599
Trading account securities.......................       268         --            --             268
Securities available for sale....................     2,589        405            --           2,994
Investment securities............................     2,723        132            --           2,855
Loans, net of unearned income....................    24,532          5            --          24,537
Reserve for credit losses........................      (603)        --            --            (603)
                                                    -------      -----         -----         -------
  Net loans......................................    23,929          5            --          23,934
Premises and equipment...........................       451         70            --             521
Acquired property, net of reserve................       118         --            --             118
Goodwill.........................................       810          1            --             811
Other intangibles................................       482         --            --             482
Other assets.....................................     1,959        201            --           2,160
                                                    -------      -----         -----         -------
     Total assets................................   $36,616      $ 930         $  --         $37,546
                                                    =======      =====         =====         =======
LIABILITIES
Deposits:
  Interest-bearing...............................   $20,487      $  25         $  --         $20,512
  Noninterest-bearing............................     6,274          1            --           6,275
                                                    -------      -----         -----         -------
     Total deposits..............................    26,761         26            --          26,787
Short-term borrowings............................     2,903          4            --           2,907
Other liabilities................................     1,643         58            84           1,785
Notes and debentures.............................     1,924         --            --           1,924
                                                    -------      -----         -----         -------
     Total liabilities...........................    33,231         88            84          33,403
                                                    -------      -----         -----         -------
SHAREHOLDERS' EQUITY
Preferred stock..................................       592         --            --             592
Common stock.....................................        32          5            11              48
Additional paid-in capital.......................     1,779        280          (198)          1,861
Retained earnings and other......................       976        749           (88)          1,637
Warrants.........................................        37         --            --              37
Net unrealized loss on assets available
  for sale (net of tax)..........................       (15)        (1)           --             (16)
Treasury stock, at cost..........................       (16)      (191)          191             (16)
                                                    -------      -----         -----         -------
  Total common shareholders' equity..............     2,793        842           (84)          3,551
                                                    -------      -----         -----         -------
  Total shareholders' equity.....................     3,385        842           (84)          4,143
                                                    -------      -----         -----         -------
  Total liabilities and shareholders' equity.....   $36,616      $ 930         $  --         $37,546
                                                    =======      =====         =====         =======

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       THREE MONTHS ENDED MARCH 31, 1994

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;                                         PRO FORMA
 SHARES IN THOUSANDS)                                       MELLON        DREYFUS       COMBINED
                                                            -------       -------       ---------
Interest revenue.........................................   $   517       $     5        $   522
Interest expense.........................................       155            --            155
                                                            -------       -------       --------
Net interest revenue.....................................       362             5            367
Provision for credit losses..............................        20            --             20
                                                            -------       -------       --------
Net interest revenue after provision for credit losses...       342             5            347
Fee revenue..............................................       343            78            421
Gains on sale of securities..............................        --             2              2
Other noninterest revenue................................        --            15             15
                                                            -------       -------       --------
Total noninterest revenue................................       343            95            438
Operating expense........................................       471            59            530
                                                            -------       -------       --------
Income before income taxes...............................       214            41            255
Provision for income taxes...............................        83            16             99
                                                            -------       -------       --------
Net income...............................................   $   131       $    25        $   156
                                                            =======       =======       ========
Net income applicable to common stock....................   $   116       $    25        $   141
                                                            =======       =======       ========
Weighted average common shares and common stock
  equivalents:
  Primary................................................    66,287        37,198         99,027
  Fully diluted..........................................    66,471        37,218         99,229
Net income per common share:
  Primary................................................   $  1.77       $   .68        $  1.44
  Fully diluted..........................................      1.77           .68           1.44

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       THREE MONTHS ENDED MARCH 31, 1993

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;                                         PRO FORMA
 SHARES IN THOUSANDS)                                       MELLON        DREYFUS       COMBINED
                                                            -------       -------       ---------
Interest revenue.........................................   $   480       $     6        $   486
Interest expense.........................................       163            --            163
                                                            -------       -------       --------
Net interest revenue.....................................       317             6            323
Provision for credit losses..............................        35            --             35
                                                            -------       -------       --------
Net interest revenue after provision for credit losses...       282             6            288
Fee revenue..............................................       232            80            312
Gains on sale of securities..............................        87             4             91
Other noninterest revenue................................        --             2              2
                                                            -------       -------       --------
Total noninterest revenue................................       319            86            405
Operating expense........................................       533            52            585
                                                            -------       -------       --------
Income before income taxes...............................        68            40            108
Provision for income taxes...............................        34            15             49
                                                            -------       -------       --------
Net income...............................................   $    34       $    25        $    59
                                                            =======       =======       ========
Net income applicable to common stock....................   $    19       $    25        $    44
                                                            =======       =======       ========
Weighted average common shares and common stock
  equivalents:
  Primary................................................    60,627        37,864         93,954
  Fully diluted..........................................    60,764        37,866         94,187
Net income per common share:
  Primary................................................   $   .31       $   .67        $   .47
  Fully diluted..........................................       .31           .67            .47

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1993

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;                                         PRO FORMA
 SHARES IN THOUSANDS)                                       MELLON        DREYFUS       COMBINED
                                                            -------       -------       ---------
Interest revenue.........................................   $ 1,961       $    24        $ 1,985
Interest expense.........................................       654             1            655
                                                            -------       -------       --------
Net interest revenue.....................................     1,307            23          1,330
Provision for credit losses..............................       125            --            125
                                                            -------       -------       --------
Net interest revenue after provision for credit losses...     1,182            23          1,205
Fee revenue..............................................     1,189           329          l,518
Gains on sale of securities..............................        87            13            100
Other noninterest revenue................................        --            19             19
                                                            -------       -------       --------
Total noninterest revenue................................     1,276           361          1,637
Operating expense........................................     1,858           226          2,084
                                                            -------       -------       --------
Income before income taxes...............................       600           158            758
Provision for income taxes...............................       239            59            298
                                                            -------       -------       --------
Net income...............................................   $   361       $    99        $   460
                                                            =======       =======       ========
Net income applicable to common stock....................   $   298       $    99        $   397
                                                            =======       =======       ========
Weighted average common shares and common stock
  equivalents:
  Primary................................................    65,179        37,352         98,055
  Fully diluted..........................................    65,270        37,408         98,195
Net income per common share:
  Primary................................................   $  4.63       $  2.67        $  4.09
  Fully diluted..........................................      4.63          2.66           4.09

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1992

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;                                         PRO FORMA
 SHARES IN THOUSANDS)                                       MELLON        DREYFUS       COMBINED
                                                            -------       -------       ---------
Interest revenue.........................................   $ 2,000       $    30        $ 2,030
Interest expense.........................................       846             2            848
                                                            -------       -------       --------
Net interest revenue.....................................     1,154            28          1,182
Provision for credit losses..............................       185            --            185
                                                            -------       -------       --------
Net interest revenue after provision for credit losses...       969            28            997
Fee revenue..............................................       844           297          1,141
Gains on sale of securities..............................       121             8            129
Other noninterest revenue................................         7             6             13
                                                            -------       -------       --------
Total noninterest revenue................................       972           311          1,283
Operating expense........................................     1,449           199          1,648
                                                            -------       -------       --------
Income before income taxes...............................       492           140            632
Provision for income taxes...............................        55            49            104
                                                            -------       -------       --------
Net income...............................................   $   437       $    91        $   528
                                                            =======       =======       ========
Net income applicable to common stock....................   $   386       $    91        $   477
                                                            =======       =======       ========
Weighted average common shares and common stock
  equivalents:
  Primary................................................    55,912        38,621         89,905
  Fully diluted..........................................    57,559        38,629         91,559
Net income per common share:
  Primary................................................   $  6.96       $  2.36        $  5.34
  Fully diluted..........................................      6.84          2.36           5.30

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                  MELLON BANK CORPORATION AND SUBSIDIARIES AND
                    THE DREYFUS CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1991

(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;                                         PRO FORMA
 SHARES IN THOUSANDS)                                       MELLON        DREYFUS       COMBINED
                                                            -------       -------       ---------
Interest revenue.........................................   $ 2,303       $    41        $ 2,344
Interest expense.........................................     1,329             3          1,332
                                                            -------       -------       --------
Net interest revenue.....................................       974            38          1,012
Provision for credit losses..............................       250            --            250
                                                            -------       -------       --------
Net interest revenue after provision for credit losses...       724            38            762
Fee revenue..............................................       757           231            988
Gains on sale of securities..............................        78             3             81
Other noninterest revenue................................        13             6             19
                                                            -------       -------       --------
Total noninterest revenue................................       848           240          1,088
Operating expense........................................     1,264           176          1,440
                                                            -------       -------       --------
Income before income taxes...............................       308           102            410
Provision for income taxes...............................        28            34             62
                                                            -------       -------       --------
Net income...............................................   $   280       $    68        $   348
                                                            =======       =======       ========
Net income applicable to common stock....................   $   231       $    68        $   299
                                                            =======       =======       ========
Weighted average common shares and common stock
  equivalents:
  Primary................................................    50,191        38,831         84,369
  Fully diluted..........................................    50,757        39,025         85,106
Net income per common share:
  Primary................................................   $  4.66       $  1.75        $  3.58
  Fully diluted..........................................      4.61          1.74           3.55

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                   MELLON BANK CORPORATION AND SUBSIDIARIES,
                 THE BOSTON COMPANY, INC. AND SUBSIDIARIES AND
                   THE DREYFUS CORPORATION AND SUBSIDIARIES*

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                       THREE MONTHS ENDED MARCH 31, 1993

                                                              PRO FORMA
                                                              MELLON AND
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;               THE BOSTON                 PRO FORMA
 SHARES IN THOUSANDS)                                          COMPANY       DREYFUS     COMBINED
                                                              ----------     -------     ---------
Interest revenue...........................................    $    579      $     6      $   585
Interest expense...........................................         226           --          226
                                                              ---------      -------     --------
Net interest revenue.......................................         353            6          359
Provision for credit losses................................          37           --           37
                                                              ---------      -------     --------
Net interest revenue after provision for credit losses.....         316            6          322
Fee revenue................................................         326           80          406
Gains on sale of securities................................          87            4           91
Other noninterest revenue..................................          --            2            2
                                                              ---------      -------     --------
Total noninterest revenue..................................         413           86          499
Operating expense..........................................         460           52          512
                                                              ---------      -------     --------
Income before income taxes.................................         269           40          309
Provision for income taxes.................................         111           15          126
                                                              ---------      -------     --------
Net income.................................................    $    158      $    25      $   183
                                                              =========      =======     ========
Net income applicable to common stock......................    $    142      $    25      $   167
                                                              =========      =======     ========
Weighted average common shares and common stock
  equivalents:
  Primary..................................................      65,125       37,864       98,451
  Fully diluted............................................      66,385       37,866       99,712
Net income per common share:
  Primary..................................................    $   2.20      $   .67      $  1.70
  Fully diluted............................................        2.17          .67         1.69

- ---------
*This pro forma condensed combined income statement is presented as if Mellon's acquisition of TBC had been effective January 1, 1993 as shown in further detail in Mellon's Current Report on Form 8-K/A dated as of September 14, 1992 and filed May 17, 1993, which is incorporated herein by reference. The first column above combines TBC's and Mellon's historical results of operations for the three months ended March 31, 1993. The first column also reflects a number of assumptions relating to the funding of the purchase price, the issuance of Mellon Common Stock and warrants, the amortization of goodwill, the elimination of $175 million of nonrecurring merger expenses recorded by Mellon and other adjustments, as further explained in Mellon's Current Report on Form 8-K/A dated as of September 14, 1992 and filed May 17, 1993. The elimination of such nonrecurring merger expenses and certain other adjustments are not reflected in the pro forma condensed combined income statements of Mellon and Dreyfus presented under "Unaudited Pro Forma Condensed Combined Financial Statements." Accordingly, the pro forma information presented above is not directly comparable to the information contained in such pro forma condensed combined income statements. The above data are presented for informational purposes only and are not indicative of the results of operations that actually would have occurred if the Merger and Mellon's acquisition of TBC had been completed on January 1, 1993.

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

                   MELLON BANK CORPORATION AND SUBSIDIARIES,
                 THE BOSTON COMPANY, INC. AND SUBSIDIARIES AND
                   THE DREYFUS CORPORATION AND SUBSIDIARIES*

            UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1993

                                                              PRO FORMA
                                                              MELLON AND
(DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS;               THE BOSTON                 PRO FORMA
 SHARES IN THOUSANDS)                                          COMPANY       DREYFUS     COMBINED
                                                              ----------     -------     ---------
Interest revenue...........................................    $  2,122      $    24      $ 2,146
Interest expense...........................................         754            1          755
                                                              ---------      -------     --------
Net interest revenue.......................................       1,368           23        1,391
Provision for credit losses................................         128           --          128
                                                              ---------      -------     --------
Net interest revenue after provision for credit losses.....       1,240           23        1,263
Fee revenue................................................       1,342          329        1,671
Gains on sale of securities................................          87           13          100
Other noninterest revenue..................................          --           19           19
                                                              ---------      -------     --------
Total noninterest revenue..................................       1,429          361        1,790
Operating expense..........................................       1,861          226        2,087
                                                              ---------      -------     --------
Income before income taxes.................................         808          158          966
Provision for income taxes.................................         319           59          378
                                                              ---------      -------     --------
Net income.................................................    $    489      $    99      $   588
                                                              =========      =======     ========
Net income applicable to common stock......................    $    425      $    99      $   524
                                                              =========      =======     ========
Weighted average common shares and common stock
  equivalents:
  Primary..................................................      66,475       37,352       99,351
  Fully diluted............................................      66,566       37,408       99,491
Net income per common share:
  Primary..................................................    $   6.48      $  2.67      $  5.32
  Fully diluted............................................        6.48         2.66         5.31

 ---------

*This pro forma condensed combined income statement is presented as if Mellon's acquisition of TBC had been effective January 1, 1993 as shown in further detail in Mellon's Current Report on Form 8-K dated July 15, 1994, which is incorporated herein by reference. The first column above combines TBC's results of operations for the period January 1, 1993 through May 20, 1993 and Mellon's results of operations for the year ended December 31, 1993, which included TBC's results of operations from May 21, 1993 (the date of Mellon's acquisition of TBC) to December 31, 1993. The first column also reflects a number of assumptions relating to the funding of the purchase price, the issuance of Mellon Common Stock and warrants, the amortization of goodwill, the elimination of $175 million of nonrecurring merger expenses recorded by Mellon and other adjustments, as further explained in Mellon's Current Report on Form 8-K dated July 15, 1994. The elimination of such nonrecurring merger expenses and certain other adjustments are not reflected in the pro forma condensed combined income statements of Mellon and Dreyfus presented under "Unaudited Pro Forma Condensed Combined Financial Statements." Accordingly, the pro forma information presented above is not directly comparable to the information contained in such pro forma condensed combined income statements. The above data are presented for informational purposes only and are not indicative of the results of operations that actually would have occurred if the Merger and Mellon's acquisition of TBC had been completed on January 1, 1993.

  See "Notes To Unaudited Pro Forma Condensed Combined Financial Statements."

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) The Dreyfus historical income statement and balance sheet classifications presented herein were reclassified to be consistent with the presentation used by Mellon, except as discussed below.

(2) Pro forma adjustments to common stock, additional paid-in capital and treasury stock at March 31, 1994 reflect the combination of Dreyfus and Mellon, accounted for as a pooling of interests, through the assumed exchange of 32,176,553 shares of Mellon Common Stock at March 31, 1994 for all outstanding shares of Dreyfus Common Stock at an Exchange Ratio of
    0.88017 shares of Mellon Common Stock for each share of Dreyfus Common Stock and the retirement of Dreyfus Common Stock held in Dreyfus' treasury. Under generally accepted accounting principles ("GAAP"), the book values of the assets and liabilities of Dreyfus will be combined with those of Mellon. In addition, the income statements of Dreyfus will be combined with the income statements of Mellon on a retroactive basis.

(3) Pro forma weighted average shares and common stock equivalents for the three-month periods ended March 31, 1994 and 1993, and each of the three years in the period ended December 31, 1993 reflect the conversion of each share of outstanding Dreyfus Common Stock and common stock equivalent that is dilutive to net income per share computations to 0.88017 shares of Mellon Common Stock.

(4) The pro forma condensed combined income statements do not reflect certain merger expenses which are estimated to be approximately $85 million after-tax and will be recorded in the first reporting period of the combined entity. The effect of the anticipated $85 million after-tax merger expenses has been reflected in the pro forma condensed combined balance sheet; however, since the charge is nonrecurring, it has not been reflected in the pro forma condensed combined income statements. Merger expenses consist primarily of estimated required payouts due under pre-existing employee benefit programs, retention programs, professional fees, proxy solicitation expense and expense related to certain facilities and assets. Approximately 40% of the merger expenses relate to employee benefit and retention programs which will generally be paid one half at the Effective Time and the remainder following 18 months of continued employment, as discussed in "The Merger--Effects of the Merger on Dreyfus Employee Benefits." Substantially all of the professional fees and proxy solicitation expenses are for services provided up to and including the date of the Merger. The pro forma financial statements do not give effect to increased revenues expected from the combined entity or to the expense savings expected following the Merger from any consolidation of operations and improved efficiencies of Dreyfus and Mellon.

    The pro forma adjustments to the anticipated liabilities and equity of the condensed combined balance sheet also reflects the anticipated issuance of Mellon Common Stock to holders of options under the Dreyfus 1982 ISO, as discussed under "The Merger--Effects of the Merger on Dreyfus Employee Benefits." This anticipated issuance is expected to be recorded as a $4 million increase to common stock and additional paid-in capital for the exercise proceeds, a reversal of the $1 million liability set up to reflect book value appreciation expensed to date, and a $3 million charge to retained earnings.

(5) Because of certain regulatory requirements applicable to the Merger, Mellon and Dreyfus expect to divest certain Dreyfus subsidiaries. In addition, divestiture of certain other Dreyfus subsidiaries is required by bank regulatory agencies. The combined total assets and income before taxes of these subsidiaries comprised 2% and 0.2%, respectively, of the Dreyfus assets at March 31, 1994, and income before taxes for the three months then ended. These divestitures are not expected to have a material impact on the results of operations of the post-Merger entity; accordingly, no adjustments have been made to the pro forma condensed combined financial statements. See "The Merger--Regulatory Requirements."

(6) Mellon adopted Statement of Financial Accounting Standards No. 109 (FAS
    109), "Accounting for Income Taxes," on a prospective basis beginning in 1993. Dreyfus adopted FAS 109 on a prospective basis beginning in 1992. No adjustments were made to the pro forma condensed combined financial statements to conform Dreyfus' financial statements to Mellon's for 1992. The effect of adopting FAS 109 on both Mellon's 1993 and Dreyfus' 1992 financial statements was not material.

(7) Mellon and Dreyfus each adopted FAS 115, "Accounting for Certain Investments in Debt and Equity Securities," on a prospective basis in the first quarter of 1994, as discussed in their respective Quarterly

    Reports on Form 10-Q for March 31, 1994, incorporated herein by reference. This decreased Mellon's common shareholders' equity by $15 million and decreased Dreyfus' common shareholders' equity by $1 million at March 31, 1994. The interest rate and credit risk characteristics of the combined securities portfolio of the merged entity will be evaluated, and securities may be reclassified as either available for sale or held-to-maturity, following the Merger.

(8) FAS 114, "Accounting by Creditors for Impairment of a Loan," was issued in May 1993, and is required for fiscal years beginning after December 15, 1994, with earlier application permitted. FASB Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts," was issued in March 1992, and is required for fiscal years beginning after December 15, 1993, with earlier application permitted. Neither Dreyfus nor Mellon had adopted FAS 114 through March 31, 1994. Both Dreyfus and Mellon adopted FASB Interpretation No. 39 effective January 1, 1994.

                       CERTAIN REGULATORY CONSIDERATIONS

     Mellon is a legal entity separate and distinct from its bank subsidiaries, although the principal source of Mellon's cash revenues are payments of interest and dividends from such subsidiaries. There are various legal and regulatory limitations on the extent to which Mellon's bank subsidiaries, including Mellon Bank, can finance or otherwise supply funds to Mellon and certain of its other affiliates. After the Merger, Dreyfus will be a wholly owned subsidiary of Mellon Bank.

     The prior approval of the OCC is required if the total of all dividends declared by a national bank subsidiary in any calendar year exceeds its net profits (as defined by the OCC) for that year combined with its retained net profits for the preceding two calendar years. Additionally, national bank subsidiaries may not declare dividends in excess of net profits on hand (as defined), after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses. Under the first and currently more restrictive of the foregoing dividend limitations, Mellon's national bank subsidiaries can, without prior regulatory approval, declare dividends subsequent to March 31, 1994 of up to approximately $546 million, less any dividends declared and plus or minus net profits or losses, as defined, between April 1, 1994 and the date of any such dividend declaration. The national bank subsidiaries declared dividends to Mellon of $45 million in the first quarter of 1994, $158 million in 1993, $130 million in 1992, $129 million in 1991, $44 million in 1990 and $26 million in 1989. Dividends paid to Mellon by non-bank subsidiaries totaled $5 million in the first quarter of 1994, $116 million in 1993 (including $62 million attributable to The Boston Company), $26 million in 1992, $32 million in 1991, $120 million in 1990 and $73 million in 1989. In addition, The Boston Company returned $300 million of capital to Mellon in 1993.

     The Federal Reserve Board and the OCC also have issued guidelines that require bank holding companies and national banks to continuously evaluate the level of cash dividends in relation to the organization's operating income, capital needs, asset quality and overall financial condition. The OCC also has authority under the Financial Institutions Supervisory Act to prohibit national banks from engaging in what, in the OCC's opinion, constitutes an unsafe or unsound practice. The payment of a dividend by a bank could, depending upon the financial condition of such bank and other factors, be construed by the OCC to be such an unsafe or unsound practice. The OCC has stated that a dividend by a national bank should bear a direct correlation to the level of the bank's current and expected earnings stream, the bank's need to maintain an adequate capital base and the marketplace's perception of the bank and should not be governed by the financing needs of the bank's parent corporation. As a result, notwithstanding the level of dividends which could be declared without regulatory approval by Mellon's national bank subsidiaries as set forth in the preceding paragraph, the level of dividends from such bank subsidiaries to Mellon in 1994 generally is not expected to exceed the earnings for those subsidiaries. If the ability of such subsidiaries to pay dividends to Mellon were to become restricted, Mellon would need to rely on alternative means of raising funds to satisfy its dividend requirements, which might include, but would not be restricted to, non-bank subsidiary dividends, asset sales or other capital market transactions. At current dividend rates, annual dividend requirements for

Mellon's common and preferred stock, including the Merger Shares offered hereby, are expected to be approximately $277 million.

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989 contains a "cross-guarantee" provision which could result in any insured depository institution owned by Mellon (i.e., any bank subsidiary) being assessed for losses incurred by the Federal Deposit Insurance Corporation in connection with assistance provided to, or the failure of, any other depository institution owned by Mellon. Under Federal Reserve Board policy, Mellon may be expected to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each such bank in circumstances where such bank might not be in a financial position to do so.

     See also "The Merger--Regulatory Requirements" for a discussion of certain regulatory requirements which are applicable to Mellon and Dreyfus with respect to the Merger.

FDICIA

     In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted, which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes.

     Among other things, FDICIA requires the Federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized".

     Rules adopted by the Federal banking agencies under FDICIA provide that an institution is deemed to be: "well capitalized" if the institution has a Total (Tier I plus Tier II) risk-based capital ratio of 10.0% or greater, a Tier I risk-based ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and the institution is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific level for any capital measure; "adequately capitalized" if the institution has a Total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate Federal banking agency guidelines), and the institution does not meet the definition of a well-capitalized institution; "undercapitalized" if the institution has a Total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (or a leverage ratio that is less than 3.0% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate Federal banking agency guidelines) and the institution does not meet the definition of a significantly undercapitalized or critically undercapitalized institution; "significantly undercapitalized" if the institution has a Total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0% and the institution does not meet the definition of a critically undercapitalized institution; and "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     At March 31, 1994, Mellon and all of its bank subsidiaries qualified as well capitalized based on the ratios and guidelines noted above. A bank's capital category, however, is determined solely for the purpose of applying the prompt corrective action rules and may not constitute an accurate representation of that bank's overall financial condition or prospects.

     The appropriate Federal banking agency may, under certain circumstances, reclassify a well capitalized insured depository institution as adequately capitalized. The appropriate agency is also permitted to require an adequately capitalized or undercapitalized institution to comply with the supervisory provisions as if the institution were in the next lower category (but not treat a significantly undercapitalized institution as critically undercapitalized) based on supervisory information other than the capital levels of the institution.

     The statute provides that an institution may be reclassified if the appropriate Federal banking agency determines (after notice and opportunity for hearing) that the institution is in an unsafe or unsound condition or deems the institution to be engaging in an unsafe or unsound practice.

     FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The Federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

     FDICIA also contains a variety of other provisions that may affect the operation of Mellon, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' prior notice to customers and regulatory authorities before closing any branch.

CAPITAL

     The risk-based capital guidelines for bank holding companies and banks adopted by the Federal banking agencies were fully phased in at the end of 1992. The minimum ratio of qualifying total capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) under the fully phased-in guidelines is 8%. At least half of the total capital is to be comprised of common stock, retained earnings, noncumulative perpetual preferred stocks, minority interests and, for bank holding companies, a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and certain other intangibles ("Tier I capital"). The remainder ("Tier II capital") may consist of other preferred stock, certain other instruments, and limited amounts of subordinated debt and the reserve for credit losses.

     In addition, the Federal Reserve Board has established minimum leverage ratio (Tier I capital to total average assets less goodwill and certain other intangibles) guidelines for bank holding companies and banks. These guidelines provide for a minimum leverage ratio of 3.0% for bank holding companies and banks that meet certain specified criteria, including that they have the highest regulatory rating. All other banking organizations are required to maintain a leverage ratio of 3.0% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier I leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of Tier I capital, less intangibles not deducted from Tier I capital, to total assets, less all intangibles. Neither Mellon nor any of its bank subsidiaries has been advised of any specific minimum leverage ratio applicable to it.

     Federal banking agencies have proposed regulations that would modify existing rules related to risk-based and leverage capital ratios to incorporate interest rate risk. Mellon does not believe that the aggregate impact of these modifications would have a significant impact on its capital position.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to banking organizations beyond their current levels. However, Mellon is unable to predict whether and when higher capital requirements would be imposed and, if so, at what level and on what schedule.

     Certain consolidated capital and leverage ratios of Mellon are included herein under "Selected Financial Data."

FDIC INSURANCE ASSESSMENTS

     The FDIC has adopted a risk-based assessment system to replace the previous flat-rate system. The risk-based system imposes insurance premiums based upon a matrix that takes into account a bank's capital level and supervisory rating. Under this risk-based system, the assessment rate imposed on banks ranges from 23 cents for each $100 of domestic deposits (for the healthiest institutions) to 31 cents (for the weakest institutions).

                           CERTAIN LEGAL PROCEEDINGS

CLASS ACTIONS

     Six purported class action suits by six public stockholders of Dreyfus were filed in December 1993 in the Supreme Court of the State of New York, County of New York, naming Dreyfus, Mellon and the individual directors of Dreyfus as defendants.

     In these complaints, plaintiffs allege, among other things, that Dreyfus and its directors breached their fiduciary duties to the public stockholders of Dreyfus by agreeing to the sale of Dreyfus at a price which does not maximize stockholder value; failing to include a collar, or another form of price protection; placing the defendants' interests above those of Dreyfus' stockholders; including in the Merger Agreement a $50 million termination fee; and failing to create the conditions for an open and vigorous auction of Dreyfus. The complaints seek injunctive relief as well as compensatory and punitive damages.

     Dreyfus and Mellon believe that these complaints lack merit and intend to defend them vigorously.

     On March 23, 1994, two stockholders of Dreyfus Liquid Assets, Inc. ("Dreyfus Liquid Assets") and Dreyfus Growth Opportunity Fund, Inc. ("Dreyfus Growth") filed a complaint in the Supreme Court of the State of New York, County of Queens, naming Dreyfus and Dreyfus Service Corporation as defendants, and Dreyfus Liquid Assets and Dreyfus Growth, individually, and as representatives of the management investment companies for which Dreyfus serves as investment adviser under the 1940 Act, as nominal defendants. The complaint is brought derivatively on behalf of Dreyfus Liquid Assets and Dreyfus Growth, individually, and as representatives of the Dreyfus family of funds.

     In the complaint, the plaintiffs allege, among other things, that Dreyfus and Dreyfus Service Corporation violated their fiduciary duties by receiving pecuniary benefits from the sale of their "trust offices" in connection with the Merger. The plaintiffs allege that the Merger would not satisfy the requirements of Section 15(f) of the 1940 Act so as to permit Dreyfus to derive a benefit from the assignment of Dreyfus' management contracts with the funds because allegedly (i) 75% of the various funds' boards are not "non-interested" persons within the meaning of the 1940 Act and (ii) the Merger will impose an "unfair burden" on the funds. Plaintiffs allege that many of the "non-interested" directors serve on multiple boards of funds and thereby earn substantial sums of money for limited work and have close business relationships with Dreyfus, and therefore, are "interested" within the meaning of the 1940 Act. The plaintiffs further allege that Dreyfus and Dreyfus Service Corporation breached their respective fiduciary duties by charging the Dreyfus family of funds excessive fees of at least $55 million, in order to maximize profits earned from the sale of the "trust offices," and by acting solely to maximize their own profits through the proposed sale of the "trust offices" to Mellon, in violation of sec.15(f) of the 1940 Act. Consequently, the plaintiffs allege that the Merger would impose an "unfair burden" on the Dreyfus family of funds.

     The action seeks, among other things, to enjoin Dreyfus and Dreyfus Service Corporation from selling the profits from the "trust offices" to Mellon, or, in the event the Merger is consummated, a rescission or

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

accounting of all profits earned by Dreyfus and Dreyfus Service Corporation as a result of the sale of the "trust offices," unspecified compensatory damages, costs and disbursements.

     On April 12, 1994, the defendants removed this action to the United States District Court for the Eastern District of New York. Dreyfus believes that the complaint lacks merit and intends to defend the suit vigorously.

     On June 20, 1994 the same two stockholders of Dreyfus Liquid Assets and Dreyfus Growth filed another complaint in the United States District Court for the Eastern District of New York, naming Dreyfus, Mr. Stein, Mr. DiMartino and Dreyfus Liquid Assets and Dreyfus Growth, "individually and on behalf of the Dreyfus Family of Funds, an unincorporated association, and its members," as defendants. The complaint is brought as a class action on behalf of plaintiffs and all other stockholders in the Dreyfus Family of Funds.

     In their complaint, as amended, plaintiffs allege, among other things, that the proxy statements which defendants disseminated to all stockholders of the Dreyfus mutual funds, in order to obtain the necessary approvals for new investment advisory contracts with Dreyfus as a wholly-owned subsidiary of Mellon, violate sec. 20(a) of the 1940 Act because they contain material omissions or misrepresentations concerning (1) the effect of the Merger on regulatory oversight of each fund's investment adviser; and (2) the independence of the boards of directors recommending the new investment advisory contracts and being proposed for re-election to the various boards. In addition, plaintiffs allege that through approving, permitting and acquiescing in these alleged material omissions or misrepresentations, defendants Dreyfus, Stein and DiMartino breached their fiduciary duties owed to the Dreyfus mutual funds and their stockholders under sec. 36(a) and sec. 36(b) of the 1940 Act.

     The complaint seeks to enjoin the meetings of stockholders of the Dreyfus funds (currently scheduled for the first week of August 1994) at which votes are to be held, among other things, to approve new investment advisory agreements between the respective funds and Dreyfus. In the alternative, the complaint seeks rescission or damages if the vote is completed and the Merger is consummated.

     Dreyfus believes that the complaint lacks merit and intends to defend the suit vigorously.

APPLICATION FILED WITH SEC

     On December 22, 1993, six stockholders of various funds of which Dreyfus is the adviser filed an application with the SEC for a statutory determination that the "independent" directors of the individual Dreyfus-managed mutual funds are "interested" directors within the meaning of the 1940 Act, thereby prohibiting them from voting on each of the fund's advisory contracts and other related matters in connection with the Merger (the "Application"). On April 1, 1994, the SEC rejected the Application. In the Application, the applicants alleged, among other things, that (i) many of the "independent" directors serve on multiple boards of funds within the Dreyfus-managed mutual funds, (ii) as a result of such service, such directors earn material sums of money for very limited services, (iii) such directors have material business or professional relationships with the investment adviser, Dreyfus, and (iv) these directors, therefore, are "interested." The Application further claimed that common service on multiple boards with "interested" directors who are employees of Dreyfus renders the "independent" directors "interested." The applicants also alleged that since the "independent" directors of the Dreyfus-managed mutual funds are "interested," the directors are not qualified to make decisions on behalf of the funds.

     Applicants further noted that as a result of the Merger, Dreyfus' existing advisory contracts with various funds will terminate. Applicants contended that truly independent directors might well be in a position to bargain for possibly more advantageous terms in the investment advisory contracts from Mellon than had been negotiated with Dreyfus. In the Application, applicants sought (i) a hearing before the SEC to consider their Application, (ii) discovery from Dreyfus and Mellon prior to such hearing, as such is permitted under the Administrative Procedure Act, and (iii) an order to Dreyfus to cease and desist any efforts to obtain approval by the stockholders or the Boards of Directors of the Dreyfus-managed mutual funds of the proposed Merger pending the hearing and a final ruling on the Application by the SEC. The SEC determined that the

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

applicants did not have a right to initiate a hearing; rather, the discretion to initiate such a hearing rests with the SEC, and the SEC determined not to hold a hearing.

     The "independent" directors opposed the Application on the grounds that (i) the directors are not interested persons within Section 2(a)(19) of the 1940 Act, and (ii) the legislative history, court and SEC decisions, and industry practice all recognize that service on multiple boards within a mutual fund complex does not render a director "interested" within the meaning of the 1940 Act.

     On April 25, 1994, applicants filed a "Petition for Modification of Order of U.S. Securities and Exchange Commission" with the United States Court of Appeals for the District of Columbia Circuit. The petition seeks "modification" of the SEC's April 1, 1994 "Order" denying applicants' request for a hearing. Applicants also filed a motion for an expedited appeal, which the SEC has opposed. On June 10, 1994, the SEC filed a motion to dismiss the petition on the ground that applicants have no right under the 1940 Act or otherwise to compel the SEC to initiate a proceeding under Section 2(a)(19) of the 1940 Act, and accordingly the SEC's determination is not subject to judicial review.

                                 LEGAL OPINIONS

     The validity of the Mellon Common Stock to be issued by Mellon under the Merger Agreement will be passed upon by James M. Gockley, Assistant General Counsel and Secretary of Mellon. As of June 30, 1994, Mr. Gockley owned approximately 1,200 shares of Mellon Common Stock and options covering an additional 5,758 shares of Mellon Common Stock. Certain tax matters relating to the Merger will be passed upon by Mellon's counsel, Reed Smith Shaw & McClay, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219. Certain tax matters relating to the Merger will be passed upon for Dreyfus by its counsel, Rogers & Wells, 200 Park Avenue, New York, New York 10166.

                                    EXPERTS

     The consolidated financial statements of Dreyfus included in Dreyfus' Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. The consolidated financial statements of Mellon incorporated by reference in Mellon's Annual Report on Form 10-K, as amended, for the year ended December 31, 1993, have been audited by KPMG Peat Marwick, independent auditors, as set forth in their report thereon incorporated by reference therein, and incorporated herein by reference. Such consolidated financial statements of Dreyfus and Mellon are incorporated herein by reference in reliance upon the reports of Ernst & Young and KPMG Peat Marwick, respectively, independent auditors, given upon the authority of such firms as experts in accounting and auditing.

     Representatives of Ernst & Young are expected to be present at the Dreyfus Meeting. Representatives of KPMG Peat Marwick are expected to be present at the Mellon Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                          PROXY SOLICITATION EXPENSES

     Mellon and Dreyfus will equally share the cost of solicitation of proxies from Dreyfus and Mellon stockholders. In addition to using the mails, proxies may be solicited by personal interview, telephone and wire. Banks, brokerage houses, other institutions, nominees and fiduciaries will be required to forward the proxy soliciting material to their principals and obtain authorizations for the execution of proxies. Officers and other employees of Dreyfus and Mellon also may solicit proxies from Dreyfus and Mellon stockholders, respectively. Mellon and Dreyfus have retained D.F. King & Co., Inc., 77 Water Street, New York, New York 10005 to assist in such solicitation for a fee of $45,000, plus reasonable out-of-pocket costs and expenses. Mellon and Dreyfus do not expect to pay any other compensation for the solicitation of proxies, but will, upon request, pay the standard charges and expenses of banks, brokerage houses, other institutions, nominees and fiduciaries for forwarding proxy materials to and obtaining proxies from their respective principals.

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

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of Mellon intended to be presented at Mellon's annual meeting to be held in 1995 must be received by Mellon no later than November 15, 1994 to be considered for inclusion in the Proxy Statement and form of proxy related to the 1995 annual meeting.

     If the Merger is not consummated, proposals of stockholders of Dreyfus intended to be presented at Dreyfus' next annual meeting must be received by Dreyfus a reasonable time before the solicitation by management of proxies with respect to such meeting, to be considered for inclusion in the Proxy Statement and form of proxy related to such meeting.

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

                                                                      APPENDIX I

                                                                  CONFORMED COPY
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- --------------------------------------------------------------------------------

                         AMENDED AND RESTATED AGREEMENT
                               AND PLAN OF MERGER

                          DATED AS OF DECEMBER 5, 1993

                                  BY AND AMONG

                            MELLON BANK CORPORATION

                               MELLON BANK, N.A.

                              XYZ SUB CORPORATION

                                      AND

                            THE DREYFUS CORPORATION

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

     AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of the 5th day of December 1993 (this "Agreement"), by and among Mellon Bank Corporation ("Mellon"), Mellon Bank, N.A. ("Mellon Bank"), XYZ Sub Corporation ("Merger Subsidiary") and The Dreyfus Corporation ("Dreyfus").

                                   RECITALS:

     A. DREYFUS. Dreyfus is a corporation duly organized and existing in good standing under the laws of the State of New York, with its principal executive offices located in New York, New York. Dreyfus was originally formed under the name "John G. Nesbett & Co., Inc." As of the date hereof, Dreyfus has 50,000,000 authorized shares of common stock, each of $0.10 par value ("Dreyfus Common Stock"), of which, as of October 29, 1993, no more than 36,550,828 shares were issued and outstanding (no other class of capital stock being authorized). Since October 29, 1993 Dreyfus has not issued any shares of Dreyfus Common Stock except pursuant to the exercise of options outstanding on such date under its employee stock option plans. All the issued and outstanding shares of Dreyfus Common Stock are duly and validly authorized and issued, are fully paid and have not been issued in violation of any preemptive rights. Dreyfus and its wholly-owned subsidiary, Dreyfus Management, Inc., are duly registered as investment advisers under the Investment Advisers Act of 1940, as amended (together with the rules and regulations thereunder, the "Investment Advisers Act") and all applicable state investment advisory laws. Dreyfus Service Corp., a wholly-owned subsidiary of Dreyfus, is duly registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), and all applicable state broker/dealer laws and is in good standing with the National Association of Securities Dealers, Inc. (the "NASD").

     B. MELLON. Mellon is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Pennsylvania, with its principal executive offices located in Pittsburgh, Pennsylvania. As of the date hereof, Mellon has 200,000,000 authorized shares of Common Stock, each of $.50 par value (together, with the Rights attached thereto, "Mellon Common Stock"), the authorized shares of preferred stock ("Mellon Preferred Stock") listed in the Mellon Disclosure Letter as hereinafter defined (no other class of capital stock being authorized), of which no more than 63,843,202 shares of Mellon Common Stock and the shares of Mellon Preferred Stock listed in the Mellon Disclosure Letter as hereinafter defined, were issued and outstanding as of September 30, 1993. All the issued and outstanding shares of Mellon Common Stock and the shares of Mellon Common Stock to be issued hereunder are and will be duly and validly authorized and issued, are and will be fully paid and nonassessable and have not been and will not be issued in violation of any preemptive rights. Merger Subsidiary has 100 shares, $.01 par value per share, of authorized Common Stock, of which 100 shares are issued and outstanding and held by Mellon Bank.

     C. MELLON BANK. Mellon Bank is a national banking association duly organized and existing under the laws of the United States of America. Mellon Bank is a wholly owned subsidiary of Mellon.

     D. MERGER SUBSIDIARY. Merger Subsidiary is a corporation duly organized and existing in good standing under the laws of New York. Merger Subsidiary is a wholly owned subsidiary of Mellon Bank.

     E. THE FUNDS. As of the date hereof, Dreyfus and certain of the subsidiaries of Dreyfus provide investment advisory, administrative and/or distribution services to each of the Investment Companies (as hereinafter defined) identified in the Dreyfus Disclosure Letter as hereinafter defined (collectively, the "Funds" and each, individually, a "Fund").

     F. INTENTION OF THE PARTIES. It is the intention of the parties that the transactions contemplated hereby shall qualify as: (1) a "pooling of interests" under generally accepted accounting principles; and (2) a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement constitute a "plan of reorganization" within the meaning of Section 368 of the Code.

     G. RIGHTS, ETC. Except as set forth in the Dreyfus Disclosure Letter as hereinafter defined, there are no shares of Dreyfus Common Stock authorized and reserved for issuance, and Dreyfus does not have any Rights (as defined below) issued or outstanding, except pursuant to this Agreement. The term "Rights" means securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls, obligations or commitments relating to, shares of capital stock or Rights.

     H. RIGHTS, ETC. Except as set forth in the Mellon Disclosure Letter as hereinafter defined, there are no shares of Mellon Common Stock authorized and reserved for issuance, and Mellon does not have any Rights (as defined below) issued or outstanding, except pursuant to this Agreement.

     I. APPROVALS. The Board of Directors of each of Dreyfus, Mellon, Mellon Bank and Mellon Bank Subsidiary has approved and adopted, at meetings of each of such Boards of Directors, this Agreement and has authorized the execution hereof.

     J. AMENDMENT. As of April 14, 1994, the parties hereto determined to amend certain provisions of this Agreement and to amend and restate this Agreement in accordance therewith.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.01. THE MERGER.  At the Effective Time (as hereinafter defined):

          (A) THE CONTINUING CORPORATION. Merger Subsidiary shall merge (the "Merger") with and into Dreyfus, the separate existence of Merger Subsidiary shall cease and Dreyfus (the "Continuing Corporation") shall be the surviving corporation in the Merger.

          (B) RIGHTS, ETC. The Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger as provided by the laws of the State of New York.

          (C) LIABILITIES. The Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

          (D) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS; OFFICERS. The Articles of Incorporation and Bylaws of the Continuing Corporation shall be those of Dreyfus, as in effect immediately prior to the Merger becoming effective. The directors and officers of Dreyfus in office immediately prior to the Merger becoming effective shall be the directors and officers of the Continuing Corporation, together with such additional directors and officers as may thereafter be elected, who shall hold office until such time as their successors are elected and qualified.

     1.02. EFFECTIVE TIME; CLOSING. Subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article VI, the closing of the Merger (the "Closing") shall occur on such date as Mellon shall notify Dreyfus in writing not less than 5 days prior thereto, which date shall not be more than 10 days after such conditions have been satisfied or waived. Prior to the Closing, Merger Subsidiary and Dreyfus shall execute and deliver to the New York Secretary of State, a Certificate of Merger in proper form for filing under the New York Business Corporation Law on the day of the Closing. The Merger shall become effective at such time on the day of the Closing as such Certificate of Merger shall be filed with the New York Secretary of State, such time being herein called the "Effective Time." The Closing shall take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York 10166 at 10:00 a.m., New York time.

     1.03. REVISIONS TO TRANSACTION. If and to the extent Dreyfus or Mellon determines that a change in the method of effecting the transactions contemplated hereby would facilitate consummation of such transactions,

Dreyfus and Mellon agree to discuss such change and cooperate in good faith in determining whether such change is in the best interests of the parties hereto, and if so determined, to effect such change; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Dreyfus Common Stock as provided for in this Agreement or
(ii) adversely affect the tax treatment to Dreyfus stockholders as a result of receiving such consideration.

                                   ARTICLE II

                                 CONSIDERATION

     2.01. CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time:

          (A) OUTSTANDING MERGER SUBSIDIARY COMMON STOCK. Each share of Merger Subsidiary common stock, $0.01 par value, issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, by virtue of the Merger automatically and without any action on the part of the holder thereof, become and be converted into one share of common stock, $0.01 par value, of the Continuing Corporation, all of which shall be held by Mellon Bank.

          (B) OUTSTANDING DREYFUS COMMON STOCK. Each share of Dreyfus Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenters' Shares, as hereinafter defined, or shares held by Dreyfus or any of its subsidiaries or by Mellon or any of its subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted (collectively, the "Excluded Shares")) shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof, become and be converted into the right to receive
     0.88017 shares of Mellon Common Stock (the "Exchange Ratio").

     2.02 STOCKHOLDER RIGHTS; STOCK TRANSFERS. At the Effective Time, holders of Dreyfus Common Stock shall cease to be, and shall have no rights as, stockholders of Dreyfus, other than to receive the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of Dreyfus or the Continuing Corporation of the shares of Dreyfus Common Stock which were issued and outstanding immediately prior to the Effective Time.

     2.03. FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Mellon Common Stock shall be issued in the Merger. As promptly as practicable following the Effective Time, the Exchange Agent (as hereinafter defined) shall determine the excess of (x) the number of full shares of Mellon Common Stock into which the aggregate outstanding shares of Dreyfus Common Stock would be converted if all such shares were held by one holder over
(y) the number of full shares of Mellon Common Stock to be distributed to holders of Dreyfus Common Stock (such excess being herein called the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of the Dreyfus Common Stock, shall sell the Excess Shares at the then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE") in the manner provided in this section.

     (ii) Until the net proceeds of such sale or sales have been distributed to the holders of Dreyfus Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of Dreyfus Common Stock (the "Common Shares Trust"). Mellon shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of Dreyfus Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of Dreyfus Common Stock is entitled (after taking into account all shares of Dreyfus Common Stock then held by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of certificates for Dreyfus Common Stock are entitled.

     (iii) Notwithstanding the provisions of clauses (i) and (ii) above, if the parties shall so agree in writing prior to the Effective Time, then in lieu of the sale of Excess Shares and the making of the payments contemplated in such clauses, Mellon shall pay or cause to be paid to each holder of Dreyfus Common Stock an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of Dreyfus Common Stock then held by such holder) would otherwise be entitled by the closing price for a share of Mellon Common Stock on the NYSE Composite Transactions Tape on the first business day immediately preceding the Effective Time, and in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this clause (iii).

     (iv) As soon as practical after the determination of the amount of cash, if any, to be paid to holders of Dreyfus Common Stock with respect to any fractional share interests, the Exchange Agent shall distribute such amounts to the holders of Dreyfus Common Stock entitled thereto.

     2.04. EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, Mellon shall send or cause to be sent to each former stockholder of Dreyfus of record immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates of Dreyfus Common Stock for the consideration set forth in this Article II. The certificates representing the shares of Mellon Common Stock into which shares of such stockholder's Dreyfus Common Stock are converted at the Effective Time, any fractional share checks which such stockholder shall be entitled to receive, and any dividends paid on such shares of Mellon Common Stock for which the record date for determination of stockholders entitled to such dividends is on or after the 90th day after the Effective Time, will be delivered to such stockholder only upon delivery to Mellon Bank (the "Exchange Agent"), of the certificates representing all of such shares of Dreyfus Common stock (or indemnity satisfactory to Mellon and the Exchange Agent, in their sole judgment, if any of such certificates are lost, stolen or destroyed). Following the delivery of such certificates representing all such shares of Dreyfus Common Stock by such former shareholder of Dreyfus (or such indemnity), such shareholder shall be entitled to receive any dividends paid on such shares of Mellon Common Stock for which the record date for determination of shareholders entitled to receive such dividends is on or after the Effective Time. No interest will be paid on any such fractional share checks or dividends to which the holder of such shares shall be entitled to receive upon such delivery. Certificates surrendered for exchange by any person constituting an "affiliate" of Dreyfus for purposes of Rule 145 of the Securities Act of 1933, as amended (the "Securities Act"), shall not be exchanged for certificates representing Mellon Common Stock until Mellon has received a written agreement from such person as specified in Section 5.04.

     2.05. DISSENTING STOCKHOLDERS. Any holder of shares of Dreyfus Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Section 910 of the New York Business Corporation Law (the shares held by such holder being referred to herein as "Dissenters' Shares") shall be entitled to receive the value of such shares as determined pursuant to such provision of law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the New York Business Corporation Law and duly surrendered the certificate or certificates representing the shares for which payment is being made. In the event that a dissenting stockholder of Dreyfus fails to perfect, or effectively withdraws or loses, his rights to appraisal and of payment for his shares, after the Effective Time, Dreyfus shall issue and deliver the consideration to which such holder of shares of Mellon Common Stock is entitled under this Article II (without interest) upon surrender by such holder of the certificate certificates representing shares of Dreyfus Common Stock held by him.

     2.06. ANTI-DILUTION PROVISIONS. In the event Mellon changes the number of shares of Mellon Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Mellon Common Stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     2.07. SHARES HELD BY DREYFUS OR MELLON. Each of the Excluded Shares shall be canceled and retired by virtue of the Merger and no consideration shall be issued in exchange therefor.

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

                                 ARTICLE III-A

                   REPRESENTATIONS AND WARRANTIES OF DREYFUS

     Dreyfus hereby represents and warrants to Mellon that, except as set forth in a letter from Dreyfus to Mellon delivered concurrently with this Agreement (the "Dreyfus Disclosure Letter") (all disclosure in which Dreyfus Disclosure Letter shall state with particularity the representation and warranty herein, including section reference, to which such disclosure relates), (i) the statements contained in the Recitals that relate to Dreyfus, the subsidiaries of Dreyfus (the "Dreyfus Subsidiaries") and the Funds are true and correct and (ii) as follows:

     3.01. ORGANIZATION, STANDING, AND AUTHORITY. Dreyfus is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, and is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would, either individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise) or results of operations of Dreyfus and the Dreyfus Subsidiaries, taken as a whole, or Dreyfus's ability to consummate the transactions contemplated by this Agreement (an "Dreyfus Material Adverse Effect"). Dreyfus has all necessary corporate power and authority to carry on its business as now conducted, to own, lease, and operate its assets, properties, and business, and to execute and deliver, and to perform its obligations under, this Agreement, subject to approval by the shareholders of Dreyfus. Dreyfus is duly registered as a savings bank holding company under the Home Owners Loan Act. Dreyfus has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which would, either individually or in the aggregate, have a Dreyfus Material Adverse Effect.

     3.02. DREYFUS SUBSIDIARIES. Dreyfus's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, lists all of the Dreyfus Subsidiaries required to be listed therein. No equity securities of any of the Dreyfus Subsidiaries which constitutes a Significant Subsidiary of Dreyfus within the meaning of Rule 1-02 of Regulation S-K of the Securities and Exchange Commission (an "Dreyfus Material Subsidiary") are or may become required to be issued (other than to Dreyfus) by reason of any Rights, and there are no contracts, commitments, understandings, or arrangements by which any Dreyfus Material Subsidiary is bound to issue or sell shares of its capital stock or Rights. All of the shares of capital stock of each Dreyfus Material Subsidiary held by Dreyfus or a Dreyfus Material Subsidiary are fully paid and non-assessable and are owned by Dreyfus or a Dreyfus Subsidiary free and clear of any claim, lien, or encumbrance. Each Dreyfus Material Subsidiary is duly organized and, to the extent applicable, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly organized, in good standing or duly qualified would, either individually or in the aggregate, have a Dreyfus Material Adverse Effect. Each Dreyfus Material Subsidiary has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, and has all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, the absence of which governmental authorizations would, either individually or in the aggregate, have a Dreyfus Material Adverse Effect. The Dreyfus Disclosure Letter lists all material non-marketable equity investments, including partnership interests involving an amount of more than $ 5 million as to each such investment, held by Dreyfus or any Dreyfus Subsidiary, other than equity securities of Dreyfus or a Dreyfus Subsidiary.

     3.03. AUTHORITY.

     (a) The execution and delivery of this Agreement by Dreyfus, and the consummation by Dreyfus of the transactions contemplated herein and therein, have been duly and validly authorized by all necessary corporate action on the part of Dreyfus, subject, with respect to this Agreement, to the approval of the shareholders of Dreyfus to the extent required by applicable law. This Agreement, subject to requisite shareholder approval hereof represents a valid and legally binding obligation of Dreyfus, enforceable against Dreyfus in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Dreyfus, nor the consummation by Dreyfus of the transactions contemplated herein, nor compliance by Dreyfus with any of the provisions hereof, will (i) subject to the necessity of obtaining shareholder approval of this Agreement, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Dreyfus or any Dreyfus Subsidiary (in the case of Subsidiaries which are not Dreyfus Material Subsidiaries, where such conflict or breach would not have a Dreyfus Material Adverse Effect), or the organizational documents or by-laws of any Fund, or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability of Dreyfus or any Dreyfus Subsidiary (collectively, the "Dreyfus Companies") under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance ("Lien") upon any property or assets of any of the Dreyfus Companies or the Funds pursuant to, any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, either individually or in the aggregate, have a Dreyfus Material Adverse Effect. The Dreyfus Disclosure Letter lists the approvals, authorizations, filings, registrations, and notifications required to be obtained or made by the Dreyfus Companies in connection with the consummation of the transactions contemplated hereby, the failure to obtain or make which would have a Dreyfus Material Adverse Effect. Except as stated in the Dreyfus Disclosure Letter, consummation of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, rule, or regulation applicable to any of the Dreyfus Companies or any Fund or any of their properties or assets, except for such violations which would not have a Dreyfus Material Adverse Effect.

     (c) The Board of Directors of Dreyfus (at a meeting duly called and held) has by requisite vote (i) adopted this Agreement and authorized and approved the transactions contemplated hereby, (ii) directed that the Merger be submitted for consideration to Dreyfus's shareholders at a special meeting of Dreyfus's shareholders and (iii) authorized and approved the Merger in accordance with
Section 912 of the New York Business Corporation Law with the result that
Section 912 will not apply to the consummation of the Merger or any other transaction to be carried out pursuant to this Agreement.

     3.04. FINANCIAL STATEMENTS. Dreyfus has delivered to Mellon, prior to the execution of this Agreement, the Dreyfus Financial Statements (as hereinafter defined) in respect of periods ending on or prior to September 30, 1993, and will promptly deliver when available copies of the Dreyfus Financial Statements in respect of periods ending after September 30, 1993. The Dreyfus Financial Statements (as of the dates thereof and for the periods covered thereby): (i) are (and, in the case of Dreyfus Financial Statements in respect of periods ending after September 30, 1993, will be) in accordance with the books and records of the Dreyfus Companies, and have been (and in the case of Dreyfus Financial Statements in respective periods ending after September 30, 1993 will continue to be) prepared in accordance with generally accepted accounting principles ("GAAP"), and (ii) present (and, in the case of Financial Statements in respect of periods ending after September 30, 1993, will present) fairly, in all material respects, the consolidated financial position and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Dreyfus Companies as of the dates and for the periods indicated, in accordance with GAAP applied, except as otherwise disclosed therein, on a basis consistent with prior periods (subject in the case of interim financial statements to normal recurring year-end adjustments normal in nature and amount). Dreyfus Financial Statements shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Dreyfus as of September 30, 1993, and as of December 31, 1992, 1991 and 1990, and the related consolidated statements of income, of changes in shareholders' equity, and of cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1993, and for each of the three years ended December 31, 1992, 1991, and 1990, as filed by Dreyfus with the Securities and Exchange Commission ("SEC") and (ii) the consolidated balance sheets of Dreyfus (including related notes and schedules, if any) and related consolidated statements of income, of changes in shareholders' equity, and of cash flows (including related notes and schedules, if any), as filed with the SEC with respect to periods ended subsequent to September 30, 1993.

     3.05. ABSENCE OF UNDISCLOSED LIABILITIES. None of the Dreyfus Companies has any obligation or liability (contingent or otherwise) that is material, either individually or in the aggregate, to the financial condition or results of operations of the Dreyfus Companies on a consolidated basis, except (i) as reflected in the Dreyfus

Financial Statements prior to the date of this Agreement and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practices.

     3.06. TAX MATTERS. (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of any of Dreyfus and all other corporations and other entities of which Dreyfus owns or controls 50% or more of the outstanding equity securities have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except for such returns the failure of which to timely file would not have a Dreyfus Material Adverse Effect. All taxes shown on filed returns have been paid, except for such failure to pay which would not have a Dreyfus Material Adverse Effect. There is no audit examination, deficiency, refund litigation, or matter in controversy with respect to which an adjustment to any tax item has been asserted or proposed that might result in a determination that could, either individually or in the aggregate, have a Dreyfus Material Adverse Effect, except as reserved against in the Dreyfus Financial Statements. All taxes, interest, additions, and penalties which are material in amount and which are due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for, except for such failures to pay or reserve which would not have a Dreyfus Material Adverse Effect.

     (b) None of the Dreyfus Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for any of the Dreyfus Companies for any period or periods through and including September 30, 1993, has been made and is reflected in the September 30, 1993 financial statements included in the Dreyfus Financial Statements, except for such failures to provide which would not have a Dreyfus Material Adverse Effect.

     (d) Deferred taxes of the Dreyfus Companies have been provided for in accordance with GAAP, except for such failures to provide which would not have a Dreyfus Material Adverse Effect.

     3.07. COMPLIANCE WITH LAWS.  Each of the Dreyfus Companies and each Fund:

     (a) Is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or to the employees conducting its business, the breach or violation of which would, either individually or in the aggregate, have a Dreyfus Material Adverse Effect; and

     (b) Has received no notification or communication from any agency or department of federal, state, or local government or the staff thereof or from any self-regulatory body (i) asserting that, or commencing an investigation as to whether, any of the Dreyfus Companies is not in compliance with any of the statutes, regulations, or ordinances which such governmental authority or self-regulatory body enforces, which, as a result of such noncompliance in any such instance, could, either individually or in the aggregate, have a Dreyfus Material Adverse Effect, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, which revocations, either individually or in the aggregate, could have a Dreyfus Material Adverse Effect.

     3.08. EMPLOYEE BENEFIT PLANS.

     (a) Dreyfus has delivered or made available to Mellon, prior to the execution of this Agreement, copies (or, with respect to unwritten plans, written descriptions) of (i) each current material pension, retirement, deferred compensation, stock option, stock purchase, savings, employee stock ownership, restricted stock, phantom stock, stock ownership or other similar plan as in effect on the date of this Agreement, including, without limitation, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, in respect of any of the present or former employees of, or dependents, spouses, or other beneficiaries of any of such employees of, any of the Dreyfus Companies (the "Dreyfus Pension Plans"), (ii) each current material employment or consulting agreement, severance (including, without limitation, change of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, or other plan, policy, contract, or arrangement as in effect on the date of this Agreement, other than a Dreyfus Pension Plan or Dreyfus Welfare Plan (as hereinafter defined) which provides benefits or perquisites to or in respect of any of the present or former directors or officers, or dependents, spouses, or other beneficiaries of any of such directors or officers of, any of the Dreyfus Companies, and (iii) each current material severance, bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits, or unemployment benefits, plans, policies, contracts or arrangements, including, without limitation, each "employee welfare benefit plan" within the meaning of
Section 3(1) of ERISA as in effect on the date of this Agreement which provides benefits or perquisites to or in respect of present or former employees, or dependents, spouses, or other beneficiaries of, any of such employees of, any of the Dreyfus Companies (the "Dreyfus Welfare Plans") (all the foregoing being collectively the "Dreyfus Benefit Plans"). All such Dreyfus Benefit Plans are listed on the Dreyfus Disclosure Letter. No Dreyfus Company has participated in or been a member of, and no Dreyfus Benefit Plan is or has been, a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

     (b) Except as disclosed in the Dreyfus Disclosure Letter, all Dreyfus Benefit Plans conform to, and their administration is in compliance in all material respects with, the applicable provisions of ERISA and the Code, and any other applicable laws, rules, and regulations the breach or violation of which would have a Dreyfus Material Adverse Effect. With respect to the Dreyfus Benefit Plans, no event has occurred and, to the best knowledge of Dreyfus's management, there exists no condition or set of circumstances, in connection with which any of the Dreyfus Companies would be subject to any liability, lien or encumbrance or loss of tax deduction under ERISA or the Code, including, without limitation, ERISA Sections 409, 502(i), Part 6 of Title I, 4062 or 4069 or Code Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979, 4980 or 4980B
that would have, either individually or in the aggregate, a Dreyfus Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course). None of the Dreyfus Companies has provided, or is required to provide, security to any Dreyfus Pension Plan which is subject to Title IV of ERISA pursuant to Section 401(a)(29) of the Code. No liability (other than annual premiums, all of which premiums due prior to the Effective Time have or will be paid) to the Pension Benefit Guaranty Corporation has been incurred with respect to any Dreyfus Pension Plan which is subject to Title IV of ERISA which would have a Dreyfus Material Adverse Effect.

     (c) No Dreyfus Pension Plan which is subject to Title IV of ERISA has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of each such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated as of the date of this Agreement in accordance with all applicable legal requirements, where there would be a Dreyfus Material Adverse Effect. Each such Dreyfus Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter and nothing has occurred since the date of such letter that would adversely affect such qualification which would have a Dreyfus Material Adverse Effect.

     (d) No Dreyfus Welfare Plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage provided in connection with the satisfaction of Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

     (e) Except as disclosed in the Dreyfus Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not obligate any of the Dreyfus Companies to provide any current or former officer, director, or employee of any Dreyfus Company, including, but not limited to, Continued Employees described in Section 9.01, with severance pay, unemployment compensation or any similar payment.

     3.09. MATERIAL CONTRACTS. None of the Dreyfus Companies, nor any of their respective assets, businesses, or operations, as of the date of this Agreement, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto (other than this Agreement) that in each case would be required to be filed as an exhibit to a Form 10-K filed by Dreyfus as of the date of this Agreement that has not been filed as an exhibit to or incorporated by reference in Dreyfus's Form 10-K filed for the fiscal year ended December 31, 1992 or Dreyfus's Form 10-Q filed for the quarter ended September 30, 1993.

     3.10. MATERIAL CONTRACT DEFAULTS. None of the Dreyfus Companies or, to the best knowledge of Dreyfus, any of the Funds is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably likely to have, either individually or in the aggregate, a Dreyfus Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     3.11. LEGAL PROCEEDINGS.  Except as disclosed in reports referred to in
Section 3.13, there are no legal, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the best knowledge of Dreyfus, threatened (or unasserted but considered probable of assertion) against any of the Dreyfus Companies, or, to the best knowledge of Dreyfus, any of the Funds, or affecting any property, asset, interest, or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a Dreyfus Material Adverse Effect.

     3.12. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Dreyfus's Form 10-Q for the quarter ended September 30, 1993, filed with the SEC, since December 31, 1992, the Dreyfus Companies on a consolidated basis have not suffered, either individually or in the aggregate, any change having a Dreyfus Material Adverse Effect, or failed to operate their business consistent with their past practices in all material respects.

     3.13. REPORTS. Since January 1, 1990, Dreyfus and each Dreyfus Material Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) any other applicable federal or state securities, banking, insurance, or other regulatory authorities (except filings (other than filings with the SEC) which are not material), and (iii) the NYSE and any other self-regulatory body (except filings which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports filed with the SEC and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

     3.14. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Dreyfus in writing for inclusion in the registration statement (the "Registration Statement") to be filed by Mellon with the SEC in connection with the Mellon Common Stock to be issued in the Merger, the joint proxy statement (the "Joint Proxy Statement") to be mailed to Dreyfus's and Mellon's shareholders in connection with the shareholders meetings to vote on the Merger (in the case of Dreyfus) and to vote on the issuance of the Mellon Common Stock hereunder (in the case of Mellon) (the "Shareholders Meetings") or any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, or, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when first mailed to the shareholders of Dreyfus and Mellon, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Dreyfus is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law including applicable provisions of the securities laws.

     3.15. ENVIRONMENTAL MATTERS. (a) To the best knowledge of Dreyfus, each Dreyfus Subsidiary, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, and standards, and all requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of health or the environment, except for failures to comply which, individually or in the aggregate, do not or would not result in a Dreyfus Material Adverse Effect.

     (b) To the best knowledge of Dreyfus, there is no suit, claim, action, or proceeding, pending or threatened, before any court, governmental agency, board, or other forum pursuant to which Dreyfus or any of the Dreyfus Subsidiaries or any Fund or any Loan Property, Participation Facility, or Trust Property (or in respect of such Loan Property, Participation Facility, or Trust Property) has been or, with respect to threatened proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, or regulation or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on any site owned (including as trustee), leased, or operated by it or any of its subsidiaries or any Loan Property, Participation Facility, or Trust Property, except where such noncompliance or release does not or would not, individually or in the aggregate, result in a Dreyfus Material Adverse Effect.

     (c) To the best knowledge of Dreyfus, there is no reasonable basis for any suit, claim, action, or proceeding of a type described in Section 3.15(b), except as would not, individually or in the aggregate, result in a Dreyfus Material Adverse Effect.

     (d) During the period of (i) Dreyfus's or any of the Dreyfus Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties, (ii) Dreyfus or any of the Dreyfus Subsidiaries' participation in the management of any Participation Facility, (iii) Dreyfus or any of the Dreyfus Subsidiaries' holding of a security interest in a Loan Property, or (iv) Dreyfus or any of the Dreyfus Subsidiaries acting as a trustee or fiduciary with respect to a Trust Property, to the best knowledge of Dreyfus, there has been no release of Hazardous Material or oil in, on, under, or affecting such property, Participation Facility, Loan Property or Trust Property, except where such release does not or would not, individually or in the aggregate, result in a Dreyfus Material Adverse Effect. Prior to the period of (w) Dreyfus or any of the Dreyfus Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties, (x) Dreyfus or any of the Dreyfus Subsidiaries' participation in the management of any Participation Facility, (y) Dreyfus or any of the Dreyfus Subsidiaries acting as trustee or other fiduciary with respect to Trust Property, or (z) Dreyfus or any of the Dreyfus Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Dreyfus, there was no release of Hazardous Material or oil in, on, under, or affecting any such property, Participation Facility, or Loan Property, except where such release does not or would not, individually or in the aggregate, result in a Dreyfus Material Adverse Effect.

     (e) The following definitions apply for purposes of this Section 3.15: (i) "Loan Property" means any property in which Dreyfus (or a Dreyfus Subsidiary) holds a security interest for an amount greater than $2,500,000, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) " Participation Facility" means any property in which Dreyfus (or a Dreyfus Subsidiary) participates in the management of such property and, where required by the context, includes the owner or operator of such property, but only with respect to such property;
(iii) "Trust Property" means any property with respect to which Dreyfus (or a Dreyfus Subsidiary) acts or has acted as a trustee or other fiduciary (including investment advisor), directly or indirectly, and includes any trust or similar legal vehicle that owns or controls (or that owned or controlled) such property and, where required by the context, includes the trustee or other fiduciary, but only with respect to such property; and (iv) "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et. seq., or any similar federal, state, or local law.

     3.16. ANTITAKEOVER PROVISIONS INAPPLICABLE. No "Business combination", "moratorium", "control share", or other state antitakeover statute or regulation
(x) prohibits or restricts Dreyfus's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (z) would subject Mellon to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

     3.17. FUND FINANCIAL STATEMENTS. The audited balance sheets of each Fund as of December 31, 1992 and December 31, 1991 (or in the case of a Fund that does not have fiscal years ending on December 31, the last day of such Fund's most recent comparable fiscal year), and the related financial statements for the years ended December 31, 1992, 1991 and 1990, as reported on by Ernst & Young, Coopers & Lybrand and Price

Waterhouse, as the case may be, and the unaudited balance sheet of each Fund as of September 30, 1993 (the "Interim Balance Sheets") and the related unaudited financial statements for the period then ended, and each of the balance sheets of each Fund, and the related financial unaudited statements, as of a date or for a period subsequent to September 30, 1993 have been or will be prepared in accordance with GAAP, which have been consistently applied, except as otherwise disclosed therein, and present or will present fairly, in all material respects, the financial position and other financial results of each Fund at the dates, and for the periods, stated therein.

     3.18. BOOKS OF ACCOUNT. The books of account of each Dreyfus Company and each Fund have been and will be maintained in compliance with all applicable legal and accounting requirements in all material respects.

     3.19. PROPERTIES AND INSURANCE. (a) Each Dreyfus Company has good title, free and clear of any Liens, to all of the personal and real property reflected in the Dreyfus Financial Statements as being owned by it, and to all personal and real property acquired by it since the respective dates of the Dreyfus Financial Statements, except such personal and real property as has been disposed of in the ordinary course of the business consistent with past practice and except for such Liens and imperfections of title as would not have a Dreyfus Material Adverse Effect.

     (b) The Dreyfus Companies and, to Dreyfus's knowledge, the Funds have the right to use, and after consummation of the transactions contemplated hereby will have the right to use, free and clear of any claims of others, all patents, patent applications, trademarks, service marks (whether registered or unregistered), trademark applications, service mark applications, trade names, copyrights and other proprietary rights necessary to own and operate their respective properties and to carry on their respective business as currently conducted, except where such failure to have such rights or such claims of others would not have, either individually or in the aggregate, a Dreyfus Material Adverse Effect. Dreyfus owns the right to the Dreyfus name and licenses that name to the Funds under license agreements that may be terminated at will.

     (c) Each Dreyfus Company and, to Dreyfus's knowledge, each Fund owns or licenses all computer software developed or currently used by them which is material to the conduct of its business and have the right to use such software without infringing upon the intellectual property rights (including trade secrets rights) of a third party, except as would not have a Dreyfus Material Adverse Effect.

     3.20. CERTAIN PROCEEDINGS.  Except as disclosed in reports referred to in
Section 3.13, there is no action, suit or proceeding pending or, to the knowledge of Dreyfus, threatened that seeks to enjoin or censure a Dreyfus Company or, to Dreyfus's knowledge, a Fund, or, to Dreyfus's knowledge, any officers, directors or employees thereof, in connection with the conduct of its business, which could have, either individually or in the aggregate, a Dreyfus Material Adverse Effect.

     3.21. SECTION 280G. As a result of compliance with this Agreement and the matters referred to herein, neither any Dreyfus Company nor Mellon will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is to be performed in the future.

     3.22. EMPLOYEE RELATIONSHIPS. There are no labor or collective bargaining agreements, contracts or understandings with a labor union or labor organization which are binding upon either any Dreyfus Company or, to Dreyfus's knowledge, any Fund, nor, to Dreyfus's knowledge is there, as of the date hereof, any activity involving any employees of any Dreyfus Company seeking to certify a collective bargaining unit or engaging in any other union organizational activity.

     3.23. FILINGS, ETC. (a) Since December 31, 1990, each Dreyfus Company and each Fund has had and now has all permits, licenses, certificates of authority, orders and approvals of, and have made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies, and self-regulatory bodies that are required (including by the rules of any self-regulatory body) in order to permit each of them to carry on its respective business as presently conducted, and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect, except where the failure to have or make or keep in full force and effect any permit, license, certificate of authority, registration, order or approval referred to above would not have a Dreyfus Material Adverse Effect. The conduct of its respective business by each Dreyfus Company and each Fund has not, since December 31, 1990, and currently does not, violate or infringe any applicable domestic (federal, state or local) or foreign law, statue, ordinance, license, rule or regulation including those of the self-regulatory bodies, which violation or infringement could have a Dreyfus Material Adverse Effect.

     (b) Without limiting the foregoing, each Dreyfus Company and each of its officers, and employees which is or who are required to be registered as an investment adviser, a broker-dealer, a registered representative or a sales person with the SEC, the securities commission or any state or any self-regulatory body is duly registered as such and such registration is in full force and effect, except where the failure to be so registered or to have such registration in full force and effect would, individually or in the aggregate, not have a Dreyfus Material Adverse Effect.

     (c) There are no proceedings pending (or, to the knowledge of Dreyfus, threatened, nor to the knowledge of Dreyfus has any event occurred or does any condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 3.23(a) having a Dreyfus Material Adverse Effect, and the execution and delivery of this Agreement and the consummation of any transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification which could have a Dreyfus Material Adverse Effect.

     (d) None of any Dreyfus Company or, to Dreyfus's knowledge, any Funds, or any officer, director or employee thereof, is a party or subject to any order, judgment or decree (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority, except where such order, judgment or decree, individually or in the aggregate, would not have a Dreyfus Material Adverse Effect.

     3.24. ABSENCE OF CERTAIN CONDITIONS. There exists no "out of balance" or similar condition with respect to any customer account maintained by a Dreyfus Company or a Fund, except for such conditions, individually and in the aggregate, as have not had and would be reasonably likely not to have a Material Adverse Effect.

     3.25. REPRESENTATIONS AND WARRANTIES REGARDING THE INVESTMENT ADVISORY BUSINESS.

     (a) DEFINITION OF INVESTMENT COMPANY. As used in this Agreement, the term, "Investment Company" shall have the meaning provided in the Investment Company Act, provided that for purposes of this Agreement the term Investment Company shall include persons that would be an investment company, as defined in that Act, but for the exemption contained in Section 3(c)(1), the final clause of
Section 3(c)(3) or Section 3(c)(11) of the Investment Company Act.

     (b) INVESTMENT CONTRACTS. FUNDS AND CLIENTS. (i) On November 30, 1993, the aggregate amount of assets managed, administered or advised by the Dreyfus Companies was not less than $80 billion. To the knowledge of Dreyfus, and except as would not have a Dreyfus Material Adverse Effect, (x) each Investment Contract (as defined below) and any subsequent renewal thereof has been duly authorized, executed and delivered by each party thereto and, to the extent applicable, has been adopted in compliance with Section 15 of the Investment Company Act and is a valid and binding agreement of each such party, enforceable in accordance with its terms (subject to bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights generally and to general equity principles) and, (y) in the case of investment advisory contracts with Investment Companies and Clients (as defined below), each of the Dreyfus Companies, the Funds or Client party thereto is in compliance in all material respects with the terms of each Investment Contract to which it is a party, and no event has occurred or condition exists that constitutes or with notice or the passage of time would constitute a default thereunder. Except as set forth in the Dreyfus Disclosure Letter, none of the Investment Contracts, or any other arrangements or understandings relating to rendering of investment advisory or management services, including without limitation all subadvisory services or administration services to any Fund, Client or other person, contains any undertaking by a Dreyfus Company to cap fees or to reimburse any or all fees thereunder, except as required by the applicable law of any jurisdiction in which the shares of any Fund party thereto are qualified for distribution, which is likely, either individually or in the aggregate, to have a Dreyfus Material Adverse Effect. As used in this Section, (i) the term "Client" means any client to which a Dreyfus Company provides investment management, investment advisory, administration or distribution services on the date hereof and (ii) the term "Investment Contract" means each contract or agreement in effect on the date hereof to which a Dreyfus Company is a party pursuant to which Dreyfus Company provides to any Client investment management, investment advisory, distribution or administrative services.

     (ii) Each Fund has been, is being and will be operated fully in compliance with its respective objectives, policies and descriptions, including without limitation any limitation set forth in the applicable Prospectus for a Fund or governing instruments for a Client, except where lack of compliance would not have a Dreyfus Material Adverse Effect.

     (iii) The accounts of each Client that is subject to ERISA have been managed by the Dreyfus Companies such that the Dreyfus Companies in the exercise of such management are in compliance with the applicable requirements of ERISA, and consummation of the transactions contemplated hereby will not result in a violation of such ERISA requirements, except, in each case, where such lack of compliance or violation would not have a Dreyfus Material Adverse Effect.

     (iv) To Dreyfus's knowledge each Fund that is eligible to elect to be treated as a "regulated investment company" under Subchapter M of Chapter 1 of Subtitle A of the Code has so elected, and each Fund has, except for any taxable year of such Fund that has been closed and for which the statute of limitations for assessments has expired, qualified as a "regulated investment company" and each Fund has complied with all applicable provisions of law necessary to preserve and retain such Fund's election and status as a regulated investment company, except for where the failure to elect regulated investment company status or to comply with the requirements of such election would not have a Dreyfus Material Adverse Effect. Except for any taxable year that has been closed and for which the statute of limitations for assessment has expired, each Fund identified in the Dreyfus Disclosure Letter as being a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein, except for where the failure to so comply with the requirements of Section 852(b)(5) would not have a Dreyfus Material Adverse Effect. Each Fund has timely filed all federal, state, local and foreign income and other Tax returns and reports that such Fund is required to file. Each Fund has timely paid, or reserved for, Taxes that such Fund is required to pay, except where the failure to pay such taxes would not have a Dreyfus Material Adverse Effect.

     (c) REGULATORY COMPLIANCE. Except where the violation of any of the representations and warranties contained in this Section 3.25(c) would not have a Dreyfus Material Adverse Effect:

     (i) (A) each Fund required by law to be so registered is duly registered as an investment company under the Investment Company Act; (B) except as set forth in the Dreyfus Disclosure Letter, the shares of each Fund are duly and validly issued, fully paid and nonassessable and are qualified for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia to the extent required under applicable law;
(C) all outstanding shares of each Fund that were required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder; (D) to the knowledge of Dreyfus in the case of documents applicable to the Funds, no such registration statement contained, as of its effective date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use; and (E) each Fund has operated and is currently operating in compliance in all material respects with all laws, rules, regulations and orders applicable to it or its business, including but not limited to the Securities Act and the Investment Company Act, and consummation of the transactions contemplated hereby will not result in a violation of any such laws, rules, regulations or orders.

     (ii) Each Fund that is a juridical entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power, right and authority to own its properties and to carry on its business as it is now conducted, and is qualified to do business in each jurisdiction where it is required to do so under applicable law.

     (iii) Each Fund has duly adopted procedures pursuant to Rule 17e-1 under the Investment Company Act, to the extent applicable; and each Fund has complied, for a period of at least six years prior to the date hereof, currently complies and will comply with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable.

     (iv) Dreyfus has adopted a formal code of ethics and a written policy regarding insider trading. Such code and policy comply with Section 17(j) of the Investment Company Act, Rule 17j-l thereunder and Section 204A of the Investment Advisers Act, respectively. The policies of the Dreyfus Companies with respect to avoiding conflicts of interest are as set forth in the most recent Form ADV thereof (or incorporated by reference therein), as amended. To the knowledge of Dreyfus, there have been no violations or allegations of violations of such policies that have occurred or been made.

     (v) Neither any Dreyfus Company nor, to Dreyfus's knowledge, any Fund, and, to Dreyfus's knowledge, no person "associated" (as defined under the Investment Advisers Act) with any Dreyfus Company or any Fund, has for a period not less than five years prior to the date hereof been convicted of any crime or is or has been subject to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Investment Advisers Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser for any Investment Company pursuant to Section 9(a) of the Investment Company Act, and to Dreyfus's knowledge there is no basis for, or proceeding or investigation that is reasonably likely to become the basis for, any such disqualification, denial, suspension or revocation.

     (vi) Each current prospectus (which term, as used in this Agreement, shall include any related statement of additional information and any private placement memorandum), as amended or supplemented, relating to each Fund, and all current supplemental advertising and marketing material relating to each Fund complies with the Securities Act and the Investment Company Act, applicable state laws and, where applicable, the rules of the NASD. None of such prospectuses, amendments, supplements or supplemental advertising and marketing materials, as of their respective dates, includes, included or will include an untrue statement of a material fact or omits, omitted or will omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (vii) All advertising or marketing materials relating to any Fund that are required to be filed with the NASD has been or will be timely filed therewith.

     3.26. BROKERS AND FINDERS. Except for Lazard, Freres & Co. and Salomon Brothers, Inc. pursuant to agreements previously provided to Mellon, Dreyfus has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for Dreyfus, in connection with this Agreement or the transactions contemplated hereby.

     3.27. APPROVAL OF MERGER. Approval of the Merger by the shareholders of Dreyfus requires the affirmative vote of holders of two-thirds of the issued and outstanding shares of Dreyfus Common Stock.

     3.28. OPINION OF FINANCIAL ADVISOR. The Board of Directors of Dreyfus has received the opinions of each of Lazard Freres & Co. and Salomon Brothers Inc, dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the stockholders of Dreyfus.

                                 ARTICLE III-B

                    REPRESENTATIONS AND WARRANTIES OF MELLON

     Mellon, Mellon Bank and Merger Subsidiary hereby represent and warrant to Dreyfus that, except as set forth in a letter from Mellon to Dreyfus delivered concurrently with this Agreement (the "Mellon Disclosure Letter") (all disclosure on which Mellon Disclosure Letter shall state with particularity the representation and warranty herein, including section reference, to which such disclosure relates), (i) the statements in the Recitals that relate to it are true and correct and (ii) as follows:

     3.29. ORGANIZATION, STANDING, AND AUTHORITY. Mellon is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Pennsylvania and is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would, either individually or in the aggregate, have a material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations, or prospects of Mellon and its subsidiaries (the "Mellon Subsidiaries"), taken as a whole, or Mellon's ability to consummate the transactions contemplated by this Agreement (an "Mellon Material Adverse Effect"). Mellon has all necessary corporate power and authority to carry on its business as now conducted, to own, lease, and operate its assets, properties, and business, and to execute and deliver, and to perform its obligations under, this Agreement, subject to approval by the shareholders of Mellon. Mellon has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which would, either individually or in the aggregate, have a Mellon Material Adverse Effect.

     3.30. MELLON SUBSIDIARIES. Mellon's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, lists all of the Mellon Subsidiaries required to be listed therein. No equity securities of any of the Mellon Subsidiaries which constitutes a Significant Subsidiary of Mellon within the meaning of Rule 1-02 of Regulation S-K of the Securities and Exchange Commission (a "Mellon Material Subsidiary") are or may become required to be issued (other than to Mellon) by reason of any Rights, and there are no contracts, commitments, understandings or arrangements by which any Mellon Material Subsidiary is bound to issue or sell shares of its capital stock or Rights. All of the shares of capital stock of each Mellon Material Subsidiary held by Mellon or a Mellon Subsidiary are fully paid and nonassessable and are owned by Mellon or a Mellon Subsidiary free and clear of any claim, lien or encumbrance. Each Mellon Material Subsidiary is duly organized and, to the extent applicable, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing or property or the conduct of its business requires to it to be so qualified and in which the failure to be duly organized, in good standing or qualified would, either individually or in the aggregate, have a Mellon Material Adverse Effect. Each Mellon Material Subsidiary has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, and has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, the absence of which governmental authorizations would, either individually or in the aggregate, have a Mellon Material Adverse Effect.

     3.31. AUTHORITY.

     (a) The execution and delivery of this Agreement by Mellon, and the consummation by Mellon of the transactions contemplated herein, have been duly and validly authorized by all necessary corporate action on the part of Mellon, subject to the approval of the shareholders of Mellon to the extent required by applicable law. This Agreement, subject to requisite shareholder approval represents a valid and legally binding obligation of Mellon, enforceable against Mellon in accordance with its terms.

     (b) Neither the execution and delivery of this Agreement by Mellon, nor the consummation by Mellon of the transactions contemplated herein, nor compliance by Mellon with any of the provisions hereof, will (i) subject to the necessity of obtaining shareholder approval of this Agreement, conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Mellon or any Mellon Subsidiary (collectively, the "Mellon Companies") or (ii) constitute or result in the breach of any term, condition, or provision of, or constitute a default or give rise to any additional liability under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge, or encumbrance upon any property or assets of any of the Mellon Companies pursuant to, any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, either individually or in the aggregate, have a Mellon Material Adverse Effect. The Mellon Disclosure Letter lists the approvals, authorizations, filings, registrations and notifications required on Mellon's behalf in connection with the consummation of the transactions contemplated hereby, the failure to obtain which would have a Mellon Material Adverse Effect. Except as stated in the Mellon Disclosure Letter, consummation of the transactions contemplated hereby will not violate any order, writ, injunction, decree, statute, rule, or regulation applicable to any of the Mellon Companies or any of their properties or assets, except for such violations which would not have a Dreyfus Material Adverse Effect.

     (c) The Board of Directors of Mellon (at a meeting duly called and held) has by requisite vote (i) determined that the Merger is in the best interests of Mellon and its shareholders, (ii) authorized and approved this Agreement, and the transactions contemplated hereby, and (iii) directed that the issuance of the Mellon Common Stock hereunder be submitted for consideration to Mellon's shareholders at a special meeting of Mellon's shareholders.

     3.32. FINANCIAL STATEMENTS. Mellon has delivered to Dreyfus, prior to the execution of this Agreement, the Mellon Financial Statements (as hereinafter defined) in respect of periods ending on or prior to September 30, 1993, and will promptly deliver when available copies of the Mellon Financial Statements in respect of periods ending after September 30, 1993. The Mellon Financial Statements (as of the dates thereof and for the periods covered thereby): (i) are (and, in the case of Mellon Financial Statements in respect of periods ending after September 30, 1993, will be) in accordance with the books and records of the Mellon Companies, and have been (and, in the case of Mellon Financial Statements in respect of periods ending after September 30, 1993 will continue to be) prepared in accordance with GAAP and good business practices, and (ii) present (and, in the case of Mellon Financial Statements in respect of periods ending after September 30, 1993, will present) fairly, in all material respects, the consolidated financial position and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Mellon Companies as of the dates and for the periods indicated, in accordance with GAAP applied, except as otherwise disclosed therein, on a basis consistent with prior periods (subject in the case of interim financial statements to normal recurring year-end adjustments normal in nature and amount). Mellon Financial Statements shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Mellon as of September 30, 1993, and as of December 31, 1992, 1991 and 1990, and the related consolidated statements of income, of changes in shareholders' equity, and of cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1993, and for each of the three years ended December 31, 1992, 1991, and 1990, as filed by Mellon with the SEC and (ii) the consolidated balance sheets of Mellon (including related notes and schedules, if any) and related consolidated statements of income, of changes in shareholders' equity, and of cash flows (including related notes and schedules, if any) included in documents filed with the SEC with respect to periods ended subsequent to September 30, 1993.

     3.33. ABSENCE OF UNDISCLOSED LIABILITIES. None of the Mellon Companies has any obligation or liability (contingent or otherwise) that is material, either individually or in the aggregate, to the financial condition or results of operations of the Mellon Companies on a consolidated basis except (i) as reflected in the Mellon Financial Statements prior to the date of this Agreement and (ii) for commitments and obligations made, or liabilities incurred, in the ordinary course of its business consistent with past practices.

     3.34. TAX MATTERS. (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of any of Mellon and all other corporations and other entities of which Mellon owns or controls 50% or more of the outstanding equity securities have been timely filed or requests for extensions have been timely filed, granted, and have not expired, except for such returns the failure of which to timely file would not have a Mellon Material Adverse Effect. All taxes shown on filed returns have been paid, except for such failure to pay which would not have a Mellon Material Adverse Effect. There is no audit examination, deficiency, refund litigation, or matter in controversy with respect to which an adjustment to any tax item has been asserted or proposed that might result in a determination that could, either individually or in the aggregate, have a Mellon Material Adverse Effect, except as reserved against in the Mellon Financial Statements. All taxes, interest, additions, and penalties which are material in amount and which are due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for, except for such failures to pay or reserve which would not have a Mellon Material Adverse Effect.

     (b) None of the Mellon Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

     (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for any of the Mellon Companies for any period or periods through and including September 30, 1993, has been made and is reflected in the September 30, 1993 financial statements included in the Mellon Financial Statements, except for such failures to provide which would not have a Mellon Material Adverse Effect.

     (d) Deferred taxes of the Mellon Companies have been provided for in accordance with GAAP, except for such failures to provide which would not have a Mellon Material Adverse Effect.

     3.35. COMPLIANCE WITH LAWS.  Each of the Mellon Companies:

     (a) Is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or to the employees conducting its business, the breach or violation of which would, either individually or in the aggregate, have a Mellon Material Adverse Effect; and

     (b) Has received no notification or communication from any agency or department of federal, state, or local government or the staff thereof (i) asserting that, or commencing any investigation as to whether, any of the Mellon Companies is not in compliance with any of the statutes, regulations, or ordinances which such governmental authority enforces, which, as a result of such noncompliance in any such instance, could, either individually or in the aggregate, have a Mellon Material Adverse Effect, (ii) threatening to revoke any license, franchise, permit, or governmental authorization, which revocation, either individually or in the aggregate, could have a Mellon Material Adverse Effect.

     3.36. EMPLOYEE BENEFIT PLANS.

     (a) "Mellon Pension Plans" shall mean each current material pension, retirement, deferred compensation, stock option, stock purchase, savings, employee stock ownership, restricted stock, phantom stock, stock ownership or other similar plan as in effect on the date of this Agreement, including, without limitation, any "employee pension benefit plan", as that term is defined in Section 3(2) of ERISA, in respect of any of the present or former employees of, or dependents, spouses, or other beneficiaries of any of such directors, officers, employees of, any of the Mellon Companies. "Mellon Executive Programs" shall mean each current material employment or consulting agreement, severance (including, without limitation, change of control or golden parachute agreements or arrangements), bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, or other plan, policy, contract, or arrangement as in effect on the date of this Agreement, other than a Mellon Pension Plan or Mellon Welfare Plan (as hereinafter defined), which provides benefits or perquisites to or in respect of any of the present or former directors or officers, or dependents, spouses, or other beneficiaries of any of such directors or officers of, any of the Mellon Companies. "Mellon Welfare Plans" shall mean each current material severance, bonus, profit-sharing, incentive, deferred compensation, supplemental or excess retirement, life insurance, health, vacation, tuition assistance or reimbursement, legal services, salary continuation, travel or accident insurance or benefits, disability insurance or benefits, unemployment benefits, or other plans, policies, contracts or arrangements, including, without limitation, each "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA as in effect on the date of this Agreement which provides benefits or perquisites to or in respect of present or former employees of, or dependents, spouses, or other beneficiaries of, any of such employees of, any of the Mellon Companies. The Mellon Pension Plans, the Mellon Executive Programs and the Mellon Welfare Plans are collectively referred to as the "Mellon Benefit Plans". No Mellon Company has participated in or been a member of, and no Mellon Benefit Plan is or has been, a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All Mellon Benefit Plans conform to, and their administration is in compliance in all material respects with, the applicable provisions of ERISA and the Code, and any other applicable laws, rules, and regulations the breach or violation of which would have a Mellon Material Adverse Effect. With respect to the Mellon Benefit Plans, no event has occurred and, to the best knowledge of Mellon's management, there exists no condition or set of circumstances, in connection with which any of the Mellon Companies would be subject to any liability, lien or encumbrance or loss of tax deduction under ERISA or the Code, including, without limitation, ERISA Sections 409, 502(i), Part 6 of Title I, 4062 or 4069 or Code Sections 4971, 4972, 4975, 4976, 4977, 4978, 4978B, 4979,
4980 or 4980B that would have, either individually or in the aggregate, a Mellon Material Adverse Effect (except liability for benefit claims and funding obligations payable in the ordinary course). None of the Mellon Companies has provided, or is required to provide, security to any Mellon Pension Plan which is subject to Title IV of ERISA pursuant to Section 401(a)(29) of the Code. No

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

liability (other than annual premiums, all of which premiums due prior to the Effective Time have or will be paid) to the Pension Benefit Guaranty Corporation has been incurred with respect to any Mellon Pension Plan which is subject to Title IV of ERISA which would have a Mellon Material Adverse Effect.

     (c) No Mellon Pension Plan which is subject to Title IV of ERISA has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of each such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated as of the date of this Agreement in accordance with all applicable legal requirements, where there would be a Mellon Material Adverse Effect. Each such Mellon Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter and nothing has occurred since the date of such letter that would adversely affect such qualification which would have a Mellon Material Adverse Effect.

     (d) Except as otherwise provided in the Mellon Disclosure Letter, no Mellon Welfare Plan provides medical or death benefits (whether or not insured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage provided in connection with the satisfaction of Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

     3.37. MATERIAL CONTRACTS. None of the Mellon Companies, nor any of their respective assets, businesses, or operations, as of the date of this Agreement, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto (other than this Agreement) that in each case would be required to be filed as an exhibit to a Form 10-K filed by Mellon as of the date of this Agreement that has not been filed as an exhibit to or incorporated by reference in Mellon's Form 10-K filed for the fiscal year ended December 31, 1992 or Mellon's Form 10-Q filed for the quarter ended September 30, 1993.

     3.38. MATERIAL CONTRACT DEFAULTS. None of the Mellon Companies is in default under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and which default is reasonably likely to have, either individually or in the aggregate, a Mellon Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

     3.39. LEGAL PROCEEDINGS.  Except as disclosed in reports referred to in
Section 3.41, there are no legal or administrative actions, suits, or proceedings instituted or pending or, to the best knowledge of Mellon, threatened (or unasserted but considered probable of assertion and which would have at least a more than remote possibility of an unfavorable outcome) against any of the Mellon Companies or affecting any property, asset, interest, or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a Mellon Material Adverse Effect.

     3.40. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in Mellon's Form 10-Q for the quarter ended September 30, 1993 filed with the SEC, since December 31, 1992, the Mellon Companies on a consolidated basis have not suffered, either individually or in the aggregate, any change having a Mellon Material Adverse Effect or failed to operate their business consistent with their past practices in all material respects.

     3.41. REPORTS. Since January 1, 1990, each of the Mellon Companies has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC and
(ii) any other applicable federal or state banking, securities, or other regulatory authorities (except filings (other than filings with federal or state banking authorities or the SEC) which are not material). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents filed with any federal or state banking authorities or the SEC, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules, and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

     3.42. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Mellon in writing for inclusion in the Registration Statement, the Joint Proxy Statement, or any other documents to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, or, in the case of the Registration Statement, when it becomes effective or, with respect to the Joint Proxy Statement, when first mailed to the shareholders of Mellon and Dreyfus, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholder Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Mellon is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law including applicable provisions of the securities laws.

     3.43. ENVIRONMENTAL MATTERS. (a) To the best knowledge of Mellon, each Mellon Subsidiary, the Participation Facilities, and the Loan Properties (each as defined below) are, and have been, in compliance with all applicable laws, rules, regulations, and standards, and all requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of health or the environment, except for failures to comply which, individually or in the aggregate, do not or would not result in a Mellon Material Adverse Effect.

     (b) To the best knowledge of Mellon, there is no suit, claim, action, or proceeding, pending or threatened, before any court, governmental agency, board, or other forum pursuant to which Mellon or any of the Mellon Subsidiaries or any Loan Property, Participation Facility, or Trust Property (or in respect of such Loan Property, Participation Facility, or Trust Property) has been or, with respect to threatened proceedings, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, or regulation or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on any site owned (including as trustee), leased, or operated by it or any of its subsidiaries or any Loan Property, Participation Facility, or Trust Property, except where such noncompliance or release does not or would not, individually or in the aggregate, result in a Mellon Material Adverse Effect.

     (c) To the best knowledge of Mellon, there is no reasonable basis for any suit, claim, action, or proceeding of a type described in Section 3.43(b), except as would not, individually or in the aggregate, result in a Mellon Material Adverse Effect.

     (d) During the period of (i) Mellon's or any of the Mellon Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties, (ii) Mellon or any of the Mellon Subsidiaries' participation in the management of any Participation Facility, (iii) Mellon or any of the Mellon Subsidiaries' holding of a security interest in a Loan Property, or (iv) Mellon or any of the Mellon Subsidiaries' acting as a trustee or fiduciary with respect to a Trust Property, to the best knowledge of Mellon, there has been no release of Hazardous Material or oil in, on, under, or affecting such property, Participation Facility, Loan Property or Trust Property, except where such release does not or would not result, individually or in the aggregate, in a Mellon Material Adverse Effect. Prior to the period of (w) Mellon or any of the Mellon Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties, (x) Mellon or any of the Mellon Subsidiaries' participation in the management of any Participation Facility, (y) Mellon or any of the Mellon Subsidiaries acting as trustee or other fiduciary with respect to Trust Property, or (z) Mellon or any of the Mellon Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Mellon, there was no release of Hazardous Material or oil in, on, under, or affecting any such property, Participation Facility, or Loan Property, except where such release does not or would not result, individually or in the aggregate, in a Mellon Material Adverse Effect.

     (e) The following definitions apply for purposes of this Section 3.43: (i) "Loan Property" means any property in which Mellon (or a Mellon Subsidiary) holds a security interest for an amount greater than

$2,500,000, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) "Participation Facility" means any property in which Mellon (or a Mellon Subsidiary) participates in the management of such property and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (iii) "Trust Property" means any property with respect to which Mellon (or a Mellon Subsidiary) acts or has acted as a trustee or other fiduciary (including investment advisor), directly or indirectly, and includes any trust or similar legal vehicle that owns or controls (or that owned or controlled) such property and, where required by the context, includes the trustee or other fiduciary, but only with respect to such property; and (iv) "Hazardous Material" means any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq., or any similar federal, state, or local law.

     3.44. BOOKS OF ACCOUNT. The books of account of each Mellon Company have been and will be maintained in compliance with all applicable legal and accounting requirements in all material respects.

     3.45. PROPERTIES. Except for such Liens and imperfections of title as would not materially affect the value of personal or real property reflected in the Mellon Financial Statements or acquired since the date of such statements and which do not, individually or in the aggregate, materially interfere with or impair the present and continued use of such property, each Mellon Company has good title, free and clear of any Liens, to all of the personal and real property reflected in the Mellon Financial Statements as being owned by it, and to all personal and real property acquired by it since the respective dates of the Mellon Financial Statements, except such personal and real property as has been disposed of in the ordinary course of the business consistent with past practice.

     3.46. EMPLOYEE RELATIONSHIPS. There are no labor or collective bargaining agreements, contracts or understandings with a labor union or labor organization which are binding upon any Mellon Company, nor, to Mellon's knowledge is there, as of the date hereof, any activity involving any employees of any Mellon Company seeking to certify a collective bargaining unit or engaging in any other union organizational activity.

     3.47. FILINGS, ETC. (a) Since December 31, 1990, each Mellon Company has had and now has all material permits, licenses, certificates of authority, orders and approvals of, and has made all material filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies, that are required in order to permit each of them to carry on its respective business as presently conducted; and such permits, licenses, certificates of authority, registrations, orders and approvals are in full force and effect in all material respects. The conduct of its respective business by each Mellon Company has not, since December 31, 1990, and currently does not, violate or infringe any material applicable domestic (federal, state or local) or foreign law, statue, ordinance, license, rule or regulation.

     (b) There are no proceedings pending (or, to the knowledge of Mellon, threatened, nor to the knowledge of Mellon has any event occurred or condition exist that is reasonably likely to form the basis for any proceeding) that is reasonably likely to result in the revocation, cancellation or suspension, or any adverse modification, of any permit, license, certificate of authority, order or approval referred to in Section 3.47(a), and the execution and delivery of this Agreement and the consummation of any factions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

     (c) None of any Mellon Company, or any officer, director or employee thereof, is a party or subject to any order, directive, decree, condition or similar arrangement or action (other than exemptive orders) relating to its business with or by any federal, state, local or foreign regulatory authority.

     3.48. BROKERS AND FINDERS. Except for Goldman, Sachs & Co., Mellon has not employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted, directly or indirectly, for Mellon, in connection with this Agreement or the transactions contemplated hereby.

     3.49. ANTITAKEOVER PROVISIONS INAPPLICABLE. No "Business combination", "moratorium", "control share", or other state antitakeover statute or regulation
(x) prohibits or restricts Mellon's ability to perform its obligations under this Agreement, or its ability to consummate the transactions contemplated hereby, (y) would have the effect of invalidating or voiding this Agreement, or any provisions hereof, or (z) would subject

Dreyfus to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

     3.50. APPROVAL OF MERGER. Approval of the Merger by the shareholders of Mellon requires the affirmative vote of holders of in excess of 1/2 of the issued and outstanding shares of Mellon Common Stock and Mellon Series D Preferred Stock, voting as one class.

     3.51. OWNERSHIP OF DREYFUS. No Mellon Company owns any shares of Dreyfus Common Stock.

     3.52. NON-COMPETITION AGREEMENTS. No Mellon Company is a party to any contract containing covenants limiting the freedom of a Mellon Company to compete either in any line of business or with any person or entity which would have a Dreyfus Material Adverse Effect.

     3.53. OPINION OF FINANCIAL ADVISOR. Mellon's Board of Directors has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the stockholders of Mellon.

     3.54. NO VIOLATION OF RIGHTS AGREEMENT. None of the execution or delivery of this Agreement, the issuance of Mellon Common Stock to the holders of Dreyfus Common Stock pursuant to this Agreement or any other transactions contemplated by this Agreement will (x) cause a Separation Time (as defined in the Shareholder Protection Rights Agreement dated as of August 15, 1989, the "Rights Agreement") between Mellon and Mellon Bank as rights agent to occur or (y) cause any person to be deemed an "Acquiring Person" within the meaning of the Rights Agreement.

                                   ARTICLE IV

                    CONDUCT OF BUSINESS PRIOR TO THE CLOSING

     4.01. DREYFUS CONDUCT PRIOR TO CLOSING. Dreyfus hereby covenants and agrees with Mellon that each Dreyfus Company shall operate its businesses only in the usual, regular and ordinary course and substantially in accordance with past practices, and shall use its best efforts to preserve intact its business organization and assets and maintain its rights, franchises and business and customer relations necessary to run the business as currently run in all material respects. Without in any way limiting the foregoing, Dreyfus agrees not to do any of the following without the prior written consent of Mellon:

          (a) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock or other equity interests, except (i) regular quarterly cash dividends on the Dreyfus Common Stock at a rate per quarter not in excess of $0.19 per share;

          (b) issue or sell any shares of its capital stock or any Rights, except for issuances of shares of capital stock pursuant to employee stock options heretofore granted under existing plans;

          (c) incur any indebtedness for borrowed money, except in the ordinary course of business consistent with past practice, or issue or sell any debt securities;

          (d) except in the ordinary course of business, mortgage, pledge or otherwise subject to any material Lien, any of its properties or assets, tangible or intangible;

          (e) except where required in the exercise of its fiduciary obligations, in the case of any Fund, request that any action be taken by the Fund Board, other than routine actions that would not be reasonably expected to have a Dreyfus Material Adverse Effect;

          (f) pay any bonus to any officer, director, employee, sales representative, agent or consultant, or grant to any officer, director, employee, sales representative, agent or consultant any other increase in compensation in any form except in accordance with past practice;

          (g) except to the extent that Mellon has otherwise expressly agreed in writing as of the date hereof, or as may be required by law, or as otherwise specifically provided herein, adopt, or amend in any material respect, any employment, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred

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

     compensation or other plan, agreement, trust, fund or arrangement for the benefit of officers, directors, employees, sales representatives, agents or consultants;

          (h) amend its certificate of incorporation or materially amend its by-laws or any other organizational documents, except as required by law;

          (i) change in any material respect its accounting practices or principles, except as required by law or GAAP;

          (j) enter into or recommend that any Fund enter into any type of business materially different from that conducted by a Dreyfus Company or a Fund as of the date of this Agreement or enter into or participate in any joint venture or partnership, except for new Funds created in the ordinary course of business;

          (k) other than in the ordinary course of business, acquire direct or indirect control over any corporation or other organization or make any acquisition of all or a substantial part of a business or operations having in either case total assets of over $5,000,000, or dispose of any business or operations having assets of over $5,000,000;

          (l) agree or commit to do any of the foregoing; and

          (m) to the extent that Mellon Bank is or, following the Closing, Dreyfus will be, prohibited by law or regulation from owning the Dreyfus Consumer Life Insurance Company, the Dreyfus Security Savings Bank, F.S.B. or the Trotwood Corporation (the "Designated Entities") Dreyfus shall at the request of Mellon dispose of such Designated Entities in an orderly manner prior to the Closing; provided that no such disposition need be effected until after the approval of the Merger by the shareholders of Dreyfus and the determination by Dreyfus that there is a substantial probability that the Merger shall occur. In addition, prior to the Effective Time, Dreyfus shall cooperate with Mellon Bank to make arrangements so that, after the Effective Time, Dreyfus Service Corp. shall cease to act as an underwriter or distributor of securities to the extent necessary to obtain the Bank Regulatory Approvals (as hereinafter defined).

     4.02. MELLON CONDUCT PRIOR TO CLOSING. Mellon and Mellon Bank hereby agree not to, and agree to cause each Mellon Subsidiary not to, do any of the following without the prior written consent of Dreyfus:

          (a) (as to Mellon only) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or other equity interests or otherwise purchase or redeem, directly or indirectly, any shares of its capital stock or other equity interests (other than purchases or redemptions which would not cause the Merger to fail to qualify as a pooling of interests for accounting purposes), except regular quarterly cash dividends on the Mellon Common Stock;

          (b) issue or sell any shares of its capital stock or any Rights, except for issuances of shares of common stock pursuant to employee stock options under existing plans, conversion or exercise rights with respect to outstanding securities of Mellon, and except for shares issued for fair value;

          (c) take any action that would materially delay or adversely affect the ability of Mellon or Mellon Bank to obtain the approvals of any governmental entities required to permit consummation of the Merger; and

          (d) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any assets, where such acquisition would have a Mellon Material Adverse Effect.

     In addition, prior to the Closing, Mellon will not take any action requiring the approval of the shareholders of Mellon (other than the transactions contemplated hereby) without first obtaining the consent of the Chief Executive Officer of Dreyfus, which consent shall not be unreasonably withheld.

     4.03. CONSENTS AND APPROVALS. (a) Subject to the terms and conditions herein provided, including, without limitation, Section 5.05, each of the parties hereto agrees to cooperate with the other and use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act") and all other applicable laws and regulations. The parties hereto covenant and agree to take no action, (i) which would render any of their representations and warranties contained herein untrue in any material respect at and as of the Closing, (ii) which would materially and adversely affect the ability of any of them to satisfy any of the conditions set forth in Article VI, (iii) which would adversely affect the eligibility of the transactions contemplated hereby for pooling-of-interests accounting treatment, or (iv) which would cause such transactions to fail to be a tax free reorganization within the meaning of Section 368(a)(1)(B) of the Code.

     (b) To the extent that the rights of Dreyfus or any Dreyfus Subsidiary under any agreement, including any Investment Contract, may not be assigned without the consent or approval of another party thereto, Dreyfus shall use its best efforts to obtain any such consent. Subject to Section 5.11, without limiting the foregoing, Dreyfus as promptly as practicable, will (i) use its best efforts to obtain, or cause to be obtained, all consents necessary to be obtained in order to consummate the transactions contemplated hereby, (ii) use its best efforts to prepare or cause to be prepared, file with or cause to be filed with and cause to be cleared by the SEC and all other governmental and regulatory agencies having jurisdiction thereover, as promptly as practicable after the date hereof, all proxy solicitation materials required to be distributed to Fund shareholders in connection with such consents, and (iii) mail such proxy solicitation materials to such shareholders promptly and hold meetings of shareholders of the Funds as promptly thereafter as practicable.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.01. CURRENT INFORMATION. During the period from the date of this Agreement to the Closing, each party will cause one or more of their representatives to confer on a regular and frequent basis with representatives of the other party with respect to the status of its ongoing operations (and, in the case of Dreyfus, the Funds). Each party will promptly notify the other party of any material change in the normal course of its business (or, in the case of Dreyfus, any Fund) or of any complaints from a governmental or regulatory authority or a self-regulatory body, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of any litigation that comes to their attention which would, in any manner, challenge, prevent, alter or materially delay any of the transactions contemplated hereby and each party will keep the other party informed with respect to such events. Dreyfus and Mellon will notify each other of the status of regulatory applications and third party consents related to the transactions contemplated hereby.

     5.02. ACCESS; INFORMATION. (a) Each party shall afford to the other parties such access during normal business hours and without material business interruption to its, its subsidiaries' books, records (including, without limitation, Tax Returns and appropriate work papers of independent auditors under normal professional courtesy), properties, and to such other information as such party may reasonably request.

     (b) All non-public records, books, contracts, instruments, computer data and other data and information (collectively, the "Information") concerning the other parties or the Funds furnished it pursuant to this Agreement shall be subject to the confidentiality agreements between the parties previously entered into. In the event of the termination of this Agreement, each party shall return or destroy all Information furnished to such party and its representatives hereunder and all analyses, compilations, data, studies other documents prepared by such party or its representatives containing or based in whole or in part on any such Information.

     5.03. EFFECT OF INVESTIGATIONS. No investigation by the parties hereto made heretofore or hereafter, or the provision of any documents, whether pursuant to this Agreement or otherwise shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation.

     5.04. AGREEMENT OF AFFILIATES. Dreyfus shall deliver to Mellon, no later than 30 days after the date of this Agreement, a letter identifying each person whom it reasonably believes is an "affiliate" of Dreyfus for purposes of Rule 145 under the 1933 Act. Thereafter Dreyfus shall identify to Mellon each additional person whom Dreyfus reasonably believes to have thereafter become an "affiliate." Dreyfus shall use its best efforts to cause each person who is identified as an "affiliate" pursuant to the two immediately preceding sentences to deliver to Mellon as promptly as practicable, a written agreement, substantially in the form of Exhibit 5.04.

     5.05. ACQUISITION PROPOSALS. Except as provided in Section 4.01(m), Dreyfus agrees that neither it nor any of its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by any of them) shall initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer with respect to a merger, consolidation or similar transaction involving, or any purchase of any substantial portion of the assets or any substantial portion of the equity securities of Dreyfus or any Dreyfus Subsidiary, or the assignment of any substantial portion of any investment advisory, subadvisory, administrative or distribution agreement by any Dreyfus Company or the entering into by any Fund of an investment advisory, subadvisory, administrative or distribution agreement with any company other than a Dreyfus Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"); provided, however, that (i) Dreyfus may furnish or cause to be furnished information concerning Dreyfus and its business, properties or assets to a third party, (ii) Dreyfus may engage in discussions or negotiations with a third party, (iii) following receipt of an Acquisition Proposal, Dreyfus may take and disclose to its stockholders a position contemplated by Rule 14e-2 or Rule 14d-9 under the Exchange Act or otherwise make a disclosure to Dreyfus's stockholders and/or (iv) following receipt of an Acquisition Proposal or withdrawal of (or failure to update at the time of mailing of the Joint Proxy Statement) the opinions referred to in Section 3.28, Dreyfus's Board of Directors may fail to make, withdraw or modify its recommendation referred to in Section 5.11, but in each case referred to in the foregoing clauses (i), (ii) and (iv), only to the extent that the Board of Directors of Dreyfus shall determine on the basis of written advice from outside counsel (who may be Dreyfus's regularly retained outside counsel) that such action is necessary in order for the Board of Directors to act in a manner consistent with its fiduciary obligations under applicable law. Dreyfus will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 5.05. For purposes of this Section 5.05, an Acquisition Proposal shall include any proposal or arrangement whether oral or in writing, providing for, requiring, or having the effect of requiring Dreyfus to, or contemplating that Dreyfus would, abandon, terminate, or fail to consummate the Merger or any of the other transactions contemplated under this Agreement. In the event that Dreyfus shall receive an Acquisition Proposal or take any action described in clause (i) or (ii) above, Dreyfus shall promptly inform Mellon of the material details of such Acquisition Proposal and/or its actions in response thereto or its actions described in clauses (i) and (ii) and shall thereafter keep Mellon reasonably and promptly informed of all material facts and material circumstances relating to said Acquisition Proposal and Dreyfus's actions relating thereto (for purposes of this sentence, Dreyfus's actions shall include the actions of its advisors, agents and representatives).

     5.06. STOCK EXCHANGE LISTING. Mellon shall use its best efforts to list on the NYSE, upon official notice of issuance, and Mellon shall reserve for issuance, the Mellon Common Stock to be issued to the Dreyfus stockholders hereunder.

     5.07. NOTIFICATION OF CERTAIN MATTERS. Each party shall give prompt notice to the other parties of: (i) any notice of, or other communication relating to, a material default or event that, with notice or lapse of time or both, would become a material default, under any material contract; (ii) any event, act or omission which results or is likely to result in a Dreyfus Material Adverse Effect or Mellon Material Adverse Effect (as the case may be) of which it has knowledge; (iii) any failure to obtain any consent referred to in Section 4.03; and (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

     5.08. CUSTOMERS. After execution of this Agreement and prior to the Closing, Dreyfus shall, after consultation with Mellon, notify the Fund Boards, the Clients and any other customers of Dreyfus of the transactions contemplated hereby.

     5.09. QUALIFICATION OF THE FUNDS; FUND BOARDS. Subject to applicable fiduciary duties to the Funds, Dreyfus will take no action (i) that would prevent any Fund (other than a Fund which is a limited partnership) from qualifying as a "regulated investment company" within the meaning of Section 851 of the Code, or (ii) that would be inconsistent with any Fund's prospectus and other offering, advertising and marketing materials, where such action would in either case have a Dreyfus Material Adverse Effect.

     5.10. PRESS RELEASES, ETC. Dreyfus and Mellon will consult with each other as to the form, substance and timing of any press release or other public disclosure of matters related to this Agreement, or any of the transactions contemplated hereby and no such press release or other public disclosure shall be made without the consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that the parties may make such disclosures as are required by law after making reasonable efforts in the circumstances to consult in advance with the other parties.

     5.11. REGISTRATION STATEMENT; SHAREHOLDER APPROVALS. As promptly as is reasonably practical after the date of this Agreement, Mellon shall prepare and file the Registration Statement with the SEC and Dreyfus and Mellon shall use their best efforts to cause the Registration Statement to become effective under the Securities Act. Mellon will take any action reasonably required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of the shares of its Common Stock upon consummation of the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action. Dreyfus and Mellon shall each call its Shareholders Meeting to be held as soon as reasonably practicable after the obtaining of the Bank Regulatory Approvals (as defined below) for the purpose of voting upon the Merger (in the case of Dreyfus) and the issuance of the Mellon Common Stock (in the case of Mellon) (the "Relevant Matters"). In connection with the Shareholders Meetings, (i) Dreyfus and Mellon shall prepare and file the Joint Proxy Statement with the SEC and mail it to their respective shareholders; provided that the Joint Proxy Statement shall not be required to be mailed prior to receipt of the approval of the Office of the Comptroller of the Currency and, if required, the Board of Governors of the Federal Reserve System, insofar as such approvals are required with reference to the mutual fund activities currently conducted by the Dreyfus Companies (the "Bank Regulatory Approvals") of the transactions contemplated hereby, (ii) the parties shall furnish to each other all information concerning them that the parties may reasonably request in connection with the Joint Proxy Statement, (iii) the boards of directors of Dreyfus and Mellon shall recommend to their respective shareholders the approval of the Relevant Matters, provided, however, that such recommendation may not be made or may be withdrawn, modified, or amended (A) after the receipt by Dreyfus of an Acquisition Proposal to the extent the Board of Directors of Dreyfus reasonably determines, upon the written advice of outside counsel (who may be Dreyfus's regularly retained outside counsel) that such action is necessary in order for the Board of Directors of Dreyfus to act in a manner which is consistent with its fiduciary obligations under applicable law or (B) in the event the opinions referred to in Section
3.28 have been withdrawn (or shall fail to be updated at the time of mailing of the Joint Proxy Statement), to the extent the Board of Directors of Dreyfus reasonably determines, upon the written advice of outside counsel (who may be Dreyfus's regularly retained outside counsel) that such action is necessary in order for the Board of Directors of Dreyfus to act in a manner which is consistent with its fiduciary obligations under applicable law, and (iv) except as provided in the preceding clause (iii), Dreyfus and Mellon shall otherwise use their best efforts to obtain such shareholders' approval. Dreyfus shall use its best efforts to obtain the approvals referred to in Section 6.01(k) as soon as reasonably practicable after the date of this Agreement; provided that no mailing of proxy solicitation materials to Fund shareholders as referred to in
Section 4.03(b) need be made prior to receipt of the Bank Regulatory Approvals, it being understood, however, that all filings and other actions will be taken as soon as reasonably practicable so as to permit such mailings to be made as soon as practicable after receipt of such Bank Regulatory Approvals. Any information provided by Dreyfus to any Funds in connection with such approvals will comply with all applicable legal requirements.

     5.12. APPLICATIONS. Mellon shall prepare and file applications with the appropriate governmental authorities seeking the approvals necessary for Mellon to consummate the transactions contemplated by this Agreement.

     5.13. SECTION 15(F). The parties each agree to use their respective best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement. Mellon and Mellon Bank jointly and severally agree as follows:

     (a) For a period of not less than three years after the Effective Time, Mellon and Mellon Bank jointly and severally shall use their best efforts to assure that no more than 25% of the members of the board of directors or trustees of any Fund shall be "interested persons" (as defined in the Investment Company Act) of the Dreyfus Companies or the Mellon Companies, or any entity that succeeds the Dreyfus Companies or the

Mellon Companies as investment advisor to each Fund or any person that before or after the Effective Time was or is an affiliated person of any of the foregoing within the meaning of the Investment Company Act. Without limiting the generality of the foregoing, Mellon and Mellon Bank will not take, recommend or endorse any action that would cause more than 25% of the number of any such board to be "interested persons."

     (b) Mellon and Mellon Bank each represent and warrant that there is no express or implied understanding, arrangement or intention to impose an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act on any of the Funds as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Effective Time neither of them will take or recommend any act that would constitute an "unfair burden" on any Fund.

     5.14. TAX INFORMATION. Dreyfus shall cooperate in obtaining from the appropriate taxing authority for Mellon's review, Dreyfus's tax account information for federal, state or local taxes, as requested by Mellon. Mellon shall cooperate in obtaining from the appropriate taxing authority for Dreyfus's review, Mellon's tax account information for federal, state or local taxes, as requested by Dreyfus.

     5.15. REORGANIZATION AND ACCOUNTING TREATMENT. The Mellon Companies will take no action after the Effective Time which would cause the Merger to fail to be characterized as a tax-free reorganization under Section 368 of the Code or as a pooling of interests, for accounting purposes.

     5.16. POST-MERGER OPERATIONS. Following the Effective Time, Mellon and Mellon Bank shall take or cause to be taken the following actions:

     (a) Throughout the two-year period following the Effective Time, the Continuing Corporation will operate the business formerly operated by Dreyfus as a direct or indirect subsidiary of Mellon to be headquartered in the New York City Metropolitan Area and to be known under Dreyfus's current corporate name.

     (b) Throughout the two-year period following the Effective Time, Howard Stein shall be the Chief Executive Officer of the Continuing Corporation and Joseph DiMartino shall be the President of the Continuing Corporation.

     (c) As of the Effective Time, the Board of Directors of Mellon shall (i) increase the size of the Mellon Board of Directors by three members and shall appoint Mr. Stein, Mr. Joseph DiMartino and Mr. Edward J. McAniff to fill the vacancies created thereby, and (ii) increase the size of the Executive Committee of the Mellon Board of Directors by one member and appoint Mr. Stein to fill the vacancy created thereby, to the extent that those persons are able and willing to serve on the Mellon Board of Directors (and Mr. Stein is able and willing to serve on the Executive Committee). In addition, persons who are members of Dreyfus's Board of Directors immediately prior to the Effective Time shall continue to serve on the Board of Directors of the Continuing Corporation throughout the two-year period following the Effective Time, to the extent such persons are able and willing to serve on the Board of Directors of the Continuing Corporation, together with such additional persons as Mellon may appoint to such Board.

     (d) As of the Effective Time, an Executive Committee of the Dreyfus Board of Directors shall be appointed. During that two-year period following the Effective Time, unless otherwise determined by the Dreyfus Executive Committee, the Dreyfus Executive Committee shall consist of four persons, of whom two shall be Howard Stein and Joseph DiMartino, provided such persons are able and willing to serve on the Dreyfus Executive Committee, and the other two shall be Frank V. Cahouet and W. Keith Smith. The Executive Committee shall meet regularly (and in any event not less than monthly).

                                   ARTICLE VI

                                   CONDITIONS

     6.01. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CONSUMMATE. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver at or prior to the Closing of the following conditions:

          (a) REGULATORY REQUIREMENTS. The transactions contemplated by this Agreement shall have been approved by any federal, state, foreign or local governmental or regulatory authority or self-regulatory body the approval of which is required to permit consummation thereof, including the Office of the Comptroller of the Currency and, if required, the Board of Governors of the Federal Reserve System, without the imposition of any condition, requirement or commitment which, in the case of the obligations of the Mellon Companies, is reasonably likely to have a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect, and, in the case of the obligations of Dreyfus, is reasonably likely to have a Mellon Material Adverse Effect; and all waiting periods arising under the HSR Act or any other applicable law shall have duly lapsed or been terminated.

          (b) NO ORDERS. None of Mellon or Mellon Bank, Dreyfus or any Fund shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which either enjoins or prohibits the consummation of any of the transactions contemplated by this Agreement.

          (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the other party set forth or referred to in this Agreement shall be true and correct both individually and in the aggregate in all material respects as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, or (ii) as expressly contemplated or permitted by this Agreement. For purposes hereof, a representation or warranty shall be deemed to be correct in all material respects unless a breach, if any, thereof (excluding for these purposes any materiality limitations therein), has a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect (as the case may be). The representations and warranties shall be deemed in the aggregate to be true and correct in all material respects unless the breaches of all the representations and warranties, if any (excluding, for these purposes, any materiality limitations therein) have, as a whole, a Dreyfus Material Adverse Effect or a Mellon Material Adverse Effect (as the case may be). In addition, for purposes hereof, in determining whether any Dreyfus Material Adverse Effect has occurred, no consideration shall be given to any decline in assets managed, administered or advised by the Dreyfus Companies due to the termination or reduction by any competitors of the Mellon Companies of any agreements, arrangements or other investment relationships between the Dreyfus Companies or the Funds and such competitors.

          (d) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of the other party to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with by it in all material respects.

          (e) CERTIFICATES. Each of the parties shall have delivered to the other a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 6.01(c) and (d) of this Agreement with respect to it have been satisfied.

          (f) SHAREHOLDER APPROVALS. The shareholders of Dreyfus and Mellon shall have approved the Relevant Matters, as and to the extent required by law and by the provisions of any governing instruments. In addition, the holders of the requisite percentage of shares of Dreyfus Common Stock and Mellon Common Stock sufficient, either alone or in combination with other factors, to preclude accounting for the Merger as a pooling of interests or to obtain tax free treatment for the Merger under Section 368(a)(1)(B) of the Code shall not have perfected dissenters' rights under applicable law with respect to the adoption of this Agreement.

          (g) ACCOUNTANTS' LETTERS. Each of the parties shall have received letters, dated as of the Effective Time, from KPMG Peat Marwick and Ernst & Young to the effect that the Merger will qualify for pooling of interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          (h) TAX MATTERS. Each party shall have received a tax opinion addressed to it from its outside counsel to the effect that, subject to the customary representations and assumptions referred to therein,

     (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Code, (b) the exchange in the Merger of the Mellon Common Stock for Dreyfus Common Stock will not give rise to income, gain, or loss to Dreyfus, Mellon, or the shareholders of Dreyfus with respect to such exchange, (c) the adjusted tax basis of the Mellon Common Stock received by Dreyfus shareholders who exchange all of their Dreyfus Common Stock in the Merger will be the same as the adjusted tax basis of the shares of the Dreyfus Common Stock surrendered in exchange therefor, and (d) the holding period of the shares of the Mellon Common Stock received in the Merger will include the period during which the shares of Dreyfus Common Stock surrendered in exchange therefor were held, provided such shares of Dreyfus Common Stock were held as capital assets at the Effective Time.

          (i) REGISTRATION STATEMENT; NEW YORK STOCK EXCHANGE. The Registration Statement shall be effective under the Securities Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC. The shares of Mellon Common Stock issuable in the Merger shall have been approved for listing upon notice of issuance.

          (j) LEGAL OPINIONS. Each party shall have received written opinions, dated the Effective Time, from counsel for the other party in a form reasonable and normal for the transactions contemplated hereby.

          (k) CONSENTS. Dreyfus shall have obtained all the consents or approvals to the proposal referred to in Section 4.03(b) of the Fund Boards and Fund shareholders of Measurement Funds (as defined below) holding not less than 90% of the aggregate net assets as of the close of business on December 3, 1993 for all the Measurement Funds, each in form and substance reasonably satisfactory to Mellon. For purposes of this Agreement, "Measurement Funds" shall mean all Funds managed, administered or advised by Dreyfus, except for those Funds managed, administered or advised by Dreyfus for First of Chicago, First Interstate Bank, and First Nationwide.

                                  ARTICLE VII

                                  TERMINATION

     7.01. TERMINATION. This Agreement may, by written notice, be terminated at any time prior to the Closing:

          (a) by the mutual consent of the Board of Directors of Dreyfus and the Board of Directors of Mellon; or

          (b) by either Dreyfus or Mellon, at any time after December 31, 1994 by action of its Board of Directors (or a duly constituted committee of the Board, if the Closing shall not theretofore have occurred; or

          (c) by either Dreyfus or Mellon in the event of the breach by the other party of representations, warranties or agreements contained herein that would create a Dreyfus Material Adverse Effect or Mellon Material Adverse Effect (as the case may be) and which cannot be or has not been cured within 30 days after written notice to the party committing such breach; or

          (d) by Mellon, if shareholders of one or more Measurement Funds representing more than 10% of the aggregate net assets as of the close of business on December 3, 1993 for all of the Measurement Funds, shall have met and failed to approve the proposal recommended pursuant to Section 4.03(b); or

          (e) by either Dreyfus or Mellon, if any permanent injunction or action by any court or other governmental agency or body of competent jurisdiction enjoining, denying approval of, or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable; or

          (f) by either Dreyfus or Mellon, if this Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the shareholders of Dreyfus or Mellon at the Shareholders Meetings;

          (g) by Dreyfus if Dreyfus's Board of Directors shall have approved an Acquisition Proposal after determining, upon the basis of written advice of outside counsel (who may be Dreyfus's regularly retained outside counsel), that such approval is necessary in the exercise of its fiduciary obligation under applicable law.

     Notwithstanding the foregoing, a party in material breach of any provision of this Agreement may not terminate this Agreement pursuant to this Section 7.01.

     7.02. FEE. (a) Dreyfus hereby agrees to pay Mellon, subject to the terms and conditions of this Section 7.02, upon the occurrence of the events specified in this Section, a fee (the "Fee") of $ 50,000,000.

     (b) Mellon shall be entitled to payment of the Fee following the occurrence of a Purchase Event (as defined below); provided that Mellon shall have sent written notice of such entitlement within 90 days following such Purchase Event. Such payment shall be made in immediately available funds within five business days after delivery of such notice. The right to receive the Fee shall terminate if any of the following (a "Fee Termination Event") occurs prior to a Purchase
Event: (i) the Effective Time of the Merger, (ii) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of a Preliminary Purchase Event, except a termination by Mellon pursuant to Section 7.01(c) hereof (unless the breach by Dreyfus is non-volitional), or (iii) the passage of twelve months after termination of this Agreement if such termination follows the occurrence of a Preliminary Purchase Event or a termination by Mellon pursuant to Section 7.01(c) of this Agreement (unless the breach by Dreyfus is non-volitional) (provided that if a Preliminary Purchase Event continues or occurs beyond such termination, the Fee Termination Event shall be twelve months from the expiration of the Last Preliminary Purchase Event but in no event more than 18 months after such termination). The "Last Preliminary Purchase Event" shall mean the last Preliminary Purchase Event to expire.

     (c) The term "Preliminary Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) Dreyfus or any of the Dreyfus Subsidiaries without having received Mellon's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and the rules and regulations thereunder) other than Mellon or any of the Mellon Subsidiaries or the Board of Directors of Dreyfus shall have approved or recommended that the shareholders of Dreyfus approve or accept any Acquisition Transaction with any person other than Mellon or any Mellon Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (A) a merger or consolidation, or any similar transaction, involving Dreyfus or any Dreyfus Material Subsidiary, (B) a purchase, lease or other acquisition of all or substantially all of the assets of Dreyfus or any Dreyfus Material Subsidiary, (C) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Dreyfus or a Dreyfus Material Subsidiary; provided that the term "Acquisition Transaction" does not include any internal merger or any divestiture pursuant to Section 4.01
     (m) or (D) any substantially similar transaction;

          (ii) (A) Any person (other than Mellon or any Mellon Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Dreyfus Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder), or (B) any group (as such term "group" is defined in Section 13(d)(3) of the Securities Exchange Act), other than a group of which Mellon or any Mellon Subsidiary is a member, shall have been formed that beneficially owns 10% or more of the Dreyfus Common Stock then outstanding;

          (iii) Any person other than Mellon or any Mellon Subsidiary shall have made a bona fide proposal to Dreyfus or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation which any person other than Mellon or any Mellon Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act) or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Dreyfus Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Dreyfus Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer", respectively));

          (iv) After a proposal is made by a third party to Dreyfus or its shareholders to engage in an Acquisition Transaction, Dreyfus shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Mellon to terminate this Agreement under Section 7.01(c) of this Agreement (without regard to the cure periods provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement) and such breach shall not have been cured within 30 days after written notice thereof from Mellon;

          (v) Any person other than Mellon or any Mellon Subsidiary, other than in connection with a transaction to which Mellon has given its prior written consent, shall have filed an application or notice with a governmental authority or regulatory or administrative agency or commission, domestic or foreign, for approval to engage in an Acquisition Transaction; or

          (vi) the holders of Dreyfus Common Stock shall not have approved this Agreement at the meeting of such stockholders held for the purpose of voting on this Agreement, such meeting shall not have been held or shall have been canceled prior to termination of this Agreement or Dreyfus's Board of Directors shall have withdrawn or modified in a manner adverse to Mellon the recommendation of Dreyfus's Board of Directors with respect to this Agreement, in each case after it shall have been publicly announced that any person (other than Mellon or any Mellon Subsidiary) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction or (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer.

     (d) The Term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

          (i) The acquisition by any person, other than Mellon or any Mellon Subsidiary, alone or together with such person's affiliates and associates, or any group (as defined in Section 13(d)(3) of the Securities Exchange
     Act), of beneficial ownership of 25% or more of the then Dreyfus Common Stock; or

          (ii) The occurrence of a Preliminary Purchase Event described in
     Section 7.02(c)(i) except that the percentage referred to in clause (C) shall be 25%.

     (e) Dreyfus shall notify Mellon promptly in writing of its knowledge of the occurrence of any Preliminary Purchase Event or Purchase Event; provided, however, that the giving of such notice by Dreyfus shall not be a condition to the right of Mellon to the Fee.

     7.03. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby pursuant to this Article VII, except as otherwise specifically provided herein, no party hereto (or any of its directors, officers or employees) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII

                         INDEMNIFICATION AND INSURANCE

     8.01 INDEMNIFICATION AND INSURANCE. (a) Upon consummation of the Merger and for a period of six years after the Effective Time, to the fullest extent permitted by law, Mellon and Mellon Bank jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director (whether elected or appointed), officer or employee of Dreyfus or any Dreyfus Company or serves or has served at the request of any Dreyfus Company in any capacity with any other person (collectively, the "indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee,

(i) in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative of investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Dreyfus or any Dreyfus Company or their affiliates, or by any present or former shareholder of Dreyfus (collectively, "Claims"), including, without limitation, any claim which is based upon, arises out of or in any way relates to the Merger, the Registration Statement, the solicitation of the approval of the Funds contemplated by Section 4.03(b), this Agreement, any of the transactions contemplated by this Agreement (including, without limitation, any schedule or appendix hereto), the Indemnitee's service as a member of Dreyfus's Board of Directors or any committee of Dreyfus's Board of Directors, the events leading up to the execution of this Agreement or related thereto and any breach of any duty in connection with any of the foregoing, and
(ii) in connection with, arising out of or relating to the enforcement of the obligations of Mellon and Mellon Bank set forth in this Section 8.01, in each case to the fullest extent permitted by law under any indemnification agreement between Dreyfus and such Indemnitee, Dreyfus's Certificate of Incorporation or its By-laws (and shall also advance expenses as incurred to the fullest extent permitted under any thereof).

     (b) Upon consummation of the Merger, and from and after the Effective Time, to the fullest extent permitted by law, Mellon shall assume and honor any obligation of Dreyfus immediately prior to the Effective Time, to the fullest extent permitted by law, with respect to the indemnification of the Indemnitees arising out of Dreyfus's Certificate of Incorporation or By-Laws or any indemnification agreement to which Dreyfus and any Indemnitee are parties as of the date hereof as if such obligations were pursuant to a contract or arrangement between Mellon and such Indemnitees.

     (c) In the event either of Mellon or Mellon Bank or any of their respective successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of Mellon or Mellon Bank, as the case may be, assume the obligations set forth in this Section 8.01.

     (d) Mellon shall cause Dreyfus's current officers' and directors' liability insurance to be continuously maintained in full force and effect without reduction of coverage for a period of six years after the Effective time (provided that Mellon may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous).

     (e) This Section 8.01 shall be construed as an agreement, as to which the Indemnitees are intended to be third-parties beneficiaries, between Mellon and Mellon Bank and the Indemnitees, as unaffiliated third parties, and is not subject to any limitations to which Mellon or Mellon Bank may be subject in indemnifying its own directors, officers, employees, agents and other persons who serve at the request of Mellon or Mellon Bank.

                                   ARTICLE IX

                               EMPLOYEE BENEFITS

     9.01 INITIAL EMPLOYEE BENEFITS AND OTHER MATTERS.

     (a) IN GENERAL. Continuing Corporation shall offer continued employment on and after the Effective Time to all common law employees of Dreyfus who were such immediately prior to the Effective Time (the "Continued Employees"). Except as otherwise provided in this Article IX, from the Effective Time until the date which is two years subsequent to the Effective Time, (which date shall be hereinafter referred to as the "Applicable Benefit Changeover Date"), Continuing Corporation shall provide such Continued Employees with each Dreyfus Benefit Plan without adverse change thereto. Without limiting the generality of the foregoing and except as otherwise provided in this Article IX, each executive compensation or equity program (including, but not limited to, executive bonus plans, supplemental executive retirement plans and executive incentive compensation programs) and tax qualified plan maintained by any Dreyfus Company immediately before the Effective Time, except as otherwise specifically provided herein, shall be maintained on and after the Effective Time on substantially the same terms and conditions.

     (b) LIMITATIONS. Notwithstanding anything in subsection (a) to the contrary, any such offer of continued employment shall not be construed to limit the ability of Continuing Corporation to terminate Continued Employees at any time for any reason.

     9.02 EMPLOYEE BENEFIT CHANGEOVER DATE.

     (a) IN GENERAL. Mellon and Continuing Corporation, as the case may be, hereby agree that from and after the Applicable Benefit Changeover Date, Continued Employees shall be eligible to participate in the pension, welfare and/or fringe benefit plans (or any other plans, programs, etc., in the nature of a Dreyfus Benefit Plan or Mellon Benefit Plan) which are generally available to employees of Mellon and Continuing Corporation, on the same basis as such benefits are otherwise made available to similarly situated employees of Mellon and Continuing Corporation. Except as otherwise provided in Section 9.03, such Continued Employees will be credited for their length of service with Dreyfus for all purposes, including eligibility, accrual, and vesting, under all such employee pension, welfare and/or fringe benefit (or such other) plans. Credit shall also be given for all purposes relating to waiting periods, deductibles, and co-payments.

     (b) EXCEPTIONS. Notwithstanding anything in subsection (a) to the contrary,
(i) at any time of reference, the weeks of vacation provided by Mellon or Continuing Corporation, as the case may be, to a Continued Employee with less than 25 years of service with Dreyfus shall equal the greater of (A) the weeks of vacation (not in excess of 4) provided to such employee by Continuing Corporation on the day before the Applicable Benefit Changeover Date, and (B) the maximum vacation which may be earned by similarly situated employees of Mellon or Continuing Corporation; (ii) a Continued Employee with 25 or more years of service with Dreyfus shall be entitled to the weeks of vacation to which the Continued Employee was entitled on the day before the Applicable Benefit Changeover Date; with such entitlement continuing through the last day of the calendar year which includes the applicable Benefit Changeover Date;
(iii) on or after the first day of the calendar year following the calendar year which includes the Applicable Benefit Changeover Date, such a Continued Employee with 25 or more years of service will be entitled to the vacation which may be earned by similarly situated employees of Mellon or Continuing Corporation; provided that, except as required by applicable laws, in no event shall Mellon or Continuing Corporation be required to compensate Continued Employees, regardless of their years of service with Dreyfus, for unused weeks of vacation to which they were entitled on the day before the Applicable Benefit Changeover Date; and (iv) all preexisting illnesses, injuries and pregnancies of Continued Employees that would have been covered under Mellon's Welfare Benefit Plans but for their occurrence prior to the Applicable Benefit Changeover Date will be covered under the comparable plans of Mellon or Continuing Corporation from and after the Applicable Benefit Changeover Date.

     9.03 RETIREMENT PLAN MATTERS. As of the Applicable Benefit Changeover Date,
(a) Continuing Corporation shall amend the Dreyfus Pension Plan ("Dreyfus Retirement Plan") to provide Continued Employees with future benefits comparable to those provided to similarly situated employees of Mellon and Continuing Corporation under the Mellon Pension Plan ("Mellon Retirement Plan"); or (b) Mellon shall amend the Mellon Retirement Plan to cover Continued Employees as of the Applicable Benefit Changeover Date; or (c) Mellon or Continuing Corporation shall take such action as it, in its sole discretion, determines to be necessary or appropriate to provide benefits to Continued Employees participating in the Dreyfus Retirement Plan which are comparable to those then provided to similarly situated participants in the Mellon Retirement Plan; provided, however, that any such action taken pursuant to (a), (b) or (c) shall provide that Continued Employees will receive accruals and credit for their service and earnings for all periods of employment with Dreyfus to the same extent and for the same purposes as would have been recognized under the Dreyfus Pension Plan. To the extent that Continued Employees are thereafter paid benefits from the Mellon Pension Plan, such benefits shall be offset by such benefits, if any, paid or payable from the Dreyfus Retirement Plan.

     9.04 RETIREMENT SAVINGS PLAN MATTERS. Continued Employees (and any newly eligible employee) shall receive the same contribution levels under the Dreyfus Retirement Profit-Sharing Plan ("Dreyfus Profit-Sharing Plan") as a percentage of compensation for all plan years ending on or before the Applicable Benefit Changeover Date as were provided for the 1992 plan year. As of the Applicable Benefit Changeover Date, (a) Continuing Corporation shall amend the Dreyfus Profit-Sharing Plan to provide Continued Employees with future contributions comparable to those provided to similarly situated employees of Mellon and Continuing Corporation under the Mellon Retirement Savings Plan ("Mellon Retirement Savings Plan"); or (b) Mellon shall cause the Mellon Retirement Savings Plan to cover Continued Employees as of the Applicable Benefit Changeover Date; or (c) Mellon or Continuing Corporation shall take such action as it, in its sole discretion, determines to be necessary or appropriate to provide contributions to Continued Employees participating in the Dreyfus Profit-Sharing Plan which are comparable to those then provided to similarly situated participants in the Mellon Retirement Savings Plan and all amounts held under the Dreyfus Profit-Sharing Plan as of the Applicable Benefit Changeover Date, other than at a participant's direction or which are distributed or are required to be distributed under the Code upon termination, shall be maintained on and after the Effective Time in a plan that is qualified under Section 401(a) of the Code and which provides for participant investment direction in accordance with Section 404(c) of ERISA (with an employer securities option to the extent of any investment option in employer securities as of the Effective
Time).

     9.05. NONQUALIFIED EXCESS PLAN. Without limiting the generality of the obligation above of Continuing Corporation to continue the Dreyfus excess plan as an active plan through the Applicable Benefit Changeover Date, all amounts credited under the Dreyfus excess plan shall become fully vested as to each participant as of the Effective Time and paid out in accordance with the plan.

     9.06. ADDITIONAL STOCK OPTIONS, STOCK PURCHASE RIGHTS OR RELATED INCENTIVE PAYMENTS. Except as otherwise provided below, absent prior express written approval of Mellon, during the period commencing on the date of this Agreement and ending on the Effective Time, Dreyfus shall grant no new options or rights under, repurchase any outstanding shares of Dreyfus under, or accept any new participants in any stock option, stock purchase rights and related incentive payment plans.

     9.07. STOCK OPTIONS, ETC. Any nonqualified options to purchase Dreyfus Common Stock shall be converted at the Effective Time at the Exchange Ratio into otherwise identical options to purchase Mellon Common Stock (with an appropriate adjustment in the option exercise price per share). Dreyfus will use its best efforts to cause the holders of each outstanding option under the Dreyfus Incentive Stock Option Plan (the "Book Value Plan") to consent, on or before 30 days prior to the Effective Time, to the conversion of such options, at the Effective Time, into Mellon Common Stock having a fair market value equal to the value of such options (as agreed upon by Mellon and Dreyfus). Dreyfus will use its best efforts to cause the holders of each outstanding share of restricted Dreyfus Common Stock issued under the Book Value Plan to consent, on or before 30 days prior to the Effective Time, to the conversion of such share, at the Effective Time, into shares of Mellon Common Stock having a fair market value equal to the value of such share (as agreed upon by Mellon and Dreyfus). On or before the date which is 45 days before the Effective Time, Mellon shall file with the SEC, and cause to become effective under the Securities Act, a registration statement on Form S-8 with respect to any Mellon Common Stock that is subject to options under any plan described in this Section 9.07 or that is to be issued in exchange for any options or shares of Dreyfus Common Stock described in this Section 9.07.

     9.08. SALARIES AS OF THE CLOSING DATE. The salaries of Continued Employees shall be determined (subject to the following) by the management of Dreyfus prior to the Effective Time, and immediately following the Effective Time the salaries so determined shall be subject to review by the Executive Committee of the Dreyfus Board of Directors described in Section 5.16(d) and ratification by the Board of Directors of Mellon.

     9.09. RETENTION PLAN. Mellon and Dreyfus shall establish or cause to be established a Retention Plan (the "Retention Plan"). Only those certain employees of Dreyfus determined to be essential to the operation of Dreyfus and, after the Effective Time, Continuing Corporation, who are expressly designated as a result of the mutual agreement of Mellon and Dreyfus during the period commencing on the date of this Agreement and ending at the Effective Time and who are duly notified, in writing, of such designation (the "Retention Plan Employees") shall be eligible to participate in the Retention Plan. The Retention Plan shall provide for Mellon and Dreyfus to mutually agree on the aggregate dollar amount or "pool" of potentially available retention bonus awards (the "Retention Pool") and authorize the management of Mellon, Dreyfus and their successors, or their delegates, to mutually agree to make individual awards of a share or interest in such Retention Pool to each Retention Plan Employee. Each Retention Plan Employee who becomes a Continued Employee at the Effective Time shall be entitled to a cash payment in an amount equal to one-half ( 1/2) of his interest in the Retention Plan determined and paid effective as of six months following the Effective Time. Unless earlier forfeited as hereinafter provided, an amount equal to their remaining interest ("Remaining Interest") in the Retention Pool will be paid to each Retention Plan Employee effective as of the earlier of (i) or (ii) where (i) is the last day of the eighteen (18) month period commencing at the Effective Time and (ii) is the date, if ever, of the affected Retention Plan Employee's involuntary termination of employment from the Continuing Corporation (the "Retention Period"). Any Retention Plan Employee who voluntarily terminates his or her employment with Continuing Corporation or whose employment is terminated by Continuing Corporation for cause shall forfeit any and all rights to receive his Remaining Interest. The Retention Plan shall provided that a "voluntary" termination shall not include a termination during the Retention Period which occurs after the date: (A) the sum of a Retention Plan Employee's base compensation plus cash bonus, exclusive of pension, welfare and fringe benefits, is reduced below an amount equal to eighty percent (80%) of such amount determined as of the day before Closing; (B) a Retention Plan Employee is relocated to an office or facility beyond thirty (30) miles from his previous workplace; (C) a Retention Plan Employee retires on or after the normal retirement age established in the retirement plans generally available to employees of Continuing Corporation; and (D) of such other events or circumstances which Mellon and Dreyfus may mutually agree may be necessary or appropriate in order to effectuate the intent of the Retention Plan. Amounts payable under the Retention Plan shall be in addition to any amounts payable under any severance benefits program.

     9.10. CERTAIN BONUS, INCENTIVE, PERFORMANCE, ETC. PLANS. For any bonus, incentive, performance, etc. plan for which payments are determined with respect to a period, the period shall be deemed to end at the Effective Time. The level of any conditions required under such a plan for payment of benefits, and the amount of the payments, shall be prorated to reflect the shortened period.

     9.11. SEVERANCE BENEFITS. Notwithstanding anything to the contrary in this
Article IX, Mellon or Continuing Corporation, as the case may be, shall provide each Continued Employee who is terminated from employment with Continuing Corporation after the Effective Time with the severance benefits provided to similarly situated employees of Mellon under the Mellon Displacement Policy, Policy Number CPP-504-20, revised 09/09/91 or, if superior, the benefits provided under the Dreyfus severance program immediately prior to the Effective Time.

     9.12 AMENDMENT OF CONTINGENT BENEFIT PLAN. Effective as of the Effective Time, Dreyfus shall amend the Dreyfus Contingent Benefit Plan ("Contingent Plan") with respect to each Dreyfus employee who is both a beneficiary with an outstanding Contingent Benefit Agreement under the Contingent Plan ("Contingent Plan Beneficiary") and who agrees to such amendments to provide (capitalized terms not otherwise defined shall have the meanings ascribed to them in the Contingent Plan): (i) that the definition of a "Change of Control" shall not include the transactions contemplated by this Agreement (except with respect to the operation of the proviso contained at the end of the first sentence of paragraph 9 of the Contingent Plan, which proviso shall continue in effect);
(ii) that all Contingent Plan Beneficiaries who become Continued Employees of Continuing Corporation at the Effective Time shall be paid an amount equal to one-half (1/2) of the value of their Units determined and paid effective at the Effective Time; (iii) that an amount equal to the remaining one-half (1/2) of the value of their Units determined in (ii) will be paid effective as of the earlier of (A) or (B) where (A) is the last day of the eighteen (18) month period commencing at the Effective Time and (B) is the date, if ever, of the affected Contingent Plan Beneficiary's termination of employment from Continuing Corporation (including, without limitation, the affected Contingent Plan Beneficiary's death or disability); (iv) to provide that the payments described in (ii) and (iii) will be unconditional (including, without limitation, without regard to Paragraph 8 of the Contingent Plan); (v) to provide that other than the payments described in (ii) and (iii), no other payments or benefits will be made or provided under or pursuant to the Contingent Plan as a result of the transactions contemplated by this Agreement (except with respect to the operation of the proviso contained at the end of the first sentence of paragraph 9 of the Contingent Plan, which proviso shall continue in effect); (vi) that no Contingent Plan Beneficiary receiving the payments described in (ii) and (iii) shall be entitled to any other Contingent Benefits as a result of a Change of Control occurring after the Effective Time; and (vii) to provide that the Contingent Plan, as amended herein, shall terminate with the last payment made to a Contingent Plan Beneficiary (except with respect to the operation of the proviso contained at the end of the first sentence of paragraph 9 of the Contingent Plan, which proviso shall continue in effect); provided that no amount shall be payable under this
Section 9.12 that, together with any other "parachute payments" (as defined in Section 280G of the Code), would be in excess of 2.99 times a participant's "base amount" (as defined in Section 280G of the Code), as determined in good faith by Dreyfus prior to the Effective Time. Mellon Bank, as sole stockholder of the Continuing Corporation, shall approve the foregoing amendments to the Contingent Plan.

                                   ARTICLE X

                               GENERAL PROVISIONS

     10.01. SURVIVAL. If the Closing occurs, no representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time, except as otherwise explicitly stated herein (including but not limited to Sections 2.03, 2.04, 2.05, 5.13, 5.16, 8.01 and Article IX). If this Agreement is terminated prior to the Effective Time, the agreements of the parties in Sections 5.02(b), 7.02, 7.03 and 10.05 shall survive.

     10.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by cable, telegram, telex or telecopy or (ii) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a) if to Mellon:    James M. Gockley, Esq.
                                  Mellon Bank Corporation
                                  One Mellon Bank Center
                                  Room 1910 Pittsburgh, PA 15258
                                  (412) 234-5222
                                  Fax: (412) 234-8417
                    Copies to:    Thomas Todd, Esq.
                                  Reed Smith Shaw & McClay
                                  435 Sixth Avenue
                                  Pittsburgh, PA 15219
                                  (412) 288-3264
                                  Fax: (412) 288-3063
                           and
            (b) if to Dreyfus:    Daniel C. Maclean, Esq.
                                  The Dreyfus Corporation
                                  200 Park Avenue
                                  New York, NY 10166
                                  (212) 922-6020
                                  Fax: (212) 922-6038
                    Copies to:    John A. Healy, Esq.
                                  Rogers & Wells
                                  200 Park Avenue
                                  New York, NY 10166
                                  (212) 878-8281
                                  Fax: (212) 878-8375

     10.03. COUNTERPARTS. This Agreement may be executed in counterparts (including executed counterparts delivered and exchanged by facsimile transmission) each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

     10.04. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York.

     10.05. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby except printing, mailing and proxy solicitation expenses, which shall be shared equally between Dreyfus and Mellon.

     10.06. WAIVER; AMENDMENT. Any provision of this Agreement may be (i) amended or modified at any time (including the structure of the transactions contemplated hereby, or any part thereof), by an agreement in writing among the parties hereto and executed in the same manner as this Agreement or (ii) waived by the party benefitted by the provision.

     10.07. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES; ETC. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of the Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, heirs, Successors and permitted assigns. Except for Article IX and except as otherwise explicitly stated herein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10.08. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the written consent of the other parties and any purported assignment in violation hereof shall be null and void.

     10.09. KNOWLEDGE OF DREYFUS. As used herein, the term "knowledge of Dreyfus" or words of similar import mean the knowledge of any executive officer of Dreyfus.

     10.10. KNOWLEDGE OF MELLON. As used herein, the term "knowledge of Mellon" or words of similar import mean the knowledge of any executive officer of Mellon.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

                                                 The Dreyfus Corporation
                                          By      HOWARD STEIN
                                            ----------------------------------
                                          Title: Chairman of the Board

                                                 Mellon Bank Corporation
                                          By      FRANK V. CAHOUET
                                            ----------------------------------
                                          Title: Chairman, President and Chief
                                          Executive Officer

                                                    Mellon Bank, N.A.
                                          By      FRANK V. CAHOUET
                                            ----------------------------------
                                          Title: Chairman, President and Chief
                                          Executive Officer

                                                   XYZ Sub Corporation
                                          By      JAMES M. GOCKLEY
                                           -----------------------------------
                                          Title: President

                                                                    EXHIBIT 5.04
                                                                   TO APPENDIX I

                              AFFILIATE AGREEMENT

     THIS AGREEMENT (this "Agreement"), dated December   , 1993, between Mellon
Bank Corporation, a Delaware corporation ("Mellon"), and the undersigned stockholder (the "Stockholder") of The Dreyfus Corporation, a New York corporation ("Dreyfus"),

                                  WITNESSETH:

     WHEREAS, an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 5, 1993, has been entered into between Dreyfus, Mellon, Mellon Bank, a wholly-owned subsidiary of Mellon, and XYZ Sub Corporation ("Merger Subsidiary"), a wholly-owned subsidiary of Mellon Bank, which provides for the merger (the "Merger") of Merger Subsidiary into Dreyfus;

     WHEREAS, the Stockholder is a stockholder of Dreyfus who may be deemed to be an "affiliate" of Dreyfus within the meaning of Rule 145 ("Rule 145") of the General Rules and Regulations under the Securities Act of 1933, as amended (the " '33 Act");

     WHEREAS, Mellon contemplates that the Merger will be treated as a "pooling of interests" under generally accepted accounting principles; and Stockholder is or may be limited with respect to the sale of the shares of Common Stock, par value $0.50 per share, of Mellon ("Mellon Common Stock") to be issued to the Stockholder in the Merger (the "Mellon Securities") upon the conversion of the shares of Common Stock, par value $0.10 per share, of Dreyfus ("Dreyfus Common Stock") set forth below the Stockholder's signature hereto.

     NOW, THEREFORE, Mellon and the Stockholder, intending to be legally bound hereby, agree as follows:

     1. The Stockholder hereby represents and warrants to Mellon that:

          (a) Set forth below the Stockholder's signature hereto are the exact numbers of shares of Dreyfus Common Stock which such Stockholder owns of record only, beneficially only and of record and beneficially; and

          (b) Such ownership is free and clear of any security interest, lien, encumbrance, charge, equity, claim or restriction whatsoever, except as set forth below the Stockholder's signature hereto and as may be imposed by reason of the '33 Act or the General Rules and Regulations thereunder.

     2. The Stockholder hereby represents and warrants to and covenants with Mellon that the Stockholder will not, directly or indirectly, sell, transfer or otherwise dispose of, or cause any Mellon Securities to be sold, transferred or otherwise disposed of, until such time as unaudited financial statements covering at least 30 days of the combined operations of Dreyfus and Mellon following the Merger have been published by Mellon. The Stockholder hereby also represents and warrants to and covenants with Mellon that subsequent to publication of such financial statements he will not, directly or indirectly, sell, transfer or otherwise dispose of, or cause any Mellon Securities to be sold, transferred or otherwise disposed of, except in accordance with the provisions of the '33 Act and the General Rules and Regulations thereunder.

     3. All certificates representing Mellon Securities and any certificates issued in substitution therefor, shall bear the following legend:

          "The shares of Common Stock of Mellon Bank Corporation represented by this certificate may not be sold or otherwise transferred unless they are at the time registered under the Securities Act of 1933, as amended, or the sale or transfer thereof is not required to be so registered or is made pursuant to an applicable exemption from registration provided by said Act or the General Rules and Regulations thereunder. In addition, the shares may not be sold, transferred or otherwise disposed of except in accordance with the terms of an Affiliate Agreement, dated as of
                    , a copy of which is on file at the principal office of Mellon Bank Corporation."

The Stockholder hereby authorizes Mellon to notify its transfer agent (the "Transfer Agent") of this Agreement and, at Mellon's discretion, to cause stop transfer orders to be placed with respect to all certificates representing the Mellon Securities owned by the Stockholder that bear such legend. Any such orders shall state that no transfer may be made with respect to the Mellon Securities unless Mellon shall have advised its Transfer Agent that the proposed transfer is made in compliance with the terms of this Agreement.

     4. The Stockholder, when intending to sell or to cause the Mellon Securities to be sold pursuant to paragraph (d) of Rule 145, shall deliver to Mellon, within a reasonable time prior to any such sale, (i) a written request for delivery of certificates without any legend, indicating the number of Mellon Securities to be sold, the estimated date of such sale and the name and office of the broker through whom the sale will be made, (ii) a written statement by the Stockholder that the sale will be in compliance with Rule 145, (iii) if requested by Mellon, an opinion of counsel satisfactory to Mellon to the effect that such sale complies with Rule 145 and (iv) certificates bearing the legend representing the Mellon Securities to be sold. Upon receipt of such request, statement, opinion, if any, and certificates, Mellon shall promptly deliver or cause to be delivered, the requested certificates to or on behalf of the Stockholder.

     5. The Stockholder hereby agrees that he will not dispose of, or cause any Mellon Securities to be disposed of, under circumstances involving violation of the '33 Act, the Securities Exchange Act of 1934, as amended, or any similar Federal or state requirement then in force.

     6. Except as otherwise provided in writing, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time delivered personally or mailed, first class postage prepaid,

     (a) If to Mellon ,
or

     (b) if to the Stockholder, at the address set forth after the Stockholder's signature below or to such other address as the Stockholder may from time to time designate to Mellon in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        MELLON BANK CORPORATION
                                        By

                                        ----------------------------------------
                                        Stockholder

                                        Dreyfus Common Stock Ownership:

                                        ----------------------------------------
                                        Of Record Only

                                        ----------------------------------------
                                        Beneficially Owned

                                        ----------------------------------------
                                        Of Record and Beneficially Owned

                                        [FORM OF OPINION OF LAZARD FRERES & CO.]

                                                                     APPENDIX II
                                        July 19, 1994
Board of Directors
The Dreyfus Corporation
200 Park Avenue
New York, New York 10166

Gentlemen and Madame:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock, par value $0.10 per share ("Shares"), of The Dreyfus Corporation ("Dreyfus") of the exchange ratio (the "Exchange Ratio") of 0.88017 shares of common stock, par value $0.50 per share (the "Mellon Common Stock"), of Mellon Bank Corporation ("Mellon") to be exchanged for each Share in the proposed merger (the "Merger") of Dreyfus with a wholly-owned subsidiary ("Merger Subsidiary") of Mellon Bank, N.A. ("Mellon Bank") pursuant to the Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993, by and among Dreyfus, Mellon, Mellon Bank and Merger Subsidiary (the "Agreement").

     As an investment banker, we are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. We are familiar with Dreyfus having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We will receive from Dreyfus a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In the course of our activities, we have provided certain investment banking services to Mellon, for which we have received customary compensation.

     In connection with this opinion, we have reviewed, among other things, the Prospectus/Joint Proxy Statement relating to the Merger; the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K for the five years ended December 31, 1993 of Dreyfus and Mellon; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Dreyfus and Mellon, and certain other communications from Dreyfus and Mellon to their respective stockholders; and certain internal financial analyses for Dreyfus and Mellon prepared by their respective managements. We have held discussions with members of the senior managements of Dreyfus and Mellon, respectively, regarding their past and current business operations and financial condition, regulatory relationships and the future prospects of their respective companies. We have also held discussions with the independent auditors for each of Dreyfus and Mellon regarding the financial and accounting affairs of the respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and shares of Mellon Common Stock, compared certain financial and stock market information for Dreyfus and Mellon with similar information for other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the investment management industry specifically and in other industries generally and have performed such other studies and analyses as we considered appropriate. We did not consider the relative merits of the Merger and alternative business strategies for Dreyfus. Pursuant to the instructions we received from Dreyfus following its November 11, 1993 press announcement that Dreyfus had terminated preliminary discussions regarding a possible merger with another financial institution, we did not solicit other merger proposals and we advised the companies that contacted us (or were referred to us by Dreyfus) to express interest in a merger or acquisition transaction with Dreyfus prior to the date of the Agreement that Dreyfus was not seeking to enter into a business combination at that time. None of the parties that contacted us made a specific proposal, discussed possible ranges of value or requested financial or other information about Dreyfus. Since the execution of the Agreement on December 5, 1993, we have not received any proposals from third parties relating to a merger or acquisition transaction with Dreyfus.

     We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and have assumed, with your consent, that such allowances for Mellon are in the aggregate adequate to cover such losses. In addition, we have not reviewed any individual credit files nor have we made any independent evaluation or appraisal of the assets and liabilities of Dreyfus or Mellon or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms described in the Agreement, without any further amendment thereto, and without waiver by Dreyfus of any of the conditions to its obligation to close thereunder.

     It is understood that this letter is for the information of the Board of Directors of Dreyfus only, and may not be used for any other purpose or disclosed or otherwise referred to without our prior written consent.

     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the common stockholders of Dreyfus.

                                        Very truly yours,

                                           [FORM OF OPINION OF SALOMON BROTHERS]

                                                                    APPENDIX III
July 19, 1994

The Board of Directors
The Dreyfus Corporation
200 Park Avenue
New York, NY 10166

Members of the Board:

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common stockholders of The Dreyfus Corporation ("Dreyfus" or the "Company") of the Exchange Ratio in the proposed merger (the "Merger") of the Company with and into the Mellon Bank Corporation, or a subsidiary ("Mellon"). The terms of the Merger are set forth in the Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated as of December 5, 1993. As more specifically detailed in the Merger Agreement, each issued and outstanding share of Dreyfus common stock, par value $0.10 per share ("Dreyfus Common Stock"), will be converted into 0.88017 (the "Exchange Ratio") shares of Mellon common stock, par value $0.50 per share ("Mellon Common Stock").

     In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition and prospects of Dreyfus and Mellon and material prepared in connection with the Merger, and we have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among other things, the following: (i) the Merger Agreement; (ii) the Registration Statement (including the Prospectus/Joint Proxy Statement); (iii) the Annual Reports on Form 10-K of Dreyfus and Mellon for each calendar year in the six-year period ended December 31, 1993 and the Quarterly Reports on Form 10-Q of Dreyfus and Mellon for the quarters ended March 31, 1993, June 30, 1993, September 30, 1993 and March 31, 1994; (iv) certain other publicly available financial and other information concerning Dreyfus and Mellon; (v) certain publicly available information concerning the trading of, and the trading markets for Dreyfus Common Stock and Mellon Common Stock; (vi) certain other internal information, including certain financial forecasts for Dreyfus and Mellon for the current year prepared by the respective managements of such companies and certain pro forma combined financial forecasts for 1993 and 1994 prepared by management of Dreyfus and Mellon and furnished to us for the purpose of our analysis; (vii) the nature and terms of certain recent transactions which we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry; and (viii) certain publicly available information regarding certain other companies that we believe to be comparable to Dreyfus or Mellon and the trading markets for certain of such other companies' securities. We have also met with certain officers and representatives of Dreyfus and Mellon to discuss the foregoing as well as other matters we believe relevant to our inquiry. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation and our knowledge of the financial services industry generally.

     In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available and have not attempted independently to verify the same. With respect to financial forecasts, we have assumed that such forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the respective managements of Dreyfus and Mellon, and we express no opinion with respect to such forecasts or the assumptions on which they are based. We have not made or obtained any evaluations or appraisals of the properties, assets, liabilities or reserves of Dreyfus or Mellon. We did not participate in the discussions or negotiations with respect to the Merger. We were not requested to and have not approached any other parties with respect to a business combination involving the Company. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to the holders of Dreyfus Common Stock of the Exchange Ratio and does not address Dreyfus' underlying business decision to participate in the Merger, and

                                      III-1
does not constitute a recommendation to any Dreyfus stockholder as to how such stockholder should vote with respect to the Merger. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof.

     In rendering our opinion we have assumed that in the course of obtaining the necessary regulatory approvals for the Merger no restrictions will be imposed that would have a material adverse affect on the contemplated benefits of the Merger to Dreyfus following the Merger. We understand that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code and that, for accounting purposes, the Merger will be accounted for as a pooling of interests.

     In the ordinary course of our securities business we actively trade the debt and equity securities of Dreyfus and Mellon for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

     Based upon and subject to the foregoing, it is our opinion as investment bankers, that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Dreyfus Common Stock.

                                        Very truly yours,

                                      III-2

                                        [FORM OF OPINION OF GOLDMAN SACHS & CO.]

                                                                     APPENDIX IV

July 19, 1994

Board of Directors
Mellon Bank Corporation
Mellon Bank Center
Pittsburgh, Pennsylvania 15258

Gentlemen and Madame:

You have requested our opinion as to the fairness to Mellon Bank Corporation (the "Company") of the exchange ratio of 0.88017 shares of Common Stock, par value $0.50 per share (the "Company Shares"), of the Company to be paid for each share of Common Stock, par value $0.10 per share (the "Dreyfus Shares"), of The Dreyfus Corporation ("Dreyfus") (the "Exchange Ratio") pursuant to the merger (the "Merger") contemplated by the Amended and Restated Agreement and Plan of Merger dated as of December 5, 1993 by and among the Company, Mellon Bank, N.A. (the "Bank"), a wholly-owned subsidiary of the Company, XYZ Sub Corporation, a wholly-owned subsidiary of the Bank, and Dreyfus (the "Agreement").

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having acted as lead managing underwriter for the Company's common equity offerings in May 1991 and January 1993, having acted as co-manager in various other recent public offerings of preferred stock and debt for the Company, and having acted as financial advisor to the Company for the past several years, including having acted as financial advisor in connection with, and having participated in certain negotiations leading to, the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Prospectus/Joint Proxy Statement relating to the Special Meetings of Stockholders of the Company and Dreyfus to be held in connection with the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and Dreyfus for the five years ended December 31, 1993; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Dreyfus; certain other communications from the Company and Dreyfus to their respective stockholders; and certain internal financial analyses and forecasts for the Company and Dreyfus prepared by their respective managements. We also have held discussions with members of the senior managements of the Company and Dreyfus regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. We also have reviewed with members of the senior management of the Company the results of the Company's due diligence examination of Dreyfus and the strategic benefits expected to be derived from the Merger for the business and capital position of the Company. In addition, we have reviewed the reported price and trading activity for the Company Shares and the Dreyfus Shares, compared certain financial and stock market information for the Company and Dreyfus with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the investment management industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts, including, without limitation, projected cost savings and operating synergies resulting from the Merger, have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. In addition, you have advised us that you expect the strategic benefits to be derived from the Merger for the business and capital position of the Company to outweigh the impact of the reduction in earnings per share that is expected to result for a period of time. We have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Dreyfus or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed, with your consent, that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair to the Company.

Very truly yours,

                                                                      APPENDIX V

SEC. 623. PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall aslo (sic) be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117), ('86, eff. 9-1-86.)

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     See "Comparison of Shareholders' Rights--Limitation on Directors' Liability" and "--Indemnification" in the Prospectus/Joint Proxy Statement for a description of the general effect of certain provisions of the Pennsylvania Business Corporation Law and Mellon's Restated Articles of Incorporation which provide for the indemnification of directors and officers of Mellon against certain liabilities incurred in their capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     See the Exhibit Index located at page II-4.

     (b) Financial Statement Schedules

     All financial statement schedules have been omitted because they are not applicable or the required information is shown in the financial statements or related notes thereto incorporated by reference in the Prospectus/Joint Proxy Statement.

     (c) Information provided pursuant to Item 4(b) of Form S-4 (Opinions of Financial Advisers) is furnished as Appendices II, III and IV to the Prospectus/Joint Proxy Statement.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to existing provisions or arrangements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of or included in the Registration Statement when it became effective.

                                   SIGNATURES

                            MELLON BANK CORPORATION

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MELLON BANK CORPORATION HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON THE 18TH DAY OF JULY , 1994.

                                            MELLON BANK CORPORATION

                                            BY: FRANK V. CAHOUET
                                                ----------------
                                                Frank V. Cahouet
                                                Chairman, President and
                                                Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 18TH DAY OF JULY , 1994.

                                                STEVEN G. ELLIOTT
                                                -----------------
                                                Steven G. Elliott
                                                Principal Financial Officer
                                                and Principal Accounting
                                                Officer

BURTON C. BORGELT, Director; CAROL R. BROWN, Director; FRANK V. CAHOUET, Director and Principal Executive Officer; J. W. CONNOLLY, Director; CHARLES A. CORRY, Director; C. FREDERICK FETTEROLF, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; ROTAN E. LEE, Director; ANDREW W. MATHIESON, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; DAVID S. SHAPIRA, Director; H. ROBERT SHARBAUGH, Director; W. KEITH SMITH, Director; JOAB
L. THOMAS, Director; WESLEY W. von SCHACK, Director; WILLIAM J. YOUNG, Director.

                                            BY: JAMES M. GOCKLEY
                                                ----------------
                                                James M. Gockley
                                                Attorney-in-fact

                            MELLON BANK CORPORATION
                                    FORM S-4
                             REGISTRATION STATEMENT
                               INDEX TO EXHIBITS

FORM S-4
EXHIBIT NO.
                   DESCRIPTION                               METHOD OF FILING
- --------- --------------------------------    ----------------------------------
   2.1    Amended and Restated Agreement and Plan
          of Merger, dated as of December 5, 1993,
          by and among Mellon Bank Corporation,
          Mellon Bank, N.A., XYZ Sub Corporation
          and The Dreyfus Corporation, (included
          as Appendix I to the Prospectus/Joint
          Proxy Statement)

   2.2    Agreement dated as of July 5, 1994, by                   Filed herewith
          and among Mellon Bank Corporation, The
          Dreyfus Corporation, Mellon Bank, N.A.,
          and XYZ Sub Corporation, relating to
          certain retention and severance benefits

   3.1    Restated Articles of Incorporation of          Previously filed as Exhibit 3.1 to
          Mellon Bank Corporation, as amended and      Quarterly Report on Form 10-Q for the
          restated as of September 2, 1993             quarter ended September 30, 1993, and
                                                          incorporated herein by reference

   3.2    By-Laws of Mellon Bank Corporation, as         Previously filed as Exhibit 3.2 to
          amended, effective July 17, 1990            Annual Report on Form 10-K for the year
                                                            ended December 31, 1990, and
                                                          incorporated herein by reference

   4.1    Statement affecting Series B Preferred      Previously filed as Exhibit 3.2 on Form
          Stock, $1.00 Par Value                     10-K for the year ended December 31, 1993,
                                                        and incorporated herein by reference

   4.2    Mellon Bank Corporation's Shareholder        Previously filed as Exhibit 1 to Form
          Protection Rights Agreement and Form of     8-A Registration Statement dated August
          Rights Certificate                            15, 1989, and incorporated herein by
                                                                     reference
          Mellon Bank Corporation agrees to
          provide to the Commission, upon request,
          copies of any agreement defining rights
          of long-term debt holders.

   4.3    Form of Common Stock Certificate               Previously filed as Exhibit 4.3 to
                                                      Registration Statement on Form S-3 (No.
                                                       33-56228) dated December 22, 1992, and
                                                          incorporated herein by reference

   5.1    Opinion of James M. Gockley, Esq. as to                  Filed herewith
          the legality of the Common Stock being
          registered

   8.1    Opinion of Reed Smith Shaw & McClay as                   Filed herewith
          to certain tax matters

   8.2    Opinion of Rogers & Wells as to certain                  Filed herewith
          tax matters

FORM S-4
EXHIBIT
                  DESCRIPTION                               METHOD OF FILING
- --------- ----------------------------------------    ----------------------------------------
  23.1    Consent of James M. Gockley, Esq.
          (included in Exhibit 5.1)

  23.2    Consent of Reed Smith Shaw & McClay
          (included in Exhibit 8.1)

  23.3    Consent of Rogers & Wells (included in
          Exhibit 8.2)

  23.4    Consent of KPMG Peat Marwick                             Filed herewith

  23.5    Consent of Ernst & Young                                 Filed herewith

  23.6    Consent of Ernst & Young as to Report on                 Filed herewith
          Financial Statements of The Boston
          Company

  23.7    Consent of Lazard Freres & Co.                           Filed herewith

  23.8    Consent of Salomon Brothers Inc                          Filed herewith

  23.9    Consent of Goldman, Sachs & Co.                          Filed herewith

  24.1    Power of Attorney                                        Filed herewith

  99.1    Opinion of Lazard Freres & Co.
          (included as Appendix II to the
          Prospectus/Joint Proxy Statement)

  99.2    Opinion of Salomon Brothers Inc
          (included as Appendix III to the
          Prospectus/Joint Proxy Statement)

  99.3 Opinion of Goldman, Sachs & Co. (included as Appendix IV to the Prospectus/Joint
          Proxy Statement)

  99.4    Consent of Howard Stein                                  Filed herewith

  99.5    Consent of Joseph S. DiMartino                           Filed herewith

  99.6    Consent of Edward J. McAniff                             Filed herewith

  99.7    Forms of Proxy                                           Filed herewith
          Mellon--Common Stock
                --Series D Preferred Stock
                Dreyfus--Common Stock